Exhibit 10.1

CUSTOMER CUSIP NUMBER 04238BAA9

REVOLVING COMMITMENT CUSIP NUMBER 04238BAB7

$50,000,000 SECURED REVOLVING CREDIT FACILITY

CREDIT AGREEMENT

by and among

ARMSTRONG ENERGY, INC., as Borrower

and

THE LENDERS PARTY HERETO

and

PNC CAPITAL MARKETS LLC, as Joint Lead Arranger and Joint Bookrunner,

and

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

and

STIFEL NICOLAUS WEISEL, as Joint Lead Arranger and Joint Bookrunner,

and

STIFEL BANK & TRUST, as Syndication Agent

Dated as of December 21, 2012

TABLE OF CONTENTS

				Page

1.	CERTAIN DEFINITIONS			1
	1.1	Certain Definitions.		1
	1.2	Construction.		32
	1.3	Accounting Principles; Changes in GAAP.		33

2.	REVOLVING CREDIT AND SWING LOAN FACILITIES			33
	2.1	Revolving Credit Commitments.		33
		2.1.1	Revolving Credit Loans.	33
		2.1.2	Swing Loan Commitment.	34
	2.2	Nature of Lenders’ Obligations with Respect to Revolving Credit Loans.		34
	2.3	Commitment Fees.		34
	2.4	[Intentionally Omitted].		35
	2.5	Revolving Credit Loan Requests; Swing Loan Requests.		35
		2.5.1	Revolving Credit Loan Requests.	35
		2.5.2	Swing Loan Requests.	35
	2.6	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.		35
		2.6.1	Making Revolving Credit Loans.	35
		2.6.2	Presumptions by the Administrative Agent.	36
		2.6.3	Making Swing Loans.	36
		2.6.4	Repayment of Revolving Credit Loans.	36
		2.6.5	Borrowings to Repay Swing Loans.	36
		2.6.6	Swing Loans Under Cash Management Agreements.	37
	2.7	Notes.		37
	2.8	Use of Proceeds.		37
	2.9	Letter of Credit Subfacility.		38
		2.9.1	Issuance of Letters of Credit.	38
		2.9.2	Letter of Credit Fees.	38
		2.9.3	Disbursements, Reimbursement.	39
		2.9.4	Repayment of Participation Advances.	40
		2.9.5	Documentation.	40
		2.9.6	Determinations to Honor Drawing Requests.	40
		2.9.7	Nature of Participation and Reimbursement Obligations.	41
		2.9.8	Indemnity.	42
		2.9.9	Liability for Acts and Omissions.	43
		2.9.10	Issuing Lender Reporting Requirements.	44
	2.10	Defaulting Lenders.		44

i

3.	[INTENTIONALLY DELETED]			46

4.	INTEREST RATES			46
	4.1	Interest Rate Options.		46
		4.1.1	Revolving Credit Interest Rate Options; Swing Line Interest Rate.	46
		4.1.2	Rate Quotations.	47
	4.2	Interest Periods.		47
		4.2.1	Amount of Borrowing Tranche.	47
		4.2.2	Renewals.	47
	4.3	Interest After Default.		47
		4.3.1	Letter of Credit Fees, Interest Rate.	47
		4.3.2	Other Obligations.	47
		4.3.3	Acknowledgment.	47
	4.4	LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.		48
		4.4.1	Unascertainable.	48
		4.4.2	Illegality; Increased Costs; Deposits Not Available.	48
		4.4.3	Administrative Agent’s and Lender’s Rights.	48
	4.5	Selection of Interest Rate Options.		49

5.	PAYMENTS			49
	5.1	Payments.		49
	5.2	Pro Rata Treatment of Lenders.		49
	5.3	Sharing of Payments by Lenders.		50
	5.4	Presumptions by Administrative Agent.		50
	5.5	Interest Payment Dates.		51
	5.6	Voluntary Prepayments.		51
		5.6.1	Right to Prepay.	51
		5.6.2	Replacement of a Lender.	51
		5.6.3	Reduction of Revolving Credit Commitments.	52
		5.6.4	Designation of a Different Lending Office.	53
	5.7	Mandatory Prepayments.		53
		5.7.1	Sale of Assets.	53
		5.7.2	Borrowing Base Exceeded.	53
		5.7.3	Insurance Proceeds.	53
		5.7.4	Application Among Interest Rate Options.	54
	5.8	Increased Costs.		54
		5.8.1	Increased Costs Generally.	54
		5.8.2	Capital Requirements.	55
		5.8.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.	55
		5.8.4	Delay in Requests.	55
	5.9	Taxes.		56
		5.9.1	Issuing Lender.	56
		5.9.2	Payments Free of Taxes.	56

		5.9.3	Payment of Other Taxes by the Loan Parties.	56
		5.9.4	Indemnification by the Loan Parties.	56
		5.9.5	Indemnification by the Lenders.	56
		5.9.6	Evidence of Payments.	57
		5.9.7	Status of Lenders.	57
		5.9.8	Treatment of Certain Refunds.	59
		5.9.9	Survival.	59
	5.10	Indemnity.		60
	5.11	Settlement Date Procedures.		60
	5.12	Receipt and Application of Payment After Liquidity Event; Collections; Blocked Account; Administrative Agent’s Right to Notify Account Debtors.		60
		5.12.1	Receipt and Application of Payment.	61
		5.12.2	Collections; Administrative Agent’s Right to Notify Account Debtors.	62
	5.13	Blocked Account.		62

6.	REPRESENTATIONS AND WARRANTIES			62
	6.1	Representations and Warranties.		62
		6.1.1	Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default.	62
		6.1.2	Subsidiaries and Owners; Investment Companies.	63
		6.1.3	Validity and Binding Effect.	63
		6.1.4	No Conflict; Material Agreements; Consents.	63
		6.1.5	Litigation.	64
		6.1.6	Financial Statements.	64
		6.1.7	Margin Stock.	64
		6.1.8	Full Disclosure.	65
		6.1.9	Taxes.	65
		6.1.10	Patents, Trademarks, Copyrights, Licenses, Etc.	65
		6.1.11	Liens in the Collateral.	65
		6.1.12	Accounts.	65
		6.1.13	Inventory.	66
		6.1.14	Insurance.	66
		6.1.15	ERISA Compliance.	66
		6.1.16	Environmental Matters.	67
		6.1.17	Solvency.	67
		6.1.18	Coal Act; Black Lung Act.	67
		6.1.19	Bonding Capacity.	67
		6.1.20	Permit Blockage.	67
		6.1.21	Armstrong Energy, Inc.	68
		6.1.22	Excluded Subsidiaries.	68
		6.1.23	Vendor Liens. No default exists with respect to any of the Vendor Liens.	68
		6.1.24	Anti-Money Laundering/International Trade Law Compliance.	68
	6.2	Updates to Schedules.		68

7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT			69
	7.1	First Loans and Letters of Credit.		69
		7.1.1	Deliveries.	69
		7.1.2	Payment of Fees.	71
	7.2	Each Loan or Letter of Credit.		71

8.	COVENANTS			71
	8.1	Affirmative Covenants.		71
		8.1.1	Preservation of Existence, Etc.	71
		8.1.2	Payment of Liabilities, Including Taxes, Etc.	71
		8.1.3	Maintenance of Insurance.	72
		8.1.4	Maintenance of Properties and Leases.	72
		8.1.5	Visitation Rights; Field Examinations.	72
		8.1.6	Keeping of Records and Books of Account.	73
		8.1.7	Compliance with Laws; Use of Proceeds.	73
		8.1.8	Further Assurances.	73
		8.1.9	Anti-Terrorism Laws.	73
		8.1.10	Maintenance of Patents, Trademarks, Etc.	73
		8.1.11	Collateral and Additional Collateral (Including As-Extracted Collateral); Execution and Delivery of Additional and Ancillary Security Documents.	74
		8.1.12	Maintenance of Material Contracts.	75
		8.1.13	Maintenance of Licenses, Etc.	75
		8.1.14	Maintenance of Permits.	75
		8.1.15	Cash Management Agreements.	75
		8.1.16	Initial Appraisal / Field Examination.	75
		8.1.17	Federal Assignment of Claims Act.	75
		8.1.18	Designation of Unrestricted Subsidiaries/Restricted Subsidiaries.	75
	8.2	Negative Covenants.		77
		8.2.1	Indebtedness.	77
		8.2.2	Liens; Lien Covenants.	78
		8.2.3	Guaranties.	78
		8.2.4	Loans and Investments.	78
		8.2.5	Dividends and Related Distributions.	79
		8.2.6	Liquidations, Mergers, Consolidations, Acquisitions.	79
		8.2.7	Dispositions of Assets or Subsidiaries.	81
		8.2.8	Affiliate Transactions.	82
		8.2.9	Subsidiaries, Partnerships and Joint Ventures.	82
		8.2.10	Continuation of or Change in Business.	82
		8.2.11	Fiscal Year.	83
		8.2.12	Issuance of Stock.	83
		8.2.13	Changes in Organizational Documents, Senior Secured Notes.	83
		8.2.14	Minimum Fixed Charge Coverage Ratio.	83
		8.2.15	Intentionally Deleted.	84
		8.2.16	Limitation on Negative Pledges.	84
	8.3	Reporting Requirements.		84
		8.3.1	Monthly/Quarterly Financial Statements.	84

		8.3.2	Annual Financial Statements.	84
		8.3.3	Certificate of the Borrower.	85
		8.3.4	Borrowing Base Certificates, Schedules of Accounts, Inventory and Payables.	85
		8.3.5	Notices.	86
	8.4	Accounts.		87
		8.4.1	Location of Records of Accounts.	87
		8.4.2	Collection of Accounts.	87
		8.4.3	Power to Act on Behalf of Loan Parties.	87
		8.4.4	No Liability.	88
		8.4.5	Adjustments.	88

9.	DEFAULT			88
	9.1	Events of Default.		88
		9.1.1	Payments Under Loan Documents.	88
		9.1.2	Breach of Warranty.	89
		9.1.3	Breach of Negative Covenants or Visitation Rights; Failure to Deliver Borrowing Base Certificate.	89
		9.1.4	Breach of Other Covenants.	89
		9.1.5	Defaults in Other Agreements or Indebtedness.	89
		9.1.6	Final Judgments or Orders.	89
		9.1.7	Loan Document Unenforceable.	89
		9.1.8	Uninsured Losses; Proceedings Against Assets.	90
		9.1.9	Events Relating to Plans and Benefit Arrangements.	90
		9.1.10	Change of Control.	90
		9.1.11	Relief Proceedings.	91
	9.2	Consequences of Event of Default.		91
		9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.	91
		9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings.	91
		9.2.3	Set-off.	91
		9.2.4	Application of Proceeds.	92

10.	THE ADMINISTRATIVE AGENT			92
	10.1	Appointment and Authority.		92
	10.2	Rights as a Lender.		93
	10.3	Exculpatory Provisions.		93
	10.4	Reliance by Administrative Agent.		94
	10.5	Delegation of Duties.		94
	10.6	Resignation of Administrative Agent.		94
	10.7	Non-Reliance on Administrative Agent and Other Lenders.		95
	10.8	No Other Duties, etc.		95
	10.9	Administrative Agent’s Fee.		96
	10.10	Authorization to Release Collateral and Guarantors.		96
	10.11	No Reliance on Administrative Agent’s Customer Identification Program.		96

v

11.	MISCELLANEOUS			96
	11.1	Modifications, Amendments or Waivers.		96
		11.1.1	Increase of Commitment.	96
		11.1.2	Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.	97
		11.1.3	Release of Collateral or Guarantor.	97
		11.1.4	Miscellaneous.	97
	11.2	No Implied Waivers; Cumulative Remedies.		97
	11.3	Expenses; Indemnity; Damage Waiver.		98
		11.3.1	Costs and Expenses.	98
		11.3.2	Indemnification by the Borrower.	98
		11.3.3	Reimbursement by Lenders.	99
		11.3.4	Waiver of Consequential Damages, Etc.	99
		11.3.5	Payments.	99
	11.4	Holidays.		99
	11.5	Notices; Effectiveness; Electronic Communication.		100
		11.5.1	Notices Generally.	100
		11.5.2	Electronic Communications.	100
		11.5.3	Change of Address, Etc.	100
	11.6	Severability.		100
	11.7	Duration; Survival.		101
	11.8	Successors and Assigns.		101
		11.8.1	Successors and Assigns Generally.	101
		11.8.2	Assignments by Lenders.	101
		11.8.3	Register.	103
		11.8.4	Participations.	103
		11.8.5	Certain Pledges; Successors and Assigns Generally.	104
	11.9	Obligations Absolute.		104
	11.10	Joinder.		106
	11.11	Waivers, etc.		106
	11.12	Guaranty and Surety Matters.		107
	11.13	Confidentiality.		107
		11.13.1	General.	107
		11.13.2	Sharing Information With Affiliates of the Lenders.	108
	11.14	Counterparts; Integration; Effectiveness.		108
		11.14.1	Counterparts; Integration; Effectiveness.	108
	11.15	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.		108
		11.15.1	Governing Law.	108
		11.15.2	SUBMISSION TO JURISDICTION.	109
		11.15.3	WAIVER OF VENUE.	109
		11.15.4	SERVICE OF PROCESS.	109
		11.15.5	WAIVER OF JURY TRIAL.	110
	11.16	Agent for the Loan Parties.		110
	11.17	USA Patriot Act Notice.		110

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-	PRICING GRID
SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)	-	PERMITTED LIENS
SCHEDULE 1.1(Q)(1)	-	QUALIFIED ACCOUNTS
SCHEDULE 1.1(Q)(2)	-	QUALIFIED INVENTORY
SCHEDULE 1.1(R)	-	REAL PROPERTY
SCHEDULE 1.1(V)	-	VENDOR LIENS
SCHEDULE 6.1.1	-	QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2	-	SUBSIDIARIES
SCHEDULE 6.1.14	-	INSURANCE
SCHEDULE 6.1.15	-	ERISA DISCLOSURES
SCHEDULE 6.1.16	-	ENVIRONMENTAL DISCLOSURES
SCHEDULE 7.1	-	EXISTING INDEBTEDNESS
SCHEDULE 7.1.1	-	OPINION OF COUNSEL
SCHEDULE 8.1.3	-	INSURANCE REQUIREMENTS RELATING TO COLLATERAL
SCHEDULE 8.2.1	-	PERMITTED INDEBTEDNESS
SCHEDULE 8.2.4	-	PERMITTED LOANS AND INVESTMENTS

EXHIBITS

EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(B)	-	BORROWING BASE CERTIFICATE
EXHIBIT 1.1(D)	-	DEPOSIT ACCOUNT CONTROL AGREEMENT
EXHIBIT 1.1(G)(1)	-	GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	-	GUARANTY AGREEMENT
EXHIBIT 1.1(I)(1)	-	INDEMNITY
EXHIBIT 1.1(I)(2)	-	INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(I)(3)	-	INTERCREDITOR AGREEMENT
EXHIBIT 1.1(M)	-	MORTGAGE
EXHIBIT 1.1(N)(1)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	-	SWING LOAN NOTE
EXHIBIT 1.1(P)(1)	-	PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT
EXHIBIT 1.1(P)(2)	-	PLEDGE AGREEMENT
EXHIBIT 1.1(S)	-	SECURITY AGREEMENT
EXHIBIT 2.5.1	-	LOAN REQUEST
EXHIBIT 2.5.2	-	SWING LOAN REQUEST

EXHIBIT 5.9.7(A)	-	U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT 5.9.7(B)	-	U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT 5.9.7(C)	-	U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT 5.9.7(D)	-	U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT 8.3.3	-	QUARTERLY COMPLIANCE CERTIFICATE

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (as hereafter amended, the “Agreement”) is dated as of December 21, 2012 and is made by and among ARMSTRONG ENERGY, INC., a Delaware corporation (the “Borrower”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), STIFEL BANK & TRUST, in its capacity as syndication agent for the Lenders under this Agreement, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).

The Borrower has requested the Lenders to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $50,000,000. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. CERTAIN DEFINITIONS

1.1 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

ABL Priority Collateral shall mean the following property (other than Excluded Property) that is now or hereafter owned or leased by any Loan Party in which Liens are granted in favor of the Administrative Agent for the benefit of the Lenders pursuant to (i) Security Agreement, (ii) Patent, Trademark and Copyright Security Agreement, (iii) the PNC Blocked Account Control Agreement, (iv) the PNC Sweep Account Control Agreement, (v) any other Deposit Account Control Agreement, or (vi) this Agreement:

(i) all Accounts, other than Accounts which constitute identifiable proceeds which arise from the sale, license, assignment or other disposition of Senior Secured Notes Priority Collateral;

(ii) all chattel paper, other than chattel paper which constitutes identifiable proceeds of Senior Secured Notes Priority Collateral;

(iii) all (x) deposit accounts and money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein, and (y) securities accounts and security entitlements and securities credited thereto, and, in each case, all cash, checks and other property held therein or credited thereto;

(iv) all Inventory;

(v) As-Extracted Collateral (including As-Extracted Collateral from present and future operations regardless of whether such interests are presently owned or hereafter acquired);

(vi) all trademarks and copyrights;

(vii) to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (i) through (vi) constituting ABL Priority Collateral, all documents, general intangibles (including coal sales agreements), instruments (including promissory notes) and commercial tort claims;

(viii) to the extent relating to any of the items referred to in the preceding clauses (i) through (vii) constituting ABL Priority Collateral, all supporting obligations and letter of credit rights;

(ix) all books and records relating to the items referred to in the preceding clauses (i) through (vii) constituting ABL Priority Collateral (including all books, databases, customer lists, and records, whether tangible or electronic), which contain any information relating to any of the items referred to in the preceding clauses (i) through (viii); and

(x) all proceeds of any of the foregoing, including collateral security and guarantees with respect to any of the foregoing and all cash, money, insurance proceeds, instruments, securities, financial assets and deposit accounts.

Account shall mean any account, contract right, general intangible, chattel paper, instrument or document representing any right to payment for goods sold or services rendered, whether or not earned by performance and whether or not evidenced by a contract, instrument or document, which is now owned or hereafter acquired by any Loan Party. All Accounts, whether Qualified Accounts or not, shall be subject to the Lien granted in the Security Agreement.

Account Debtor shall mean any Person who is or who may become obligated to a Loan Party under, with respect to, or on account of, an Account.

Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns, in its capacity as administrative agent hereunder.

Administrative Agent’s Fee shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Administrative Agent’s Letter shall have the meaning specified in Section10.9 [Administrative Agent’s Fee].

AE Equity Offering shall mean the issuance of equity out of Armstrong Energy, Inc. pursuant to a private placement(s) and/or public offering(s), as permitted by this Agreement.

Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Ancillary Security Documents shall mean all documents, instruments, environmental reports, agreements, endorsements, policies and certificates requested by the Administrative Agent and customarily delivered by any property owner in connection with a mortgage financing. Without limiting the generality of the foregoing, examples of Ancillary Security Documents would include insurance policies (other than title insurance) or certificates regarding any collateral, lien searches, estoppel letters, flood insurance certifications, environmental audits which shall meet the Administrative Agent’s minimum requirements for phase I environmental assessments or phase II environmental assessments, as applicable, opinions of counsel and the like.

Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the then existing Undrawn Availability according to the pricing grid on Schedule 1.1(A) below the heading “Commitment Fee.”

Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the then existing Undrawn Availability according to the pricing grid on Schedule 1.1(A) below the heading “Letter of Credit Fee.”

Applicable Margin shall mean, as applicable:

(i) the percentage spread to be added to the Base Rate applicable to Loans under the Base Rate Option based on the then existing Undrawn Availability according to the pricing grid on Schedule 1.1(A) below the heading “Base Rate Spread”, or

(ii) the percentage spread to be added to the LIBOR Rate applicable to Loans under the Base Rate Option based on the then existing Undrawn Availability according to the pricing grid on Schedule 1.1(A) below the heading “LIBOR Rate Spread”.

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

Armstrong Resource Partners shall mean Armstrong Resource Partners, LP, a Delaware limited partnership.

Armstrong Tech shall mean Armstrong Technology Services, LLC, a Delaware limited liability company.

As-Extracted Collateral shall have the meaning ascribed to such term in the UCC.

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

Auditor’s Report shall have the meaning specified in Section 8.3.2 [Annual Financial Statements].

Authorized Officer shall mean the Chief Executive Officer, President, Chief Financial Officer, Manager or Controller of a Loan Party, or such other individuals, designated by written notice to the Administrative Agent from any Loan Party, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. Any Loan Party may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Available Cash shall equal cash on hand as of the first day of the rolling twelve (12) month period ended at the end of the preceding calendar month (which amount shall not include cash held in the Blocked Account or cash that is otherwise restricted) less the Revolving Facility Usage.

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Federal Funds Open Rate, plus 0.5%, and (b) the Prime Rate, and (c) the Daily LIBOR Rate, plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

Base Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Revolving Credit Base Rate Option].

Black Lung Act shall mean, collectively, the Black Lung Benefits Revenue Act of 1977, as amended and the Black Lung Benefits Reform Act of 1977, as amended.

Blocked Account shall mean the segregated, non-interest bearing deposit account maintained by each of the Loan Parties with PNC from which monies may be withdrawn only by the Administrative Agent as set forth in Section 5.13 [Blocked Account] below.

Borrower shall have the meaning specified in the introductory paragraph.

Borrowing Base shall mean at any time the sum of:

(i) one hundred percent (100%) of cash held in the Blocked Account (“Cash Portion”), plus

(ii) eighty five percent (85%) of Qualified Accounts, plus

(iii) fifty percent (50%) of Qualified Unbilled Accounts, plus

(iv) the lesser of the amount in (A) or the amount in (B) below:

(A) fifty percent (50%) of Qualified Inventory (including Parts and Supplies Inventory) valued at the lower of cost or fair market value, or

(B) $8,500,000; minus

(v) the Royalty Reserve; minus

(vi) Reserve amounts as the Administrative Agent may deem necessary or appropriate in its Reasonable Credit Judgment. Any such reserve amount shall become effective one (1) Business Day after written notice from the Administrative Agent to the Borrower for the purpose of calculating the Borrowing Base hereunder.

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Administrative Agent with such adjustments as the Administrative Agent deems appropriate in its Reasonable Credit Judgment to assure that the Borrowing Base is calculated in accordance with the terms of this Agreement. The foregoing notwithstanding, the Administrative Agent may, in its sole discretion, after providing written notice to the Borrower, elect to calculate the Borrowing Base based upon the results of a completed field examination or audit delivered more recently than the most recent Borrowing Base Certificate provided by the Borrower.

Notwithstanding the foregoing, prior to the delivery to the Administrative Agent of a field examination and inventory appraisal, in form and substance satisfactory to the Administrative Agent, the initial Borrowing Base shall equal the sum of $20,000,000 plus the Cash Portion.

Borrowing Base Certificate shall mean a report from an Authorized Officer of the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit 1.1(B), delivered to the Administrative Agent setting forth the Borrower’s calculation of the Borrowing Base.

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

Capital Expenditures shall mean for any period, with respect to any Loan Party, the aggregate of all expenditures by such Loan Party for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a consolidated balance sheet of such Loan Party.

Capital Stock shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

Cash Management Agreement shall have the meaning specified in Section 2.6.6 [Swing Loans Under Cash Management Agreements].

Casualty Event shall mean an event that gives rise to the receipt by the Borrower or any of the Loan Parties of any insurance proceeds or condemnation awards in respect of any personal or real property.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

CIP Regulations shall have the meaning specified in Section 10.11 [No Reliance on Administrative Agent’s Customer Identification Program].

Closing Date shall mean the Business Day on which each of the conditions set forth in Section 7.1 [First Loans and Letters of Credit] have been satisfied or waived by the Administrative Agent in its sole discretion, which shall be December 21, 2012.

Coal shall mean all types of solid naturally occurring hydrocarbons (other than oil shale or Gilsonite), including without limitation, bituminous and sub-bituminous coal, and lignite.

Coal Act shall mean the Coal Industry Retiree Health Benefits Act of 1992, as amended.

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Collateral shall mean collectively the ABL Priority Collateral and the Senior Secured Notes Priority Collateral.

Commitment shall mean as to any Lender its Revolving Credit Commitment and, in the case of PNC, the aggregate of PNC’s Revolving Credit Commitment and PNC’s Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.

Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].

Commodity Hedge shall mean a price protection agreement related to crude oil, diesel fuel, heating oil, coal, SO2 allowances, natural gas, explosives or other commodities used in the ordinary course of business of the Loan Parties.

Compliance Authority shall mean each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) IRS, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission.

Compliance Certificate shall mean a compliance certificate to be signed by an Authorized Officer of Borrower, which shall state that, based on an examination sufficient to permit such officer to make an informed statement, no Default or Event of Default exists, or if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrowers’ compliance with the requirements or restrictions of this Agreement, in the form attached as Exhibit 8.3.3 hereto.

Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated EBITDA for any period of determination shall mean (i) the sum of net income, depreciation, depletion, amortization, minority interest, other non-recurring, non-cash charges to net income (including, without limitation, FASB ASC 360-10 write-downs, but excluding any non-cash charge which requires an accrual of, or a cash reserve for, anticipated cash charges for any future period), interest expense, non-cash loss on derivative items (SFAS No. 133 and its successors) and income tax expense, minus (ii) non-cash gains on derivative items (SFAS No. 133 and its successors) and non-recurring, non-cash credits to net income (including, without limitation, the accretion of sales or purchase contracts), in each case of the Loan Parties and their Subsidiaries for such period determined and consolidated in accordance with GAAP, plus (iii) transaction fees and expenses actually paid on or before March 31, 2013 in connection with the closing of this Loan and the Senior Secured Notes, in an aggregate amount not to exceed $9,000,000, plus (iv) non-cash compensation expenses related to the common stock and other equity securities issued to employees, directors or consultants, minus

(v) all cash payments actually made by such Loan Party during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period, plus (vi) non-cash payments made under any Royalty Agreement to an Affiliate of a Loan Party, solely to the extent such non-cash payments were a reduction in net income and not otherwise included in determining Consolidated EBITDA in (i) through (v) above; provided, however, that for the purposes of this definition, with respect to a business acquired by the Loan Parties pursuant to a Permitted Acquisition, Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period, and provided, further, that for the purposes of this definition, with respect to a business or assets conveyed or disposed of by the Loan Parties pursuant to Section 8.2.7 [Dispositions of Assets or Subsidiaries] or pursuant to a Permitted Joint Venture, Consolidated EBITDA shall be calculated as if such disposition or conveyance had been consummated at the beginning of such period. For purposes of determining Consolidated EBITDA, items related to Permitted Joint Ventures shall be excluded, except that cash dividends paid by any Permitted Joint Venture to the Borrower or a wholly-owned Subsidiary of the Borrower shall be included in Consolidated EBITDA.

Consolidated Funded Debt shall mean, as of any date of determination and without duplication, the sum of all Indebtedness representing borrowed money, including both the current and long-term portion thereof, capitalized lease obligations, and contingent and guaranty obligations with respect to the foregoing, in each case of the Loan Parties and their Subsidiaries for such period determined and consolidated in accordance with GAAP. Notwithstanding the foregoing, Consolidated Funded Debt shall not include any liabilities to reimburse the issuer of letters of credit or other surety instruments, which letters of credit or other sureties are not drawn.

Consolidated Interest Expense shall mean, with reference to any period, the cash interest expense of the Loan Parties calculated on a consolidated basis for such period.

Covered Entity shall mean the Borrower, its Affiliates and Subsidiaries, all Guarantors, pledgors of Collateral, all owners of the foregoing, and all brokers or other agents of the Borrower acting in any capacity in connection with the Loans.

Credit and Collateral Support Fee, Indemnification and Right of First Refusal Agreement shall mean that certain agreement, dated as of February 9, 2011, between the Borrower and certain of its Affiliates, as in effect on the Closing Date.

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day.

Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, PNC (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such

Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrower’s receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrower, as the case may be, (d) has become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of Section 5.3[Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.

As used in this definition and in Section 2.10 [Defaulting Lenders], the term “Bankruptcy Event” shall mean, with respect to any Person, such Person or such Person’s direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Deposit Account Control Agreement shall mean a deposit account control agreement to be entered into among the Administrative Agent, the Borrower and a Depository, granting a first priority lien over one or more deposit accounts to the Administrative Agent for the benefit of the Lenders, in the form attached hereto as Exhibit 1.1(D).

Depository shall mean any Lender acting as a depository for any accounts of a Loan Party, provided that such Lender has entered into a Deposit Account Control Agreement in favor of the Administrative Agent for the benefit of the Lenders, all as acceptable to the Administrative Agent in its Reasonable Credit Judgment.

Disposition Subsidiary shall mean a temporary, newly-formed direct or indirect Subsidiary of the Borrower that (i) was created for the sole purpose of facilitating a disposition of coal reserves and/or interests in real property otherwise permitted under this Agreement, (ii) prior to the transaction described in clause (i) above holds no material assets and conducts no operations and (iii) after the transaction described in clause (i) above shall, by merger, sale, consolidation or otherwise, no longer be a Subsidiary of the Borrower or shall no longer be in existence.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Drawing Date shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Elk Creek shall mean Elk Creek GP, LLC, a Delaware limited liability company.

Environmental Laws shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Affiliate shall mean, at any time, any trade or business (whether or not incorporated) under common control with the Borrower and treated as a single employer under Section 414 of the Code.

ERISA Event shall mean (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 (b) or (c) of the Code.

Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”

Excluded Property shall mean:

(i) assets located outside the United States to the extent a Lien on such assets cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of the Loan Parties;

(ii) assets subject to Liens pursuant to clause (1), (11), (12), (13), (16) or (19) of the definition of “Permitted Liens” in the Senior Secured Note Indenture to the extent the documentation relating to such Liens prohibit such assets from being Collateral and only for so long as such Liens remain outstanding;

(iii) (x) the voting Capital Stock of foreign Subsidiaries in excess of 65% of the voting rights of all such Capital Stock in each such foreign Subsidiary, (y) any Capital Stock of a Person that is not a Subsidiary of the Borrower to the extent that a pledge of such Capital Stock is prohibited by such Person’s organizational documents or any shareholders agreement or joint venture agreement relating to such Capital Stock, and (z) any Capital Stock of an Excluded Subsidiary;

(iv) any owned Real Property with an associated purchase price of less than $2,500,000 and any right, title and interest in any leasehold or other non-fee simple interest in any Real Property covering less than 250 acres; provided that, notwithstanding the foregoing, any owned or leased Real Property or coal reserves that are material to the active mining operations or the mining plan of a Loan Party or on which surface facility operations are, or are planned to be, conducted shall not be considered “Excluded Property”, but shall instead be considered “Collateral”;

(v) motor vehicles, aircraft and other assets subject to certificates of title to the extent that a Lien therein cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of the Loan Parties;

(vi) any Capital Stock or other securities of any Subsidiary of a Loan Party in excess of the maximum amount of such Capital Stock or securities that could be included in the Collateral without creating a requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act for separate financial statements of such Subsidiary to be included in filings by the Borrower with the SEC;

(vii) (1) deposit accounts the balance of which consists exclusively of withheld income taxes, employment taxes, or amounts required to be paid over to certain employee benefit plans and (2) segregated deposit accounts constituting, and the balance of which consists solely of funds set aside in connection with, tax, payroll and trust accounts;

(viii) any intellectual property if the grant of a security interest therein would result in the invalidation of the grantor’s interest therein;

(ix) those assets which, in the discretion of the Administrative Agent, the taking of Liens thereupon is impractical, prohibited by law or commercially unreasonable; and

(x) proceeds and products of any and all of the foregoing excluded assets described in clauses (i) through (ix) above, to the extent such proceeds and products would constitute property or assets of the type described in clauses (i) through (ix) above.

For the avoidance of doubt, no assets of any Subsidiary of the Borrower that is not a Loan Party (including any Capital Stock owned by any such Subsidiary) shall constitute Collateral.

Excluded Subsidiary shall mean each of Armstrong Logistics Services, LLC, Armstrong Fabricators, Inc., Armstrong Technology Services, LLC, Elk Creek GP, LLC, Survant Mining Company, LLC, and their subsidiaries (if any).

Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 5.9.7 [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrower to provide documentation or information to the IRS).

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Expiration Date shall mean, with respect to the Revolving Credit Commitments, December 21, 2017.

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (for purposes of this definition, an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest hereunder will change automatically without notice to the Borrower, effective on the date of any such change.

Fixed Charge Coverage Ratio shall mean the ratio of Consolidated EBITDA to Fixed Charges.

Fixed Charges shall mean for any period of determination the sum of (a) Maintenance Capex, (b) scheduled principal installments on Indebtedness (as adjusted for prepayments), (c) cash interest payments, (d) dividends, (e) cash taxes, and (f) Unfinanced Growth Capex to the extent that such value is positive, in each case of the Loan Parties for such period determined and consolidated in accordance with GAAP.

Flood Laws shall mean all applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Laws related thereto.

Foreign Lender shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts.

Guarantors shall mean each of the parties to this Agreement which is designated as a “Guarantor” on the signature page hereof and each other Person which joins the Agreement as a Guarantor after the date hereof.

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guaranty Agreements shall mean the Continuing Agreement of Guaranty and Suretyship in substantially the form of Exhibit 1.1(G)(2) (the “Guaranty Agreement “) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders. The Guarantors shall guaranty the Obligations of the Borrower.

ICC shall have the meaning specified in Section 11.15.1 [Governing Law].

Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device calculated on a net basis, (v) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than forty-five (45) days past due), or (vi) any Guaranty of Indebtedness for borrowed money.

Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrower].

Indemnity shall mean the Indemnity Agreements in the form of Exhibit 1.1(I)(1) relating to possible environmental liabilities associated with any of the owned or leased real property of the Loan Parties or their Subsidiaries.

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.

Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I)(2).

Intercreditor Agreement shall mean that certain Intercreditor Agreement dated as of the Closing Date and entered into by and among the Borrower, the Administrative Agent and Wells Fargo, National Association as Trustee under the Senior Secured Note Indenture, in the form attached hereto as Exhibit 1.1(I)(3).

Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the LIBOR Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three, six or, so long as available from each of the Lenders, nine Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR Rate Option if the Borrower is renewing or converting to the LIBOR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower, the Guarantor and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Option shall mean any LIBOR Rate Option or Base Rate Option.

Inventory shall mean and include as to each Loan Party all of such Loan Party’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods, and Parts and Supplies Inventory, and all documents of title or other documents representing any of the foregoing; including, but not limited to any and all Coal severed and removed from the ground and processed and refined for delivery to customers, including, without limitation, Coal in transit, wheresoever located and whether now owned or hereafter acquired by any Loan Party, excluding extracted Coal (including pit, pit-shippable and ratio coal) that has not been removed from the Real Property, at the minehead or place of severance. All Inventory, whether Qualified Inventory or not, shall be subject to the Lien granted in the Security Agreement.

Investment Grade shall mean a credit rating of BBB- and above by Standard & Poor’s or Baa3 and above by Moody’s, or their respective successors; provided that, in the case that the ratings assigned by the rating agencies differ by two or more rating tiers, then the determination of whether or not such rating is Investment Grade shall be based upon the rating which is one level above the lower rating assigned by Standard & Poors or Moody’s.

IRS shall mean the United States Internal Revenue Service.

ISP98 shall have the meaning specified in Section 11.15.1 [Governing Law].

Issuing Lender shall mean PNC, in its individual capacity as issuer of Letters of Credit hereunder, and any other Lender that the Borrower, Administrative Agent and such other Lender may agree may from time to time to issue Letters of Credit hereunder.

Joint Venture shall mean a corporation, partnership, limited liability company or other entity in which a Loan Party owns an equity interest and a Person other than the Loan Parties and their Subsidiaries also holds, directly or indirectly, an equity interest in such entity, provided that an entity shall not be considered a Joint Venture if the equity interest owned by the Person other than a Loan Party and their Subsidiaries is less than 10%.

Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Official Body.

Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which the Administrative Agent confirms: (i) is documented in a standard International Swaps and Derivatives Association agreement, and (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner.

Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.

Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].

Letter of Credit Obligation shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.

Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg

Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. LIBOR may also be expressed by the following formula:

LIBOR Rate	=	London interbank offered rates quoted by Bloomberg or appropriate successor as shown on Bloomberg Page BBAM1
1.00 - LIBOR Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

LIBOR Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit LIBOR Rate Option].

LIBOR Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

Liquidity Event shall mean the occurrence of either (i) an Event of Default, or (ii) Undrawn Availability is less than the greater of (a) 20.0% of the Borrowing Base or (b) $10,000,000.

Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Guaranty Agreements, the Indemnity, the Intercompany Subordination Agreement, the Mortgages, the Notes, the Patent, Trademark and Copyright Security Agreements, the Pledge Agreements, the Security Agreements, the PNC Blocked Account Control Agreement, the PNC Sweep Account Control Agreement, any other Deposit Account Control Agreements, the Intercreditor Agreement, and any other instruments, certificates or documents delivered in connection herewith or therewith.

Loan Parties shall mean the Borrower and the Guarantors. No Unrestricted Subsidiary shall be a Loan Party.

Loan Request shall have the meaning specified in Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests].

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans, and Swing Loans or any Revolving Credit Loan, or Swing Loan.

Maintenance Capex shall equal the lesser of (a) the product of (i) $2.00 and (ii) the total clean tons of Coal produced, and (b) total Capital Expenditures.

Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the Obligations, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Moody’s shall mean Moody’s Investors Service, Inc. and its successors.

Month, with respect to an Interest Period under the LIBOR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Mortgages shall mean the Mortgages in substantially the form of Exhibit 1.1(M) executed and delivered by each Loan Party that owns or leases Real Property (other than the leased mine office located in Madisonville, Kentucky and the leased corporate headquarters located in St. Louis, Missouri) to the Administrative Agent for the benefit of the Lenders with respect to the Real Property. The Loan Parties that own such Real Property shall grant a second lien on such Real Property to the Administrative Agent for the benefit of the Lenders, subordinate only to security interests (a) granted pursuant to the Senior Secured Note Indenture, or (b) permitted to be prior to the Senior Secured Note Indenture under the terms of the Senior Secured Note Indenture.

Multiemployer Plan shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

Net Cash Proceeds shall mean, in connection with the disposition of any assets, a Casualty Event or the issuance of any Indebtedness or equity, the after-tax proceeds of such event (as estimated in good faith by the Borrower) received by the applicable Loan Party, net of transactions costs including legal fees, accounting and appraisal fees, investment banking fees, underwriting discounts and commissions and other customary fees and expenses in connection therewith actually incurred and satisfactorily documented.

Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].

Notes shall mean, collectively, and Note shall mean separately, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, and in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan.

Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (ii) any Lender Provided Interest Rate Hedge and (iii) any Other Lender Provided Financial Services Product.

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Order shall have the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].

Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Lender Provided Financial Services Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange.

Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.2 [Replacement of a Lender]).

Participant shall have the meaning specified in Section 11.8.4 [Participations].

Participant Register shall have the meaning specified in 11.8.4 [Participations].

Participation Advance shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Parts and Supplies Inventory shall mean supplies, spare parts and fuel used or consumed in the business of any Loan Party.

Patent, Trademark and Copyright Security Agreement shall mean: the Patent, Trademark and Copyright Security Agreement in substantially the form of Exhibit 1.1(P)(1) executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders. The Loan Parties shall grant a first lien on the ABL Priority Collateral described in the Patent, Trademark and Copyright Security Agreement to the Administrative Agent for the benefit of the Lenders.

Payment Date shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date, or upon acceleration of the Notes.

Payment In Full and Paid in Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Permitted Acquisitions shall have the meaning specified in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

Permitted Investments shall mean:

(i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

(ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s Investors Service, Inc. on the date of acquisition;

(iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s on the date of acquisition;

(iv) money market or mutual funds whose investments are limited to those types of investments described in clauses (i)-(iii) above;

(v) (1) deposit accounts the balance of which consists exclusively of withheld income taxes, employment taxes, or amounts required to be paid over to certain employee benefit plans and (2) segregated deposit accounts constituting, and the balance of which consists solely of funds set aside in connection with, tax, payroll and trust accounts; and

(vi) investments made under the Cash Management Agreements or under cash management agreements with any other Lenders.

Permitted Joint Venture shall mean a Joint Venture between one or more of the Loan Parties pursuant to which the applicable Loan Parties agree to contribute assets in exchange for ownership interests in a joint venture entity so long as the aggregate amount invested in such Joint Ventures does not cause the Loan Parties to violate Section 8.2.4 (vii) of this Agreement.

Permitted Liens shall mean:

(i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii) (a) Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs, or to secure liabilities to insurance carriers under insurance arrangements in respect of such obligations, or good faith deposits, prepayments or cash payments in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety and appeal bonds, custom duties and the like, or for the payment of rent and (b) Liens securing obligations specified in Section 4.06(b)(vi) of the Senior Secured Note Indenture, incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, contractual arrangements with suppliers, reclamation bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money or the obtaining of advances or credit;

(iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v) Encumbrances consisting of (1) zoning restrictions, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use, or (2) easements covenants or restrictions on the use of real property, none of which materially impairs the use or value of such property, and (3) out-conveyances or other non-monetary matters affecting real property (a) arising prior to the Closing Date or (b) entered into in the ordinary course of business;

(vi) Liens, security interests, pledges, assignments, and mortgages in favor of the Administrative Agent for the benefit of the Lenders and their Affiliates securing the Obligations (including Lender Provided Interest Rate Hedges and Other Lender Provided Financial Services Obligations);

(vii) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capitalized leases and operating leases securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

(viii) Any Lien, easement, restriction or other matter existing on the date of this Agreement and described on Schedule 1.1(P), provided that the principal amount of any Lien secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

(ix) Purchase Money Security Interests and capitalized leases; provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests and capitalized leases shall not exceed $75,000,000 in the aggregate at any one time outstanding (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P)), and (ii) such Liens shall be limited to the assets acquired with such purchase money financing or leased pursuant to such capital lease; and;

(x) Royalty Agreements that encumber real property and that are in existence as of the Closing Date;

(xi) Royalty Agreements that encumber real property acquired after the Closing Date provided that such Royalty Agreements are entered into substantially simultaneously with a Loan Party’s acquisition of such real property, or Royalty Agreements pursuant to leases with Affiliates in connection with Permitted Reserve Transfers;

(xii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(4) Liens resulting from final judgments or orders described in Section 9.1.6 [Final Judgments or Orders]; and

(xiii) Vendor Liens;

(xiv) Liens securing Obligations under the Senior Secured Note Indenture and any obligations owing to the Trustee under the Senior Secured Note Indenture;

(xv) Liens on property of a Person at the time such Person becomes a Loan Party, provided such Liens were not created in contemplation thereof and do not extend to any other property of Borrower or any Loan Party;

(xvi) Liens on property at the time the Borrower or any Loan Party acquires such property, including any acquisition by means of a merger or consolidation with or into the Borrower or a Loan Party, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Borrower or any Loan Party;

(xvii) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any Loan Party on deposit with or in possession of such bank;

(xviii) Surface use agreements, easements, zoning restrictions, rights of way, encroachments, pipelines, leases (other than capital lease obligations), subleases, rights of use, licenses, special assessments, trackage rights, transmission and transportation lines related to mining leases or mineral right and/or other real property including any re-conveyance obligations to a surface owner following mining, royalty payments, and other obligations under surface owner purchase or leasehold arrangements necessary to obtain surface disturbance rights to access the subsurface coal deposits and similar encumbrances on real property imposed by law or arising in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Loan Parties;

(xix) Rights of owners of interests in overlying, underlying or intervening strata and/or mineral interests not owned by the Loan Parties, with respect to tracts of real property where the applicable Loan Party’s ownership is only surface or severed mineral or is otherwise subject to mineral severances in favor of one or more third parties; and

(xx) Production Payments, royalties, dedication of reserves under supply agreements, mining leases, or similar rights or interests granted, taken subject to, or otherwise imposed on properties and any precautionary UCC financing statement filings in respect of leases or consignment arrangements (and not any Indebtedness).

Permitted Reserve Transfers shall mean transfers of interests in coal reserves to Armstrong Resource Partners or a subsidiary thereof (i) to satisfy obligations in respect of the Royalty Deferment and Option Agreement or the Credit and Collateral Support Fee,

Indemnification and Right of First Refusal Agreement, each as in effect on the Closing Date or (ii) to satisfy deferred royalty obligations owing to Armstrong Resource Partners or a subsidiary thereof relating to coal reserves pursuant to agreements that have been entered into by a Loan Party after the Closing Date in compliance with Section 8.2.8 [Affiliate Transactions].

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

Pledge Agreement shall mean the Pledge Agreement in substantially the form of Exhibit 1.1(P)(2) executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders. The Pledge Agreement shall pledge all of the equity interests in the Guarantors and their Subsidiaries and any Permitted Joint Venture except for equity interests in any Excluded Subsidiary. The Loan Parties shall grant a second lien on the collateral described in the Pledge Agreement to the Administrative Agent for the benefit of the Lenders, subordinate only to security interests granted pursuant to the Senior Secured Note Indenture.

PNC shall mean PNC Bank, National Association, its successors and assigns.

PNC Blocked Account Control Agreement shall mean a deposit account control agreement to be entered into among the Administrative Agent, the Borrower and PNC granting a first priority lien over one or more deposit accounts to the Administrative Agent for the benefit of the Lenders, in the form attached hereto as Exhibit 1.1(D).

PNC Sweep Account Control Agreement shall mean a deposit account control agreement to be entered into among the Administrative Agent, the Borrower and PNC granting a first priority lien over one or more deposit accounts to the Administrative Agent for the benefit of the Lenders, in the form attached hereto as Exhibit 1.1(D).

Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Prior Security Interest shall mean a valid and enforceable perfected (a) first-priority security interest in the ABL Priority Collateral; and (b) second-priority security interest in the Senior Secured Notes Priority Collateral, all of which is subject only to statutory Liens for taxes not yet due and payable, Purchase Money Security Interests, Permitted Liens described in clause (xiii) of the definition of Permitted Liens or Liens described on Schedule 1.1(P) of this Agreement.

Production Payments shall mean with respect to any Person, all production payment obligations and other similar obligations with respect to coal and other natural resources of such Person that are recorded as a liability or deferred revenue on the financial statements of such Person in accordance with GAAP.

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

Purchase Money Security Interest shall mean Liens upon property securing Indebtedness incurred by any Loan Party or Subsidiary of a Loan Party to finance the acquisition, construction, development or improvement of any property or assets (including purchase money obligations and capitalized leases and any Indebtedness assumed in connection with the acquisition, construction or development of any such property and assets or secured by a Lien on any such property and assets before the acquisition, construction or development thereof).

Qualified Accounts shall mean any Accounts which the Administrative Agent, in its Reasonable Credit Judgment, determines to have met all of the minimum requirements set forth on Schedule 1.1(Q)(1), provided that such Schedule may be modified by the Administrative Agent in its sole discretion after its review of a field examination conducted pursuant to Section 8.1.5 [Visitation Rights; Field Examinations].

Qualified Inventory shall mean any Inventory which the Administrative Agent, in its Reasonable Credit Judgment, determines to have met all of the minimum requirements set forth on Schedule 1.1(Q)(2), provided that such Schedule may be modified by the Administrative Agent in its sole discretion after its review of a field examination conducted pursuant to Section 8.1.5 [Visitation Rights; Field Examinations].

Qualified Unbilled Accounts shall mean those certain Accounts (a) which have been earned by a Loan Party for performance under valid contracts, and (b) which otherwise meet all standards necessary for such Account to be deemed a Qualified Accounts except for the fact that the applicable Loan Party has not issued an invoice or other documentary evidence to cause payment to be made with respect to such Account, provided that such standard may be modified by the Administrative Agent in its sole discretion after its review of a field examination conducted pursuant to Section 8.1.5 [Visitation Rights; Field Examinations].

Ratable Share shall mean:

(i) with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

(ii) with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment, by (ii) the sum of the aggregate amount of the Revolving Credit Commitments of all Lenders; provided however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and provided further in the case of Section 2.10 [Defaulting Lenders] when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.

Recipient shall mean (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Lender, as applicable.

Real Property shall mean the real property, both owned and leased, and the surface, coal, and mineral rights, interests and coal leases of each Loan Party associated with the properties described on Schedule 1.1(R), which shall be encumbered by a Mortgage, as described on Schedule 1.1(R).

Reasonable Credit Judgment shall mean, with respect to any Person, a determination or judgment made by such Person in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) credit or business judgment.

Reimbursement Obligation shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law.

Required Lenders shall mean

(A) If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and

(B) If there exist three (3) or more Lenders, any two or more Lenders (other than any Defaulting Lender) having more than 50% of the sum of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender).

Required Mining Permits shall mean all permits, licenses, authorizations, plans, approvals and bonds necessary under the Environmental Laws for the Loan Parties to continue to conduct coal mining and related operations on, in or under such parties real property, and any and all other mining properties owned or leased by the Borrower or any such Loan Party (collectively “Mining Property”) substantially in the manner as such operations had been authorized immediately prior to such Loan Party’s acquisition of its interests in such real property and as may be necessary for such Loan Party to conduct, in all material respects, coal mining and related operations on, in or under the Mining Property as described in any plan of operation.

Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].

Restricted Subsidiary shall mean every Subsidiary of the Borrower other than Unrestricted Subsidiaries.

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1 [Revolving Credit Commitments] or Section 2.9.3 [Disbursements, Reimbursement].

Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

Royalty Agreements shall mean all written agreements, however denominated, pursuant to which any Loan Party is obligated to pay royalties or fees for coal mined or transported from, over or through specified tracts of real property, whether in the nature of percentage royalties, tonnage royalties or similar per-ton fees or obligations, owed to any Person, whether such agreements are part of a coal lease, coal deed, easement, overriding royalty agreement, haulage agreement or similar instrument, together with any obligation for lump-sum advance royalties arising under the foregoing.

Royalty Deferment and Option Agreement shall mean that certain agreement, effective February 9, 2011, between Armstrong Coal, Inc., Western Diamond LLC and Western Land LLC, Western Mineral LLC and Ceralvo Holdings, LLC as in effect on the Closing Date.

Royalty Reserve shall mean, at any date of determination, the amount of accrued and unpaid monthly production royalty expense due under any Royalty Agreements, or, if there is no separate royalty agreement, under any lease or other applicable agreements with such Person, except for accrued and unpaid royalties owed to Affiliates that a Loan Party intends to satisfy through a Permitted Reserve Transfer.

Sale and Leaseback Transaction shall mean, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

Sanctioned Country shall mean a country subject to a sanctions program maintained by any Compliance Authority.

Sanctioned Person shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

Schedule of Accounts shall mean a detailed aged trial balance of all then existing Accounts in form and substance satisfactory to Administrative Agent, specifying in each case the names, addresses, face amount and dates of invoice(s) for each Account Debtor obligated on an Account so listed and, if requested by the Administrative Agent, copies of proof of delivery and customer statements and the original copy of all documents, including, without limitation, repayment histories and present status reports, and such other matters and information relating to the status of the Accounts and/or the Account Debtors so scheduled as the Administrative Agent may from time to time reasonably request.

Schedule of Inventory shall mean a current schedule of Inventory in form and substance satisfactory to the Administrative Agent on a FIFO basis, itemizing and describing the kind, type, quality and quantity of Inventory, as determined by physical counts, the Loan Parties’ costs therefor and selling price thereof.

Schedule of Payables shall mean a detailed listing of the Loan Parties’ existing accounts payable, specifying the names of each creditor and the amount owed to such creditor and such matters and information relating to the status of the Loan Parties’ accounts payable so scheduled as the Administrative Agent may from time to time reasonably request.

SEC shall mean the United States Securities and Exchange Commission.

Securities Act shall mean the Securities Act of 1933, as amended.

Security Agreement shall mean the Security Agreement in substantially the form of Exhibit 1.1(S) executed and delivered by each of the Loan Parties to the Administrative Agent the benefit of the Lenders. The Loan Parties shall grant a lien on the collateral described in the Security Agreement to the Administrative Agent for the benefit of the Lenders.

Senior Secured Notes Priority Collateral shall mean that property that is now or hereafter owned or leased by any Loan Party (other than Excluded Property or ABL Priority Collateral), subject to a first lien in favor of Wells Fargo, National Association, as trustee for the Lenders under the Senior Secured Note Indenture to the extent permitted in the Intercreditor Agreement. The Loan Parties that own such property shall grant a second lien on such property to the Administrative Agent for the benefit of the Lenders, subordinate only to security interests granted pursuant to the Senior Secured Note Indenture to the extent permitted under the Intercreditor Agreement.

Senior Secured Notes shall mean the $200,000,000.00 of 11.75% Senior Secured Notes due 2019 issued by Borrower and guaranteed by the Guarantors.

Senior Secured Note Indenture shall mean that certain Indenture dated as of December 21, 2012, among the Borrower, the Guarantors named therein, and Wells Fargo, National Association, as trustee, as amended or supplemented from time to time as permitted under with Section 8.2.12(ii)[Changes in Organizational Documents and Senior Secured Notes].

Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures].

Solvent shall mean, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Standard & Poor’s shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Statements shall have the meaning specified in Section 6.1.6(i) [Historical Statements].

Subsidiary of any Person at any time shall mean any corporation, trust, partnership, limited liability company or other business entity (other than a Permitted Joint Venture or an Excluded Subsidiary) (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.

Subsidiary Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].

Swing Loan Commitment shall mean PNC’s commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $5,000,000.

Swing Loan Lender shall mean PNC, in its capacity as a lender of Swing Loans.

Swing Loan Note shall mean the Swing Loan Note of the Borrower in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

TVA shall mean the Tennessee Valley Authority, a corporation owned by the federal government of the United States of America.

TVA Account shall mean any Account for which the TVA is the Account Debtor.

UCC means the Uniform Commercial Code as in effect in the State of New York on the date hereof and as amended from time to time except to the extent that the conflict of law rules of such Uniform Commercial Code shall apply the Uniform Commercial Code as in effect from time to time in any other state to specific property or other matters.

UCP shall have the meaning specified in Section 11.15.1 [Governing Law].

Undrawn Availability shall mean, at any given time, (i) the lesser of (a) the Revolving Credit Commitments or (b) the Borrowing Base, less (ii) (a) the Revolving Facility Usage, and (b) the amount of all trade payables and accrued expenses of the Loan Parties which are outstanding beyond sixty (60) days (other than amounts owing for contingent liabilities and liabilities contested in good faith).

Unfinanced Growth Capex shall equal the total Capital Expenditures less the sum of (a) Maintenance Capex, (b) new capital leases and (c) Available Cash.

Unrestricted Subsidiary shall have the meaning specified in Section 8.1.18 [Designation of Unrestricted/Restricted Subsidiaries].

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Person shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.9.7 [Status of Lenders].

Vendor Liens shall mean those certain existing Liens identified on Schedule 1.1(V) hereto which encumber certain real property interests acquired by the Loan Parties prior to the Closing Date for the purpose of securing a portion of the purchase price for such property.

Withholding Agent shall mean any Loan Party and the Administrative Agent.

Yorktown Parties shall mean Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., Yorktown Energy Partners VIII, L.P., Yorktown Energy Partners IX, L.P. and any other investment fund managed by Yorktown Partners LLC.

1.2 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall be references to Eastern Time.

1.3 Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 [Negative Covenants]) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements]. Notwithstanding the foregoing, if the Borrower notifies the Administrative Agent in writing that the Borrower wishes to amend any financial covenant in Section 8.2 [Negative Covenants], and/or any related definition to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants (or if the Administrative Agent notifies the Borrower in writing that the Required Lenders wish to amend any financial covenant in Section 8.2 [Negative Covenants], and/or any related definition to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties’ compliance with such covenants shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrower and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they deliver their financial statements pursuant to Section 8.3.1 [Monthly/Quarterly Financial Statements] and Section 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent.

2. REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1 Revolving Credit Commitments.

2.1.1 Revolving Credit Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the lesser of (a) the Revolving Credit Commitments or (b) the Borrowing Base. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

2.1.2 Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC may, at its option, cancelable at any time upon notice to the Borrower for any reason whatsoever, make swing loans (the “Swing Loans”) to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $5,000,000, provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the lesser of (a) the aggregate Revolving Credit Commitments of the Lenders or (b) the Borrowing Base. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2.

2.2 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3 Commitment Fees. Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the Revolving Facility Usage (provided however, that solely in connection with determining the share of each Lender in the Commitment Fee, the Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to PNC shall include the full amount of the outstanding Swing Loans, and with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Lenders other than PNC, such portion of the Commitment Fee shall be calculated (according to each such Lender’s Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swing Loans); provided, further that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date.

2.4 [Intentionally Omitted].

2.5 Revolving Credit Loan Requests; Swing Loan Requests.

2.5.1 Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 11:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans; and (ii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be (x) in integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche under the LIBOR Rate Option, and (y) not less than the lesser of $100,000 or the maximum amount available for each Borrowing Tranche under the Base Rate Option.

2.5.2 Swing Loan Requests. Except as otherwise provided herein, the Borrower may, from time to time prior to the Expiration Date request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender not later than 12:00 noon on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000 or the maximum amount available.

2.6 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

2.6.1 Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrower and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].

2.6.2 Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower jointly and severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.6.3 Making Swing Loans. So long as PNC elects to make Swing Loans, PNC shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2, [Swing Loan Requests] fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date.

2.6.4 Repayment of Revolving Credit Loans. The Borrower shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.

2.6.5 Borrowings to Repay Swing Loans. PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable

Share of Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from PNC.

2.6.6 Swing Loans Under Cash Management Agreements. In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.6.3 [Making Swing Loans], without the requirement for a specific request from the Borrower pursuant to Section 2.5.2 [Swing Loan Requests], PNC as a Swing Loan Lender may make Swing Loans to the Borrower in accordance with the provisions of the agreements between the Borrower and Swing Loan Lender relating to the Borrower’s deposit, sweep and other accounts at PNC Bank and related arrangements and agreements regarding the management and investment of the Borrower’s cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrower’s accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.6.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5.2 [Swing Loan Requests], (iii) be payable by the Borrower, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section 2.6.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2. The Borrower acknowledges and agrees that Borrower materially benefits from the arrangements made pursuant to Section 2.6 and the Cash Management Agreements, and Borrower shall be liable for all Obligations, including without limitation, those arising from the operation of this Section.

2.7 Notes. The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note and a Swing Note, dated the Closing Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment or Swing Loan Commitment, as applicable, of such Lender.

2.8 Use of Proceeds. The proceeds of the Loans shall be used for ongoing working capital, Capital Expenditures and general corporate purposes.

2.9 Letter of Credit Subfacility.

2.9.1 Issuance of Letters of Credit. The Borrower or any Loan Party may at any time prior to the Expiration Date request the issuance of a standby or trade letter of credit (each a “Letter of Credit”) on behalf of itself or another Loan Party, or the amendment or extension of an existing Letter of Credit, by delivering or having such other Loan Party deliver to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 11:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender’s Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than the Expiration Date and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $10,000,000 (the “Letter of Credit Sublimit”) or (ii) the Revolving Facility Usage exceed, at any one time, the lesser of (a) Revolving Credit Commitments or (b) the Borrowing Base. Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that they shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

2.9.2 Letter of Credit Fees. The Borrower shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate on the daily amount available to be drawn under each Letter of Credit, and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.25% per annum on the daily amount available to be drawn under each Letter of Credit. All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrower shall also pay to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect reasonable and customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3 Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.9.3.1 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender. In the event the Borrower fails to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.9.3.2 Each Lender shall upon any notice pursuant to Section 2.9.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursements, Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.2.

2.9.3.3 With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.1, because of the Borrower’s failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4 Repayment of Participation Advances.

2.9.4.1 Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2.9.4.2 If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.9.5 Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.9.6 Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof,

the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7 Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi) payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x) any breach of this Agreement or any other Loan Document by any party thereto;

(xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.9.8 Indemnity. The Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes (other than Excluded Taxes), penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Lender or any of Issuing Lender’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body.

2.9.9 Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Lender.

2.9.10 Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and the Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.10 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees];

(ii) the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(iii) if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(A) all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected as a result of the application of subparagraphs (x) and (y) of Clause (A), the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(C) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (B) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are cash collateralized;

(D) if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (A) above, then the fees payable to the Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Lenders’ Ratable Share; and

(E) if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and

(iv) so long as such Lender is a Defaulting Lender, PNC shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.10(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.10(iii)(A) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to PNC or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, PNC and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

3. [INTENTIONALLY DELETED]

4. INTEREST RATES

4.1 Interest Rate Options. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Revolving Credit Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.

4.1.1 Revolving Credit Interest Rate Options; Swing Line Interest Rate. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i) Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) Revolving Credit LIBOR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate as determined for each applicable Interest Period plus the Applicable Margin.

Subject to Section 4.3 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans.

4.1.2 Rate Quotations. The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2 Interest Periods. At any time when the Borrower shall select, convert to or renew a LIBOR Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:

4.2.1 Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the LIBOR Rate Option shall be in integral multiples of $500,000 and not less than $1,000,000; and

4.2.2 Renewals. In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.3 Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

4.3.1 Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;

4.3.2 Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is Paid in Full; and

4.3.3 Acknowledgment. The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.

4.4 LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

4.4.1 Unascertainable. If on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i) adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or

(ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

4.4.2 Illegality; Increased Costs; Deposits Not Available. If at any time any Lender shall have determined that:

(i) the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii) such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

4.4.3 Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a LIBOR Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrower has previously notified the Administrative Agent of their selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.5 Selection of Interest Rate Options. If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, commencing upon the last day of the existing Interest Period.

5. PAYMENTS

5.1 Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 11:00 a.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement.

5.2 Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent’s Fee and the Issuing Lender’s fronting fee) or amounts due from the Borrower hereunder to the Lenders with respect to the Commitments and Loans, shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees, Letter of Credit Fees, and other fees or amounts then due or payable such Lenders as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC according to Section 2.6.5 [Borrowings to Repay Swing Loans].

5.3 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii) the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.4 Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5 Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

5.6 Voluntary Prepayments.

5.6.1 Right to Prepay. The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(w) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x) a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Loans;

(y) a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the LIBOR Rate Option applies; and

(z) the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $100,000 for any Swing Loan or $500,000 for any Revolving Credit Loan.

All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies. Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 5.10 [Indemnity].

5.6.2 Replacement of a Lender. In the event any Lender (i) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.8 [Increased Costs] or 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

5.6.3 Reduction of Revolving Credit Commitments. The Borrower shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to Administrative Agent to permanently and ratably reduce, in whole multiples of $1,000,000 of principal, or terminate, the Revolving Credit Commitments without penalty or premium, except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by: (i) the payment in full of any Commitment Fee and any other fees then accrued on the amount of such reduction or termination, (ii) prepayment of the Revolving Credit Notes in accordance with Section 5.6.1 [Right to Prepay] (together with cash collateralization, if necessary, of the Letters of Credit), together with the full amount of interest accrued on the principal sum to be prepaid, to the extent that the aggregate amount thereof then outstanding exceeds the Revolving Credit Commitments as so reduced or terminated. From the effective date of any such reduction or termination, the obligations of Borrower to pay the Commitment Fee shall correspondingly be reduced or cease, as the case may be.

5.6.4 Designation of a Different Lending Office. If any Lender requests compensation under Section 5.8 [Increased Costs], or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment

5.7 Mandatory Prepayments.

5.7.1 Sale of Assets. Within 360 days of the receipt of net cash proceeds from any sale of ABL Priority Collateral permitted by Section 8.2.7 [Dispositions of Assets or Subsidiaries], the Borrower shall make a mandatory prepayment of principal on the Revolving Credit Loans equal to the Net Cash Proceeds, together with accrued interest on such principal amount. All prepayments pursuant to this Section 5.7.1 made by Borrower shall be applied to payment of the principal amount of the Revolving Credit Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities.

5.7.2 Borrowing Base Exceeded. Whenever the outstanding principal balance of Revolving Facility Usage exceeds the Borrowing Base, the Borrower shall make, within one (1) Business Day after the Borrower learns of such excess and whether or not the Administrative Agent has given notice to such effect, a mandatory prepayment of principal of Revolving Credit Loans or cash collateralization of Letter of Credit Obligations equal to the excess of the outstanding Revolving Facility Usage over the Borrowing Base, together with accrued interest on the principal amount of any such prepaid Revolving Credit Loans.

5.7.3 Insurance Proceeds. In the event that the Net Cash Proceeds of any Casualty Event (herein, the “Current Casualty Event”) affecting any ABL Priority Collateral, and of all prior Casualty Events as to which a prepayment has not yet been made under this paragraph, shall exceed $500,000 then, on or before the date 360 days after the receipt by such Loan Party or Subsidiary of the proceeds of any insurance, condemnation award or other compensation in respect of the Current Casualty Event (or upon such earlier date as such Loan Party or such Subsidiary shall have determined not to repair or replace the property affected by the Current Casualty Event), the Borrower shall either, (x) so long as no Event of Default has occurred and is continuing, reinvest such Net Cash Proceeds of such Casualty Event in operating assets for or on behalf of any Loan Party within 360 days after the receipt of such Net Cash Proceeds, or (y) prepay the Loans in an aggregate amount equal to 100% of such Net Cash Proceeds of the Current Casualty Event and prior Casualty Events as to which such prepayment has not yet been made under this paragraph, to the extent such Net Cash Proceeds of a prior Casualty Event have not been reinvested under this Section; provided, however, that no such repayment shall be required up to the amount the asset affected by such Current Casualty Event is subject to a Lien permitted by 8.2.2 [Liens; Lien Covenants] and such Net Cash Proceeds are used to discharge such lien. All prepayments pursuant to this Section 5.7.3 made by Borrower as the result of the loss of Borrower’s property shall be applied to payment of the principal amount of the Revolving Credit Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities.

5.7.4 Application Among Interest Rate Options. All prepayments required pursuant to this Section 5.7 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a LIBOR Rate Option. In accordance with Section 5.10 [Indemnity], the Borrower shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a LIBOR Rate Option on any day other than the last day of the applicable Interest Period.

5.8 Increased Costs.

5.8.1 Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrower will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

If any Lender or the Issuing Lender sustains or incurs any such cost, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender or the Issuing Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender or the Issuing Lender shall deem reasonable) to be necessary to indemnify such Lender or the Issuing Lender for such cost. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender or the Issuing Lender ten (10) Business Days after such notice is given.

5.8.2 Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

If any Lender or the Issuing Lender sustains or incurs any such reduction, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender or the Issuing Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender or the Issuing Lender shall deem reasonable) to be necessary to indemnify such Lender or the Issuing Lender for such reduction. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender or the Issuing Lender ten (10) Business Days after such notice is given.

5.8.3 Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or (iii) [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

5.8.4 Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the

Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.9 Taxes.

5.9.1 Issuing Lender. For purposes of this Section 5.9, the term “Lender” includes the Issuing Lender and the term “applicable Law” includes FATCA.

5.9.2 Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.9.3 Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

5.9.4 Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.9.5 Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9.5 [Indemnification by the Lenders].

5.9.6 Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9 [Taxes], such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.9.7 Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.9.7(ii)a, (ii)b and (ii)d below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

a. any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

b. any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

A. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

B. executed originals of IRS Form W-8ECI;

C. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

D. to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;

c. any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

d. if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

5.9.8 Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.9.8 [Treatment of Certain Refunds]), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

5.9.9 Survival. Each party’s obligations under this Section 5.9 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

5.10 Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs]or Section 5.9 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i) payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or

(ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments].

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

5.11 Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrower may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment dates as provided herein and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.

5.12 Receipt and Application of Payment After Liquidity Event; Collections; Blocked Account; Administrative Agent’s Right to Notify Account Debtors.

5.12.1 Receipt and Application of Payment. Immediately upon the occurrence of a Liquidity Event and continuing until no Liquidity Event exists for thirty (30) consecutive days: (i) the Administrative Agent may send notice of exclusive control to each other Depository instructing such Depository to deposit via wire transfer all cash, checks or other items of payment received in the depository account subject to a Deposit Account Control Agreement into the depository account subject to the PNC Sweep Account Control Agreement, and (ii) the Borrower shall deposit into the depository account subject to the PNC Sweep Account Control Agreement, within one (1) Business Day of any Loan Party’s receipt thereof all cash, checks or other items of payment received from those Account Debtors not currently making payment into a deposit account subject to a Deposit Account Control Agreement or, promptly upon request of the Administrative Agent, shall cause such Account Debtors to deposit such cash, checks or other items of payment directly into the depository account subject to the PNC Sweep Account Control Agreement. In the event a Loan Party (or any of its Affiliates, shareholders, directors, officers, employees, agents or those persons acting for or in concert with a Loan Party) shall receive any payments from Account Debtors in the form of cash, checks, notes, drafts or other similar items of payment constituting the proceeds of Collateral, no later than the first Business Day following receipt thereof, the Borrower shall:

(i) deposit or cause the same to be deposited, in kind, in the depository account subject to the PNC Sweep Account Control Agreement, from which account the Administrative Agent alone shall have the power of withdrawal, and with respect to which the Depository shall waive any rights of set off, and

(ii) forward to the Administrative Agent, on a daily basis, a collection report in form and substance satisfactory to the Administrative Agent and, at the Administrative Agent’s request, copies of all such items and deposit slips related thereto.

The Administrative Agent alone shall have the sole power of withdrawal from the account subject to the PNC Sweep Account Control Agreement, and at each such time, all cash, notes, checks, drafts or similar items of payment by or for the account of a Loan Party shall be the sole and exclusive property of the Lenders immediately upon the earlier of the receipt of such items by the Administrative Agent or the Depository or the receipt of such items by such Loan Party; provided, however, that for the purpose of computing interest hereunder such items shall be deemed to have been collected and shall be applied by the Administrative Agent on account of the Revolving Credit Loans outstanding to the Borrower one (1) Business Day after receipt by the Administrative Agent (subject to correction for any items subsequently dishonored for any reason whatsoever). Notwithstanding anything to the contrary herein, upon the occurrence of a Liquidity Event and continuing until no Liquidity Event exists for thirty (30) consecutive days, all funds in the account subject to the PNC Sweep Account Control Agreement, including all payments made by or on behalf of and all credits due the Borrower, shall be applied and reapplied in whole or in part to the Swing Loan or the Revolving Credit Loans to the extent and in the manner the Administrative Agent deems advisable in its sole discretion. Within five (5) Business Days after the Administrative Agent has received notice from the Borrower that a Liquidity Event has ceased to exist for at least thirty (30) consecutive days (provided no further Liquidity Event has occurred), (a) the Administrative Agent shall provide notice to each Depository releasing the notice of exclusive control and restoring control to the Borrower of such account, and (b) any amounts in the depository account subject to the PNC Sweep Account Control Agreement shall be applied in accordance with the Borrower’s instructions.

5.12.2 Collections; Administrative Agent’s Right to Notify Account Debtors.

Immediately upon the occurrence of an Event of Default and continuing until no Event of Default exists for thirty (30) consecutive days, the Administrative Agent may notify any or all Account Debtors that the Accounts have been assigned to the Lenders and that the Lenders have a security interest therein, and to direct such Account Debtors to make all payments due from them to each Loan Party on the Accounts directly to the Administrative Agent at the account subject to the PNC Sweep Account Control Agreement or another account designated by the Administrative Agent. The Administrative Agent shall promptly furnish the Borrower with a copy of any such notice sent. Any such notice, in the Administrative Agent’s sole discretion, may be sent on the stationery of any Loan Party, in which event the appropriate Loan Party shall co-sign such notice with the Administrative Agent. To the extent that any Law or custom or any contract or agreement with any Account Debtor requires notice to or the approval of the Account Debtor in order to perfect such assignment of a security interest in Accounts, each Loan Party agrees to give such notice or obtain such approval.

5.13 Blocked Account.

The Administrative Agent shall (i) at all times prior to the delivery of a field examination conducted pursuant to Section 8.1.5 [Visitation Rights; Field Examinations] in form and substance acceptable to the Administrative Agent in its Reasonable Credit Judgment, and (ii) immediately upon the occurrence of a Liquidity Event and continuing until no Liquidity Event exists for thirty (30) consecutive days, have sole and exclusive control (including power of withdrawal) over the Blocked Account. During each period when this Section 5.13 [Blocked Account] is not applicable, all funds in the Blocked Account shall be under the control of the Borrower, provided that the Borrower may not withdraw, remove or otherwise transfer funds from the Blocked Account if, after such withdrawal, removal or transfer, the Revolving Facility Usage would exceed the Borrowing Base.

6. REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1.1 Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default. Each Loan Party and each Subsidiary of each Loan Party (i) is a corporation, partnership, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except where the failure to do so would not constitute a Material Adverse Change, (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.16 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change; and (vi) has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease to the extent reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens and Royalty Agreements, except where the failure to do so would not constitute a Material Adverse Change. No Event of Default or Potential Default exists or is continuing.

6.1.2 Subsidiaries and Owners; Investment Companies. Schedule 6.1.2 states (i) the name of each of the Borrower’s Subsidiaries, their jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary (the “Subsidiary Equity Interests”), (ii) the name of each holder of an equity interest in the Borrower, the amount, percentage and type of such equity interest (the “Borrower Equity Interests”), and (iii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clause (i) or (iii) (collectively the “Equity Interests”). The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable. None of the Loan Parties or Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.”

6.1.3 Validity and Binding Effect. This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms, except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium general principle, or similar laws now or hereafter in effect relating to creditors’ rights; and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

6.1.4 No Conflict; Material Agreements; Consents. Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents). No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents.

6.1.5 Litigation. Except as set forth on Schedule 6.1.5, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body which individually or in the aggregate could reasonably be likely to result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be likely to result in any Material Adverse Change.

6.1.6 Financial Statements.

(i) Historical Statements. The Borrower has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 2011. In addition, the Borrower has delivered to the Administrative Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the calendar month ended October 31, 2012 (all such annual and interim statements being collectively referred to as the “Statements”). The Statements were compiled from the books and records maintained by the Borrower’s management, are correct and complete in all material respects and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments.

(ii) Accuracy of Financial Statements. Neither the Borrower nor any Subsidiary of the Borrower had any material liabilities, contingent or otherwise, or forward or long-term commitments that were not disclosed in the Statements or in the notes thereto, and except as disclosed therein there were no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which could reasonably be likely to cause a Material Adverse Change. Since December 31, 2011, no Material Adverse Change has occurred.

6.1.7 Margin Stock. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any

Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

6.1.8 Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished by or behalf of any Loan Party to the Administrative Agent or any Lender in connection herewith or therewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby which could reasonably be likely to cause a Material Adverse Change.

6.1.9 Taxes. All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that (a) such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made, or (b) the failure to do so could not reasonably be expected to cause a Material Adverse Change.

6.1.10 Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

6.1.11 Liens in the Collateral. The Liens in the Collateral granted to the Administrative Agent for the benefit of the Lenders pursuant to this Agreement, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement, the PNC Sweep Account Control Agreement, the PNC Blocked Account Control Agreement, any other Deposit Account Control Agreement, and the Mortgages (collectively, the “Collateral Documents”) constitute and will continue, subject to periodic required filings, to constitute Prior Security Interests. All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Borrower.

6.1.12 Accounts.

6.1.12.1 Nature of Accounts. Each of the Accounts shall be a bona fide and valid account representing a bona fide indebtedness incurred by an Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor or services theretofore rendered by a Loan Party as of the date each Account is created. Each Account shall be due and owing in accordance with the applicable Loan Party’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the Schedule of Accounts delivered by the Borrower to the Administrative Agent.

6.1.12.2 Solvency of Account Debtors. Each Account Debtor, to the best of each Loan Party’s knowledge, as of the date each Account is created, is and will be Solvent and able to pay all Accounts on which the Account Debtor is obligated in full when due or with respect to such Account Debtors of any Loan Party who are not Solvent such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Accounts.

6.1.13 Inventory. To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

6.1.14 Insurance. Schedule 6.1.14 lists all material insurance policies to which any Loan Party is a party, all of which are valid and in full force and effect. The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries. Each Loan Party has taken all actions required under the Flood Laws and/or requested by the Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the Administrative Agent with the address and/or GPS coordinates of each structure located upon any real property that will be subject to a mortgage in favor of the Administrative Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.

6.1.15 ERISA Compliance. Except as set forth in Schedule 6.1.15:

(i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS, or such Plan is documented on a protype or volume submitter plan document which has been approved by the IRS, or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(ii) No ERISA Event has occurred or is reasonably expected to occur; (a) no Plan has any unfunded pension liability (i.e. excess of benefit liabilities over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Plan for the applicable plan year); (b) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (c) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (d) no Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.1.16 Environmental Matters. Except for matters that, considered individually or in the aggregate, are not reasonably likely to materially disrupt the projected mining operations of the Loan Parties or otherwise result in a Material Adverse Change, each Loan Party is and, to the knowledge of each respective Loan Party and each of its Subsidiaries is and has been in compliance with applicable Environmental Laws except as disclosed on Schedule 6.1.16; provided that such matters so disclosed in the aggregate could not reasonably expected to result in a Material Adverse Change.

6.1.17 Solvency. On the Closing date and after giving effect to the initial Loans hereunder, each of the Loan Parties is Solvent.

6.1.18 Coal Act; Black Lung Act. To the extent applicable, Borrower, each of the other Loan Parties and its “related persons” (as defined in the Coal Act) are in compliance in all material respects with the Coal Act and none of the Borrower, the other Loan Parties or its related persons has any liability under the Coal Act except with respect to premiums or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder would not reasonably be expected to result in a Material Adverse Change. Borrower and the other Loan Parties are in compliance in all material respects with the Black Lung Act, and neither the Borrower nor the other Loan Parties has any liability under the Black Lung Act except with respect to premiums, contributions or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder would not reasonably be expected to result in a Material Adverse Change.

6.1.19 Bonding Capacity. After giving effect to the transactions contemplated by the Loan Documents, Borrower and the other Loan Parties have a sufficient mine bonding capacity reasonably necessary to conduct their operations substantially as projected in accordance with the financial projections of the Borrower and the other Loan Parties provided to the Administrative Agent.

6.1.20 Permit Blockage. Neither the Borrower nor the other Loan Parties have been barred for a period in excess of fourteen (14) consecutive days from receiving surface mining or underground mining permits pursuant to the permit block provisions of the Surface Mining Control and Reclamation Act, 30 U.S.C. §§ 1201 et seq., and the regulations promulgated thereto, or any corresponding state laws or regulations.

6.1.21 Armstrong Energy, Inc. Armstrong Energy, Inc. has no business operations or material properties other than (i) its equity interests in certain Guarantors, and (ii) providing executive management personnel and administrative and professional support for Armstrong Resource Partners, L.P. and the Loan Parties, and owning office equipment, supplies and materials.

6.1.22 Excluded Subsidiaries. Each Excluded Subsidiary (other than Elk Creek and Armstrong Tech) has no material assets and no material operations and, as of the Closing Date, the Borrower intends to dissolve, liquidate, wind down or merge out of existence within six (6) months after the Closing Date. Notwithstanding the foregoing, upon any investment by a Loan Party in an Excluded Subsidiary (other than Elk Creek and Armstrong Tech), other than any investment required or reasonably necessary to accomplish such dissolution, liquidation, winding down or merger, shall no longer constitute an Excluded Subsidiary and shall promptly execute a Guarantor Joinder and join this Agreement as a Guarantor on the date of its designation. Notwithstanding the foregoing, (a) Elk Creek shall be an Excluded Subsidiary hereunder so long as it holds no assets other than (i) the general partnership interest in Armstrong Resource Partners, (ii) cash in the form of distributions from Armstrong Resource Partners that are promptly distributed or transferred to a Loan Party and (iii) other assets with a fair market value, in the aggregate, of less than $1,000,000; and (b) Armstrong Tech shall be an Excluded Subsidiary hereunder so long as it holds assets with a fair market value, in the aggregate, of less than $1,000,000.

6.1.23 Vendor Liens. No default exists with respect to any of the Vendor Liens.

6.1.24 Anti-Money Laundering/International Trade Law Compliance. No Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country in violation of any law, regulation, order or directive enforced by any Compliance Authority or has any assets in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority. In addition to the foregoing, each of the Loan Parties represents and warrants that (i) the proceeds of the Loans will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (ii) the funds used to repay the Loans are not derived from any unlawful activity; and (iii) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws.

6.2 Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same. No

Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule; provided however, that the Borrower may update Schedules 1.1(R), 6.1.1, 6.1.2, 6.1.5, 6.1.12, and 6.1.16 without any Lender approval in connection with any transaction permitted under Sections 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], 8.2.7 [Dispositions of Assets or Subsidiaries] and 8.2.9 [Subsidiaries, Partnerships and Joint Ventures], or, with respect to any updates to Schedule 6.1.14, whenever such policies are renewed, replaced or otherwise updated.

7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1 First Loans and Letters of Credit.

7.1.1 Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that (w) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects, (x) the Loan Parties are in compliance with each of the covenants and conditions hereunder, (y) no Event of Default or Potential Default exists, and (z) no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrower delivered to the Administrative Agent;

(ii) A certificate dated the Closing Date and signed by the Secretary, an Assistant Secretary or other Authorized Officer of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business;

(iii) Copies of the duly executed Senior Secured Notes with a principal amount of at least $150,000,000 and the associated Senior Secured Note Indenture;

(iv) This Agreement and each of the other Loan Documents signed by an Authorized Officer and all appropriate financing statements;

(v) The Intercreditor Agreement duly executed by each party thereto;

(vi) A written opinion of counsel for the Loan Parties, dated the Closing Date and as to the matters set forth in Schedule 7.1.1;

(vii) Evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under this Agreement is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured, mortgagee and lender loss payee, and evidence that the Loan Parties have taken all actions required under the Flood Laws and/or requested by the Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the Administrative Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of the Administrative Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral;

(viii) Delivery of pro forma projections (including a pro forma closing balance sheet, pro forma statements of operations and cash flow) for the years 2012 through 2017, including assumptions used in preparing the forecast financial statements, satisfactory to the Administrative Agent;

(ix) All material consents required to effectuate the transactions contemplated hereby;

(x) Evidence that each existing financing arrangement with any of the Loan Parties as set forth on Schedule 7.1 have been terminated, and all outstanding obligations thereunder have been paid and all Liens securing such obligations have been released or have been agreed to be promptly released;

(xi) A Lien search in acceptable scope and with acceptable results;

(xii) The PNC Blocked Account Control Agreement signed by an Authorized Officer and all documentation requested by PNC relating to opening of the Blocked Account thereto;

(xiii) The PNC Sweep Account Control Agreement signed by an Authorized Officer and all documentation requested by PNC relating to opening of the deposit account subject thereto;

(xiv) Any other Deposit Account Control Agreement signed by an Authorized Officer, and each Depository and evidence of the deposit account subject thereto;

(xv) A duly completed Borrowing Base Certificate as of the Closing Date, signed by an Authorized Officer of Borrower and demonstrating Undrawn Availability of at least $20,000,000;

(xvi) A duly completed (a) Schedule of Accounts, (b) Schedule of Inventory, and (c) Schedule of Payables;

(xvii) A review of the amount and nature of all tax, employee retirement benefit, labor contracts and relations, environmental and all other contingent liabilities (including any litigation) to which the Loan Parties may be subject;

(xviii) Evidence that the Borrower has sufficient mine bonding capacity to conduct their operations as projected in accordance with the financial projections of the Borrower and its Subsidiaries provided to the Administrative Agent;

(xix) The Authorized Officer of each Loan Party, acting in their capacities as such officers, shall have delivered a certificate in form and substance satisfactory to the Administrative Agent as to the solvency of each Loan Party after giving effect to the transactions contemplated hereby; and

(xx) Such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.

7.1.2 Payment of Fees. The Borrower shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document.

7.2 Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations, warranties of the Loan Parties shall then be true and correct, (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders, and (iv) the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.

8. COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:

8.1 Affirmative Covenants.

8.1.1 Preservation of Existence, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.].

8.1.2 Payment of Liabilities, Including Taxes, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all material liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

8.1.3 Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. The Loan Parties shall comply with the covenants and provide the endorsement set forth on Schedule 8.1.3 relating to property and related insurance policies covering the Collateral. Each Loan Party shall take all actions required under the Flood Laws and/or requested by the Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the Administrative Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of the Administrative Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.

8.1.4 Maintenance of Properties and Leases. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

8.1.5 Visitation Rights; Field Examinations. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine (including, without limitation, any field examination and/or appraisal satisfactory to Agent in its sole discretion) and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such reasonable times during normal business hours and reasonable intervals as any of the Lenders may reasonably request, provided that so long as a Liquidity Event has not occurred, each Lender shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection, and provided, further that so long as a Liquidity Event has not occurred there shall be no more than one field examination and/or appraisal of Inventory and Accounts per fiscal year of the Borrower, which examination shall be conducted by an independent examiner selected by the Administrative Agent and reasonably acceptable to the Borrower, with such examination at the sole cost and expense of the Borrower. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.

8.1.6 Keeping of Records and Books of Account. The Borrower shall, and shall cause each their Subsidiaries to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.7 Compliance with Laws; Use of Proceeds. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 8.1.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.8 [Use of Proceeds] and as permitted by applicable Law.

8.1.8 Further Assurances. Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent’s Lien on and Prior Security Interest in the Collateral and all other real and personal property of the Loan Parties whether now owned or hereafter acquired as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

8.1.9 Anti-Terrorism Laws. None of the Loan Parties is or shall be (i) a Person with whom any Lender is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law, (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law, or (iii) otherwise in violation of any Anti-Terrorism Law. The Loan Parties shall provide to the Lenders any certifications or information that a Lender requests to confirm compliance by the Loan Parties with Anti-Terrorism Laws.

8.1.10 Maintenance of Patents, Trademarks, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses and franchises necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

8.1.11 Collateral and Additional Collateral (Including As-Extracted Collateral); Execution and Delivery of Additional and Ancillary Security Documents.

(i) Pursuant to the Loan Documents, the Loan Parties shall grant, or cause to be granted, to the Administrative Agent, for the benefit of the Lenders, a Prior Security Interest in and lien on, subject only to Permitted Liens, all Collateral, including all Capital Stock and equity interests owned by the Loan Parties (except for the equity interests in Excluded Subsidiaries).

(ii) Without limiting the generality of the foregoing, each applicable Loan Party which owns or leases any real property shall execute and deliver any and all Mortgages substantially in the form of Exhibit 1.1(M) hereof, other Mortgages, deeds of trust, assignments, pledges, security interests, financing statements and additional documents and agreements relating thereto and Ancillary Security Documents reasonably requested by the Administrative Agent to grant a first priority Lien (subject only to Permitted Liens, including those Liens provided in the Senior Secured Note Indenture pursuant to the terms of the Intercreditor Agreement), and with respect to any leased Real Property, any lessor consents that the Administrative Agent reasonably requests, in such Loan Party’s interest in such real property in favor of the Administrative Agent, for the ratable benefit of the Lenders, as security for the Obligations; provided that, with respect to any real estate (whether fee or leasehold, but not including any real estate that constitutes Excluded Property) acquired after the Closing Date, such Mortgages and other documents and instruments shall be executed and delivered on or before the earliest to occur of (a) within thirty (30) days after the acquisition of any Real Property (whether leased or owned) in the event that such Real Property contains any active surface mining or Coal extraction operations, (b) within thirty (30) days after the end of each fiscal year, for Real Properties (whether leased or owned) acquired by the Loan Parties during such fiscal year if such Real Property has no active surface mining or Coal extraction operations occurring, or (c) prior to the commencement of active surface mining or Coal extraction operations on any Real Property (whether leased or owned), that did not contain active mining or Coal extraction operations either on the Closing Date or on the date of acquisition of such Real Property. In furtherance of the foregoing, the Loan Parties shall diligently cooperate with and assist, at their own expense, the Administrative Agent in procuring any and all Mortgages, deeds of trust, assignments, pledges, security interests, financing statements, lessor consents and additional documents and agreements relating thereto. Upon the occurrence of an Event of Default that has not been waived, each Loan Party hereby appoints any officer or agent of the Administrative Agent as its true and lawful attorney, for it and in its name, place and stead, to make, execute, deliver, and cause to be recorded or filed any or all such Mortgages, deeds of trust, assignments, pledges, security interests, financing statements and additional documents and agreements relating thereto, granting unto said attorney full power to do any and all things said attorney may consider reasonably necessary or appropriate to be done with respect to the Mortgages as fully and effectively as such Loan Party might or could do, and hereby ratifying and confirming all its said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the terms of this Agreement and all transactions hereunder. All reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the exercise of the rights under this Section shall be paid by the Loan Parties on demand of the Administrative Agent. The Loan

Parties, the Lenders and the Administrative Agent agree that without any further action on the part of any of them, upon execution and/or delivery, the Mortgages, and other deeds of trust, assignments, pledges, security interests, financing statements and additional documents and agreements relating thereto, the Ancillary Security Documents and lessor consents shall become Loan Documents and the assets that are subject to the Mortgages and the other Loan Documents shall become collateral for the Obligations.

8.1.12 Maintenance of Material Contracts. The Borrower and its Subsidiaries shall maintain and comply with the terms and conditions of all material contracts, except where the failure to do so, either individually or in the aggregate, would not result in a Material Adverse Change.

8.1.13 Maintenance of Licenses, Etc. The Loan Parties shall maintain in full force and effect all licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business except where the failure to do so, either individually or in the aggregate, would not result in a Material Adverse Change.

8.1.14 Maintenance of Permits. The Loan Parties shall maintain all Required Mining Permits in full force and effect in accordance with their terms except where the failure to do so, either individually or in the aggregate, would not result in a Material Adverse Change.

8.1.15 Cash Management Agreements. Within thirty (30) days after the Closing Date the Borrower shall deliver or cause to be delivered the following, in form and substance satisfactory to the Administrative Agent, duly executed Cash Management Agreements acceptable to the Administrative Agent. Change.

8.1.16 Initial Appraisal / Field Examination. Within ninety (90) days after the Closing Date the Administrative Agent shall have received the results of a field examination and Collateral audit of Inventory and Accounts acceptable to the Administrative Agent in its Reasonable Credit Judgment.

8.1.17 Federal Assignment of Claims Act. The Loan Parties shall use commercially reasonable efforts to cause any Accounts for which the Account Debtor is the government of the United States of America, or any department, agency or instrumentality thereof, including but not limited to TVA Accounts, to fully comply with the Federal Assignment of Claims Act (or applicable similar legislation) so as to validly perfect the Lenders’ Prior Security Interest to the Administrative Agent’s satisfaction. Failure to validly perfect the Lenders’ Prior Security Interest in such Accounts to the Administrative Agent’s satisfaction (after using commercially reasonable efforts to do so) shall not be a violation of this Section 8.1.17.

8.1.18 Designation of Unrestricted Subsidiaries/Restricted Subsidiaries.

(i) The Borrower may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an “Unrestricted Subsidiary” if (x) it meets the following qualifications, (y) there is no Liquidity Event in effect at the time of such designation, and (z) the designation would not cause an Event of Default or a Potential Event of Default:

(A) Such Subsidiary does not own any Capital Stock of any Loan Party or hold any Indebtedness of, or any Lien on any property of any Loan Party;

(B) At the time of the designation, the designation would be permitted under the Senior Note Indenture;

(C) Any guaranty or other credit support of Obligations of such Subsidiary by any Loan Party is permitted under Section 8.2.1 [Indebtedness].

(D) The Subsidiary is not party to any transaction or arrangement with any Loan Party that would not be permitted under Section 8.2.8 [Affiliate Transactions].

(E) No Loan Party has any obligation to subscribe for additional Capital Stock of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to section 8.1.18(ii).

(ii) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in Section 8.1.18(i) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph 8.1.18 (v).

(iii) The Borrower may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause an Event of Default or a Potential Default.

(iv) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

(A) all existing loans, advances, ownership of Capital Stock, bonds, notes, securities, or any other investment of any Loan Party therein or thereto (valued at such Loan Party’s proportional share of the fair market value of such Subsidiaries assets less liabilities) will be deemed made at that time;

(B) all existing Capital Stock or Indebtedness of a Loan Party held by such Subsidiary will be deemed Incurred at that time, and all Liens on property of a Loan Party held by it will be deemed incurred at that time;

(C) all existing transactions between such Subsidiary and a Loan Party will be deemed entered into at that time;

(D) such Subsidiary shall be released at that time from its Guaranty; and

(E) such Subsidiary will cease to be subject to the provisions of this Agreement as a Loan Party.

(v) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(A) all of such Subsidiary’s Indebtedness will be deemed incurred at that time;

(B) such Subsidiary shall be required to execute a Guarantor Joinder and join this Agreement as a Guarantor on the date of its designation; and

(C) such Subsidiary will thenceforward be subject to the provisions of this Agreement as a Loan Party.

(vi) Any designation by the Borrower of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy a resolution of the Borrower’s board of directors giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the foregoing provisions, all in form and subject acceptable to the Administrative Agent in its sole discretion.

8.2 Negative Covenants.

8.2.1 Indebtedness. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except for the following (each solely to the extent the same is permitted under the terms of the Senior Secured Note Indenture in effect on the Closing Date):

(i) Indebtedness under the Loan Documents;

(ii) existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1);

(iii) Indebtedness incurred with respect to Purchase Money Security Interests as and to the extent permitted under the definition on “Permitted Lien” and capitalized leases (including any extensions or renewals thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof;

(iv) Indebtedness of a Loan Party to another Loan Party which is subordinated pursuant to the Intercompany Subordination Agreement;

(v) any (i) Lender Provided Interest Rate Hedge, (ii) other Interest Rate Hedge approved by the Administrative Agent, (iii) Commodity Hedge or (iii) Indebtedness under any Other Lender Provided Financial Services Product; provided however, the Loan Parties and their Subsidiaries shall enter into a Lender Provided Interest Rate Hedge, another Interest Rate Hedge or Commodity Hedge only for hedging (rather than speculative) purposes,

(vi) Indebtedness pursuant to the Senior Secured Notes and any Exchange Notes (as defined in the Senior Secured Note Indenture) issued pursuant to the Senior Secured Note Indenture, and any guaranty thereof;

(vii) Indebtedness attributable to any (i) Sale and Leaseback Transactions with certain Affiliates of the Borrower outstanding as of the Closing Date, or (ii) Sale and Leaseback Transactions with Armstrong Resource Partners or a subsidiary thereof pursuant to agreements that have been entered into by a Loan Party in compliance with Section 8.2.8 [Affiliate Transactions] along with the associated options and related rights, in each case, that are characterized as sale and leaseback transactions solely because of the continuing involvement of such Affiliate in mining related to such leases) entered into by such Person;

(viii) accrued and unpaid royalties owed to Affiliates that a Loan Party intends to satisfy through a Permitted Reserve Transfer, in an aggregate amount not to exceed $30,000,000 at any time outstanding accrued; and

(ix) Unsecured Indebtedness other than that described in (i) through (vii) above, in an amount not to exceed $10,000,000 in the aggregate at any one time.

8.2.2 Liens; Lien Covenants. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

8.2.3 Guaranties. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties permitted hereunder and endorsements of checks, notes or other instruments in the ordinary course of business.

8.2.4 Loans and Investments. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except for the following (each solely to the extent the same is permitted under the terms of the Senior Secured Note Indenture in effect on the Closing Date):

(i) trade credit extended on usual and customary terms in the ordinary course of business;

(ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

(iii) Lender Provided Interest Rate Hedges, Interest Rate Hedges and Commodity Hedges permitted pursuant to Section 8.2.1(v) of this Agreement;

(iv) loans to officers, shareholders and Affiliates in the amounts set forth on Schedule 8.2.4 hereof;

(v) Permitted Investments;

(vi) loans, advances and investments in other Loan Parties; and

(vii) each of the following so long (a) as there is no Liquidity Event existing for thirty (30) days immediately prior to the time of such loans, advances and/or investments or immediately after giving effect to such loans, advances and/or investments, (b) Undrawn Availability at the time of such loans, advances and/or investments or after giving effect thereto equal to or exceeding $15,000,000, and (c) no Loan Party incurs additional Indebtedness in connection with such loans, advances and/or investments: (1) purchases of Permitted Joint Ventures assets or ownership interests not prohibited by Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] in an amount not to exceed $10,000,000.00, (2) investment in connection with a Permitted Acquisition in an amount not to exceed $20,000,000.00, and (3) loans, advances and investments not otherwise permitted in (i) through (vi) above in an amount not to exceed $10,000,000.00.

8.2.5 Dividends and Related Distributions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of Capital Stock, on account of the purchase, redemption, retirement or acquisition of its shares of Capital Stock (or warrants, options or rights therefor); provided, however, that a Loan Party may make a dividend or distribution upon the following conditions: (a) the Borrower shall deliver to the Administrative Agent at least five (5) Business Days before such proposed dividend or distribution a certificate of the Borrower evidencing (x) pro forma compliance with the Minimum Fixed Charge Coverage Ratio set forth in Section 8.2.14 (measured as of the date of the dividend or distribution immediately after giving effect to such dividend or distribution), and (y) after giving pro forma effect to any Loans made or Letters of Credit issued in connection with such dividend, the outstanding Obligations shall not exceed the greater of (A) $10,000,000 or (B) twenty five percent (25%) of the Borrowing Base, (b) at the time of any such dividend or distribution, no Event of Default, Potential Default or Liquidity Event shall exist or shall result after giving effect thereto, and (c) such dividend or distribution is permitted under the terms of the Senior Secured Note Indenture as in effect on the Closing Date.

8.2.6 Liquidations, Mergers, Consolidations, Acquisitions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or Capital Stock of any other Person, except for the following (each solely to the extent the same is permitted under the terms of the Senior Secured Note Indenture in effect on the Closing Date):

(i) transactions permitted under Section 8.2.7 [Dispositions of Assets];

(ii) that a Loan Party (other than the Borrower) may merge or consolidate with or into another Loan Party;

(iii) any Unrestricted Subsidiary or Excluded Subsidiary may be liquidated, wound-up, dissolved or merged with and into another Loan Party, Unrestricted Subsidiary or Excluded Subsidiary;

(iv) any Loan Party may acquire, whether by purchase or by merger, (1) all of the ownership interests of another Person or (2) substantially all of the assets of another Person or of a business or division of another Person (each a “Permitted Acquisition”), provided that each of the following requirements is met:

(A) if the Loan Parties are acquiring the ownership interests in such Person, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor on or before the date of such Permitted Acquisition;

(B) the Loan Parties, such Person and its owners, as applicable, shall grant Liens on or before the date of such Permitted Acquisition in the assets of such Person that will constitute Collateral;

(C) the board of directors or other equivalent governing body of (1) the Loan Parties and (2) the owner of the assets being acquired pursuant to such Permitted Acquisition shall have approved such Permitted Acquisition and shall have delivered to the Administrative Agent written evidence of the approval of such board of directors (or equivalent body);

(D) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

(E) if the Loan Parties are acquiring all or substantially all of the assets of another Person or of a business or division of another Person or are acquiring all or substantially all of the ownership interests of another Person, then the assets of such Person or the assets of such division shall be substantially the same as, or shall support or be complementary to, the lines of business conducted by the Loan Parties and shall comply with Section 8.2.10 [Continuation of or Change in Business];

(F) the Borrower shall demonstrate that, after giving effect to such Permitted Acquisition and any Loan associated therewith, (1) the Borrower shall have Undrawn Availability of not less than $15,000,000, (2) no Loan Party incurs additional Indebtedness in connection with such Permitted Acquisition, except for Indebtedness permitted under Section 8.2.1 [Indebtedness], and (3) the Borrower shall be in pro forma compliance with the Minimum Fixed Charge Coverage Ratio set forth in Section 8.2.14 [Minimum Fixed Charge Coverage Ratio], as evidenced by a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent demonstrating such compliance; and

(G) the Loan Parties shall deliver to the Administrative Agent at least five (5) Business Days before such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition and shall deliver to the Administrative Agent such other information about such Person or its assets as any Lender may reasonably require, including, but not limited to the financial statements of such Person and the projected pro-forma financial projections calculated after giving effect to such Permitted Acquisition.

8.2.7 Dispositions of Assets or Subsidiaries. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of Capital Stock of a Subsidiary of such Loan Party), except for the following (each solely to the extent the same is permitted under the terms of the Senior Secured Note Indenture in effect on the Closing Date):

(i) transactions involving the sale of inventory in the ordinary course of business;

(ii) any sale, transfer, disposal, abandonment or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party’s or such Subsidiary’s business;

(iii) any sale, transfer or lease of assets by any Loan Party or wholly owned Subsidiary of such Loan Party to another Loan Party;

(iv) any sale, transfer disposal, abandonment or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased; provided such substitute assets are obtained within 360 days and are subject to the Lenders’ Prior Security Interest;

(v) any sale, transfer or lease of assets in connection with a Permitted Joint Venture to the extent permitted pursuant to Section 8.2.4 (vii), 8.2.4 (viii) and/or 8.2.8 [Affiliate Transactions] of this Agreement;

(vi) any sale, transfer, disposal, abandonment or lease of Senior Secured Notes Priority Collateral, to the extent permitted by the Senior Secured Note Indenture;

(vii) the discount of Accounts arising in the ordinary course of business in connection with the compromise or collection thereof;

(viii) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(ix) the sale of Capital Stock of an Unrestricted Subsidiary; or

(x) any sale, transfer, disposal, abandonment or lease of assets, other than those specifically excepted pursuant to clauses (i) through (ix) above, up to an amount of $500,000 per fiscal year.

Provided that a sale, transfer, disposal, abandonment or lease of assets by any Loan Party is permitted under this Section 8.2.7, the Administrative Agent will, upon written request from the Borrower, provide evidence of the release of the Lenders’ Prior Security Interest over such assets.

8.2.8 Affiliate Transactions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with any Affiliate of any Loan Party (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person, or amending or modifying any agreements or arrangements between a Loan Party and an Affiliate) unless (i) such transaction is not otherwise prohibited by this Agreement, (ii) such transaction is permitted under the terms of the Senior Secured Note Indenture in effect on the Closing Date, (iii) is entered into upon fair and reasonable arm’s-length terms and conditions which are fully disclosed to the Administrative Agent or, in the case of modifications to or amendments of existing agreements or arrangements, are not materially less favorable to any Loan Party than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Borrower, and which are fully disclosed to the Administrative Agent, (iv) is in accordance with all applicable Law, (v) any transaction with any Affiliate of any Loan Party or series of transactions with any Affiliate of any Loan Party with an aggregate value in excess of $10,000,000 must be approved in advance by a majority of the board of directors of the Borrower who are disinterested in the subject matter of the transaction pursuant to a resolution of such board of directors, and (vi) prior to entering into any transaction with any Affiliate of any Loan Party or series of transactions with any Affiliate of any Loan Party with an aggregate value in excess of $25,000,000, the Borrower must in addition obtain and provide to the Administrative Agent a favorable written opinion from a nationally recognized investment banking firm (or, with respect to transactions involving coal reserves or other mining related assets, nationally recognized reserve engineers) as to the fairness of the transaction to the Loan Parties from a financial point of view. The foregoing shall not prohibit management, consulting and similar fees entered into upon fair and reasonable arm’s-length terms and conditions in the ordinary course of business; employment agreements and other incentive compensation with full-time employees of Loan Parties in the ordinary course of business; or loans between Loan Parties in the ordinary course of business and as otherwise permitted under this Agreement.

8.2.9 Subsidiaries, Partnerships and Joint Ventures. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; (ii) any Unrestricted Subsidiary; (iii) any Disposition Subsidiary; or (iv) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor by delivering to the Administrative Agent (A) a signed Guarantor Joinder; (B) documents in the forms described in Section 7.1 [First Loans and Letters of Credit] modified as appropriate; and (C) documents necessary to grant and perfect Prior Security Interests to the Administrative Agent for the benefit of the Lenders in the equity interests of, and Collateral held by, such Subsidiary. Each of the Loan Parties shall not become or agree to become a party to a Joint Venture other than a Permitted Joint Venture.

8.2.10 Continuation of or Change in Business. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than its current business, substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, and such Loan Party or Subsidiary shall not permit any material change in such business.

8.2.11 Fiscal Year. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

8.2.12 Issuance of Stock. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its Capital Stock, membership interests, partnership interests or any options, warrants or other rights in respect thereof, except for the following (each solely to the extent the same is permitted under the terms of the Senior Secured Note Indenture in effect on the Closing Date):

(i) in connection with compensation, benefit plans or incentive plans for employees or officers,

(ii) issuances of stock or interests in Loan Parties to other Loan Parties, or

(iii) issuance of stock or interests by the Borrower in connection with the AE Equity Offerings and an exchange of preferred stock for common stock pursuant to that certain Share Exchange Agreement by and between Yorktown Energy Partners IX, L.P. and Borrower dated as of December 12, 2012, as in effect on the Closing Date.

8.2.13 Changes in Organizational Documents, Senior Secured Notes. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to:

(i) amend in any respect its certificate of incorporation (including any provisions or resolutions relating to Capital Stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least ten (10) calendar days’ prior written notice to the Administrative Agent and, in the event such change would be material and adverse to the Lenders as determined by the Administrative Agent in its Reasonable Credit Judgment, obtaining the prior written consent of the Required Lenders; or

(ii) amend, refinance or replace in any respect any provision of the Senior Secured Note Indenture, the Senior Secured Notes or agreements related to the foregoing; or

(iii) provide or accept additional collateral or guaranties from any Person (whether or not such Person is an Affiliate of Borrower), unless corresponding collateral and guaranties are provided to the Administrative Agent for the benefit of the Lenders, as provided in the Intercreditor Agreement.

8.2.14 Minimum Fixed Charge Coverage Ratio. Upon the occurrence of a Liquidity Event, if any Loans are then outstanding or have been outstanding at any time during the preceding twelve (12) months then ended, or if any Loans become outstanding during a Liquidity Event, and continuing until no Liquidity Event exists for thirty (30) consecutive days, the Loan Parties shall not permit the Fixed Charge Coverage Ratio, calculated as of the end of each calendar month for the twelve (12) months then ended, to be less than 1.0 to 1.0.

8.2.15 Intentionally Deleted.

8.2.16 Limitation on Negative Pledges. Except for the restrictions on granting Liens in the Senior Secured Note Indenture as in effect on the Closing Date, each of the Loan Parties shall not, and shall not permit any Subsidiary, to enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of such Loan Party or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than (a) this Agreement and the other Loan Documents (b) with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with a disposition of assets permitted under this Agreement of all or substantially all of the equity interests or assets of such Subsidiary, (c) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) customary provisions restricting assignment of any licensing agreement (in which a Loan Party or its Subsidiaries are the licensee) with respect to a contract entered into by a Loan Party or its Subsidiaries in the ordinary course of business and (e) customary provisions restricting subletting, sublicensing or assignment of any intellectual property license or any lease governing any leasehold interests of a Loan Party and its Subsidiaries.

8.3 Reporting Requirements. The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

8.3.1 Monthly/Quarterly Financial Statements. As soon as available and in any event within (a) thirty (30) calendar days after the end of each calendar month during which there are any Loans outstanding, or (b) forty five (45) calendar days after the end of each of each calendar quarter at any other time, financial statements of the Borrower and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such month and related consolidated statements of income, stockholders’ equity and cash flows for the month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by an Authorized Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

8.3.2 Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of the Loan Parties, financial statements of the Borrower and its Subsidiaries consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and, and, with respect to the consolidated financial statements, certified by Ernst & Young or another independent certified public accountants reasonably satisfactory to the Administrative Agent and delivered together with any management letters of such accountants addressed to the Borrower

(and such certificate or report of accountants referred to above, shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents). The Auditor’s Report shall set forth the agreed upon procedures, acceptable in to the Administrative Agent, and the type and extent of such agreed upon procedures performed shall be acceptable to the Administrative Agent.

8.3.3 Certificate of the Borrower. Concurrently with the financial statements of the Borrower furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Monthly/Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a Compliance Certificate; provided, however, that with respect to any Compliance Certificate provided under this Section with the financial statements provided pursuant to Sections 8.3.1 [Monthly/Quarterly Financial Statements], the Borrower shall only be required to deliver such Compliance Certificate on a quarterly basis for each fiscal quarter within forty-five (45) days after the end of such fiscal quarter.

8.3.4 Borrowing Base Certificates, Schedules of Accounts, Inventory and Payables.

(i) As soon as available and in any event within ten (10) calendar days after the end of each calendar month, a Borrowing Base Certificate as of the last day of the immediately preceding month in the form of Exhibit 8.3.4 hereto, appropriately completed, executed and delivered by the Chief Executive Officer, President or Authorized Financial Officer of the Borrower, together with, upon the reasonable request of the Agent, a detailed sales register, a cash receipts journal and a purchase journal showing sales, receipts and purchases for the immediately preceding month, and a Schedule of Accounts, a Schedule of Inventory, and a Schedule of Payables as of the end of the immediately preceding month; the foregoing notwithstanding, following the occurrence of a Liquidity Event, for the immediately preceding Business Day, upon the request of the Administrative Agent (at such intervals as the Administrative Agent may request in its sole discretion) a Borrowing Base Certificate, appropriately completed, executed and delivered by an Authorized Officer, together with (a) a detailed sales register, (b) a cash receipts journal and (c) a purchase journal showing sales, receipts and purchases each for the preceding Business Day, and (d) a Schedule of Accounts, Schedule of Inventory, and Schedule of Payables as of the end of the immediately preceding week.

(ii) In the event (a) the Borrower elects to include TVA Accounts under Section (vii) of Schedule 1.1(Q)(1), and (b) any Loans are outstanding, the Borrower shall also provide, not less than once every week, a current Schedule of Accounts relating solely to TVA.

(iii) In addition, each Loan Party will deliver to Agent at such intervals as the Administrative Agent may require: (i) confirmatory assignment schedules, (ii) copies of customer’s invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as the Administrative Agent may require including trial balances and test verifications. The Administrative Agent shall have the right to confirm and verify all Accounts by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.

The items to be provided under this Section 8.3.4 are to be in form satisfactory to the Administrative Agent and executed by the Borrower and delivered to the Administrative Agent from time to time solely for the Administrative Agent’s convenience in maintaining records of the Collateral, and the Borrower’s failure to deliver any of such items to the Administrative Agent shall not affect, terminate, modify or otherwise limit the Administrative Agent’s Lien with respect to the Collateral.

8.3.5 Notices.

8.3.5.1 Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

8.3.5.2 Liquidity Event. Promptly after any officer of any Loan Party has learned of the occurrence of a Liquidity Event, a certificate signed by an Authorized Officer setting forth the details of such Liquidity Event.

8.3.5.3 Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $5,000,000 or which if adversely determined would constitute a Material Adverse Change.

8.3.5.4 Organizational Documents. Within the time limits set forth in Section (ii) [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party.

8.3.5.5 Erroneous Financial Information. Immediately in the event that the Borrower or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance, notice in writing setting forth the details thereof and the action which the Borrower proposes to take with respect thereto.

8.3.5.6 ERISA Event. Immediately upon the occurrence of any ERISA Event, notice in writing setting forth the details thereof and the action which the Borrower proposes to take with respect thereto.

8.3.5.7 Other Reports. Promptly upon their becoming available to the Borrower:

(i) Annual Budget. The annual budget and any forecasts or projections of the Borrower, to be supplied not later than fifteen (15) days prior to commencement of the fiscal year to which any of the foregoing may be applicable,

(ii) Management Letters. Any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit,

(iii) Reportable Compliance Event. The occurrence of a Reportable Compliance Event, and

(iv) Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.

8.4 Accounts.

8.4.1 Location of Records of Accounts. Until written notice is given to the Administrative Agent by the Borrower of any other office at which any Loan Party keeps its records pertaining to Accounts, all such records shall be kept at such Loan Party’s executive office.

8.4.2 Collection of Accounts. Until any Loan Party’s authority to do so is terminated by the Administrative Agent (which notice the Administrative Agent may give at any time upon the occurrence of a Liquidity Event and continuing until no Liquidity Event exists for thirty (30) consecutive days), each Loan Party will, at such Loan Party’s sole cost and expense, but on the Administrative Agent’s behalf and for the Administrative Agent’s account, collect as the Administrative Agent’s property and in trust for the Administrative Agent all amounts received on Accounts, and shall not commingle such collections with any Loan Party’s funds or use the same except to pay Obligations.

8.4.3 Power to Act on Behalf of Loan Parties. The Administrative Agent shall have the right to receive, endorse, assign and/or deliver in the name of the Administrative Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Accounts, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes the Administrative Agent or the Administrative Agent’s designee as such Loan Party’s attorney with power (i) to endorse such Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Loan Party’s name on any invoice or bill of lading relating to any of the Accounts, drafts against Account Debtors, assignments and verifications of Accounts; (iii) to, immediately upon the occurrence of an Event of Default and continuing until no Event of Default exists for thirty (30) consecutive days, send verifications of Accounts to any Account Debtor; (iv) to sign such Loan Party’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by the Administrative Agent to preserve, protect, or perfect the Administrative Agent’s interest in the Collateral and to file same; (v) to, immediately upon the occurrence of an Event of Default and continuing until no Event of Default exists for thirty (30) consecutive days, demand payment of the Accounts; (vi) to, immediately upon the occurrence of an Event of Default and continuing until no Event of Default exists for thirty (30) consecutive days, enforce payment of the Accounts by legal proceedings or otherwise; (vii) to exercise all of such Loan Party’s rights and remedies with respect to the collection of the Accounts and any other Collateral; (viii) to, immediately upon the occurrence of an Event of Default and continuing until no Event of Default exists for thirty (30) consecutive days, settle, adjust, compromise, extend or renew the Accounts; (ix) to, immediately upon the occurrence of an Event of Default and continuing until no Event of Default exists for thirty (30) consecutive days, settle, adjust or compromise any legal proceedings brought to collect Accounts; (x) to, immediately upon the occurrence of an Event of Default and continuing until no Event of Default exists for thirty (30) consecutive days, prepare, file and sign such Loan Party’s name on a proof of claim in bankruptcy or similar document against any Account Debtor; (xi) to, immediately upon the occurrence of an Event of Default and continuing until no Event of Default exists for thirty (30) consecutive days, prepare, file and sign such Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. The Administrative Agent shall have the right at any time following the occurrence of a Liquidity Event and continuing until no Liquidity Event exists for thirty (30) consecutive days to change the address for delivery of mail addressed to any Loan Party to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to any Loan Party.

8.4.4 No Liability. Neither the Administrative Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of a Liquidity Event and continuing until no Liquidity Event exists for thirty (30) consecutive days, the Administrative Agent may, without notice or consent from any Loan Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Accounts or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. the Administrative Agent is authorized and empowered to accept the return of the goods represented by any of the Accounts, without notice to or consent by any Loan Party, all without discharging or in any way affecting any Loan Party’s liability hereunder.

8.4.5 Adjustments. No Loan Party will, without the Administrative Agent’s consent, compromise or adjust any material amount of the Accounts (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Loan Party.

9. DEFAULT

9.1 Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1 Payments Under Loan Documents. Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit or Obligation or any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents on the date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof, including any failure to make a mandatory prepayment under Section 5.7.2 [Borrowing Base Exceeded];

9.1.2 Breach of Warranty. Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

9.1.3 Breach of Negative Covenants or Visitation Rights; Failure to Deliver Borrowing Base Certificate. Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.5 [Visitation Rights], Section 8.2 [Negative Covenants], or Section 8.3.4 [Borrowing Base Certificates];

9.1.4 Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days after the earlier of the date on which (i) an Authorized Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent;

9.1.5 Defaults in Other Agreements or Indebtedness. A default or event of default shall occur at any time under the Senior Secured Notes, the Senior Secured Note Indenture or the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $5,000,000 in the aggregate, and such default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived);

9.1.6 Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of $5,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

9.1.7 Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated

(except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

9.1.8 Uninsured Losses; Proceedings Against Assets. There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $5,000,000 or the Collateral or any other of the Loan Parties’ or any of their Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

9.1.9 Events Relating to Plans and Benefit Arrangements. (i) An ERISA Event occurs with respect to a Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000;

9.1.10 Change of Control. (i) An event or series of events by which (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a Yorktown Party, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 35% or more of the total voting power of the voting Capital Stock of the Borrower on a fully-diluted basis, and (b) the Yorktown Parties are not the beneficial owners of a larger percentage of the voting power of such voting Capital Stock than such person or group;

(ii) following the initial public equity offering of common Capital Stock of the Borrower, during any period of 12 consecutive months, a majority of the members of the Board of Directors of the Borrower cease to be composed of individuals (a) who were members of the Board of Directors on the first day of such period, (b) whose election or nomination to the Board of Directors was approved by individuals referred to in clause (a) above constituting at the time of such election or nomination at least a majority of the Board of Directors or (c) whose election or nomination to the Board of Directors was approved by individuals referred to in clauses (a) and (b) above constituting at the time of such election or nomination at least a majority of the Board of Directors (excluding, in the case of both clause (b) and clause (c), any individual whose initial nomination for, or assumption of office as, a member of the Board of Directors occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors);

(iii) the sale, conveyance, transfer or other disposition of all or substantially all of the assets (whether directly or through one or more Subsidiaries) of the Borrower (determined on a consolidated basis for the Borrower and its Subsidiaries), except to a Yorktown Party or a transaction permitted by the proviso at the end of clause (a) of “Consolidation, Merger or Sale of Assets” in the Senior Secured Note Indenture in effect on the Closing Date; or

(iv) the adoption of a plan of liquidation or dissolution of the Borrower.

9.1.11 Relief Proceedings. (i) A Relief Proceeding shall have been instituted against any Loan Party or Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Loan Party or any Subsidiary of a Loan Party ceases to be Solvent or admits in writing its inability to pay its debts as they mature.

9.2 Consequences of Event of Default.

9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1.1 through 9.1.10 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledge to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1.11 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3 Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan

Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

9.2.4 Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until Payment in Full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(i) first, to reimburse the Administrative Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ and paralegals’ fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Lenders or any one of them or the Administrative Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

(ii) second, to the repayment of all Obligations of fees and expenses associated with the Loans then due and unpaid of the Loan Parties to the Lenders or their Affiliates incurred under this Agreement or any of the other Loan Documents or agreements evidencing any Lender Provided Interest Rate Hedge or Other Lender Provided Financial Services Obligations, whether of principal, interest, fees, expenses or otherwise and to cash collateralize the Letter of Credit Obligations, in such manner as the Administrative Agent may determine in its discretion; and

(iii) the balance, if any, as required by Law.

10. THE ADMINISTRATIVE AGENT

10.1 Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) in good faith believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and in good faith believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If PNC resigns as Administrative Agent under this Section 10.6, PNC shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

10.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Lenders listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

10.9 Administrative Agent’s Fee. The Borrower shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) among the Borrower and Administrative Agent, as amended from time to time.

10.10 Authorization to Release Collateral and Guarantors. The Lenders and Issuing Lenders authorize the Administrative Agent to release, after written notice from the Borrower to the Administrative Agent, (i) any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and (ii) any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

10.11 No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

11. MISCELLANEOUS

11.1 Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

11.1.1 Increase of Commitment. Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender;

11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

11.1.3 Release of Collateral or Guarantor. Except for sales of assets permitted by Section 8.2.7 [Dispositions of Assets or Subsidiaries], release all or substantially all of the Collateral or any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

11.1.4 Miscellaneous. Amend Section 5.2 [Pro Rata Treatment of Lenders], 10.3 [Exculpatory Provisions, Etc.] or 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders);

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lender, or the Swing Loan Lender may be made without the written consent of the Administrative Agent, the Issuing Lender or the Swing Loan Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

11.2 No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

11.3 Expenses; Indemnity; Damage Waiver.

11.3.1 Costs and Expenses. The Borrower shall pay (i) all out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties. Notwithstanding anything to the contrary in the foregoing, the Borrower will not be obligated to pay any allocated costs of in-house counsel of the Administrative Agent, the Lenders or their Affiliates.

11.3.2 Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.3.2 [Indemnification by the Borrower] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.3.3 Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrower] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

11.3.4 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.3.5 Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

11.4 Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5 Notices; Effectiveness; Electronic Communication.

11.5.1 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

11.5.2 Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.5.3 Change of Address, Etc. Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.6 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7 Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.8 Successors and Assigns.

11.8.1 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.8.2 Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in clause (i)(A) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the aggregate of all such Lender’s Commitments and such Commitments shall be assigned pro-rata in accordance with subsection (ii) below, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.8 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

11.8.3 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4 Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor]) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [Libor Rate Unascertainable, Etc.], 5.8 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Lenders] (it being understood that the documentation required under Section 5.9.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.4 [Designation of a Different Lending Office] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.4 [Designation of Different Lending Office] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.8.5 Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.9 Obligations Absolute. The obligations of the Borrower hereunder shall not be discharged or impaired or otherwise diminished by the failure, default, omission, or delay, willful or otherwise, by any Lender, the Administrative Agent, or the Borrower or any other obligor on any of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Borrower or would otherwise operate as a discharge of the Borrower as a matter of law or equity. The Borrower agrees that the Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents. Without limiting the generality of the foregoing, Borrower hereby consents to, at any time and from time to time, and the joint and several obligations of Borrower hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

(i) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Obligations and regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or the Lenders or any other Person with respect thereto;

(ii) Any increase, decrease, or change in the amount, nature, type or purpose of any of, or any release, surrender, exchange, compromise or settlement of any of the Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Obligations;

(iii) Any failure to assert any breach of or default under any Loan Document or any of the Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrower or any other Person under or in connection with any Loan Document or any of the Obligations; any refusal of payment or performance of any of the Obligations, whether or not with any reservation of rights against the Borrower; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Obligations entitled to the benefits of this Agreement, or if any collections are applied to Obligations, any application to particular Obligations;

(iv) Any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or the Lenders, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Administrative Agent or the Lenders, or any of them, or any other Person in respect of, any direct or indirect security for any of the Obligations. As used in this Agreement, “direct or indirect security” for the Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Obligations, made by or on behalf of any Person;

(v) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to Borrower or any other Person; or any action taken or election made by the Administrative Agent or the Lenders, or any of them (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Borrower, or any other Person in connection with any such proceeding;

(vi) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by the Borrower or any other person with respect to any Loan Document or any of the Obligations; or any discharge by operation of law or release of the Borrower or any other Person from the performance or observance of any Loan Document or any of the Obligations; or

(vii) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, the Borrower, a guarantor or a surety, excepting only full, strict, and indefeasible payment and performance of the Obligations.

11.10 Joinder. Borrower acknowledges, consents, and agrees that new Borrower or Guarantors may join in this Agreement pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] or in connection with a Permitted Acquisition and Borrower affirms that its obligations shall continue hereunder undiminished.

11.11 Waivers, etc. Borrower hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in Section 11.9 [Obligations Absolute] hereof. Without limitation and to the fullest extent permitted by applicable law, Borrower waives each of the following:

(i) Except as otherwise required under this Agreement, all notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against the Borrower, including the following: any notice of any event or circumstance described in Section 11.9 [Obligations Absolute] hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Obligations; any notice of the incurrence of any Obligation; any notice of any default or any failure on the part of the Borrower or any other Person to comply with any Loan Document or any of the Obligations or any direct or indirect security for any of the Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person;

(ii) Any right to any marshalling of assets, to the filing of any claim against the Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against the Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Obligations or any direct or indirect security for any of the Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or the Lenders, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Obligations or any direct or indirect security for any of the Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that the Borrower receives notice of any such acceptance;

(iii) Any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, “one action” laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent or the Lenders, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Obligations), which results in denial or impairment of the right of the Administrative Agent or the Lenders, or any of them, to seek a deficiency against the Borrower or any other Person or which otherwise discharges or impairs any of the Obligations; and

(iv) Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of Collateral or the like.

11.12 Guaranty and Surety Matters. Further Borrower agrees that the Administrative Agent may from time to time or as many times as the Administrative Agent, in its sole discretion, deems appropriate, do any of the following without adversely affecting the validity or enforceability of this Agreement or any of the Loan Documents (i) release, surrender, exchange, compromise or settle Indebtedness of any Loan Party to the Lenders; (ii) change, renew or waive the terms of any note, instrument or agreement relating to Indebtedness of any Loan Party or Lenders, such rights to include the right to change the rate of interest charged to Borrower; (iii) enter into any agreement of forbearance with respect to Indebtedness of any Loan Party to Lenders; (iv) release, surrender, exchange or compromise any security hold by Administrative Agent for Indebtedness of any Loan Party or Lenders; (v) release any person who is a guarantor or surety or has agreed to purchase Indebtedness of any Loan Party to Lenders; and (vi) release, surrender, exchange or compromise any security or lien held by the Administrative Agent for the liabilities of any person who is a guarantor or surety for the Indebtedness of any Loan Party to Lenders. The Borrower agrees that the Administrative Agent may do any of the above as the Administrative Agent deems necessary or advisable, at the Administrative Agent’s sole discretion, and that the Borrower agrees to make full payment immediately when due to be paid to the Lenders, irrespective of whether any one or more of the following events have occurred: (i) Administrative Agent has made any demand on any Loan Party; (ii) Administrative Agent has taken any action of any nature against any Loan Party; (iii) Administrative Agent has pursued any rights which Administrative Agent has against any other person who may be liable for Indebtedness of any Loan Party to Lenders; (iv) Administrative Agent holds or has resorted to any security for Indebtedness of such Loan Party to Lenders; or (v) Administrative Agent has invoked any other remedies or rights Administrative Agent has available with respect to Indebtedness of Borrower to Lenders. Each of the Lenders and the Administrative Agent hereby reserve all rights against Borrower and each and every Loan Party.

11.13 Confidentiality.

11.13.1 General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process,

(iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or the other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.13.2 Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.13.1 [General].

11.14 Counterparts; Integration; Effectiveness.

11.14.1 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

11.15 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

11.15.1 Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to is conflict of laws principles.

11.15.2 SUBMISSION TO JURISDICTION. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.15.3 WAIVER OF VENUE. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.15. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.15.4 SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 Agent for the Loan Parties. Each Loan Party hereby appoints the Borrower as its agent to act as specified herein and authorizes the Borrower to take such action and perform such duties on such Loan Parties’ behalf as are specified in this Agreement and the other Loan Documents to be taken or performed by the Borrower, and to exercise such powers, take such actions and perform such duties as are reasonably incidental thereto.

11.17 USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 5 TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWER:

ARMSTRONG ENERGY, INC.

By:	/s/ Martin D. Wilson
Name:	Martin D. Wilson
Title:	President

[SIGNATURE PAGE 2 OF 5 TO CREDIT AGREEMENT]

GUARANTORS:

ARMSTRONG COAL COMPANY, INC.

By:	/s/ Martin D. Wilson
Name:	Martin D. Wilson
Title:	President

ARMSTRONG ENERGY HOLDINGS, INC.

By:	/s/ Martin D. Wilson
Name:	Martin D. Wilson
Title:	President

ARMSTRONG AIR, LLC

By:	/s/ Martin D. Wilson
Name:	Martin D. Wilson
Title:	Manager and President

WESTERN LAND COMPANY, LLC

By:	/s/ Martin D. Wilson
Name:	Martin D. Wilson
Title:	Manager

WESTERN DIAMOND LLC

By:	/s/ Martin D. Wilson
Name:	Martin D. Wilson
Title:	President and Chief Financial Officer

[SIGNATURE PAGE 3 OF 5 TO CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ Richard C. Munsick
Name:	Richard C. Munsick
Title:	Senior Vice President

[SIGNATURE PAGE 4 OF 5 TO CREDIT AGREEMENT]

STIFEL BANK & TRUST, individually and as Syndication Agent

By:	/s/ Matthew L. Diehl
Name:	Matthew L. Diehl
Title:	Senior Vice President

[SIGNATURE PAGE 5 OF 5 TO CREDIT AGREEMENT]

INTENTIONALLY DELETED

SCHEDULE 1.1(A)

PRICING GRID

		Level II
	Level I If Undrawn Availability is greater than $25 million	If Undrawn Availability is less than or equal to $25 million
Margin
LIBOR +	3.50%	4.00%
Base Rate +	2.50%	3.00%
Commitment Fee	0.50%	0.375%
Letter of Credit Fee	3.50%	4.00%

If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrower, the Administrative Agent or the Lenders determine that (i) Undrawn Availability as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of Undrawn Availability would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or 4.3 [Interest After Default] or 9 [Default]. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(A) - 1

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Commitment	Ratable Share

Name: PNC Bank, National Association
Address: 249 Fifth Avenue, 3rd Floor Pittsburgh, PA 15222-2707 Attention: Richard C. Munsick Telephone: (412) 762-4299 Telecopy: (412) 762-2571	$35,000,000	70.00000000%

Name: Stifel Bank & Trust
Address: 955 Executive Parkway Suite 215 St. Louis, MO 63141 Attention: Matt Diehl Telephone: 314-317-1289 Telecopy: 314-453-0476	$15,000,000	30.00000000%

Total:	$50,000,000	100.00000000%

SCHEDULE 1.1(B) - 1

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower and Guarantors:

ADMINISTRATIVE AGENT

Name:	PNC Bank, National Association
Address:	One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Attention:	Richard C. Munsick, Senior Vice President
Telephone:	412-762-4299
Telecopy:	412-762-6484

With a Copy To:

Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219
Attention:	Agency Services
Telephone:	412 762 6442
Telecopy:	412 762 8672

BORROWER:

Name:	c/o Armstrong Coal Company, Inc.
Address:	7733 Forsyth Boulevard, Suite 1625
St. Louis, Missouri 63105
Attention:	Martin D. Wilson, President
Telephone:	(314) 721-8202
Telecopy:	(314) 721-8211

SCHEDULE 1.1(B) - 2

GUARANTORS:

Name:	c/o Armstrong Coal Company, Inc.
Address:	7733 Forsyth Boulevard, Suite 1625
St. Louis, Missouri 63105
Attention:	Martin D. Wilson, President
Telephone:	(314) 721-8202
Telecopy:	(314) 721-8211

SCHEDULE 1.1(B) - 3

Schedule 1.1(P)

Permitted Liens

1. Overriding Royalty Agreements

a. Overriding Royalty Agreement in favor of David R. Cobb dated November 22, 2006, a short form of which is of record in Deed Book 529, Page 692 in the Office of the Clerk of Muhlenberg County, Kentucky, as amended and restated pursuant to Amended Overriding Royalty Agreement, a short form of which is of record as Amended and Restated Short Form Overriding Royalty Agreement, dated December 3, 2008, in Deed Book 540, page 576, in the Office of the Clerk of Muhlenberg County, Kentucky.

b. Overriding Royalty Agreement in favor of Kenneth E. Allen dated July 27, 2007, a short form of which is of record in Deed Book 529, Page 686 in the Office of the Clerk of Muhlenberg County, Kentucky, as amended and restated pursuant to Amended Overriding Royalty Agreement, a short form of which is of record as Amended and Restated Short Form Overriding Royalty Agreement, dated December 3, 2008, in Deed Book 540, page 571, in the Office of the Clerk of Muhlenberg County, Kentucky.

c. Overriding Royalty Agreement in favor of Western Kentucky Royalty Trust dated July 25, 2008, a memorandum of which is of record in Deed Book 95, Page 684 in the Office of the Clerk of Muhlenberg County, Kentucky.

d. Overriding Royalty Agreement in favor of Western Kentucky Royalty Trust dated July 25, 2008, a memorandum of which is of record in Deed Book 539, Page 105 in the Office of the Clerk of Muhlenberg County, Kentucky.

e. Overriding Royalty Agreement in favor of Western Kentucky Royalty Trust dated July 25, 2008, a memorandum of which is of record in Deed Book 541, Page 634 in the Office of the Clerk of Muhlenberg County, Kentucky.

f. Overriding Royalty Agreement by Armstrong Coal Company, Inc. in favor of David R. Cobb dated November 22, 2006, a short form of which is of record in Deed Book 369, Page 284 in the Office of the Clerk of Ohio County, Kentucky, as amended and restated pursuant to Amended Overriding Royalty Agreement, a short form of which is of record as Amended and Restated Short Form Overriding Royalty Agreement, dated December 3, 2008, in Deed Book 377, page 87, in the Office of the Clerk of Ohio County, Kentucky.

g. Overriding Royalty Agreement by Armstrong Mining, Inc. in favor of David R. Cobb dated November 22, 2006, a short form of which is of record in Deed Book 369, Page 290 in the Office of the Clerk of Ohio County, Kentucky, as amended and restated pursuant to Amended Overriding Royalty Agreement, a short form of which is of record as Amended and Restated Short Form Overriding Royalty Agreement, dated December 3, 2008, in Deed Book 377, page 87, in the Office of the Clerk of Ohio County, Kentucky.

h. Overriding Royalty Agreement by Armstrong Coal Company, Inc. in favor of Kenneth E. Allen dated February 9, 2007, a short form of which is of record in Deed Book 369, Page 296 in the Office of the Clerk of Ohio County, Kentucky, as amended and restated pursuant to Amended Overriding Royalty Agreement, a short form of which is of record as Amended and Restated Short Form Overriding Royalty Agreement, dated December 3, 2008, in Deed Book 377, page 94, in the Office of the Clerk of Ohio County, Kentucky.

SCHEDULE 1.1(P) - 1

i. Overriding Royalty Agreement by Armstrong Mining, Inc. in favor of Kenneth E. Allen dated February 9, 2007, a short form of which is of record in Deed Book 369, Page 302 in the Office of the Clerk of Ohio County, Kentucky, as amended and restated pursuant to Amended Overriding Royalty Agreement, a short form of which is of record as Amended and Restated Short Form Overriding Royalty Agreement, dated December 3, 2008, in Deed Book 377, page 94, in the Office of the Clerk of Ohio County, Kentucky.

j. Overriding Royalty Agreement in favor of Western Kentucky Royalty Trust dated July 25, 2008, a memorandum of which is of record in Deed Book 375, Page 705 in the Office of the Clerk of Ohio County, Kentucky.

k. Overriding Royalty Agreement by Ceralvo Holdings, LLC and Ceralvo Resources, LLC in favor of Western Kentucky Royalty Trust dated July 25, 2008, a memorandum of which is of record in Deed Book 375, Page 714 in the Office of the Clerk of Ohio County, Kentucky.

2. Vendor’s Lien in the amount of $716,250.00 retained by Kenneth H. Brown and Cynthia S. Brown (husband and wife) in deed dated October 8, 2010 to Armstrong Coal Company, Inc., a Delaware corporation, of record in Deed Book 386, Page 282 in the Office aforesaid.

3. Mortgage in the principal amount of $561,000.00, from Armstrong Coal Company, Inc., a Delaware corporation, to Anna Laura Dortch, dated as of October 13, 2010, recorded in Mortgage Book 448, Page 764 in the Office of the Clerk of Ohio County, Kentucky.

4. The following Equipment Leases to Armstrong Coal Company, Inc.

Lessor/ Equipment Model / Description	Serial Number	Lease Beginning Date

Atlas Copco
DML/LP Drill	9034	4/1/2010
ROC F9-11 Drill	AV011A1251	9/6/2012

Caterpillar Financial
CAT D9T Track Type Tractor	RJS00943	4/11/2008
CAT D10T (Rip) Dozer	RJG01276	4/25/2008
CAT 992G Wheel Loader	AZX00820	5/9/2008
CAT 992G Wheel	AZX00821	5/9/2008
CAT D9T Track Type Tractor	RJS01157	9/29/2008
CAT D9T Track Type Tractor	RJS01195	9/29/2008
CAT D9T Track Type Tractor	RJS01227	11/19/2008

Deere Credit
Hitachi EX2500LD Shovel	FF018LQ001033	5/25/2008
Hitachi Z850LCS3 Excavator	FF01JDQ020567	4/25/2008

SCHEDULE 1.1(P) - 2

Deutsche Leasing
MR110Z EVO Mobile Crusher Plant	K017.0035	7/18/2012
MP Stockpile Conveyor C-1	TRS3670-15626	7/18/2012
MPS Stockpile/Shuttle Conveyor C-2	CRS2440-15627	7/18/2012

Komatsu Financial
Komatsu D475A-5EO Dozer	30020	9/25/2007
Komatsu D65WX-15EO Dozer	69083	7/1/2008
Komatsu D65PX-15EO Dozer	71043	8/1/2008
Komatsu D65PX-15EO Dozer	70985	8/1/2008
Komatsu PC220LC-8 Excavator	A88694	8/1/2008
Komatsu PC1250SP-8 Excavator	30121	11/1/2008
Komatsu HD785-7 Rigid Haul Truck	A10021	12/1/2008
Komatsu WA800-3E0 Front End Loader	70025	5/1/2009
Komatsu HD785-7 Rock Truck	7922	5/1/2009
Komatsu WA500-6 Wheel Loader	A92671	6/20/2009
Komatsu WA900-3E0 Wheel Loader	60073	6/15/2009
Komatsu PC1250LC-8 Excavator	30146	7/15/2009
Komatsu D375A-6 Dozer	60026	10/1/2010
Komatsu HD465-7EO	10772	3/1/2011
Komatsu D65WX-17 Crawler Dozer	1182	9/10/2012

People’s Capital and Leasing Corp.
Joy Coal Hauler	1643	12/15/2011
Joy Coal Hauler	1644	12/15/2011
Joy Coal Hauler	1645	12/15/2011
Joy Coal Hauler	1646	12/15/2011
Fletcher Crawler Roof Ranger II Roof Bolter	2010183	12/15/2011
Fletcher Crawler Roof Ranger II Roof Bolter	2010184	12/15/2011
Fairchild 35C-WHLPR-DC Battery-Powered Scoop	T339-591	12/15/2011
Fairchild 35C-WHLPR-DC Battery-Powered Scoop	T339-606	12/15/2011
Fletcher Crawler Roof Ranger II Roof Bolter	2011025	12/15/2011
Joy BF-17B-54-105C Feeder-Breaker	14445	12/15/2011
Joy BF-17B-54-105C Feeder-Breaker	14446	12/15/2011
Fairchild 35C-WHLPR-DC Workhorse Battery-Powered Scoop	T339-556	3/27/2012
Fletcher Crawler Roof Ranger CRII-13 Roof Drill	2011026-01	3/27/2012
2011 Komatsu HD785-7 Model B49962	KMTHD023J29009178	9/13/2012
2011 Komatsu HD785-7 Model B49777	KMTHD023K29009339	9/13/2012
2011 Komatsu HD785-7 Model B49778	KMTHD023K29009342	9/13/2012

SCHEDULE 1.1(P) - 3

Volvo Financial Services
Volvo G990 Grader	40796	3/9/2008
Volvo G990 Grader	40981	3/9/2008

SCHEDULE 1.1(P) - 4

Wells Fargo Equipment Finance
Terex Model RT780 Crane	15534	6/9/2011

Whayne Supply Co.
Caterpillar 777D Off-Highway Truck	AGC00302	7/30/2012

5. Financing statements as shown on CT Lien Solutions Search reports dated 11/26/2012 and Title Research Reports by Abstracts & Titles, Inc. for the period January 1, 1990 through November 30, 2012.

SCHEDULE 1.1(P) - 5

SCHEDULE 1.1(Q)(1)

QUALIFIED ACCOUNTS

Upon delivery to the Administrative Agent of each Schedule of Accounts, the Administrative Agent shall make a determination, in its Reasonable Credit Judgment, as to which Accounts listed thereon shall be deemed Qualified Accounts. An Account shall not be considered a Qualified Account unless the Administrative Agent determines, in its Reasonable Credit Judgment, that such Account has met the following minimum requirements:

(i) the Account represents a complete bona fide transaction for goods sold and delivered or services rendered (but excluding any amounts in the nature of a service charge added to the amount due on an invoice because the invoice has not been paid when due) which requires no further act under any circumstances on the part of any Loan Party to make such Account payable by the Account Debtor; the Account arises from an arm’s-length transaction in the ordinary course of a Loan Party’s business between such Loan Party and an Account Debtor which is not an Affiliate of any Loan Party or an officer, stockholder or employee of any Loan Party or any Affiliate of any Loan Party, or a member of the family of an officer, stockholder or employee of any Loan Party or any Affiliate of any Loan Party;

(ii) the Account shall not (a) be or have been unpaid more than ninety (90) days from the invoice date, (b) be delinquent more than sixty (60) days, or (c) be payable by an Account Debtor (1) more than 50% of whose Accounts have remained unpaid for more than ninety (90) days from the invoice date or are delinquent more than sixty (60) days, or (2) whose Accounts constitute, in the Administrative Agent’s determination, an unduly high percentage of the aggregate amount of all outstanding Accounts after taking into account the credit-worthiness of the Account Debtors for such Accounts; provided, however, that (x) Account Debtors with Investment Grade ratings shall not be subject to restriction under this clause (ii)(c)(2), and (y) Account Debtors with Accounts constituting less than ten percent (10%) of otherwise Qualified Accounts shall not be subject to restriction under this clause (ii)(c)(2);

(iii) the goods the sale of which gave rise to the Account were shipped or delivered or provided to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding, and no part of such goods has been returned or rejected;

(iv) the Account is not evidenced by chattel paper or an instrument of any kind;

(v) the Account Debtor with respect to the Account (a) is Solvent, (b) is the end-user of the goods sold and is not a broker or other intermediary unless (i) such broker or intermediary is acceptable to the Administrative Agent in its sole discretion, or (ii) such broker or intermediary has provided a letter of credit supporting such Account in form and substance acceptable to the Administrative Agent in its Reasonable Credit Judgment, (c) is not the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a materially adverse effect on its business, and (d) is not, in the sole discretion of the Administrative Agent, deemed ineligible for credit for other reasons (including, without limitation, unsatisfactory past experiences of any Loan Party or any of the Lenders with the Account Debtor or unsatisfactory reputation of the Account Debtor);

SCHEDULE 1.1(Q)(1) - 1

(vi) the Account Debtor (a) is not located outside Canada or the continental United States of America or (b) if the Account Debtor is located outside Canada or the continental United States, the Account is supported by a letter of credit or FICA insurance deemed adequate and acceptable by the Administrative Agent;

(vii) the Account Debtor (a) is not (i) the government of the United States of America, or any department, agency or instrumentality thereof or (ii) the government of Canada, or any department, agency or instrumentality thereof, or (b) if the Account Debtor is an entity mentioned in clause (vii)(a)(i), the Federal Assignment of Claims Act (or applicable similar legislation) has been fully complied with so as to validly perfect the Lenders’ Prior Security Interest to the Administrative Agent’s satisfaction.

Notwithstanding the provisions of the foregoing sentence of this Section (vii), for any TVA Accounts for which the Federal Assignment of Claims Act (or applicable similar legislation) has not been fully complied with so as to validly perfect the Lenders’ Prior Security Interest to the Administrative Agent’s satisfaction, such Accounts shall (to the extent such TVA Accounts satisfy the other provisions applicable to Qualified Accounts) be deemed to be Qualified Accounts, subject to a reduced 70% advance rate under Section (ii) of the definition of “Borrowing Base”, provided that:

(a)	No TVA Accounts have been unpaid more than forty five (45) days from the invoice date, or are delinquent more than five (5) days. No TVA Accounts shall be Qualified Accounts while any such Account is delinquent as set forth in the preceding sentence; and

(b)	No payments on TVA Accounts shall have been paid to any account other than a deposit account subject to a Deposit Account Control Agreement. From and after the date of any payment on an Account in violation of the preceding sentence, no TVA Accounts shall be Qualified Accounts (whether or not payments have subsequently been made to a deposit account subject to a Deposit Account Control Agreement), unless the Administrative Agent permits such Accounts to be Qualified Accounts in the sole discretion of the Administrative Agent.

At any time that the TVA Accounts fully comply with the Federal Assignment of Claims Act (or applicable similar legislation) so as to validly perfect the Lenders’ Prior Security Interest to the Administrative Agent’s satisfaction, such Accounts shall (to the extent such TVA Accounts satisfy the other provisions applicable to Qualified Accounts) be deemed to be Qualified Accounts subject to the 85% advance rate under Section (ii) of the definition of “Borrowing Base”.

All of the foregoing notwithstanding, no TVA Accounts shall be deemed to be Qualified Unbilled Accounts unless such TVA Accounts meet all of the provisions applicable to Qualified Unbilled Accounts, including, but not limited to, the requirement in Section (vii)(b) above.

SCHEDULE 1.1(Q)(1) - 2

(viii) the Account is a valid, binding and legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any dispute, condition, contingency, offset, recoupment, reduction, claim for credit, allowance, adjustment, counterclaim or defense on the part of such Account Debtor, and no facts exist which may provide a basis for any of the foregoing in the present or future;

(ix) the Account is subject to the Administrative Agent’s and the Lenders’ Prior Security Interest and is not subject to any other Lien, claim, encumbrance or security interest whatsoever, other than Permitted Liens;

(x) the Account is evidenced by an invoice or other documentation and arises from a contract which is in form and substance satisfactory to the Administrative Agent;

(xi) each Loan Party has observed and complied with all laws of the state in which the Account Debtor or the Account is located which, if not observed and complied with, would deny to any Loan Party access to the courts of such state;

(xii) the goods giving rise to the Account were not, at the time of sale thereof, subject to any Lien or encumbrance except the Administrative Agent and the Lenders’ Prior Security Interest;

(xiii) the Account is payable in freely transferable U.S. Dollars; and

(xiv) the Account is not, or should not be, disqualified for any other reason generally accepted in the commercial finance business.

In addition to the foregoing requirements, Accounts of any Account Debtor which are otherwise Qualified Accounts shall be reduced to the extent of any accounts payable (including, without limitation, the Administrative Agent’s estimate of any contingent liabilities) by the Loan Parties to such Account Debtor; provided that the Administrative Agent, in its sole discretion, may determine that none of the Accounts in respect to such Account Debtor shall be Qualified Accounts in the event that there exists an unreasonably large amount of payables owing to such Account Debtor.

Notwithstanding the qualification standards specified above, upon prior notice to the Borrower, the Administrative Agent may at any time or from time to time revise such qualification standards or, in its Reasonable Credit Judgment, determine that one or more Accounts are not eligible to be Qualified Accounts.

SCHEDULE 1.1(Q)(1) - 3

SCHEDULE 1.1(Q)(2)

QUALIFIED INVENTORY

Upon delivery to the Administrative Agent of each Schedule of Inventory, the Administrative Agent shall make a determination, in its Reasonable Credit Judgment, as to which Inventory listed thereon shall be deemed Qualified Inventory. Inventory shall not be considered Qualified Inventory unless the Administrative Agent determines, in its Reasonable Credit Judgment, that such Inventory has met the following minimum requirements:

(i) the Inventory is of good and merchantable quality;

(ii) if the Inventory is located on leased premises, upon the request of the Administrative Agent, a Landlord’s Waiver in form acceptable to the Administrative Agent, shall be provided to the Administrative Agent or such Inventory may at the Administrative Agent’s discretion be excluded from Qualified Inventory;

(iii) if the Inventory is stored with a bailee, warehouseman, consignee or similar party, upon the request of the Administrative Agent, warehouse receipts or similar type documentation therefor in the Administrative Agent’s name, in form and substance acceptable to the Administrative Agent, shall be provided to the Administrative Agent or such Inventory may at the Administrative Agent’s discretion be excluded from Qualified Inventory;

(iv) the Inventory is subject to the Administrative Agent’s and the Lenders’ Prior Security Interest and is not subject to any other Lien, except as set forth in the Intercreditor Agreement;

(v) the Inventory has not been manufactured in violation of any federal minimum wage or overtime laws, including, without limitation, the Fair Labor Standards Act, 29 U.S.C. § 215(a)(1); and

(vi) the Inventory is not, and should not be, disqualified for any other reason generally accepted in the commercial finance business.

Notwithstanding the qualification standards specified above, upon prior notice to the Loan Parties, the Administrative Agent may at any time or from time to time revise such qualification standards or, in its Reasonable Credit Judgment, determine that certain Inventory is not eligible to be Qualified Inventory

SCHEDULE 1.1(Q)(2) - 1

Schedule 1.1(R)

Real Property

ALCOA

(Webster and Union County)

I. Lessee - Coal/Surface Mining Rights: Armstrong Coal Company, Inc.: (i) #6 seam of coal; (ii) all coal lying above #6; and (iii) right to enter in, on and under the real estate to mine and remove coal via underground mining, all of which being 20,000 acres of coal and 1,500 acres of surface (per Coal Mining Lease from Alcoa Fuels, Inc., dated October 27, 2010, a short form of which is of record in Miscellaneous Book 151, Page 260, in the Office of the Clerk of Webster County, Kentucky and in Deed Book 343, Page 20, in the Office of the Clerk of Union County, Kentucky).

ADDITIONAL INTERESTS ACQUIRED IN UNION COUNTY

Deed from James V. Orsburn and Margaret B. Orsburn to Armstrong Coal Company Inc., dated July 15, 2011 and of record in Deed Book 345, Page 104, in the Office of the Union County Clerk.

Right of Way Easement Agreement between Sara McCaskey and Armstrong Coal Company Inc., dated July 25, 2011 and of record in Deed Book 345, Page 222 in the Office of the Union County Clerk.

Corporation Special Warranty Deed to Armstrong Coal Company, Inc. from Midwest Coal Reserves of Kentucky, LLC, dated December 29, 2011, recorded in Deed Book 347, page 354 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Midwest Coal Reserves of Kentucky, LLC, including leased coal and an option to lease additional property, to Armstrong Coal Company, Inc., dated December 29, 2011, a short form of which is of record in Deed Book 347, Page 375 in the Office of the Union County Clerk.

Coal Mining Lease from Emogene S. Martin to Armstrong Coal Company, Inc., dated June 27, 2011, a short form of which is of record in Deed Book 344, Page 738 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Richard I. Carrier to Armstrong Coal Company, Inc., dated August 11, 2011, a short form of which is of record in Deed Book 346, Page 114 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Richard I. Carrier to Armstrong Coal Company, Inc., dated August 11, 2011, a short form of which is of record in Deed Book 346, Page 118 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Donald L. Yarber and Shirley J. Yarber to Armstrong Coal Company, Inc., dated September 8, 2011, a short form of which is of record in Deed Book 346, Page 123 in the Office of the Union County Clerk.

SCHEDULE 1.1(R) - 1

Underground Coal Mining Lease from Darron H. Kelley and Martha J. Kelley to Armstrong Coal Company, Inc., dated July 14, 2011, a short form of which is of record in Deed Book 345, Page 230 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Patty Peacock and Gary Peacock to Armstrong Coal Company, Inc., dated July 17, 2011, a short form of which is of record in Deed Book 346, Page 128 in the Office of the Union County Clerk.

Coal Mining Lease from Charles W. Proctor a/k/a Chuck Proctor to Armstrong Coal Company, Inc., dated July 17, 2011, a short form of which is of record in Deed Book 346, Page 133 in the Office of the Union County Clerk.

Coal Mining Lease from Kathy Proctor a/k/a Kathy Uebel to Armstrong Coal Company, Inc. dated July 17, 2011, a short form of which is of record in Deed Book 346, Page 472 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Norman Ray Potts and Roma H. Potts to Armstrong Coal Company, Inc. dated October 24, 2011, a short form of which is of record in Deed Book 349, Page 178 in the Office of the Union County Clerk.

Unrecorded Underground Coal Mining Lease from Peggy Potts Neeley and Jimmy C. Neeley to Armstrong Coal Company, Inc. dated October 27, 2011.

Unrecorded Underground Mining Lease from Lillian Potts to Armstrong Coal Company, Inc., dated October 27, 2011.

Underground Coal Mining Lease from Stan W. Johnson and Barbara A. Johnson to Armstrong Coal Company, Inc. dated October 28, 2011, a short form of which is of record in Deed Book 348, Page 247, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Cora Lee Goodman a/k/a Cora Lee Howard to Armstrong Coal Company, Inc. dated November 29, 2011, a short form of which is of record in Deed Book 348, Page 508, in the Office of the Union County Clerk.

Coal Mining Lease from James M. Brown a/k/a Mike Brown to Armstrong Coal Company, Inc. dated December 16, 2011, a short form of which is of record in Deed Book 347, Page 746 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Nell Gregory to Armstrong Coal Company, Inc. dated December 29, 2011, a short form of which is of record in Deed Book 348, Page 9 in the Office of the Union County Clerk.

SCHEDULE 1.1(R) - 2

Underground Coal Mining Lease from Bordley Church of Christ to Armstrong Coal Company, Inc. dated January 9, 2012, a short form of which is of record in Deed Book 347, Page 738, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Thomas Allen Willett to Armstrong Coal Company, Inc. dated January 9, 2012, a short form of which is of record in Deed Book 347, Page 742, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Dorothy Russell to Armstrong Coal Company, Inc. dated January 3, 2012, a short form of which is of record in Deed Book 348, Page 83, in the Office of the Union County Clerk.

Deed from Harry L. Cowan and Jo Ann Cowan dated March 16, 2012, and of record in Deed Book 348, Page 402 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Dorothy F. Willett, Laura W. Wilson, and Marvin Lee Wilson to Armstrong Coal Company, Inc. dated October 4, 2011, a short form of which is of record in Deed Book 349, Page 183 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Morris D. Kelley Jr. and Mandy B. Kelley to Armstrong Coal Company, Inc. dated March 22, 2012, a short form of which is of record in Deed Book 351, Page 131, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Katherine Felice Photopulos and Todd Photopulos to Armstrong Coal Company, Inc. dated May 2, 2012, a short form of which is of record in Deed Book 351, Page 309, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Thomas Allen Willett to Armstrong Coal Company, Inc. dated July 11, 2012, a short form of which is of record in Deed Book 351, Page 127, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Jennie L. Ellis, Glendle G. Ellis, Sr., and Jennie L. Ellis, as guardian for her sister, Jane Jenkins, to Armstrong Coal Company, Inc. dated October 1, 2012, a short form of which is of record in Deed Book 351, Page 315, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Margaret Joyce Beard, unmarried, to Armstrong Coal Company, Inc. dated August 21, 2012, a short form of which is of record in Deed Book 351, Page 204, in the Office of the Union County Clerk.

ARMSTRONG DOCK (a/k/a Smallhouse Dock)

(Ohio County)

I. Owner - Surface/Plant/Facilities/Improvements: Western Land Company, LLC: 873 acres of surface, together with all equipment, fixtures, plants, facilities, improvements, etc. (per Deed to Western

SCHEDULE 1.1(R) - 3

Land Company, LLC from Point Pleasant Dock Company, LLC, Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC, dated December 27, 2006, recorded in DB 365, p. 375).

II. Lessee: Armstrong Coal Company, Inc. pursuant to Surface Property Lease from the above-referenced owner dated January 1, 2007, a short form of which is of record in Deed Book 388, Page 270, in the Office of the Ohio County Clerk.

BIG RUN – EAST FORK (KRONOS/WARDEN) –

LEWIS CREEK – MIDWAY (PART)

(Ohio County)

I. Owners - Surface/Surface and Coal Mining Rights: Western Diamond LLC and Western Mineral Development, LLC: (i) 505 acres in Big Run Underground Area; (ii) 1,354 acres in Lewis Creek Surface Area; (iii) 156.0 acres in East Fork - Kronos Surface Area; and (iv) 112 acres and an undivided 9/10th interest in an additional 87 acres in East Fork - Warden #14 Area (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC to Western Diamond LLC, dated May 31, 2007, recorded in DB 368, p. 17, as corrected by Deed of Correction dated September 11, 2007, recorded in DB 369, p. 759, Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 283, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 240, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

II. Owners - Coal: Western Diamond LLC and Western Mineral Development, LLC: (i) 8,289 acres of #9 seam coal only, and partial interest in additional 413 acres of #9 seam coal, all in Big Run #9 Underground Area; (ii) 1,495 acres and a partial interest in an additional 159 acres of all coal lying above #9 seam in Lewis Creek Area; (iii) 484 acres of coal lying above #9 seam in East Fork - Kronos area; (iv) 174 acres of coal lying above #9 seam in East Fork Warden #14 Area; and (v) 6,575 acres and a partial interest in an additional 413 acres of #8 seam coal in Midway #8 Underground Area (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC to Western Diamond LLC, dated May 31, 2007, recorded in DB 368, p. 17, as corrected by Deed of Correction dated September 11, 2007, recorded in DB 369, p. 759, Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 283, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 240, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in Deed Book 388, p. 345.

SCHEDULE 1.1(R) - 4

CENTERTOWN (a/k/a Austin Shop & Acreage)

(Ohio County)

I. Owner: Surface/Plant/Facilities/Improvements: Western Land Company, LLC: 208.04 acres of surface, together with all equipment, fixtures, plants, facilities, improvements, etc. (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC to Western Land Company, LLC, dated October 19, 2007, recorded in DB 371, p. 28), LESS AND EXCEPT approx. 1 acre conveyed to City of Centertown by Deed dated December 12, 2008, of record in Deed Book 380, Page 233; and approx. 35 acres conveyed to Joseph Michael Roe and Sara Kelly Roe by unrecorded Deed dated April 4, 2008, to be recorded.

II. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owner dated February 9, 2011, a short form of which is recorded in DB 388, p. 408.

ELK CREEK

(Ohio County)

I. Owner - Surface/Coal: Ceralvo Holdings, LLC: (i) 415 acres of surface and surface and coal mining rights appurtenant thereto; (ii) entire interest in 18,153.5 acres of #9 seam coal; and (ii) partial interest in 673.5 acres #9 coal (per Deed from Cypress Creek Land Resources, LLC & Cyprus Creek Land Company, dated March 31, 2008, recorded in DB 373, p. 262).

II. Lessee - Coal: Ceralvo Holdings, LLC: #9 coal seam under 401.5 acres which is leased by Assignor pursuant to “Danks/Ray Coal Lease” dated August 25, 1972 and recorded in DB 200, p. 215 (per Assignment and Assumption of Mineral Leasehold Estate (Danks and Ray #9 Only) from Cypress Creek Land Resources, LLC, dated March 31, 2008, recorded in DB 373, p. 199).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owner and lessee dated February 9, 2011, a short form of which is recorded in DB 388, p. 421.

EQUALITY BOOT

(Ohio County)

I. Owners - Surface/Facilities/Coal Mining Rights/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 2,163 acres of surface, surface facilities and surface and coal mining rights; and all oil and gas interest aforesaid surface tract (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Land Company, LLC, dated December 12, 2006, recorded in DB 365, p. 36, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 469, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 220, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

II. Owners - Coal/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 2,923 acres owned coal and undivided  1/2 interest in 225 acres in surface mineable coal lying above #9 seam and all coal and coal mining rights associated therewith (except for all coal below the top

SCHEDULE 1.1(R) - 5

of #9 seam); and (ii) all oil and gas interest aforesaid coal tracts (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Land Company, LLC, dated December 12, 2006, recorded in DB 365, p. 36, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 469, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 220, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owners and lessees dated February 9, 2011, a short form of which is recorded in DB 388, p. 496.

FISH & WILDLIFE

(Ohio County)

I. Owner - Easement for Surface Mining: Western Diamond LLC: easement to conduct surface mining on 3,000 acres in Ohio County (per Deed of Easement from Central States Coal Reserves of Kentucky, LLC (“Central States”) and Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 360).

II. Owners - Surface/Coal/Oil, Gas & Other Minerals: Western Diamond LLC and Western Mineral Development, LLC: all coal, oil, gas, other minerals and surface property owned, leased or otherwise held and controlled by Central States and Beaver Dam Coal Company located in Ohio County, Kentucky which Central States and/or Beaver Dam Coal Company acquired pursuant to specifically listed source deeds, subject to (i) prior selloffs to the Department of Fish & Wildlife Resources; and (ii) the remaining 4,000 acres of surface mining operations reserved by Central States and Beaver Dam Coal Company for their operations in Muhlenberg County (per Deed from Central States and Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 369, Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 1, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 197, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in DB 388, p. 23.

JACOB’S CREEK – SUNNYSIDE (Part) – HILLSIDE –

CYPRESS CREEK – NELSON CREEK “B”

(Muhlenberg County)

I. Owners - Surface/Surface and Coal Mining Rights: Western Diamond LLC and Western Mineral Development, LLC: (i) 197 acres surface and surface and coal mining rights in the Jacob’s Creek/Drakesboro Area; and (ii) 399 acres surface and surface and coal mining rights in the Sunnyside

SCHEDULE 1.1(R) - 6

Area (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated effective May 31, 2007, recorded in DB 528, p. 284, as confirmed by Deed of Confirmation dated September 30, 2007, recorded in DB 531, p. 205, Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 489, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 745, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

II. Owners - Coal: Western Diamond LLC and Western Mineral Development, LLC: (i) 3,311 acres of all seams of owned coal in Jacob’s Creek/Drakesboro Area; (ii) 836 acres of owned coal lying below #9 seam in Jacob’s Creek/Drakesboro Area; (iii) 333 acres of owned coal in Hillside Area; (iv) 107 acres owned coal lying above #9 seam in Cypress Creek Coal Area; (v) 212 acres owned coal lying above #9 seam in Nelson Creek “B” Area; and (vi) 399 acres owned coal above #9 seam and a partial interest in an additional 2,142 acres of coal above #9 seam, all in Sunnyside Area (per Deed from Central States Coal Reserves of Kentucky, LLC, dated effective May 31, 2007, recorded in DB 528, p. 284, as confirmed by Deed of Confirmation dated September 30, 2007, recorded in DB 531, p. 205, Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 489, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 745, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

III. Owner - Easement for Surface Mining: Western Diamond LLC: easement to conduct surface mining on 1,828 acres in Muhlenberg County (per Deed of Easement from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated May 31, 2007, recorded in DB 528, p. 344).

IV. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Sublease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in DB 551, p. 23.

McHENRY RAILROAD SPUR AND CHURCH OF GOD PROPERTY

(Ohio County)

I. Owners - Fee Simple: Western Land Company, LLC and Western Diamond LLC: fee simple interest into real property referred to as the McHenry Railroad Spur (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC, dated May 31, 2007, recorded in DB 368, p. 106).

II. Owner - Fee Simple: Western Land Company, LLC: Property on the old Hartford and Rockport Road about two miles west of McHenry (per Deed from Church of God of Prophecy, dated February 14, 2008, recorded in Deed Book 372, Page 660).

SCHEDULE 1.1(R) - 7

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in DB 388, p. 50.

NELSON CREEK (PART) – SUNNYSIDE (PART)

(Muhlenberg County)

I. Lessees - Coal: Western Diamond LLC and Western Mineral Development, LLC: 358 acres of coal above #9 seam in Rogers Nelson Creek “B” Area which is leased by Assignor pursuant to “1947 Mineral Lease” dated December 4, 1947, recorded in DB 164, p. 525 (per Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC, dated May 31, 2007, recorded in DB 528, p. 320, Assignment of Partial Lease Interest from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 559, Assignment of Partial Lease Interest from Western Land Company, LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 782, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

II. Lessees - Coal: Western Diamond LLC and Western Mineral Development, LLC: undivided  1/2 interest in 2,142 acres of coal lying above #9 seam in the Sunnyside (“Duncan”) Area, which is leased by Assignor pursuant to an Indenture dated June 10, 1967 from Kentucky Trust Company of Louisville, Trustee, as lessor, and Sentry Royalty Company as lessee, recorded in DB 258, p. 488 (per Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated May 31, 2007, recorded in DB 528, p. 330, Assignment of Partial Lease Interest from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 562, Assignment of Partial Lease Interest from Western Land Company, LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 788, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Sublease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in DB 551, p. 565, as amended by the Amendment to Short Form of Coal Mining Sublease, a copy of which is recorded in DB 555, p. 426.

PARKWAY (Part)

(Muhlenberg County)

I. Owners - Surface/Facilities/Mining Rights/Oil & Gas: Western Land Company, LLC: (i) 661.54 acres of surface, surface facilities, and surface and coal mining rights; and (ii) any oil and gas underlying any of the surface tracts (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated December 12, 2006, recorded in DB 524, p. 505, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 586, and Quitclaim Deed from Western Mineral Development, LLC to Western Land Company, LLC dated March 30, 2012, recorded in DB 557, p. 692).

SCHEDULE 1.1(R) - 8

II. Owners - Coal/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 298 acres of #9 seam coal (except for coal lying above and below #9 seam); and (ii) any oil and gas underlying any of the coal tracts (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated December 12, 2006, recorded in DB 524, p. 505 and Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 586, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 713, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

III. Lessees - Coal: Western Land Company, LLC and Western Mineral Development, LLC: deep #9 coal south of Western Kentucky Parkway which is leased by Assignor pursuant to “1947 Mineral Lease” dated December 4, 1947, recorded in DB 164, p. 525 (per Partial Assignment and Assumption of Mineral Leasehold Estate (Deep #9 Coal) from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated December 12, 2006, recorded in DB 524, p. 523, as amended and restated by instrument dated April 17, 2007 and recorded in DB 527, p. 186 and Assignment of Partial Lease Interest from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 604, Assignment of Partial Lease Interest from Western Land Company, LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 779, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

IV. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owners and lessees dated February 9, 2011, a short form of which is recorded in DB 551, p. 607.

V. Lessee - Coal: Armstrong Coal Company, Inc.: portions of Kentucky #9 Coal only tracts lying south of the south right-of-way boundary of the Wendell Ford Parkway (per Correction Coal Mining Lease (Kentucky #9 Coal) from Cyprus Creek Land Resources, LLC, dated July 25, 2011, a short form of which is of record in Deed Book 554, Page 9 in the Office of the Muhlenberg County Clerk).

December 2011 Peabody Acquisition

VI. Owner - Coal/Mining Rights: Armstrong Coal Company, Inc.: two tracts of the Kentucky Number 9 seam of coal only together with the Kentucky Number 9 coal mining rights and privileges only (per Corporation Special Warranty Deed from Cyprus Creek Land Resources, LLC to Armstrong Coal Company, Inc. dated December 29, 2011 and of record in Deed Book 556, Page 412 in the Office of the Muhlenberg County Clerk).

VII. Lessee - Coal: Armstrong Coal Company, Inc: portion of the #9 vein or seam of coal lying north of the south right of way line of the Wendell Ford Parkway (per Underground Coal Mining Lease from Cyprus Creek Land Resources, LLC to Armstrong Coal Company, Inc., dated December 29, 2011, a memorandum of which is of record in Deed Book 556, Page 436 in the Office of the Muhlenberg County Clerk).

SCHEDULE 1.1(R) - 9

VIII. Sublessee - Coal: Armstrong Coal Company, Inc.: portion of the #9 vein or seam of coal known as Rogers Coal, lying north of the south right of way line of the Wendell Ford Parkway (per Underground Coal Mining Sublease from Cyprus Creek Land Resources, LLC to Armstrong Coal Company, Inc., dated December 29, 2011, a memorandum of which is of record in Deed Book 556, Page 421 in the Office of the Muhlenberg County Clerk).

IX. Lessee and Sublessee - Coal: Armstrong Coal Company, Inc.: that portion of the #9 vein or seam of coal lying north of the south right of way line of the Wendell Ford Parkway (per Underground Coal Mining Lease and Sublease from Cyprus Creek Land Resources, LLC to Armstrong Coal Company, Inc., dated December 29, 2011, a memorandum of which is of record in Deed Book 556, Page 428 in the Office of the Muhlenberg County Clerk).

ROCKPORT (Part)

(Ohio County)

I. Owner - Coal: Western Diamond LLC: (i) #8 seam of coal; and (ii) two tracts of all seams of coal lying above #9 seam (per Deed from Beaver Dam Coal Company, LLC to Western Diamond LLC, dated October 19, 2007, recorded in DB 371, p. 40).

II. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owner dated February 9, 2011, a short form of which is recorded in DB 387, p. 788.

SCHEDULE 1.1(R) - 10

ROCKPORT (Part) – LEWIS CREEK (Part)

(Ohio County)

I. Owners - Coal: Western Diamond LLC and Western Mineral Development, LLC: all #9 seam of coal (no acreage specified) (per Deed from Beaver Dam Coal Company, LLC to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 393, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 83, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 181, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

II. Owners - Surface/Coal Mining Rights: Western Diamond LLC and Western Mineral Development, LLC: 256 acres of surface, surface facilities and coal mining rights (per Deed from Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 403, Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 83, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 181, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in DB 388, p. 99.

TERTELING LEASE AND HIGHVIEW

(Ohio County)

I. Owner - Surface/Facilities/Coal Mining Rights (Highview): Western Diamond LLC: 179.5 acres of surface, surface facilities and coal mining rights (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 414).

II. Lessee - Coal/Surface: Western Diamond LLC: all coal and coal mining rights and privileges and surface and other interests in property Lying east of Bull Run and west of Kentucky Highway 269 which is leased by Assignor pursuant to “Terteling” lease dated May 10, 1957, a short form of which is recorded in DB 133, p. 9 (per Partial Assignment of Coal Mining Lease from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 428).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owner dated February 9, 2011, a short form of which is recorded in DB 388, p. 61.

SCHEDULE 1.1(R) - 11

VOGUE – SUNNYSIDE (Part) – GAME PRESERVE – PARADISE #9

(Muhlenberg County)

I. Owners - Surface/Coal Mining Rights/Oil & Gas: (i) Western Land Company, LLC and Western Mineral Development, LLC: 1,732 acres and an undivided 50% interest in an additional 1,376 acres in the Vogue - Pond River Levee & Earles Areas, including all oil and gas and other minerals and the mining and mineral rights and privileges related thereto (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 118, as corrected by Deed of Correction dated September 30, 2007, recorded in DB 531, p. 213, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 630, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 721, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191); and (ii) Western Land Company, LLC: 4,782 acres in Gibralter Surface Area (Sunnyside) (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 118, as corrected by Deed of Correction dated September 30, 2007, recorded in DB 531, p. 213, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 630, and Quitclaim Deed from Western Mineral Development, LLC to Western Land Company, LLC dated March 30, 2012, recorded in DB 557, p. 701), LESS AND EXCEPT so much thereof conveyed to Western Leasing, Inc. by Quitclaim Deed dated January 25, 2010, of record in Deed Book 546, Page 279, in the office of the Clerk of Muhlenberg County, Kentucky.

II. Owners - Surface Mining Operations/Coal Mining Rights/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: 50 acres of surface mining operations and access rights, coal mining rights and privileges, including all oil and gas and other minerals, all regarding Paradise #9 (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 118, as corrected by Deed of Correction dated September 30, 2007, recorded in DB 531, p. 213, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 630, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 721, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

III. Owners - Coal/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 2,854 acres of #9 seam coal and all seams of coal above #9 seam in the Vogue - Pond River Levee & Earles Areas; (ii) 548 acres of #9 seam coal and all coal above #9 seam in the Game Preserve B & C Area; (iii) 803 acres of all #9 seam coal regarding Paradise #9; and (iv) all oil and gas and other minerals underlying said coal tracts and the mining and mineral rights and privileges related thereto (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 118, as corrected by Deed of Correction dated September 30, 2007, recorded in DB 531, p. 213, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 630, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 721, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

SCHEDULE 1.1(R) - 12

IV. Sub-Lessees - Surface/Coal: Western Land Company, LLC and Western Mineral Development, LLC: an undivided  1/2 interest in (i) 1,003 acres of leased surface; and (ii) 2,781 acres of #9, #11, #12, #13 and #14 seam coal, which is leased by Assignor pursuant to “Martin” lease dated August 19, 1958, recorded in DB 254, p. 349 (per Partial Assignment and Assumption of Surface and Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 161, Assignment of Partial Lease Interest from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 676, Assignment of Partial Lease Interest from Western Land Company, LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 785, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

V. Owner - Easement for Surface Mining: Western Land Company, LLC: easement to conduct surface mining on 50 acres in Muhlenberg County (per Deed of Easement from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 153).

VI. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owners and lessees dated February 9, 2011, a short form of which is recorded in DB 551, p. 679.

WARDEN (Part)

(Ohio County)

I. Lessee - Surface/Coal: Ceralvo Holdings, LLC: all leased surface and #9 and #14 coal seams and the surface and coal mining rights appurtenant thereto which is leased by Assignor pursuant to “Carter/Harrel Heirs Lease” dated May 21, 1977, a short form of which is recorded in DB 223, p. 833 (per Assignment and Assumption of Coal Lease Agreement (Carter/Harrel Heirs (Warden Area) from Cypress Creek Land Resources, LLC, dated March 31, 2008, recorded in DB 373, p. 210).

II. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Sublease from the above-referenced lessee dated February 9, 2011, a short form of which is recorded in DB 388, p. 254.

WEST FORK – MIDWAY (Part) – BEN’S LICK – CENTRAL GROVE

MCHENRY – ROCKPORT (Part) – KEN WYE

(Ohio County)

I. Owners - Surface/Coal Mining Rights/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 4,999 acres and an undivided 95% interest in an additional 21 acres in West Fork and Midway; (ii) 691 acres in Ben’s Lick and Central Grove Church Areas; (iii) 2,041 acres and an undivided 2/3 interest in an additional 116 acres in the area south of Ky. Hwy 62, north of Western Kentucky Parkway and west of U.S. Hwy. 231 (“3 Highways”) (McHenry Area and part of Rockport

SCHEDULE 1.1(R) - 13

Area); (iv) 512 acres in Ken Wye Surface Area; and (v) including all oil and gas and other minerals and the mining and mineral rights and privileges related thereto (except regarding the Ken Wye Surface Area) (per Deed from Central States Coal Reserves of Kentucky, LLC, Beaver Dam Coal Company, LLC, Ohio County Coal Company, LLC and Grand Eagle Mining, Inc. to Western Land Company, LLC, dated March 30, 2007, recorded in DB 367, p. 1, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 118, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 116, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

II. Owners - Coal/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 6,575 acres and a partial interest in an additional 413 acres of coal above #9 seam in the West Fork and Midway Areas; (ii) 865 acres of all coal owned in Ben’s Lick and Central Grove Church Area; (iii) 4,347 acres and an undivided 2/3 interest in an additional 116 acres of all coal owned in 3 Highways (McHenry/pt. Rockport) Area; and (iv) including all oil and gas and other minerals and the mining and mineral rights and privileges related thereto (per Deed from Central States Coal Reserves of Kentucky, LLC, Beaver Dam Coal Company, LLC, Ohio County Coal Company, LLC and Grand Eagle Mining, Inc. to Western Land Company, LLC, dated March 30, 2007, recorded in DB 367, p. 1, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 118, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 116, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in DB 388, p. 183.

ADDITIONAL INTERESTS

Surface Lease from Lyman P. and Joyce M. Barnes and Jerry Carson and Zexia Barnes Bishop to Armstrong Coal Company, Inc., a Delaware corporation, dated February 14, 2008, a short form of which is of record in Deed Book 372, Page 582, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Daniel Bell and Melissa Bell (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated July 8, 2010, of record in Deed Book 385, Page 57, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Richard Lee Brown and Doris A. Brown (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated December 16, 2010, of record in Deed Book 387, Page 167, in the Office of the Clerk of Ohio County, Kentucky.

SCHEDULE 1.1(R) - 14

Deed from Kenneth H. Brown and Cynthia S. Brown (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated October 8, 2010, of record in Deed Book 386, Page 279, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Kenneth H. Brown and Cynthia S. Brown (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated October 8, 2010, of record in Deed Book 386, Page 282, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Edgar H. Duncan and Bernice H. Duncan (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated March 8, 2010, Deed Book 383, Page 225, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Anna Laura Dortch (widow) to Armstrong Coal Company, Inc., a Delaware corporation, dated October 13, 2010, of record in Deed Book 386, Page 349, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Delois Jane Geary (unm.) and Mary Etta Hurst, formerly Mary Etta Geary, and Ronald Hurst (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated March 19, 2008, of record in Deed Book 373, Page 514, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Glendale James and Wanda James (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated September 12, 2010, of record in Deed Book 386, Page 286, in the Office of the Clerk of Ohio County, Kentucky.

General Warranty Deed from Charles and Brenda Jarvis (husband and wife), Leon and Cathy Hardison (husband and wife) and Ronald and Martha Dame (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated March 19, 2008, of record in Deed Book 373, Page 510, in the Office of the Clerk of Ohio County, Kentucky.

Quitclaim Deed from CSX Transportation, Inc., a Virginia corporation, to Armstrong Coal Company, Inc., a Delaware corporation, dated December 8, 2009, of record in Deed Book 382, Page 155, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Kathy Ann Shelton and William Todd Shelton (wife and husband) to Armstrong Coal Company, Inc., a Delaware corporation, dated December 16, 2010, of record in Deed Book 387, Page 162, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Dennis and Deborah Farris (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated May 20, 2010, a short form of which is of record in Lease Book 189, Page 212, in the Office of the Clerk of Ohio County, Kentucky.

SCHEDULE 1.1(R) - 15

Coal Mining Lease from Bradford and Miranda Luppino (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 12, 2010, a short form of which is of record in Deed Book 386, Page 698, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Young Manufacturing Company, Inc. to Armstrong Coal Company, Inc., a Delaware corporation, dated August 30, 2010, a short form of which is of record in Deed Book 385, Page 689, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Randal Schultz (unm.), Sandra G. Schultz (widow), Kenneth Schultz and Patricia Schultz (husband and wife) and Tammy Gaddis (unm.) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 24, 2008, of record in Deed Book 377, Page 134, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Agnes Tanner and Forrest Tanner (wife and husband), Wendell Lynch (unm.), Donald Stone and Toni Stone (husband and wife), Robert Stone (unm.), E. T. Jones and Ann Jones (husband and wife), Dorothy Cook and Robert Cook (wife and husband), Iven Jones (unm.), Wilbur Jones and Phyllis Jones (husband and wife), Jerry Jones and Vadis Jones (husband and wife), David Jones and Janis Jones (husband and wife), Earl Jones and Mary Jones (husband and wife), Carroll Jones and Peggy Jones (husband and wife), Paul Jones and Cherie Jones (husband and wife), Janice Ziemba (unm.), Patricia Faye Cundiff and David Cundiff (wife and husband), Pearlie Arnold (widow), Charles W. Lynch and Margaret Lynch (husband and wife) and William Ray Lynch (unm.) to Armstrong Coal Company, Inc., a Delaware corporation, dated October 23, 2008, of record in Deed Book 376, Page 395, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Norman Spring and Charline Spring (husband and wife) and Tammy Harris and Keith Harris (wife and husband) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 19, 2008, of record in Deed Book 376, Page 630, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Nina A. Schultz (widow), Monica Fay LeCompte and James Michael LeCompte (wife and husband), Glenn T. Schultz, Jr. and Brenda Schultz (husband and wife), Karla Kristianna Canan (unm.), Sharon Smitha (unm.) and Charles E. Schultz and Angela Schultz (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 19, 2008, of record in Deed Book 376, Page 633, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Maxie E. Schultz and Charlotte Schultz (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 19, 2008, of record in Deed Book 376, Page 639, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Betty R. Craig Trust to Armstrong Coal Company, Inc., a Delaware corporation, dated July 17, 2008, a memorandum of which is of record in Deed Book 376, Page 580, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Bertha S. Grider (widow), Joe Brent Grider, Jr., Jessica Gwenlyn, Amanda Westerfield, and Joe Brent Grider to Armstrong Coal Company, Inc., a Delaware corporation, dated March 17, 2008, a memorandum of which is of record in Deed Book 373, Page 490, in the Office of the Clerk of Ohio County, Kentucky.

SCHEDULE 1.1(R) - 16

Coal Mining Lease from Allen Gray Limited Partnership III, an Illinois limited partnership, to Armstrong Coal Company, Inc., a Delaware corporation, dated August 12, 2010, a memorandum of which is of record in Deed Book 385, Page 434, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Allen Gray Limited Partnership II, an Illinois limited partnership, and Allen Gray Limited Partnership III, an Illinois limited partnership, to Armstrong Coal Company, Inc., a Delaware corporation, dated August 12, 2010, a memorandum of which is of record in Deed Book 385, Page 439, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Allen Gray Limited Partnership III, an Illinois limited partnership, to Armstrong Coal Company, Inc., a Delaware corporation, dated August 12, 2010, a memorandum of which is of record in Deed Book 385, Page 429, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Joseph L. Ralph and Rose A. Ralph (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated May 20, 2010, a memorandum of which is of record in Lease Book 189, Page 207, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Joe Michael Barnard and Kristina M. Barnard (husband and wife), Richard L. Hocker (unm.), John W. Hocker and Janet R. Hocker (husband and wife) and Ruth Ann Hocker Szymanski and Conrad Szymanski (wife and husband) to Armstrong Coal Company, Inc., a Delaware corporation, dated August 3, 2010, a memorandum of which is of record in Deed Book 385, Page 338, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Hazel Birchwell (widow) to Armstrong Coal Company, Inc., a Delaware corporation, dated February 22, 2010, a memorandum of which is of record in Deed Book 383, Page 198, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Mark Little and Janis Little to Armstrong Coal Company, Inc., a Delaware corporation, dated July 17, 2008, a memorandum of which is of record in Deed Book 376, Page 576, in the Office of the Clerk of Ohio County, Kentucky.

Special Warranty Deed from Cyprus Creek Land Company, a Delaware corporation, to Armstrong Coal Company, Inc., a Delaware corporation, dated June 19, 2009, of record in Deed Book 381, Page 467, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Angela Danielle Jones and David C. Jones, Felicia Leigh-Ann Hughes and Pamela Gabrielle Fowler, to Armstrong Coal Company, Inc., dated March 7, 2008, to be recorded.

Roadway Lease by Cloyd R. Mellot to Armstrong Coal Company, Inc., dated January 1, 2009, a Short Form of which is of record in Miscellaneous Book 68, Page 406, in the Office of the Clerk of Ohio County, Kentucky.

SCHEDULE 1.1(R) - 17

Coal Mining Lease from Dennis H. Woods and Brenda Woods and Damien L. Brown and Deborah Brown to Armstrong Coal Company, Inc., dated effective as of October 2, 2008, a short form of which is of record in Deed Book 388, Page 522, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from James Jones and Lola Jones to Armstrong Coal Company, Inc., dated May 14, 2010, a short form of which is of record in Lease Book 189, Page 202, as amended by instrument of record in Deed Book 387, Page 649, both, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Daisy Curtis Scroggins to Armstrong Coal Company, Inc., dated March 7, 2008, a short form of which is of record in Deed Book 388, Page 595, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Sue Hughes Bartlett to Armstrong Coal Company, Inc., dated March 7, 2008, a short form of which is of record in Deed Book 387, Page 752, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Gerald Wayne Powers and Linda Powers to Armstrong Coal Company, Inc., dated December 3, 2009, a short form of which is of record in Deed Book 387, Page 637, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Michelle L. Queen to Armstrong Coal Company, Inc., dated September 30, 2009, a short form of which is of record in Deed Book 387, Page 631, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from William Todd Paul to Armstrong Coal Company, Inc., dated September 30, 2009, a short form of which is of record in Deed Book 388, Page 691, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from William A. Holladay to Armstrong Coal Company, Inc., dated September 30, 2009, a short form of which is of record in Deed Book 387, Page 708, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from John Brown, Jr. and Patricia Brown to Armstrong Coal Company, Inc., dated January 2, 2008, a short form of which is of record in Deed Book 387, Page 643, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Noel D. Cavendar, Rhonda D. Cavender, Cheryl Ann Lacefield and Garry Dale Lacefield, to Armstrong Coal Company, Inc., dated April 13, 2009, a short form of which is of record in Deed Book 387, Page 625, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Glenn W. Danks, Ronald A. Danks, Clyde Richard Danks, Kelly Richard Danks, Phillip Andrew Danks, Michael Edgar Danks and Melissa Ann Danks Sandberg to Armstrong Coal Company, Inc., dated April 15, 2010, a short form of which is of record in Deed Book 387, Page 652, in the Office of the Clerk of Ohio County, Kentucky.

SCHEDULE 1.1(R) - 18

Coal Mining Lease from Bertha S. Grider, Carolyn M. Casteel, Parent and Agent of and for Katlin M. Grider and John M. Grider, minors, and Timothy Casteel to Armstrong Coal Company, Inc., dated March 18, 2009, a memorandum of which is of record in Deed Book 387, Page 738, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Timothy and Mary Stenberg to Armstrong Coal Company, Inc., dated June 1, 2010, a short form of which is of record in Deed Book 387, Page 618, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Warren C. Roe, Josephine Roe, Joseph Michel Roe and Sara Kelly Roe to Armstrong Coal Company, Inc., dated March 7, 2008, a memorandum of which is of record in Deed Book 387, Page 743, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease by Cyprus Creek Land Company, LLC and Cyprus Creek Land Resources, LLC to Armstrong Coal Company, Inc., dated as of February 1, 2010, a short form of which is of record in Deed Book 387, Page 714, in the Office of the Clerk of Ohio County, Kentucky.

Corporation Special Warranty Deed from Cyprus Creek Land Company to Armstrong Coal Company, Inc., dated March 3, 2011, of record in Deed Book 389, Page 776, in the Office of the Clerk of Ohio County, Kentucky.

Corporation Special Warranty Deed from Cyprus Creek Land Company to Armstrong Coal Company, Inc., dated March 3, 2011, of record in Deed Book 389, Page 781, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Minda G. Pearson to Armstrong Coal Company, Inc., dated April 1, 2011, of record in Deed Book 389, Page 265, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Minda G. Pearson to Armstrong Coal Company, Inc., dated April 1, 2011, of record in Deed Book 389, Page 268, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Kathy Ann Shelton and William Todd Shelton, husband and wife, to Armstrong Coal Company, Inc., dated May 27, 2011, of record in Deed Book 390, Page 427, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Garry Franklin Igleheart and Janie Igleheart, husband and wife, and Joel Render Igleheart and Phyllis Igleheart, husband and wife, dated July 8, 2011 and of record in Deed Book 390, Page 615 in the Office of the Ohio County Clerk.

Deed from Rexford F. Igleheart, a single man, Garry Franklin Igleheart and Janie Igleheart, husband and wife, and Joel Render Igleheart and Phyllis Igleheart, husband and wife, dated July 8, 2011 and of record in Deed Book 390, Page 610 in the Office of the Ohio County Clerk.

SCHEDULE 1.1(R) - 19

Deed from Casey Barnes, Barry Barnes and Alta Barnes, to Armstrong Coal Company, Inc., dated August 22, 2011, of record in Deed Book 391, Page 145, in the Office of the Ohio County Clerk.

Easement Agreement between Big Rivers Electric Corporation and Armstrong Coal Company, Inc., dated September 14, 2011 and of record in Deed Book 391, Page 436 in the Office of the Ohio County Clerk.

Deed from Ben Hammons and Tana Hammons, husband and wife, to Armstrong Coal Company, Inc., dated September 9, 2011 and of record in Deed Book 391, Page 320, in the Office of the Ohio County Clerk.

Deed from Cyprus Creek Land Company, a Delaware corporation, to Armstrong Coal Company, Inc., dated December 13, 2011 and of record in Deed Book 393, Page 36, in the Office of the Ohio County Clerk LESS AND EXCEPT that part of Tract 38 conveyed to Kentucky Utilities Company by deed dated December 10, 2012, of record in Deed Book 397, Page 668, in the office of the Ohio County Clerk.

Deed from Roland C. Smith and Golda Mae Smith, husband and wife, to Armstrong Coal Company, Inc. dated January 12, 2012, of record in Deed Book 393, Page 100, in the Office of the Ohio County Clerk.

Coal Mining Lease from Dennie Lee Grider and Shelia Curtis Grider to Armstrong Coal Company, Inc. dated February 14, 2012, a short form of which is of record in Deed Book 396, Page 732, in the Office of the Ohio County Clerk.

Coal Mining Lease from Dennie Lee Grider and Shelia Curtis Grider to Armstrong Coal Company, Inc. dated April 6, 2012, a short form of which is of record in Deed Book 396, Page 738, in the Office of the Ohio County Clerk.

Deed from Billy Dale Geary, Jr. to Armstrong Coal Company, Inc. dated July 21, 2012 and of record in Deed Book 395, Page 504, in the Office of the Ohio County Clerk.

SCHEDULE 1.1(R) - 20

Schedule 1.1(V)

Vendor Liens

All “Vendor Liens” listed on Schedule 1.1(P) above.

SCHEDULE 1.1(V) - 1

Schedule 6.1.1

Good Standing and Qualification

Each Loan Party is in good standing in its jurisdiction of formation (as listed in Schedule 6.1.2).

The following Loan Parties are qualified to transact business as foreign entities in the following jurisdictions:

Entity	Jurisdiction
Armstrong Air, LLC	Missouri
Armstrong Coal Company, Inc.	Kentucky, Missouri
Armstrong Energy, Inc.	Missouri
Western Diamond LLC	Kentucky

SCHEDULE 6.1.1 - 1

Schedule 6.1.2

Subsidiaries, Jurisdiction of Formation and Ownership

I.	Subsidiaries of Borrower

1. Armstrong Energy Holdings, Inc., a Delaware corporation (100% ownership of common stock)

2. Armstrong Air, LLC, a Delaware limited liability company (100% of membership interests held by Armstrong Energy Holdings, Inc., a subsidiary of Borrower)

3. Armstrong Coal Company, Inc., a Delaware corporation (100% of common stock held by Armstrong Energy Holdings, Inc., a subsidiary of Borrower)

4. Western Diamond LLC, a Nevada limited liability company (100% of membership interests held by Armstrong Energy Holdings, Inc., a subsidiary of Borrower)

5. Western Land Company, LLC, a Kentucky limited liability company (100% of membership interests held by Armstrong Energy Holdings, Inc., a subsidiary of Borrower)

Excluded Subsidiaries not listed above: Armstrong Fabricators, Inc., Armstrong Logistics Services, LLC, Elk Creek GP, LLC, and Survant Mining Company, LLC

SCHEDULE 6.1.2 - 1

II.	Jurisdiction and Ownership of Borrower and Subsidiaries

Loan Party	Jurisdiction	Type of Interest	Ownership	Options, etc.

Armstrong Air, LLC	Delaware	M	Armstrong Energy Holdings, Inc. – 100%	None
Armstrong Coal Company, Inc.	Delaware	CS	Armstrong Energy Holdings, Inc. – 25,000
Armstrong Energy, Inc.	Delaware	CS

Yorktown Energy Partners VI, L.P. – 832,500

Yorktown Energy Partners VII, L.P. – 11,562,500

Yorktown Energy Partners VIII, L.P. – 6,012,500

Yorktown Energy Partners IX, L.P. – 2,775,000

J. Hord Armstrong, III – 129,701

Martin D. Wilson – 114,772

James H. Brandi – 161,875

Lucy B Trust – 39,313

Lorenzo and Danielle Wiseman – 37,000

Brim Family 2004 Trust – 37,000

Franklin W. Hobbs, IV – 34,688

John H. Stites, III – 37,023

Hutchinson Brothers, LLC – 78,394

J. Richard Gist – 18,500

None
Armstrong Energy Holdings, Inc.	Delaware	CS	Armstrong Energy, Inc. – 1,397,480	None
Western Diamond LLC	Nevada	M	Armstrong Energy Holdings, Inc. – 100%	None
Western Land Company, LLC	Kentucky	M	Armstrong Energy Holdings, Inc. – 100%	None

Key

M	=	Membership Interests
CS	=	Common Stock

SCHEDULE 6.1.2 - 2

Schedule 6.1.5

MAC Litigation

None

SCHEDULE 6.1.5 - 1

Schedule 6.1.14

Insurance

Named Insureds (except as to item 7 below): Armstrong Coal Company, Inc., Armstrong Coal Reserves, Inc., Armstrong Energy Holdings, Inc., Armstrong Fabricators, Inc., Armstrong Energy, Inc., Armstrong Logistics Services, LLC, Armstrong Mining, Inc., Armstrong Resources Holdings, LLC, Armstrong Resources, LLC, Armstrong Technology Services, LLC, Western Diamond LLC, Western Land Company, LLC, Western Mineral Development, LLC, Ceralvo Holdings, LLC, Ceralvo Resources, LLC, Elk Creek GP, LLC, Armstrong Resource Partners, L.P., Elk Creek Operating GP, LLC, Elk Creek Operating, LP, RAM Terminals, LLC (CGL,Auto,WC,Umbrella Only)

Term (except as to item 7 below): March 31, 2012 through March 31, 2013

1.	Type of Policy:	Property
	Insurance Company:	Travelers Property & Casualty Co. of America
	Policy Number:	QT6308757M624TIL12
	Property Limit:	$73,016,394 as of March 31, 2012 – blanket limit including buildings and business personal property.

2.	Type of Policy:	Inland Marine
	Insurance Company:	Travelers Property & Casualty Co. of America
	Policy Number:	QT6308757M624TIL12
	Inland Marine Limit:	$75,000,000

3.	Type of Policy:	Business Automobile
	Insurance Company:	American Guarantee & Liability Insurance Co.
	Policy Number:	BAP938366803
	Limit of Liability:	$1,000,000 per accident combined single limit bodily injury and property damage liability – owned, hired, non-owned

4.	Type of Policy:	Commercial General Liability
	Insurance Company:	American Zurich Insurance Co.
	Policy Number:	GLO938366903
	Limit of Liability:	$2,000,000 each occurrence, $3,000,000 general aggregate limit

5.	Type of Policy:	Workers Compensation
	Insurance Company:	American Zurich Insurance Company
	Policy Number:	WC938366703
	States of Operation:	Kentucky and Missouri
	Employers Liability:	$2,000,000 bodily injury by accident (each accident)
$2,000,000 bodily injury by disease (policy limit)
$2,000,000 bodily injury by disease (each employee)

6.	Type of Policy:	Commercial Umbrella
	Insurance Company:	American Guarantee and Liability Insurance Company
	Policy Number:	UMB488640902
	Limit of Liability:	$20,000,000 each occurrence/aggregate

SCHEDULE 6.1.14 - 1

7.	Type of Policy:	Aircraft Policy
	Insurance Company:	National Union Fire Insurance Company of Pittsburgh, PA
	Policy Number:	GM 001857973-06
	Named Insured:	Aero Charter, Inc. (manager)
(certificates issued to Armstrong Air, LLC, as lessee, Armstrong Coal Company,
Inc. and Armstrong Energy, Inc.)
	Policy Term:	March 1, 2012 through March 1, 2013
	Limits of Liability:	Liability Coverage – $100,000,000 per occurrence
Medical Expenses – $25,000 per passenger per occurrence
Physical Damage Limit – $5,800,000

SCHEDULE 6.1.14 - 2

Schedule 6.1.15

ERISA Compliance

None

SCHEDULE 6.1.15 - 1

Schedule 6.1.16

Environmental Matters

None

SCHEDULE 6.1.16 - 1

Schedule 7.1

Indebtedness Paid Off

$50,000,000 Revolving Credit Facility/$100,000,000 Term Loan dated February 9, 2011 by and among ARMSTRONG COAL COMPANY, INC., a Delaware corporation, ARMSTRONG LAND COMPANY, LLC, a Delaware limited liability company, WESTERN MINERAL DEVELOPMENT, LLC, a Delaware limited liability company, WESTERN DIAMOND LLC, a Nevada limited liability company, WESTERN LAND COMPANY, LLC, a Kentucky limited liability company, and ELK CREEK, L.P., a Delaware limited partnership, the GUARANTORS thereto, the LENDERS thereto, THE HUNTINGTON NATIONAL BANK, in its capacity as syndication agent for the Lenders, UNION BANK, N.A., in its capacity as documentation agent for the Lenders, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders

SCHEDULE 7.1 - 1

Schedule 7.1.1

December 21, 2012

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

One PNC Plaza

249 Fifth Avenue

Pittsburgh, PA 15222-2707

Re:	$50,000,000 Revolving Credit Facility (“Loan”) pursuant to that certain Credit Agreement dated as of even date herewith (the “Credit Agreement”) among the Lenders party thereto (the “Lenders”), PNC Bank, National Association, as Administrative Agent (the “Administrative Agent”), Stifel Nicolaus Weisel, as Joint Lead Arranger and Joint Bookrunner, Stifel Bank & Trust, as Syndication Agent, and Armstrong Energy, Inc., a Delaware corporation, as Borrower (the “Borrower”)

Ladies & Gentlemen:

We have acted as counsel for the Borrower and the Guarantors referenced below in connection with the preparation and execution of the Credit Agreement. We have also acted as counsel for Armstrong Air, LLC, a Delaware limited liability company, Armstrong Coal Company, Inc., a Delaware corporation, Armstrong Energy Holdings, Inc., a Delaware corporation, Western Diamond LLC, a Nevada limited liability company, and Western Land Company, LLC, a Kentucky limited liability company (collectively, the “Guarantors”; the Borrower and the Guarantors are collectively, the “Loan Parties”), in connection with the Loan and the transactions described by the Credit Agreement. This opinion is being furnished to you at the request of the Loan Parties pursuant to Section 7.1.1(vi) of the Credit Agreement.

As used herein, unless the context otherwise requires, (i) “Commonwealth” means the Commonwealth of Kentucky, (ii) “Collateral” means any and all property collateral in which a lien or security interest has been granted to the Administrative Agent pursuant to the Loan Documents, (iii) “Kentucky UCC” means the UCC as currently in effect in the Commonwealth, (iv) “Real Property” means all Collateral that constitutes real property (including fixtures, to the extent the same constitute real property) under the laws of the Commonwealth, (v) “UCC” means the Uniform Commercial Code as currently in effect in the Commonwealth, Delaware or Nevada, as applicable, (vi) “UCC Collateral” means any or all Collateral in which a security interest can be granted and perfected under Article 9 of the UCC, and (vii) all other capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

710 WEST MAIN STREET, 4TH FLOOR · LOUISVILLE, KENTUCKY 40202

TEL 502-416-1628 · FAX 502-855-4971

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

December 21, 2012

In order to render this opinion (“Opinion”), we have examined the agreements and documents described in Schedule 1 to this Opinion (the “Loan Documents”), all dated as of even date herewith, unless otherwise indicated.

As counsel for the Loan Parties, we have also examined such corporate and organizational records of the Loan Parties, certificates and other documents and instruments and have researched such questions of law and examined the public records in such jurisdictions as we have considered necessary for the purpose of delivering this Opinion. As to various matters of fact material to our Opinion, we have relied upon company records furnished to us by the Loan Parties, upon certificates of, as applicable, the corporate secretary or other official record-keeper of the Loan Parties, and upon certificates and telephone or facsimile updates thereof from various public officials.

Our opinions are limited to the laws of the Commonwealth, the limited liability company laws and corporation laws of the State of Delaware, the limited liability company laws of the State of Nevada, the Uniform Commercial Code as in effect in the Commonwealth, the State of Delaware and the State of Nevada, and, solely with respect to the enforceability of the Loan Documents, the laws of the State of New York, and no opinion is rendered with respect to the laws of any other jurisdiction.

Assumptions

For purposes of this Opinion, we have, with your permission, assumed, without independent investigation:

(a) that the documents submitted to us for review are accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;

(b) that each individual executing the Loan Documents had sufficient legal capacity to execute such documents and perform their obligations thereunder;

(c) that the factual statements and information contained in each of the Loan Documents and other documents executed by the Borrower and the Guarantor and delivered to the Lender in connection with the Loan are accurate and complete, and the description or reference therein to the Collateral accurately describes or refers to all real and personal property described or referred to therein;

(d) that the Lender has obtained all necessary authorizations and approvals to execute and deliver the Loan Documents; the execution and delivery of the Loan Documents are proper undertakings on the part of the Lender and are within the scope of the enumerated powers of the Lender; and the Loan Documents, and the transaction evidenced thereby, are valid, binding and enforceable against the Lender to the extent that such validity, binding effect and enforceability affects the opinions herein expressed;

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

December 21, 2012

(e) that each certificate issued by a government official concerning a person’s property or status is accurate, complete and authentic and all official public records (including their proper indexing and filing) are accurate and complete;

(f) that all terms and conditions of, or relating to, the transactions contemplated by the Loan Documents are correctly and completely embodied in the Loan Documents and there are no other agreements or understandings among the parties or usage of trade or course of prior dealing among the parties that would, in any case, define, supplement or qualify the terms of any of the Loan Documents;

(g) that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence;

(h) that all recording and filing fees are paid in connection with recording or filing of any documents mentioned herein;

(i) that the attorney preparer’s certificate and the notary acknowledgments in the Loan Documents have been properly executed under the law of the jurisdiction where they were acknowledged;

(j) that the Loan Parties hold requisite title and rights to the Collateral, including all real and personal property constituting a part thereof;

(k) that none of the Collateral consists or will consist of commercial tort claims, consumer goods or timber to be cut, as such terms are defined in Article 9 of the UCC or items which are subject to a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from that specified in the UCC for filing to perfect such security interest;

Opinions

Based on the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1. Each Loan Party is duly organized and validly existing under the laws of its jurisdiction and has the requisite corporate, partnership or limited liability company power to own its properties, to conduct the business in which it is presently engaged and to enter into and perform its obligations under the Loan Documents. Each Loan Party is qualified to do business as a foreign corporation, foreign limited partnership or foreign limited liability company in such other states where the failure to so qualify would have a material adverse effect on the Loans or on such Loan Party or its properties or operations.

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

December 21, 2012

2. All of the Loan Documents to which each Loan Party is a party have been duly authorized, executed and delivered by such Loan Party and constitute the legal, valid and binding obligations of such Loan Party, enforceable in accordance with their respective terms.

3. The execution, delivery or performance by the Loan Parties of the Loan Documents and the consummation by each of them of the transactions contemplated thereby (a) will not violate any provision of the Organization Documents of the Loan Parties and (b) will not contravene any generally applicable provision of Commonwealth law applicable to the Loan Parties nor, to our knowledge, any order, writ, injunction or decree applicable to the Loan Parties. To our knowledge, neither the execution, delivery nor performance by any of the Loan Parties of the Loan Documents to which it is a party nor the consummation by it of the transactions contemplated thereby will conflict or be inconsistent with, or result in any material breach of, constitute a default under, or result in the creation or imposition of or the obligation to create or impose, any lien (except pursuant to the Loan Documents) upon any of the property or assets of the Loan Parties pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Loan Parties is a party or by which it or any of its properties or assets is bound or to which it may be subject.

4. With the exception of the recording or filing of the Mortgages, Financing Statements and As-Extracted Filings (as each is defined in Schedule 1 hereof) in the appropriate governmental offices, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required of the Loan Parties in connection with (i) the execution, delivery and performance by the Loan Parties of any of the Loan Documents, or (ii) the legality, validity, binding effect or enforceability of any of the Loan Documents against the Loan Parties.

5. To our knowledge, there are no actions, suits, proceedings or investigations pending or threatened against any Loan Party or any Subsidiary of any Loan Party at law or in equity before any Official Body which individual or in the aggregate could reasonably be likely to result in any Material Adverse Change. To our knowledge, none of the Loan Parties nor any Subsidiary of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be likely to result in any Material Adverse Change.

6. The Security Agreement creates an enforceable security interest (the “Security Interest”) in the UCC Collateral in favor of the Administrative Agent. The Pledge Agreement creates an enforceable security interest in which a security interest can be granted under Article 9 of the applicable UCC. The due filing of the Financing Statements in the offices indicated on Schedule 1 hereof and the due filing of the As-Extracted Filings in the offices indicated on

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

December 21, 2012

Schedule 1 hereof will perfect the Administrative Agent’s Security Interest in the UCC Collateral described in the Financing Statements and As-Extracted Filings in which a security interest may be perfected through the filing of financing statements under Article 9 of the Kentucky UCC. Each of the As-Extracted Filings sufficiently provides the name of each Loan Party that is a debtor identified therein for purposes of Section 9-503 of the Kentucky UCC and contains a description of as-extracted collateral and of the real property to which such as-extracted collateral is related sufficient for purposes of Sections 9-504, 9-502(2) and 9-108 of the Kentucky UCC.

7. The Mortgages are in proper form for recording, and upon due recordation of the Mortgages in the applicable recording office noted on the face of each Mortgage, the Mortgages will constitute, as security for the Loans, a valid mortgage lien of record in favor of Administrative Agent on all of the Loan Parties’ right, title and interest in the Real Property.

8. Each of the Mortgages are (a) in proper form to constitute a valid and effective “fixture filing,” as defined in the UCC, with respect to such of the Collateral as constitutes “fixtures,” as such term is defined in the UCC (“Fixtures”). The due recordation of the Mortgages in the applicable county clerk’s office is the only filing necessary to entitle the Administrative Agent to the rights and benefits of filing a “fixture filing” under Section 9-334 of the Kentucky UCC with respect to the Fixtures. Each of the Mortgages sufficiently provides the name of each Loan Party that is a debtor identified therein for purposes of Section 9-503 of the Kentucky UCC and contains a description of the as-extracted collateral and of the real property to which such fixtures are related sufficient for purposes of Sections 9-504, 9-502(b) and 9-108 of the Kentucky UCC.

9. The Loan Parties are not investment companies subject to registration or qualification under the Investment Company Act of 1940, as amended (the “1940 Act”), or companies controlled by a company required to register as such under the 1940 Act.

Qualifications

The opinions set forth above are subject to the following qualifications and limitations:

A. The enforceability of the Loan Documents may be subject to or limited by (a) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditor’s rights generally and (b) general principles of equity, including a court’s power to redefine the nature of the relationship between the parties (regardless of whether such enforceability is considered in a proceeding in equity or at law). We express no opinion as to the availability of any equitable remedy, including specific performance.

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

December 21, 2012

B. Certain remedies contained in the Loan Documents may be unenforceable under or limited by the laws or court decisions of the applicable jurisdiction, including, but not limited to, (i) provisions purporting to appoint the Administrative Agent as attorney-in-fact or agent for the Loan Parties, (ii) self-help provisions, waivers of constitutional rights, waivers of rights of redemption, disclaimers, exculpation clauses, severability provisions, liability limitations with respect to the third parties, releases of legal or equitable rights, discharges of defenses, liquidated damages, late fees, waiver of jury trial or provisions which purport to create remedies not available under applicable law, (iii) provisions which purport to shift evidentiary burdens of proof, (iv) any provisions purporting to modify rights to notice or service of process requirements of the laws of the applicable jurisdiction, including, but not limited to, confession of judgment provisions, (v) any purported assignment of any approval, license, permit, lease, agreement or right for which the specific consent of any other party or person affected thereby is required and has not been obtained, (vi) provisions that purport to preclude modification of the Loan Documents through conduct, custom, or course of performance, action or dealing, (vii) provisions purporting to indemnify the Administrative Agent or the Lenders for losses and expenditures resulting from the negligence of the Administrative Agent or the Lenders or persons acting on their behalf, (viii) covenants to the extent that they can be construed to be independent clauses as distinguished from clauses which trigger events of default, (ix) provisions purporting to require the payment or reimbursement of fees, costs, expenses or other amounts which are unreasonable in nature or amount or purporting to provide indemnification against liability for actions taken beyond the scope of the Loan Documents, (x) provisions permitting foreclosure of the lien of the Mortgages by any method other than judicial foreclosure, and (xi) provisions purporting to waive any requirement of diligent performance or other care on the part of a secured party with respect to the recognition or preservation of any party’s rights to or interests in any property subject to the security interests granted under the Loan Documents; however, none of the foregoing will, in our opinion, prevent the practical realization of the principal benefits of the security intended to be provided thereby, subject to the consequences of delay caused by the unenforceability of such provisions and subject to the qualifications set forth in “A” above.

C. We offer no opinion regarding the enforceability of (i) any waiver of the Loan Parties’ rights to reduce the maximum amount secured under either KRS §382.385 (revolver) or §382.520 (future advances), or (ii) provisions making the exercise of such waiver an event of default, regardless of whether contained in the Mortgage or other Loan Documents.

D. The provisions of the Loan Documents purporting to presently assign a lessor’s interest in leases, rents, income and profits may be ineffective to create a perfected lien upon such leases, rents, income and profits on the date the Loan Documents are executed, as under Commonwealth law such lien remains inchoate and unperfected until a receiver is appointed pursuant to a judicial foreclosure or until such time as the Administrative Agent invokes the aid of a court of equity. Southern Trust Co. v. First City Bank & Trust Co., 82 S.W.2d 205 (1935) and Watts’ Adm’r v. Smith, 63 S.W.2d 796 (1933).

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

December 21, 2012

E. Whenever our opinion herein with respect to the existence or non-existence of facts is qualified by the phrase “to our knowledge” or any similar phrase implying a limitation on the basis of knowledge, it is intended to indicate that, during the course of our representation in connection with the transaction, no information has come to the attention of the lawyers within our firm who have devoted substantive attention to this matter (the “Primary Lawyer Group”) which would give us current actual knowledge of the existence or non-existence of such facts contrary to those opinions expressed herein and so qualified. No inquiry has been made of lawyers within this firm other than the Primary Lawyer Group, nor have other files of this firm been reviewed to determine the existence of facts which alone or following other inquiry would indicate that any of the foregoing opinions are incorrect. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge or information of the existence or absence of such facts should be drawn from our representation.

F. If any proceeds are actually received by the Loan Parties, preservation of the Administrative Agent’s security interest in proceeds, as against third parties, may be subject to the limitation on perfection of a continued security interest in co-mingled cash proceeds as set forth in Section 9-315 of the UCC.

G. Under Section 9-401 of the UCC, rights in the Collateral may be voluntarily or involuntarily transferred notwithstanding a provision prohibiting any transfer or under which the transfer constitutes a default.

H. In the case of property which becomes part of the Collateral after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

I. We note that Commonwealth law requires that continuation statements must be filed as provided in the UCC not more than six months prior to the expiration of the five year period dating from the date of filing of a financing statement and not more than six months prior to the expiration of each subsequent five year period after the original filing in order to protect the perfection and priority of the security interest in any personal property. Additional filings with respect to any personal property described in any financing statement may also be necessary if the Borrower changes its name, the state of its organization or the location of the Collateral.

J. The security interests of the Lender will cease to be perfected as to items of collateral consisting of goods purchased from the Loan Parties by a buyer in the ordinary course of business (Section 9-320 of the UCC) and as to collateral disposed of by the Loan Parties if such disposition is authorized by the Administrative Agent (Section 9-315 of the UCC), provided that the cessation of perfection with respect to such items of collateral shall not apply to the proceeds of the disposition, if any, which shall be governed as provided by the rules otherwise applicable to perfection of “proceeds” as set forth in the UCC.

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

December 21, 2012

K. Under certain circumstances described in Sections 9-320, 9-323 and 9-330 of the UCC, purchasers of Collateral may take the same free of a perfected security interest.

L. We express no opinion as to the compliance or non-compliance of any party to the Loan Documents with legal requirements applicable by virtue of such party’s regulatory status or the conduct of such party’s business.

M. No opinion is expressed as to the applicability of any securities or “blue sky” laws or laws of the Commonwealth regulating financial institutions such as banks, savings and loan associations and federal savings banks.

N. We express no opinion with respect to (i) the Borrower’s right in, or title to, any Collateral; (ii) the priority or, as except as expressly stated herein, the perfection of the liens, security interests or assignments created by the Loan Documents, (iii) the adequacy of the description of the Real Property intended to be encumbered in connection with the Loan Documents, and (iv) survey or zoning matters relating to the Real Property intended to be encumbered in connection with the Loan Documents.

O. In any action or proceeding in any court in the Commonwealth arising out of or relating to the Loan Documents, while we believe that such court would (except for matters of procedure and remedies) recognize and give effect to the choice of law provisions of the Loan Documents in which the parties agree that New York law shall govern, so long as it was not determined by any such court that (i) the choice of law had no reasonable basis with respect to, or substantial relationship to the transactions contemplated by, the Loan Documents, or that (ii) the application of the law of a jurisdiction other than the Commonwealth would offend any public policy of the Commonwealth, we can give no assurances that such court would do so. In Paine v. La Quinta Motor Inns, Inc., 736 S.W.2d 355 (Ky. Ct. App. 1987), the Kentucky Court of Appeals ignored the parties’ choice of Texas law in applying Kentucky law to govern a real estate contract “where the property at the heart of the controversy is located in Kentucky, the sellers are in Kentucky . . . and the contract was apparently executed at least partly in Kentucky.” Id. at 357 (citing Harris Corporation v. Comair, 712 F.2d 1069 (6th Cir. 1983)). Despite its conclusion in Harris that Kentucky will apply its own laws when there are “significant contacts and no overwhelming interests to the contrary, even if the parties have voluntarily agreed to apply the law of a different state,” the U.S. Sixth Circuit Court of Appeals recently concluded that “in a standard commercial breach-of-contract case . . . the Kentucky courts would choose to adopt §187 of the Restatement as their analytical framework for addressing a contractual choice-of-law clause.” Wallace Hardware v. Abrams, 223 F.3d 382, 397 (6th Cir., 2000). The Kentucky Supreme Court has not recently ruled on this issue, and we point out that the Wallace Hardware decision is not binding on the Kentucky Supreme Court.

To the Lenders and the Administrative

Agent referred to below

c/o PNC Bank, National Association, as Administrative Agent

December 21, 2012

P. No opinion is rendered concerning the effect of the Mortgages to secure any future advance that is inconsistent with the maximum amounts set forth in the Mortgages or that is not advanced pursuant to the terms of the Loan Documents.

Q. Lender’s exercise of foreclosure or other remedies with respect to Real Property may be limited by and subject to any rights of Western Mineral Development, LLC as joint owner thereof.

R. This opinion is provided to you as a legal opinion only and not as a guarantee or warranty of the matters discussed herein.

S. Our opinion is limited to the matters specifically addressed herein, and we express no opinion on, and no opinion is to be inferred or implied with respect to, any matter not specifically expressed herein. The opinions expressed herein are rendered as of the date hereof and we assume no obligation to update or supplement any fact or other matter which may hereafter come to our attention or any changes in applicable law which may hereafter occur.

This Opinion is rendered solely for your benefit and may not be relied upon in any manner by any other party (other than your successors and assigns as Administrative Agent and the Lenders, any person that acquires participations in the Loans, and Buchanan Ingersoll & Rooney PC as counsel to the Administrative Agent), without our prior written consent.

Sincerely,

/s/ MILLER & WELLS, PLLC

Schedule 1

to Opinion

(List of Loan Documents)

1.	the Credit Agreement

2.	the promissory notes in the form of Exhibit 1.1(N)(1) to the Credit Agreement, evidencing the Revolving Credit Loans, and in the form of Exhibit 1.1(N)(2), evidencing the Swing Loan (the “Notes”)

3.	the Guaranty Agreement among the Borrower, the Guarantors, the Administrative Agent, and the Lenders

4.	the Regulated Substances Certificate and Indemnity Agreement among the Borrower, the Guarantors, and the Administrative Agent

5.	the Intercompany Subordination Agreement among the Borrower, the Guarantors, and the Administrative Agent

6.	Mortgages (“Mortgages”) entered into by Armstrong Coal Company, Inc., Western Diamond LLC and Western Land Company, LLC, as applicable, with respect to the following collateral pools (the “Mortgaged Properties”):

a.	Muhlenberg County

i.	Jacob’s Creek—Sunnyside (Part)—Hillside—Cypress Creek—Nelson Creek “B”

ii.	Nelson Creek (Part)—Sunnyside (Part)

iii.	Parkway (Part)

iv.	Vogue—Sunnyside (Part)—Game Preserve—Paradise #9

b.	Ohio County

i.	Armstrong Dock

ii.	Big Run—East Fork (Kronos/Warden)—Lewis Creek—Midway (Part)

iii.	Centertown

iv.	Elk Creek

v.	Equality Boot

vi.	Fish & Wildlife

vii.	McHenry Railroad Spur

viii.	Rockport (Part)

ix.	Rockport (Part)—Lewis Creek (Part)

x.	Terteling Lease and Highview

xi.	Miscellaneous Properties Owned by Armstrong Coal Company, Inc.

xii.	Warden

xiii.	West Fork—Midway (Part)—Ben’s Lick—Central Grove—McHenry—Rockport (Part)—Ken Wye

c.	Union County

i.	Alcoa Lease

d.	Webster County

i.	Alcoa Lease

7.	Patent, Trademark, Copyright Security Agreement

8.	Pledge Agreement

9.	Security Agreement

10.	UCC Financing Statements naming the Loan Parties as debtors and Administrative Agent as secured party, intended for filing with the Office of the Secretary of State of Kentucky, the Office of the Secretary of State of Nevada and the Office of the Secretary of State of Delaware (“Financing Statements”).

11.	UCC Financing Statements intended to be filed as “as-extracted filings” against Armstrong Coal Company, Inc., Western Diamond LLC, Western Mineral Development, LLC and Western Land Company, LLC in the Offices of the Clerks of Muhlenberg with respect to each of the Mortgaged Properties (“As-Extracted Filings”).

12.	the Intercreditor Agreement between Wells Fargo Bank, National Association, as Collateral Agent, and the Administrative Agent, to be acknowledged by the Company and the Guarantors

13.	Letter dated December 21, 2012 from the Borrower to the Administrative Agent (the “Post-Closing Letter”)

SCHEDULE 8.1.3

INSURANCE REQUIREMENTS RELATING TO THE COLLATERAL

COVENANTS:

At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate, and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements which include the provisions set forth below or are otherwise in form acceptable to the Administrative Agent in its discretion. The applicable Loan Parties shall notify the Administrative Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Administrative Agent constituting insurance proceeds may, at the option of the Administrative Agent, (i) in the case of property insurance proceeds received during the existence of an Event of Default, be applied by the Administrative Agent to the payment of the Obligations in accordance with the terms of the Credit Agreement, (ii) for losses of less than $500,000 received at such time as no Event of Default or Potential Default exists, be disbursed by the Administrative Agent to the applicable Loan Parties, and (iii) for losses equal to or greater than $500,000 received at such time as no Event of Default or Potential Default exists, be disbursed by the Administrative Agent to the applicable Loan Parties on such terms as are deemed appropriate by the Administrative Agent for the repair, restoration and/or replacement of Collateral and other property in respect of which such proceeds were received.

ENDORSEMENT:

(i) specify the Administrative Agent as an additional insured, mortgagee and lender loss payee as its interests may appear,

(ii) with respect to all property insurance policies, provide that the interest of the Lenders shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, except that the insurer shall not be obligated to maintain the insurance if the breach consists of non-payment of premiums which continues for 30 days after written notice to Administrative Agent,

(iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise,

(iv) provide that any and all rights of subrogation which the insurers may have or acquire against the Loan Parties shall be, at all times and in all respects, junior and subordinate to the prior Payment In Full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been Paid in Full and the Commitments have terminated,

SCHEDULE 8.1.3 - 1

(v) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice of such cancellation or change,

(vi) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and

(vii) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured.

SCHEDULE 8.1.3 - 2

Schedule 8.2.1

Existing Indebtedness

1. Indebtedness related to the following promissory notes:

a. Promissory Note in the principal amount of $561,000 payable by Armstrong Coal Company, Inc. to the order of Anna Laura Dortch dated October 13, 2010.

b. Promissory Note in the principal amount of $716,520 payable by Armstrong Coal Company, Inc. to the order of Kenneth H. Brown and Cynthia S. Brown dated October 8, 2010.

2. Advance minimum royalties payable under real property leases.

3. Royalties payable pursuant to the royalty agreements set forth in Schedule 1.1(P).

4. Existing Capital Leases of Equipment - see schedule 1.1(P).

SCHEDULE 8.2.1 - 1

Schedule 8.2.4

Loans to Officers, Directors and Affiliates

None

SCHEDULE 8.2.4 - 1

EXHIBIT 1.1(A)

FORM OF

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same may be amended, restated, modified, or supplemented, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any Letters of Credit and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of [identify Lender]]

3.	Borrower:	ARMSTRONG ENERGY, INC.

4.	Administrative Agent:	PNC BANK, NATIONAL ASSOCIATION, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of December 21, 2012, among Borrower, the Lenders party thereto, the Guarantors party thereto and PNC Bank, National Association, as Administrative Agent.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned[1]	Percentage Assigned of Commitment/Loans[2]	CUSIP Number
Revolving Credit Commitment	$	$	%

7.	[Trade Date:	][3]

[SIGNATURE PAGES FOLLOW]

[1]	Lender must assign a pro rata percentage of its Revolving Credit Commitment.
[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

2

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]

Effective Date:             , 201            [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]4

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

By:
Name:
Title:

ASSIGNEE

By:
Name:
Title:

Consented to and Accepted:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[4]	Assignor shall pay a fee of $3,500.00 to the Administrative Agent in connection with the Assignment and Assumption.

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]

Consented to5:

ARMSTRONG ENERGY, INC.,
a Delaware corporation, as Borrower

By:
Name:
Title:

[5]	If applicable.

ANNEX 1

$50,000,000 REVOLVING CREDIT FACILITY

CREDIT FACILITY

STANDARD TERMS AND CONDITIONS

FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.3 [Reporting Requirements] thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if Assignee is not incorporated or organized under the Laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to its conflict of laws principles.

EXHIBIT 1.1(B)

FORM OF

BORROWING BASE CERTIFICATE

            , 20

PNC Bank, National Association, as Administrative Agent

249 Fifth Avenue

Pittsburgh, PA 15222-2707

Attention:

Ladies and Gentlemen:

I refer to the Credit Agreement dated as of December 21, 2012, (the “Credit Agreement”) among Armstrong Energy, Inc. (the “Borrower”), the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as agent (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

I,                     , do hereby certify on behalf of the Borrower as of the month ended             , 20    (the “Report Date”), as follows:

A. Cash Portion: 100% of the cash held in the Block Account(s) (“Cash Portion”).	$

B.     Qualified Accounts: Accounts which the Administrative Agent in its Reasonable Credit Judgment determines to have met all of the minimum requirements set forth on Schedule 1.1(Q)(1) to the Credit Agreement.

1. Total Accounts	$

2. Accounts which are not Qualified Accounts	$

3. Qualified Accounts (Item (B)(1) less Item (B)(2))	$

4. 85% of Item (B)(3)	$

C.     Qualified Unbilled Accounts: Accounts which the Administrative Agent in its Reasonable Credit Judgment determines to have met all of the minimum requirements set forth in the definition of Qualified Unbilled Accounts as set forth in the Credit Agreement.

1. Total unbilled Accounts	$

2. Accounts which are note Qualified Unbilled Accounts	$

3. Qualified Unbilled Accounts (Item (C)(1) less Item (C(2))	$

4. 50% of Item (C)(3)	$

D.     Qualified Inventory: Inventory which the Administrative Agent in its Reasonable Credit Judgment determines to have met all of the minimum requirements set forth on Schedule 1.1(Q)(2) to the Credit Agreement

1. Total Inventory	$

2. Inventory which is not Qualified Inventory	$

3. Qualified Inventory (Item (D)(1) less Item (D)(2))	$

4. Qualified Inventory valued at cost	$

5. Qualified Inventory valued at fair market value	$

6. The lower of Items (D)(4) and (D)(5)	$

7. 50% of Item (D)(6)	$

8. The lesser of (a) Item (D)(7), or (b) $8,500,000	$

E. Royalty Reserve.	$

F. Reserve amounts. Reserve amounts as the Administrative Agent may deem necessary or appropriate in its sole discretion.	$

G. Borrowing Base: The sum of Items (A), (B)(4), (C)(4) and (D)(8) minus the sum of Items (E) and (F) equals the Borrowing Base	$

H Revolving Credit Commitments	$

I. Revolving Facility Usage:

1. Revolving Credit Loans outstanding	$

2. Swing Loan outstanding

3. Letters of Credit Obligations outstanding	$

4. Sum of Items (I)(1) through Item (I)(3) equals the Revolving Facility Usage	$

J.      Outstanding trade payables and accrued expenses. Amount of all trade payables and accrued expenses of the Loan Parties which are outstanding beyond 60 days (other than amounts owing for contingent liabilities and liabilities contested in good faith)

$

K. Undrawn Availability: the lesser of (a) Item (H) or, (b) Item (G) minus the sum of Items (I)(4) and (J) equals Undrawn Availability	$

CERTIFICATIONS:

A)	No Event of Default or Potential Default exists as of the date hereof.

B)	The representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct on and as of the date of this certificate with the same effect as though such representations and warranties had been made on the date hereof (except representations and warranties which expressly relate solely to an earlier date or time), and the Loan Parties have performed and complied with all covenants and conditions of the Credit Agreement.

C)	No remittances have been received from, or returns and allowances granted to, any debtors whose Accounts have been assigned to the Administrative Agent other than as reported.

D)	The Loan Parties hereby assign to Administrative Agent all Accounts which came into existence since the last Certificate, and all rights, title and interest in and to the product and proceeds.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 1 TO BORROWING BASE CERTIFICATE]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this             day of             , 20    .

ARMSTRONG ENERGY, INC.

By:
Name:
Title:

Note: This form is to be completed as of the last day of each month and is due within 10 calendar days after the end of the month.

EXHIBIT 1.1(D)

BLOCKED ACCOUNT CONTROL AGREEMENT

This Blocked Account Control Agreement (this “Agreement”) is dated as of December 21, 2012, and entered into by and among ARMSTRONG ENERGY, INC. (“Company”), PNC BANK, NATIONAL ASSOCIATION (“Bank”), PNC BANK, NATIONAL ASSOCIATION (“Senior Secured Party”), in its capacity as Administrative Agent for the lenders providing credit to the Company under the Credit Agreement of even date herewith among the Company, the guarantors party thereto, the lenders party thereto and the Senior Secured Party (as amended, modified, extended or restated from time to time, the “Credit Agreement”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, solely as trustee (the “Trustee”) and as collateral agent (together with its successors and assigns, in such capacity, the “Secured Note Collateral Agent”, and together with the Senior Secured Party, the “Lenders”), under that Indenture, dated as of December 21, 2012 (as amended and modified from time to time, the “Secured Note Indenture”), among the Company, each of the other guarantors party thereto, the Trustee and the Secured Note Collateral Agent and U.S. BANK NATIONAL ASSOCIATION (“Depositary Bank”).

1. Deposit Account. Pursuant to certain agreements between Company and Lenders, Company has granted to Lenders a security interest in all rights of Company with respect to all account(s) of the Company held with the Depository Bank, including those accounts identified as account number 152306681361, 152310867659, and 152310867667 (such account(s), together with all substitutions and replacements therefor, the “Deposit Account”) located at Depositary Bank and subject to the terms of the Deposit Agreements (as hereinafter defined). The terms and conditions of this Blocked Account Control Agreement (this “Agreement”) are in addition to any deposit account agreements and other related agreements that Company has with Depositary Bank, including without limitation all agreements concerning banking products and services, treasury management documentation, account booklets containing the terms and conditions of the Deposit Account, signature cards, fee schedules, disclosures, specification sheets and change of terms notices (collectively, the “Deposit Agreements”). The provisions of this Agreement shall supersede the provisions of the Deposit Agreements only to the extent the provisions herein are inconsistent with the Deposit Agreements, and in all other respects, the Deposit Agreements shall remain in full force and effect. All items deposited into the Deposit Account shall be processed according to the provisions of the Deposit Agreements, as amended by this Agreement.

2. Security Interest. Company has granted to each of the Lenders a separate security interest in, among other property, the Deposit Account and all credits or proceeds thereto and all monies, checks and other instruments held or deposited therein (all of which shall be included in the definition of the “Deposit Account”). Company represents and warrants that it has the legal right to pledge the Deposit Account to Lenders, that the funds in the Deposit Account are not held for the benefit a third party, and that that there are no other perfected liens or encumbrances with respect to the Deposit Account. Company covenants with Lenders that it shall not enter into any acknowledgment or agreement that gives any other person or entity except Lenders control over, or any other security interest, lien or title in, the Deposit Account.

3. Control.

(a)

For purposes of this Agreement, the Senior Secured Party shall be deemed to be the “Controlling Secured Party” from the date hereof and until the date upon which the Depository Bank receives from the Senior Secured Party a Notice of Termination of Senior Lien Obligations in substantially the form of Exhibit A attached hereto (“Notice of Termination of Senior Lien Obligations”). From and after the date upon which the Depository Bank receives and has a reasonable period of time to act upon a Notice of Termination of Senior Lien Obligations, the Secured Note Collateral Agent shall be deemed to be the “Controlling Secured Party” until the date upon which the Depository

Bank receives from the Secured Note Collateral Agent a Notice of Termination of Secured Note Obligations in substantially the form of Exhibit B attached hereto (“Notice of Termination of Secured Note Obligations”). The Depository Bank, without further consent from the Company or any other person, hereby agrees to comply with all entitlement orders, instructions, and directions of any kind originated by the Controlling Secured Party concerning the Deposit Account, to liquidate the Deposit Account as and to the extent directed by the Controlling Secured Party and to pay over to the Controlling Secured Party all proceeds therefrom to the extent necessary to satisfy the Customer’s obligations to the Controlling Secured Party, without any setoff or deduction (except as herein provided).

(b)	Upon and after receipt of the Notice of Termination of Senior Lien Obligations by the Depository Bank from the Senior Secured Party, Senior Secured Party agrees that it will not provide any Notice of Exclusive Control (as defined below) to the Depository Bank.

(c)	Prior to receipt of the Notice of Termination of Senior Lien Obligations by the Depository Bank from the Senior Secured Party, the Secured Note Collateral Agent agrees that it will not provide any Notice of Exclusive Control to the Depository Bank and all parties hereto agree that Depository Bank shall not comply with a Notice of Exclusive Control from Secured Note Collateral Agent prior to its receipt of a Notice of Termination of Senior Lien Obligations from Senior Secured Party.

(d)	Upon and after receipt of the Notice of Termination of Secured Note Obligations by the Depository Bank from the Secured Note Collateral Agent, the Secured Note Collateral Agent agrees that it will not provide any Notice of Exclusive Control to the Depository Bank.

(e)	In order to provide each Lender with control over the Deposit Account, Company agrees that Depositary Bank shall comply with any and all orders, notices, requests and other instructions originated by Lenders directing disposition of the funds in the Deposit Account without any further consent from Company, even if such instructions are contrary to any of Company’s instructions or demands or result in Depositary Bank dishonoring items which may be presented for payment. Company agrees that instructions from Lenders may include the giving of stop payment orders for any items presented to the Deposit Account, instructions to transfer funds to or for the benefit of Lenders or any other person or entity, and instructions to close the Deposit Account.

4. Access to Deposit Account. The Deposit Account shall be under the control of the applicable Lender as set forth in Section 3; provided, that unless and until Depositary Bank receives such Lender’s written notice in the form of Exhibit C that Company’s access to the funds in the Deposit Account is terminated (each, a “Notice of Exclusive Control”, Depositary Bank shall honor Company’s instructions, notices and directions with respect to the transfer or withdrawal of funds from the Deposit Account, including paying or transferring the funds to Company or any other person or entity.

Upon receipt of a written notice from such Lender instructing Depositary Bank to terminate Company’s access to funds in the Deposit Account, Depositary Bank shall transfer all funds (subject to Depositary Bank’s funds availability policy) in the Deposit Account to a designated account in accordance with such Lender’s written instructions. Such Lender shall promptly contact Depositary Bank to confirm Depositary Bank’s receipt of such Lender’s written instructions. Any written notice sent pursuant to this Section 4 and confirmed to have been received after Depositary Bank’s business hours shall not be deemed sent until the next business day. Depositary Bank shall have a reasonable time to act on such Lender’s written notice.

5. Subordination by Depositary Bank. Company and Depositary Bank acknowledge notice of and recognize each Lender’s continuing security interest in the Deposit Account and in all items deposited in the Deposit Account and in the proceeds thereof. Depositary Bank hereby subordinates any statutory or contractual right or claim of offset or lien resulting from any transaction which involves the Deposit Account upon confirmation of Depositary Bank’s receipt of a Lender’s notice under Section 4. Notwithstanding the preceding sentence, nothing herein constitutes a waiver of, and Depositary Bank expressly reserves all of its present and future rights with respect to: (i) fees and expenses (“Fees”) related to the Deposit Account; (ii) any checks, ACH entries, wire transfers, merchant card transactions, or other paper or electronic items which were deposited or credited to the Deposit Account that are returned, reversed, refunded, adjusted or charged back for insufficient funds or for any other reason (“Returned Items”); (iii) obligations and liabilities connected with the Deposit Account that arise out of any treasury management services provided by Depositary Bank, its subsidiaries or affiliates, including but not limited to, ACH, merchant card, zero balance account, sweeps, controlled disbursement or payroll (“Overdrafts”). Depositary Bank may charge the Deposit Account or other accounts of Company maintained at Depositary Bank to cover Fees in an amount not to exceed $25,000 outstanding at any one time, Returned Items or Overdrafts. If there are insufficient funds in the Deposit Account or any of Company’s other accounts to cover the Fees, Returned Items and Overdrafts, Company agrees to immediately reimburse Depositary Bank for the amount of such shortfall. If Company fails to pay the amount demanded by Depositary Bank, each Lender agrees to reimburse Depositary Bank within three (3) business days of demand thereof by Depositary Bank for any Returned Items and Overdrafts to the extent such Lender received payment in respect thereof pursuant to section 4, subject in the case of the Secured Note Collateral Agent, to the limitations set forth in Section 6(b) below.

6. Indemnity. Company agrees to defend, indemnify and hold Depositary Bank and its directors, officers, employees, attorneys, successors and assigns (collectively “Depositary Bank”) harmless from and against any and all claims, losses, liabilities, costs, damages and expenses, including, without limitation, reasonable legal and accounting fees (collectively, “Claims”), arising out of or in any way related to this Agreement, excepting only liability arising out of Depositary Bank’s gross negligence or willful misconduct. Without regard to Company’s indemnification obligations to Depositary Bank, during such time as the Senior Secured Lender is the Controlling Secured Party, Senior Secured Party agrees to: (i) reimburse Depositary Bank for any Returned Items and Overdrafts (the proceeds of which were received by Senior Secured Party) and (ii) defend, indemnify and hold Depositary Bank harmless from and against any and all Claims arising out of Depositary Bank’s compliance with Senior Secured Party’s instructions. Each Lender’s obligations to Depositary Bank hereunder shall in no way operate to release Company from its obligations to Lenders and shall not impair any rights or remedies of Lenders to collect any such amounts from Company. IN NO EVENT WILL DEPOSITARY BANK BE LIABLE FOR ANY INDIRECT DAMAGES, LOST PROFITS, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES WHICH ARISE OUT OF OR IN CONNECTION WITH THE SERVICES CONTEMPLATED BY THIS AGREEMENT EVEN IF DEPOSITARY BANK HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES.

To the extent such obligations of indemnity pursuant to this Section 6 are not satisfied by Company within thirty (30) days after demand on Company by Depositary Bank, during such time as the Secured Note Collateral Agent is the Controlling Secured Party, Secured Note Collateral Agent agrees to: (i) reimburse Depositary Bank for any Returned Items and Overdrafts (the proceeds of which were received by Secured Note Collateral Agent) and (ii) defend, indemnify and hold Depositary Bank harmless from and against any and all Claims arising out of Depositary Bank’s compliance with Secured Note Collateral Agent’s instructions, excepting Claims arising out of Depositary Bank’s gross negligence or willful misconduct.

Notwithstanding anything herein to the contrary, the obligations of the Secured Note Collateral Agent and the Trustee under or in respect of this Agreement are obligations of Secured Note Collateral Agent not in its individual capacity but solely in its capacity as collateral agent under the Secured Note Indenture. The liability of the Secured Note Collateral Agent and the Trustee, if any, under this Agreement shall be limited to the assets contained in the trust estate created under the Secured Note Indenture, and shall not in any event be recoverable from Secured Note Collateral Agent’s or the Trustee’s own individual assets. The Depositary Bank shall have recourse solely to assets (i) that are held by Secured Note Collateral Agent in its capacity as collateral agent or held by the Trustee in its capacity as trustee and (ii) that, upon receipt by Secured Note Collateral Agent of a written notice from the Depositary Bank describing the collateral agent’s liability in reasonable detail, (x) have not yet been applied or disbursed by Secured Note Collateral Agent or the Trustee in accordance with the Secured Note Indenture or (y) are thereafter received pursuant to the Secured Note Indenture whether as payments, collections, proceeds of collateral or otherwise.

7. Depositary’s Bank’s Responsibility. The duties of Depositary Bank are strictly limited to those set forth in this Agreement and Depositary Bank is not acting as a fiduciary for any party hereto. Depositary Bank shall be protected in relying on any form of instruction, notice, or other communication purporting to be from an authorized representative of any Lender which Depositary Bank, in good faith, believes to be genuine and what it purports to be. Depositary Bank shall have no duty to inquire as to the genuineness, validity, or enforceability of any such instruction, notice or communication even if Company notifies Depositary Bank that any Lender is not legally entitled to originate any such instruction, notice or communication. The Deposit Account and all actions and undertakings by Depositary Bank shall be subject to all rules and regulations relating to the Deposit Account and to applicable law. If requested by a Lender, Company authorizes Depositary Bank to provide to Lenders a copy of the Deposit Account statement.

8. Termination. This Agreement shall not be terminable by Company so long as any obligations of Company to any Lender are outstanding and unpaid. This Agreement may be terminated by Depositary Bank upon thirty (30) days prior written notice to all parties; provided, however, that Depositary Bank may terminate this Agreement immediately in the event the Lenders fail to make payments to Depositary Bank in accordance with section 5 above. This Agreement may be terminated by any Lender in a writing sent to Depositary Bank in which such Lender releases Depositary Bank from any further obligation to comply with instructions originated by such Lender with respect to the Deposit Account and notice of such termination is provided to all parties hereunder. Any available funds remaining in the Deposit Account upon termination or deposited in thereafter shall be transferred in accordance with the provisions of section 4 above after deduction for any amounts otherwise reimbursable to Depositary Bank as provided hereunder. Termination shall not affect the rights and obligations of any party hereto with respect to any period prior to such termination.

9. Legal Process and Insolvency. In the event Depositary Bank receives any form of legal process concerning the Deposit Account, including, without limitation, court orders, levies, garnishments, attachments, and writs of execution, or in the event Depositary Bank learns of any insolvency proceeding concerning Company, including, without limitation, bankruptcy, receivership, and assignment for the benefit of creditors, Depositary Bank will respond to such legal process or knowledge of insolvency in the normal course or as required by law.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. The parties agree that Minnesota is the “bank’s jurisdiction” for purposes of the Uniform Commercial Code.

11. Notices. Except as otherwise provided in this Agreement, all notices and other communications required under this Agreement shall be in writing and may be personally served or sent by facsimile, overnight courier, or registered/certified United States Mail, and shall be deemed given when delivered in person, or received by facsimile, courier or United States Mail at the address specified below. Any party may change its address for notices hereunder by notice to all other parties given in accordance with this section 11.

Company:	c/o Armstrong Coal Company, Inc.
7733 Forsyth Boulevard, Suite 1625 St. Louis, Missouri 63105
Attention: Martin D. Wilson, President
Telephone: (314) 721-8202 Telecopy: (314) 721-8211

Senior Secured Party:	PNC Bank, National Association
One PNC Plaza 249 Fifth Avenue Pittsburgh, Pennsylvania 15222-2707

Secured Note Collateral Agent:	Wells Fargo Bank, National Association
Attn: Corporate Trust Services, Mr. Clarke
230 W. Monroe Street, Suite 2900
Chicago, IL 60606
Telecopy: (312) 726-2158

Depositary Bank:	U.S. Bank National Association
721 Locust Street
SL-MO-L1CB
St. Louis, MO 63101
Attn: Ronald Calhoun
Facsimile: 314-418-8090
Telephone: 314-418-8562

12. Miscellaneous. This Agreement shall bind and benefit the parties and their respective successors and assigns. This Agreement may be amended only with the prior written consent of all parties hereto. None of the terms of this Agreement may be waived except as Depositary Bank may consent thereto in writing. No delay on the part of Depositary Bank in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which Depositary Bank would otherwise have. References to the Trustee, in any of its capacities under the Indenture, are for convenience of reference purposes only and no provision of this Agreement shall cause the Trustee to be characterized as, or construed to impose any obligation as, a lender under any circumstance. Pursuant to the Indenture, the Company and the Guarantors, and the Holders of the Notes by their acquisition of such Notes, have authorized and directed the Collateral Agent to execute, deliver and perform this Agreement in accordance with its terms. The Collateral Agent shall be entitled to all the rights, authority, privileges and immunities provided to the Trustee or the Collateral Agent in the Indenture, all of which provisions of said Indenture are incorporated by reference herein with the same force and effect as if set forth herein in their entirety.

13. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

14. Jury Trial Waiver. COMPANY, LENDERS AND DEPOSITARY BANK HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR SERVICES RENDERED IN CONNECTION WITH THIS AGREEMENT.

[SIGNATURE PAGE TO FOLLOW]

[SIGNATURE PAGE TO BLOCKED ACCOUNT CONTROL AGREEMENT]

ARMSTRONG ENERGY, INC., as Company

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Senior Secured Party

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not personally but solely as Secured Note Collateral Agent

By:
Name:	Gregory S. Clarke
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Depository Bank

By:
Name:
Title:

EXHIBIT A

[to be placed on Senior Secured Party’s letterhead]

NOTICE OF TERMINATION OF SENIOR LIEN OBLIGATIONS

            , 20

VIA TELECOPY

U.S. Bank National Association

Attn:

Wells Fargo Bank, National Association

Attn: Corporate Trust Services, Mr. Clarke

230 W. Monroe Street, Suite 2900

Chicago, IL 60606

Telecopy: (312) 726-2158

Re: Armstrong Energy, Inc.

Account Nos

Ladies and Gentlemen:

As referenced in the Blocked Account Control Agreement (the “Agreement”), dated as of December 21, 2012, among Armstrong Energy, Inc., PNC Bank, National Association (the “Senior Secured Party”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent under the Secured Note Indenture (the “Secured Note Collateral Agent”), and U.S. Bank National Association (the “Depository Bank”), you are hereby notified that this letter represents a Notice of Termination of Senior Lien Obligations.

Capitalized terms used by not defined but not defined herein shall have the meanings set forth in the Agreement.

Sincerely,

PNC BANK, NATIONAL ASSOCIATION, as Senior Secured Party

By:
Name:
Title:

EXHIBIT B

[to be placed on Secured Note Collateral Agent letterhead]

NOTICE OF TERMINATION OF SECURED NOTE OBLIGATIONS

            , 20

VIA TELECOPY

U.S. Bank National Association

Attn:

Re: Armstrong Energy, Inc.

Account Nos

Ladies and Gentlemen:

As referenced in the Blocked Account Control Agreement (the “Agreement”), dated as of December 21, 2012, among Armstrong Energy, Inc., PNC Bank, National Association (the “Senior Secured Party”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent under the Secured Note Indenture (the “Secured Note Collateral Agent”), and U.S. Bank National Association (the “Depository Bank”), you are hereby notified that this letter represents a Notice of Termination of Secured Note Obligations.

Capitalized terms used by not defined but not defined herein shall have the meanings set forth in the Agreement.

Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Secured Note Collateral Agent

By:
Name:
Title:

EXHIBIT C

[to be placed on Senior Secured Party’s or Secured Note Collateral Agent, as applicable, letterhead]

EXCLUSIVE ACCESS NOTICE

            , 20

VIA TELECOPY

U.S. Bank National Association

Attn:

Re: Armstrong Energy, Inc.

Account Nos

Ladies and Gentlemen:

As referenced in the Blocked Account Control Agreement (the “Agreement”), dated as of December 21, 2012, among Armstrong Energy, Inc., PNC Bank, National Association (the “Senior Secured Party”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent under the Secured Note Indenture (the “Secured Note Collateral Agent”), and U.S. Bank National Association (the “Depository Bank”), this constitutes an Exclusive Access Notice as referred to in paragraph 4 of the Agreement, a copy of which is attached hereto.

Capitalized terms used by not defined but not defined herein shall have the meanings set forth in the Agreement.

[ ]

By:

Printed Name

Title:

DEPOSIT ACCOUNT CONTROL AGREEMENT (Springing Agreement)

THIS DEPOSIT ACCOUNT CONTROL AGREEMENT (this “Agreement”) is made as of the      day of             , 20    , by and among ARMSTRONG ENERGY, INC., (“Customer”), PNC BANK, NATIONAL ASSOCIATION (“Bank”), PNC BANK, NATIONAL ASSOCIATION (“Senior Secured Party”), in its capacity as Administrative Agent for the Lenders providing credit to the Customer under the Credit Agreement of even date herewith among the Customer, the other Borrowers, the Guarantors, the Lenders and the Senior Secured Party (as amended, modified, extended or restated from time to time, the “Credit Agreement”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, solely as trustee (the “Trustee”) and as collateral agent (together with its successors and assigns, in such capacity, the “Secured Note Collateral Agent”), under that Indenture, dated as of December 21, 2012 (as amended and modified from time to time, the “Secured Note Indenture”), among the Customer and each of the other Guarantors (as defined in the Secured Note Indenture), the Trustee, and the Secured Note Collateral Agent. Capitalized terms not otherwise defined in this Agreement have the meanings given to them in the Credit Agreement.

WHEREAS, the Customer has granted to the Senior Secured Party a security interest (the “Senior Security Interest”) in (i) Accounts (as defined herein), (ii) all investment property, financial assets, and other value credited to or contained or maintained in the Account at any time, and (iii) whatever is received when any of the foregoing is sold, exchanged or otherwise disposed of (the Account, together with the other items identified in clauses (i) through (iii) above are collectively referred to as, the “Account Collateral”), pursuant to, and more particularly described in, a Security Agreement, dated as of December 21, 2012 among the Customer and the Senior Secured Party (as so amended and as may be further amended and modified from time to time, the “Security Agreement”), which Senior Security Interest is prior and senior to any and all security interests and liens, including without limitation such security interests and liens of the Secured Note Collateral Agent.

WHEREAS, the Customer has granted to the Secured Note Collateral Agent a security interest in (the “Secured Note Security Interest”) in the Account Collateral pursuant to, and more particularly described in those Security Documents (such term is used herein as defined in the Secured Note Indenture), which Secured Note Security Interest is junior and subordinate to the Senior Security Interest in the Account Collateral.

WHEREAS, the Customer, the Senior Secured Party and the Secured Note Collateral Agent have entered into that Intercreditor Agreement, dated as of December 21, 2012.

WHEREAS, the Bank is in possession of the Account Collateral and maintains the Account pursuant to a certain Customer Agreement dated [            ](the “Custodian Agreement”).

WHEREAS, the Customer, the Senior Secured Party, the Secured Note Collateral Agent, and the Bank are entering into this Agreement to provide for the control of the Account Collateral.

WHEREAS, the terms defined in Article 8 or 9 of the Uniform Commercial Code as adopted and enacted and in effect from time to time in the State of New York (“UCC”) are used in this Agreement as such terms are defined in such Article 8 or 9.

NOW, THEREFORE, for valuable consideration and intending to be legally bound, the parties hereto agree and acknowledge as follows:

1. Establishment of Accounts. As of the date of this Agreement, Customer acknowledges and confirms that Customer has established those certain deposit accounts in the name of Customer at Bank, as identified on Exhibit A attached hereto and made a part hereof (individually, an “Account” and collectively, the “Accounts”). This Agreement shall hereafter refer to the Accounts and to Account Collateral.

2. Possession of Collateral. The Bank acknowledges, represents and warrants that: (a) the Account Collateral is in its possession or in possession of a subcustodian or clearing corporation, (b) the Customer’s interest in the Account Collateral appears on the Bank’s books and records, (c) the Bank, in the ordinary course of its business maintains securities accounts for others, and is acting in that capacity for the Customer with respect to the Account Collateral, and (d) the Account is an account to which financial assets are or may be credited in accordance with the Custodian Agreement under which the Bank undertakes to treat the Customer, as the person for whom such account is maintained, as entitled to exercise the rights that comprise such financial assets. The Bank will treat all property deposited or credited to the Account as financial assets under Article 8 of the UCC.

3. Notice of Security Interest. The Bank acknowledges that this Agreement constitutes written notification to the Bank, pursuant to Articles 8 and 9 of the UCC and applicable federal regulations for the Federal Reserve Book Entry System, of the Senior Secured Party and the Secured Note Collateral Agent’s (collectively, the “Secured Parties”) separate security interest in the Account Collateral. The Customer, each Secured Party and the Bank are also entering into this Agreement to provide for each Secured Party’s control of the Account Collateral, and to perfect, and confirm the priority of, each Secured Party’s security interest in the Account Collateral on the terms and subject to the conditions set forth in this Agreement. The Bank agrees to promptly make all necessary entries or notations in its books and records to reflect each Secured Party’s security interest in the Account Collateral.

4. Control.

(a) For purposes of this Agreement, the Senior Secured Party shall be deemed to be the “Controlling Secured Party” from the date hereof and until the date upon which the Bank receives from the Senior Secured Party a Notice of Termination of Senior Lien Obligations in substantially the form of Exhibit B attached hereto (“Notice of Termination of Senior Lien Obligations”). From and after the date upon which the Bank receives and has a reasonable period of time to act upon a Notice of Termination of Senior Lien Obligations, the Secured Note Collateral Agent shall be deemed to be the “Controlling Secured Party” until the date upon which the Bank receives from the Secured Note Collateral Agent a Notice of Termination of Secured Note Obligations in substantially the form of Exhibit C attached hereto (“Notice of Termination of Secured Note Obligations”). The Bank, without further consent from the Customer or any other person, hereby agrees to comply with all entitlement orders, instructions, and directions of any kind originated by the Controlling Secured Party concerning the Account Collateral, to liquidate the Account Collateral as and to the extent directed by the Controlling Secured Party and to pay over to the Controlling Secured Party all proceeds therefrom to the extent necessary to satisfy the Customer’s obligations to the Controlling Secured Party, without any setoff or deduction (except as herein provided).

(b) Upon and after receipt of the Notice of Termination of Senior Lien Obligations by the Bank from the Senior Secured Party, Senior Secured Party agrees that it will not provide any Notice of Exclusive Control (as defined below) to the Bank.

(c) Prior to receipt of the Notice of Termination of Senior Lien Obligations by the Bank from the Senior Secured Party, the Secured Note Collateral Agent agrees that it will not provide any Notice of Exclusive Control to the Bank and all parties hereto agree that Bank shall not comply with a Notice of Exclusive Control from Secured Note Collateral Agent prior to its receipt of a Notice of Termination of Senior Lien Obligations from Senior Secured Party.

(d) Upon and after receipt of the Notice of Termination of Secured Note Obligations by the Bank from the Secured Note Collateral Agent, the Secured Note Collateral Agent agrees that it will not provide any Notice of Exclusive Control to the Bank.

5. Account Rules. The Accounts are subject to: (i) Bank’s right to place holds for uncollected funds pursuant to Federal Reserve Regulation CC, (ii) Bank’s account and applicable service agreements, disclosures, other deposit account documentation and (iii) Bank’s customary procedures and practices in connection therewith (all of the foregoing collectively, the “Account Rules”) as may be in effect from time to time. In the event of a conflict between the terms of this Agreement and the Account Rules, the terms of this Agreement shall prevail.

6. Account Access. Senior Secured Party agrees that until such time as Bank actually receives written notice from Senior Secured Party or after the delivery of a Notice of Termination of Senior Lien Obligations, the Secured Note Collateral Agent, to the contrary in substantially the form attached hereto as Exhibit D and made a part hereof accompanied by a copy of this Agreement (collectively, an “Exclusive Access Notice”), Customer shall be allowed full and complete access to the Accounts and the Account Collateral without Senior Secured Party’s or Secured Note Collateral Agent’s further consent. After Bank’s receipt of an Exclusive Access Notice and passage of a reasonable time to act thereon, not to exceed two (2) Business Days following actual receipt thereof by Bank, and until such time as Bank is notified in writing by Senior Secured Party or Secured Note Collateral Agent, as applicable, that such Exclusive Access Notice is withdrawn and has had a reasonable time to act on such notice, Customer shall not be entitled to access the Accounts or the Account Collateral, and Bank shall comply with instructions originated by Senior Secured Party or Secured Note Collateral Agent, as applicable, regarding the Accounts or the Account Collateral, including, without limitation, wire and other transfers of money, giving stop payment orders, paying or returning items presented for payment, or making withdrawals therefrom, and such other actions as shall from time to time be specified in writing by Senior Secured Party or Secured Note Collateral Agent, as applicable, that are within the Account Rules. Customer hereby irrevocably authorizes and directs Bank to comply with any such instructions by Senior Secured Party or Secured Note Collateral Agent, as applicable, without notice to or further action or consent by Customer and notwithstanding any subsequent objection or contrary direction Bank may receive from Customer. Customer shall not be permitted to close any Account without the prior written consent of Senior Secured Party or after receipt of a Notice of Termination of Senior Lien Obligations, the consent of the Secured Note Collateral Agent. Notwithstanding the foregoing, Bank reserves the right to suspend all activities in the Accounts in the event Bank reasonably believes that fraudulent or illegal activities have occurred in connection with any such Account or this Agreement.

7. Limitation of Liability of Bank. Bank shall have no responsibility or liability to Senior Secured Party or Secured Note Collateral Agent for complying with instructions concerning the Accounts from Customer or Customer’s authorized representatives which are received by Bank before Bank receives an Exclusive Access Notice and has had a reasonable opportunity to act thereon, as set forth in paragraph 4 above. Bank shall have no responsibility or liability to Customer for complying with an Exclusive Access Notice or complying with instructions concerning the Accounts originated by Senior Secured Party, and shall have no responsibility to investigate the appropriateness of any such instruction or Exclusive Access Notice, even if Debtor notifies Bank that Senior Secured Party is not legally entitled to originate any such instruction or Exclusive Access Notice. Bank may rely, and Bank shall be protected in acting, or refraining from acting, upon any notice (including but not limited to electronic facsimile of such notice) believed by Bank to be genuine and to have been given by the proper party or parties.

8. Lockbox Arrangement. In the event Exhibit A indicates that there is a lockbox for receipt and deposit of payments to Customer (each a “Lockbox”) in place in connection with any of the Accounts, Customer and Bank acknowledge that they have entered into an agreement (the “Lockbox Agreement”) that governs Bank’s obligations in connection with each Lockbox. Upon the execution and delivery of this Agreement, cash, checks, and other items delivered to Bank will continue to be deposited in the applicable Account pursuant to the Lockbox Agreement.

9. Subordination of Rights; Setoff. Bank hereby subordinates in favor of Senior Secured Party all existing and future rights of recoupment or setoff and banker’s liens against the Accounts and the Account Collateral, except those rights of setoff and banker’s liens arising in connection with (i) processing or encoding errors arising in an Account, (ii) items deposited in an Account that are subsequently returned to Bank unpaid, (iii) automated clearing house (“ACH”) credit entries initiated from an Account by Customer or Senior Secured Party for which there are insufficient funds in the applicable Account on the date required by the applicable agreement with the Bank for such services, or ACH debit entries initiated from an Account by Customer or Senior Secured Party which are returned to Bank for any reason, (iv) all other charges and obligations and liabilities arising out of any cash management services provided by Bank for Customer, and (v) any of Bank’s charges, fees and expenses provided for herein, the Lockbox Agreement, if any, and any other agreement pursuant to which Bank provides services to Customer for which Customer is responsible. Customer and Senior Secured Party understand and agree that Bank is authorized to collect any amount owing pursuant to the preceding sentence (a “Chargeable Amount”) by debiting any of the Accounts. Customer shall pay any Chargeable Amount immediately upon demand to the extent there are not sufficient funds in the Accounts to cover any Chargeable Amount on the day of the debit. If any Chargeable Amount has not been paid in full by Customer within fifteen (15) days after demand on Customer by Bank and there are still insufficient funds in the Accounts, then (1) prior to the delivery of the Notice of Termination of Senior Lien Obligations, the Senior Secured Party shall pay the Chargeable Amount to Bank and (2) after to the delivery of the Notice of Termination of Senior Lien Obligations, the Secured Note Collateral Agent shall pay the Chargeable Amount to Bank, each within fifteen (15) days after receipt of written demand therefor from Bank, subject in the case of the Secured Note Collateral Agent, to the limitations set forth in Section 11(d) below. If Bank is stayed or prohibited from making demand upon Customer for any reason, then Bank shall not be required to: (a) make such demand upon Customer or (b) wait fifteen (15) days prior to making demand on Senior Secured Party.

10. Account Information. To the extent practical, Bank shall make available to Senior Secured Party and Secured Note Collateral Agent such information with respect to the Accounts and Account Collateral as Senior Secured Party and Secured Note Collateral Agent may from time to time reasonably request, including, without limitation, duplicate copies of all bank statements provided concurrently with the delivery thereof to Customer. Customer hereby consents to such information being provided to Senior Secured Party and Secured Note Collateral Agent.

11. Protection and Indemnification of Bank.

(a) The Customer shall indemnify and hold the Bank harmless from any and all losses, claims, damages, liabilities, expenses and fees, including reasonable attorneys’ fees, resulting from the execution of or performance under this Agreement and the delivery by the Bank of all or any part of the Account Collateral to the Controlling Secured Party pursuant to this Agreement, unless such losses, claims, damages, liabilities, expenses or fees are primarily attributable to the Bank’s gross negligence or willful misconduct. This indemnification shall survive the termination of this Agreement.

(b) The Senior Secured Party (but only for that period commencing upon the giving by it of a Notice of Exclusive Control hereunder through the date of a withdrawal thereof by it in writing or the date on which it gives a Notice of Termination of Senior Lien Obligations hereunder) shall indemnify and hold the Bank harmless from and against any and all losses, claims, damages, liabilities, expenses and fees (including reasonable attorneys’ fees) arising out of the Bank’s compliance with any instructions from the Senior Secured Party with respect to the Account Collateral unless such losses, claims, damages, liabilities, expenses or fees are primarily attributable to the Bank’s gross negligence or willful misconduct; provided, that such indemnity is limited to the extent of the value of the funds, financial assets, security entitlements and other Account Collateral held in the Account during such period and to the extent that the Senior Secured Party has received funds from the Account during such period. To the extent that the Senior Secured Party has received funds from the Account during such period, if there are insufficient funds in such Account and Customer has not fully reimbursed the Bank, the Senior Secured Party shall return such amount to Bank on demand. This indemnification shall survive the termination of this Agreement.

(c) The Secured Note Collateral Agent (but only for that period commencing upon the giving by it of a Notice of Exclusive Control hereunder through the date of a withdrawal thereof by it in writing or the date on which it gives a Notice of Termination of Secured Note Obligations hereunder) shall indemnify and hold the Bank harmless from and against any and all losses, claims, damages, liabilities, expenses and fees (including reasonable attorneys’ fees) arising out of the Bank’s compliance with any instructions from the Secured Note Collateral Agent with respect to the Account Collateral unless such losses, claims, damages, liabilities, expenses or fees are primarily attributable to the Bank’s gross negligence or willful misconduct; provided, that such indemnity is limited to the extent of the value of the funds, financial assets, security entitlements and other Account Collateral held in the Account during such period and to the extent that the Secured Note Collateral Agent has received funds from the Account during such period. To the extent that the Secured Note Collateral Agent has received funds from the Account during such period, if there are insufficient funds in such Account and Customer has not fully reimbursed the Bank, the Secured Note Collateral Agent shall return such amount to Bank on demand. This indemnification shall survive the termination of this Agreement.

(d) Notwithstanding anything herein to the contrary, the obligations of the Secured Note Collateral Agent and the Trustee under or in respect of this Agreement are obligations of Secured Note Collateral Agent not in its individual capacity but solely in its capacity as collateral agent under the Secured Note Indenture. The liability of the Secured Note Collateral Agent and the Trustee, if any, under this Agreement shall be limited to the assets contained in the trust estate created under the Secured Note Indenture, and shall not in any event be recoverable from Secured Note Collateral Agent’s or the Trustee’s own individual assets. The Depositary Bank shall have recourse solely to assets (i) that are held by Secured Note Collateral Agent in its capacity as collateral agent or held by the Trustee in its capacity as trustee and (ii) that, upon receipt by Secured Note Collateral Agent of a written notice from the Depositary Bank describing the collateral agent’s liability in reasonable detail, (x) have not yet been applied or disbursed by Secured Note Collateral Agent or the Trustee in accordance with the Secured Note Indenture or (y) are thereafter received pursuant to the Secured Note Indenture whether as payments, collections, proceeds of collateral or otherwise.

12. Notices. Except as otherwise provided in this Agreement, all notices permitted or required by this Agreement shall be in writing and shall be deemed to have been duly given (a) immediately upon personal delivery (whether by messenger, telegram, or otherwise), (b) immediately upon facsimile transmission (with a confirmation of receipt to the sending party), (c) five (5) Business Days after deposit, postage prepaid, in the United States mail, if sent by certified or registered mail or (d) one (1) Business Day after having been timely and properly deposited for overnight delivery, fee prepaid, with a reputable overnight courier service and addressed to the addresses for Bank, Senior Secured Party, the Secured Note Collateral Agent and Customer set forth on the signature page of this Agreement, or in accordance with such other address information as the party to receive notice may provide in writing to the other parties in accordance with this notice provision. Any notice given by any other method will be deemed to have been duly given upon its receipt thereof. For purposes of this Agreement, “Business Day” shall mean a day on which Bank’s main office in Pittsburgh, PA is open to the public for carrying on substantially all of its banking functions, but shall not include Saturdays, Sundays, or legal holidays.

13. Termination. Senior Secured Party and Secured Note Collateral Agent may terminate this Agreement upon prior notice to the parties hereunder. Bank may terminate this Agreement upon at least thirty (30) days’ prior notice to Customer, Senior Secured Party and Secured Note Collateral Agent. Notwithstanding the foregoing, Bank may terminate this Agreement immediately if it becomes aware of fraud or criminal activity in connection with any Account or this Agreement. The obligations of Customer, Senior Secured Party and Secured Note Collateral Agent to Bank pursuant to paragraphs 9 and 11 shall survive the termination of this Agreement. The Customer may not terminate this Agreement until such time as the Bank has received a Notice of Termination of Senior Lien Obligations and a Notice of Termination of Secured Note Obligations.

14. Right to Place Hold; Bankruptcy; Interpleader. If at any time: (a) Bank, in good faith, is in doubt as to the action it should take under this Agreement, (b) Customer becomes subject to a voluntary or involuntary bankruptcy, reorganization, receivership or similar proceeding, or (c) Bank is served with legal process which it in good faith believes prohibits the disbursement of the funds deposited in any Account, then Bank shall have the right to (i) place a hold on the funds in the Account until such time as it receives an appropriate court order or other assurance satisfactory to it as to the disposition of the funds in the Account, or (ii) commence, at Customer’s expense, an interpleader action in any competent federal or state court located in the Commonwealth of Pennsylvania, and otherwise to take no further action except in accordance with joint written instructions from Customer, Senior Secured Party and Secured Note Collateral Agent or in accordance with the final order of a competent court served on Bank.

15. Captions. Any paragraph or other captions are inserted for convenience only and shall not be considered a part of or affect the interpretation or construction of any of the provisions of this Agreement.

16. Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties with respect to its subject matter, and no oral or prior written statements or representations not incorporated herein shall have any force or effect. This Agreement shall not be effective until signed by Bank, Senior Secured Party, Secured Note Collateral Agent and Customer and shall be binding upon and inure to the benefit of Bank, Senior Secured Party, Secured Note Collateral Agent and Customer and their respective legal representatives, successors, and assigns. This Agreement may not be modified without the consent of all of the parties to this Agreement.

17. Waiver. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not affect in any way the right to require performance at any subsequent time. Any waiver by any party of the breach of any provision of this Agreement shall be in writing and shall not operate as or be construed to be a waiver of any other breach of the provision or of any breach of any other provision of this Agreement. No course of dealing or performance shall be deemed to amend or otherwise affect any provision of this Agreement.

18. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable, that determination shall not affect any other provision of this Agreement, and each such other provision shall be construed and enforced as if the invalid, illegal, or unenforceable provision were not contained herein.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

20. Governing Law; Jury Trial Waiver. The validity, construction, interpretation, and enforcement of this Agreement, and the rights of the parties hereto, in connection with each Account shall be determined under, governed by, and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of law. Bank’s jurisdiction for purposes of Section 9-304 of the UCC shall be the Commonwealth of Pennsylvania. EACH OF THE PARTIES WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE NATURE OF THE CLAIM OR FORM OF THE ACTION.

21. Miscellaneous. References to the Trustee, in any of its capacities under the Senior Note Indenture, are for convenience of reference purposes only and no provision of this Agreement shall cause the Trustee to be characterized as, or construed to impose any obligation as, a lender under any circumstance. Pursuant to the Senior Note Indenture, the Customers and the Guarantors (as defined in the Credit Agreement), and the holders of the notes issued in connection with the Senior Note Indenture by their acquisition of such notes, have authorized and directed the Collateral Agent to execute, deliver and perform this Agreement in accordance with its terms. The Secured Note Collateral Agent shall be entitled to all the rights, authority, privileges and immunities provided to the Trustee or the Secured Note Collateral Agent in the Senior Note Indenture, all of which provisions of said Indenture are incorporated by reference herein with the same force and effect as if set forth herein in their entirety.

IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement as of the day and year first above set forth.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO DEPOSIT ACCOUNT CONTROL AGREEMENT]

Address for Notices:	BANK:
PNC Bank, National Association One PNC Plaza 249 Fifth Avenue Pittsburgh, Pennsylvania 15222-2707
PNC BANK, NATIONAL ASSOCIATION

By:
Print Name:
Title:

Address for Notices:	SENIOR SECURED PARTY:
PNC Bank, National Association One PNC Plaza 249 Fifth Avenue Pittsburgh, Pennsylvania 15222-2707
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent
By:
Print Name:
Title:

Address for Notices:	SECURED NOTE COLLATERAL AGENT:
Wells Fargo Bank, National Association Attn: Corporate Trust Services, Mr. Clarke 230 W. Monroe Street, Suite 2900 Chicago, IL 60606
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Secured Note Collateral Agent

By:
Print Name:
Title:

Address for Notices:	CUSTOMER:
Armstrong Energy, Inc. 7733 Forsyth Boulevard, Suite 1625 St. Louis, Missouri 63105 Attention: Martin D. Wilson, President Telephone: (314) 721-8202 Telecopy: (314) 721-8211
ARMSTRONG ENERGY, INC

By:
Print Name:
Title:

EXHIBIT A

List of Accounts

Name on Account	Account Number	Account Type	Lockbox (Y/N)

EXHIBIT B

[to be placed on Senior Secured Party’s letterhead]

NOTICE OF TERMINATION OF SENIOR LIEN OBLIGATIONS

            , 20

VIA TELECOPY

PNC Bank, National Association

Pittsburgh, PA 15219

Attn:

Re: Armstrong Energy, Inc.

Account Nos

Ladies and Gentlemen:

As referenced in the Deposit Control Agreement, dated as of December     , 2012 (the “Agreement”), among Armstrong Energy, Inc., PNC Bank, National Association (the “Senior Secured Party”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent under the Secured Note Indenture (the “Secured Note Collateral Agent”), and PNC Bank, National Association (the “Bank”), you are hereby notified that this letter represents a Notice of Termination of Senior Lien Obligations.

Capitalized terms used by not defined but not defined herein shall have the meanings set forth in the Agreement.

Sincerely,

PNC BANK, NATIONAL ASSOCIATION, as Senior Secured Party

By:
Name:
Title:

EXHIBIT C

[to be placed on Secured Note Collateral Agent letterhead]

NOTICE OF TERMINATION OF SECURED NOTE OBLIGATIONS

            , 20

VIA TELECOPY

PNC Bank, National Association

Pittsburgh, PA 15219

Attn:

Re: Armstrong Energy, Inc.

Account Nos

Ladies and Gentlemen:

As referenced in the Deposit Control Agreement, dated as of December     , 2012 (the “Agreement”), among Armstrong Energy, Inc., PNC Bank, National Association (the “Senior Secured Party”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent under the Secured Note Indenture (the “Secured Note Collateral Agent”), and PNC Bank, National Association (the “Bank”), you are hereby notified that this letter represents a Notice of Termination of Secured Note Obligations.

Capitalized terms used by not defined but not defined herein shall have the meanings set forth in the Agreement.

Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Secured Note Collateral Agent

By:
Name:
Title:

EXHIBIT D

[to be placed on Senior Secured Party’s or Secured Note Collateral Agent, as applicable, letterhead]

EXCLUSIVE ACCESS NOTICE

            , 20

VIA TELECOPY

PNC Bank, National Association

Pittsburgh, PA 15219

Attn:

Re: Armstrong Energy, Inc.

Account Nos

Ladies and Gentlemen:

The undersigned [Senior Secured Party or Secured Note Collateral Agent] hereby assumes exclusive control of the Accounts and Account Collateral, as those terms are defined in the Deposit Control Agreement, dated as of December     , 2012 (the “Agreement”), among Armstrong Energy, Inc., PNC Bank, National Association (the “Senior Secured Party”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent under the Secured Note Indenture (the “Secured Note Collateral Agent”), and PNC Bank, National Association (the “Bank”), this constitutes an Exclusive Access Notice as referred to in paragraph 4 of the Agreement, a copy of which is attached hereto.

Capitalized terms used by not defined but not defined herein shall have the meanings set forth in the Agreement.

[ ]

By:

Printed Name

Title:

EXHIBIT 1.1(G)(1)

FORM OF

GUARANTOR JOINDER AND ASSUMPTION AGREEMENT

THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT is made as of             , 20     , by             , a             [corporation/partnership/limited liability company] (the “New Guarantor”).

Background

Reference is made to (i) the Credit Agreement dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “Credit Agreement”) by and among Armstrong Energy, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, in its capacity as administrative agent for the Lenders party thereto (in such capacity, the “Administrative Agent”), (ii) the Continuing Agreement of Guaranty and Suretyship dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “Guaranty”) of Guarantors issued to the Lenders and the Administrative Agent, (iii) the Regulated Substances Certificate and Indemnity Agreement dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “Indemnity”) of the Borrower and the Guarantors party thereto to the Lenders and the Administrative Agent, (iv) the Intercompany Subordination Agreement dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “Intercompany Subordination Agreement”) by and among the Borrower, the Guarantors party thereto, and the Lenders and the Administrative Agent, (v) the Pledge Agreement dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “Pledge Agreement”) by and among the Borrower, the Guarantors party thereto, and the Lenders and the Administrative Agent, (vi) the Security Agreement dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “Security Agreement”) by and among the Borrower, the Guarantors party thereto, and the Lenders and the Administrative Agent, (vii) the Patent, Trademark and Copyright Security Agreement dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “PTC Agreement”) by and among the Borrower, the Guarantors party thereto, and the Lenders and the Administrative Agent and (viii) the other Loan Documents referred to in the Credit Agreement, as the same may be modified, supplemented, or amended.

Agreement

Capitalized terms defined in the Credit Agreement are used herein as defined therein. In consideration of the New Guarantor becoming a Guarantor under the terms of the Credit Agreement and in consideration of the value of the direct and indirect benefits received by New Guarantor as a result of becoming affiliated with the Borrower and the Guarantors, the New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, a Guarantor under the Credit Agreement, the Guaranty, the Indemnity, the Intercompany Subordination Agreement, the Pledge Agreement, the Security Agreement, the PTC Agreement, and each of the other Loan Documents to which the Guarantors are a party and agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the Payment In Full, New Guarantor has assumed the joint and several obligations of a “Guarantor”, a “Loan Party”, a “Company”, a “Pledgor”, or a “Debtor” under, and New Guarantor shall perform, comply with and be subject to and bound by, jointly and severally, each of the terms, provisions and waivers of the Credit Agreement, the Guaranty, the Indemnity, the Intercompany Subordination Agreement, the Pledge Agreement, the Security Agreement, the PTC Agreement, and each of the other Loan Documents which are stated to apply to or are made by a “Guarantor”, a “Loan Party”, a “Company”, a “Pledgor”, or a “Debtor”. Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Article 6 of the Credit Agreement applicable to New Guarantor as a Guarantor is true and correct as to New Guarantor on and as of the date hereof, and (ii) New Guarantor has heretofore received a true and correct copy of the Credit Agreement, the Guaranty, the Indemnity, the Intercompany Subordination Agreement, the Pledge Agreement, the Security Agreement, PTC Agreement, and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent the Credit Agreement, the Guaranty, the Indemnity, the Intercompany Subordination Agreement, the Pledge Agreement, the Security Agreement, the PTC Agreement, and each of the other Loan Documents given by the Guarantors to Administrative Agent and any of the Lenders.

New Guarantor is simultaneously delivering to the Administrative Agent the following documents together with the Guarantor Joinder required under Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures]:

Updated Schedules to Credit Agreement and to other applicable Loan Documents. [Note: updates to schedules do not cure any breach of warranties].

Schedule No. and Description	Delivered	Not Delivered
Schedule 1.1(R)—Real Property (if applicable)	☐	☐
Schedule 6.1.1—Qualifications To Do Business	☐	☐
Schedule 6.1.2—Subsidiaries	☐	☐
Schedule 6.1.14—Insurance (if applicable)	☐	☐
Opinion of Counsel (Schedule 7.1.1)	☐	☐
Any other Schedules to Credit Agreement and to any other applicable Loan Documents that necessitate updates after giving effect to this Guarantor Joinder and Assumption Agreement	☐	☐

2

In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Guarantor Joinder and Assumption Agreement.

This Guarantor Joinder and Assumption Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. New Guarantor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of New Guarantor shall constitute effective and binding execution and delivery hereof by New Guarantor.

[SIGNATURE PAGE FOLLOWS]

3

[SIGNATURE PAGE TO GUARANTOR JOINDER]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Guarantor has duly executed this Guarantor Joinder and Assumption Agreement and delivered the same to the Administrative Agent for the benefit of the Lenders, as of the date and year first above written with the intention that it constitute a sealed instrument.

[NEW GUARANTOR]

By: (SEAL)
Name:
Title:

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:
Name:
Title:

EXHIBIT 1.1(G)(2)

FORM OF

CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP

THIS CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP (this “Guaranty”), dated as of this 21st day of December, 2012, is jointly and severally given by EACH OF THE UNDERSIGNED AND EACH OF THE OTHER PERSONS WHICH BECOME GUARANTORS HEREUNDER FROM TIME TO TIME (each a “Guarantor” and collectively, the “Guarantors”) in favor of PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Administrative Agent”) in connection with that Credit Agreement, dated as of December 21, 2012, by and among Armstrong Energy, Inc., (the “Borrower”), the Administrative Agent, the Lenders now or hereafter party thereto (the “Lenders”) and the Guarantors (as amended, restated, modified, or supplemented from time to time hereafter, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Guaranty.

1. Guarantied Obligations. To induce the Administrative Agent and the Lenders to make loans and grant other financial accommodations to the Borrower under the Credit Agreement, each Guarantor hereby jointly and severally unconditionally, and irrevocably, guaranties to the Administrative Agent, each Lender and any provider of a Lender Provided Interest Rate Hedge or any provider of Other Lender Provided Financial Services Products; and becomes surety, as though it was a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar Laws of any country or jurisdiction) of all Obligations of the Borrower, including, without limiting the generality of the foregoing, all obligations, liabilities, and indebtedness from time to time of the Borrower or any other Guarantor to the Administrative Agent or any of the Lenders or any Affiliate of any Lender under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all renewals, extensions, amendments, refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or any Guarantor or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all Obligations, liabilities, and Indebtedness of the Borrower arising from any extensions of credit under or in connection with any Loan Document from time to time, regardless of whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied) (all of the foregoing obligations, liabilities and indebtedness are referred to herein collectively as the “Guarantied Obligations” and each as a “Guarantied Obligation”). Without limitation of the foregoing, any of the Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty if the Administrative Agent or any of the Lenders (or any one or more assignees or transferees thereof) from time to time assign or otherwise transfer all or any portion of their respective rights and obligations under the Loan Documents, or any other Guarantied Obligations, to any other Person. In furtherance of the foregoing, each Guarantor jointly and severally agrees as follows.

2. Guaranty. Each Guarantor hereby promises to pay and perform all such Guarantied Obligations immediately upon demand of the Administrative Agent and the Lenders or any one or more of them. All payments made hereunder shall be made by each Guarantor in immediately available funds in U.S. Dollars and shall be made without setoff, counterclaim, withholding, or other deduction of any nature.

3. Obligations Absolute. The obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise diminished by the failure, default, omission, or delay, willful or otherwise, by any Lender, the Administrative Agent, or the Borrower or any other obligor on any of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity. Each of the Guarantors agrees that the Guarantied Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents. Without limiting the generality of the foregoing, each Guarantor hereby consents to, at any time and from time to time, and the joint and several obligations of each Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

(a) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guarantied Obligations and regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or the Lenders or any other Person with respect thereto;

(b) Any increase, decrease, or change in the amount, nature, type or purpose of any of, or any release, surrender, exchange, compromise or settlement of any of the Guarantied Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guarantied Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or renewals, extensions, refinancing or refunding of, any Loan Document or any of the Guarantied Obligations;

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(c) Any failure to assert any breach of or default under any Loan Document or any of the Guarantied Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrower or any other Person under or in connection with any Loan Document or any of the Guarantied Obligations; any refusal of payment or performance of any of the Guarantied Obligations, whether or not with any reservation of rights against any Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guarantied Obligations) to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guarantied Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guarantied Obligations, any application to particular Guarantied Obligations;

(d) Any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or the Lenders, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Administrative Agent or the Lenders, or any of them, or any other Person in respect of, any direct or indirect security for any of the Guarantied Obligations. As used in this Guaranty, “direct or indirect security” for the Guarantied Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guarantied Obligations, made by or on behalf of any Person;

(e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Borrower or any other Person; or any action taken or election made by the Administrative Agent or the Lenders, or any of them (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Borrower, or any other Person in connection with any such proceeding;

(f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by the Borrower or any other Person with respect to any Loan Document or any of the Guarantied Obligations; or any discharge by operation of law or release of the Borrower or any other Person from the performance or observance of any Loan Document or any of the Guarantied Obligations; or

(g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, any Guarantor, a guarantor or a surety, excepting only full, strict, and indefeasible payment and performance of the Guarantied Obligations in full.

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Each Guarantor acknowledges, consents, and agrees that new Guarantors may join in this Guaranty pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] of the Credit Agreement and each Guarantor affirms that its obligations shall continue hereunder undiminished.

4. Waivers, etc. Each of the Guarantors hereby waives any defense to or limitation on its obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 3 hereof. Without limitation and to the fullest extent permitted by applicable Law each Guarantor waives each of the following:

(a) All notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against any Guarantor, including the following: any notice of any event or circumstance described in Section 3 hereof; any notice required by any Law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guarantied Obligations; any notice of the incurrence of any Guarantied Obligation; any notice of any default or any failure on the part of the Borrower or any other Person to comply with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person;

(b) Any right to any marshalling of assets, to the filing of any claim against the Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against the Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or the Lenders, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Loan Document, and any requirement that any Guarantor receive notice of any such acceptance;

(c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, “one action” laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent or the Lenders, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guarantied Obligations), which results in denial or impairment of the right of the Administrative Agent or the Lenders, or any of them, to seek a deficiency against the Borrower or any other Person or which otherwise discharges or impairs any of the Guarantied Obligations; and

(d) Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of collateral, or the like.

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5. Reinstatement. This Guaranty is a continuing obligation of the Guarantors and shall remain in full force and effect notwithstanding that no Guarantied Obligations may be outstanding from time to time and notwithstanding any other event or circumstance. Upon termination of all Commitments, the expiration of all Letters of Credit and indefeasible payment in full of all Guarantied Obligations, this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guarantied Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by any Lender or Administrative Agent upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, the Borrower or for any other reason whatsoever, all as though such payment had not been made and was due and owing.

6. Subrogation. Each Guarantor waives and agrees it will not exercise any rights against Borrower or any other Guarantor arising in connection with, or any Collateral securing, the Guarantied Obligations (including rights of subrogation, contribution, and the like) until the Guarantied Obligations have been indefeasibly paid in full, and all Revolver Commitments have been terminated and all Letters of Credit have expired. If any amount shall be paid to any Guarantor by or on behalf of the Borrower or any other Guarantor by virtue of any right of subrogation, contribution, or the like, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and shall be held in trust for the benefit of, the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

7. No Stay. Without limitation of any other provision of this Guaranty if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantied Obligation shall at any time be stayed, enjoined, or prevented for any reason (including but not limited to stay or injunction resulting from the pendency against the Borrower or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantors agree that, for the purposes of this Guaranty and their obligations hereunder, the Guarantied Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.

8. Taxes.

(a) No Deductions. All payments made by any Guarantor under any of the Loan Documents shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding Excluded Taxes (all such non-Excluded Taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). If any Guarantor shall be required by Law to deduct any Taxes from or in respect of any sum payable under any of the Loan Documents, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Subsection (a) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions, and (iii) such Guarantor shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

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(b) Stamp Taxes. In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, any of the Loan Documents (hereinafter referred to as “Other Taxes”).

(c) Indemnification for Taxes Paid by any Lender. Each Guarantor shall indemnify each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Subsection) paid by any Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date a Lender makes written demand therefor.

(d) Certificate. Within thirty (30) days after the date of any payment of any Taxes by any Guarantor, such Guarantor shall furnish to each Lender, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by such Guarantor, such Guarantor shall, if so requested by a Lender, provide a certificate of an officer of such Guarantor to that effect.

9. Notices. Each Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to such Guarantor at the address set forth on a Schedule to, or in a Guarantor Joinder and Assumption Agreement given under, the Credit Agreement and in the manner provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement. The Administrative Agent and the Lenders may rely on any notice (whether or not made in a manner contemplated by this Guaranty) purportedly made by or on behalf of a Guarantor, and the Administrative Agent and the Lenders shall have no duty to verify the identity or authority of the Person giving such notice.

10. Counterparts; Telecopy Signatures. This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Guarantor acknowledges and agrees that a telecopy transmission to Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of any Guarantor shall constitute effective and binding execution and delivery hereof by such Guarantor.

11. Setoff, Default Payments by Borrower.

(a) In the event that at any time any obligation of the Guarantors now or hereafter existing under this Guaranty shall have become due and payable, the Administrative Agent and the Lenders, or any of them, shall have the right from time to time, without notice to any Guarantor, to set off against and apply to such due and payable amount any obligation of any nature of any Lender or the Administrative Agent, or any subsidiary or affiliate of any Lender or Administrative Agent, to any Guarantor, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, however evidenced) now or hereafter maintained by any Guarantor with the Administrative Agent or any Lender. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall

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exist whether or not the Administrative Agent or the Lenders, or any of them, shall have given any notice or made any demand under this Guaranty or under such obligation to the Guarantor, whether such obligation to the Guarantor is absolute or contingent, matured or unmatured (it being agreed that the Administrative Agent and the Lenders, or any of them, may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty, or other direct or indirect security or right or remedy available to the Administrative Agent or any of the Lenders. The rights of the Administrative Agent and the Lenders under this Section are in addition to such other rights and remedies (including, without limitation, other rights of setoff and banker’s lien) which the Administrative Agent and the Lenders, or any of them, may have, and nothing in this Guaranty or in any other Loan Document shall be deemed a waiver of or restriction on the right of setoff or banker’s lien of the Administrative Agent and the Lenders, or any of them. Each of the Guarantors hereby agrees that, to the fullest extent permitted by Law, any affiliate or subsidiary of the Administrative Agent or any of the Lenders and any holder of a participation in any obligation of any Guarantor under this Guaranty, shall have the same rights of setoff as the Administrative Agent and the Lenders as provided in this Section (regardless whether such affiliate or participant otherwise would be deemed a creditor of the Guarantor).

(b) Upon the occurrence and during the continuation of any default under any Guarantied Obligation, if any amount shall be paid to any Guarantor by or for the account of Borrower, such amount shall be held in trust for the benefit of each Lender and Administrative Agent and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guarantied Obligations when due and payable.

12. Construction. The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect. This Guaranty has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreement or instruments against the party controlling the drafting thereof, shall apply to this Guaranty.

13. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Administrative Agent and the Lenders, or any of them, and their successors and permitted assigns; provided, however, that no Guarantor may assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void. Without limitation of the foregoing, the Administrative Agent and the Lenders, or any of them (and any successive assignee or transferee), from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any other Guarantied Obligations, to any other person and such Guarantied Obligations (including any Guarantied Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty, and to the extent of its interest in such Guarantied Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Administrative Agent and the Lenders in this Guaranty or otherwise.

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14. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Guaranty shall be governed by, construed, and enforced in accordance with, the internal Laws of the State of New York, without regard to conflict of laws principles.

(b) Certain Waivers. Each Guarantor hereby irrevocably:

(i) Submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County, in any action or proceeding arising out of or relating to this Agreement, and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Guarantor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Guarantor hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent at the Process Agent’s address, and each Guarantor hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Guarantor further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 14. The Process Agent is the Borrower, with an office on the date hereof as set forth in the Credit Agreement. The Process Agent hereby accepts the appointment of Process Agent by the Guarantors and agrees to act as Process Agent on behalf of the Guarantors;

(ii) Waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue; and

(iii) WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS GUARANTY, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT TO THE FULLEST EXTENT PERMITTED BY LAW.

15. Severability; Modification to Conform to Law.

(a) It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable Law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and

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to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(b) Without limitation of the preceding subsection (a), to the extent that applicable Law (including applicable Laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of the Guarantors’ obligations hereunder invalid, voidable, or unenforceable on account of the amount of a Guarantor’s aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by the Administrative Agent or any of the Lenders or such Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:

(i) the fair consideration actually received by such Guarantor under the terms and as a result of the Loan Documents and the value of the benefits described in this Section 15 (b) hereof, including (and to the extent not inconsistent with applicable federal and state Laws affecting the enforceability of guaranties) distributions, commitments, and advances made to or for the benefit of such Guarantor with the proceeds of any credit extended under the Loan Documents, or

(ii) the excess of (A) the amount of the fair value of the assets of such Guarantor as of the date of this Guaranty as determined in accordance with applicable federal and state Laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (B) the amount of all liabilities of such Guarantor as of the date of this Guaranty, also as determined on the basis of applicable federal and state Laws governing the insolvency of debtors as in effect on the date hereof.

(c) Notwithstanding anything to the contrary in this Section or elsewhere in this Guaranty, this Guaranty shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Guaranty to enforceability to the fullest extent permitted by Law) were not a part of this Guaranty, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Guarantor’s obligations hereunder as to each element of such assertion.

16. Additional Guarantors. At any time after the initial execution and delivery of this Guaranty to the Administrative Agent and the Lenders, additional Persons may become parties to this Guaranty and thereby acquire the duties and rights of being Guarantors hereunder by executing and delivering to the Administrative Agent and the Lenders a Guarantor Joinder pursuant to the Credit Agreement. No notice of the addition of any Guarantor shall be required to be given to any pre-existing Guarantor and each Guarantor hereby consents thereto.

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17. Joint and Several Obligations. The obligations and additional liabilities of the Guarantors under this Guaranty are joint and several obligations of the Guarantors, and each Guarantor hereby waives to the full extent permitted by Law any defense it may otherwise have to the payment and performance of the Obligations that its liability hereunder is limited and not joint and several. Each Guarantor acknowledges and agrees that the foregoing waivers and those set forth below serve as a material inducement to the agreement of the Administrative Agent and the Lenders to make the Loans, and that the Administrative Agent and the Lenders are relying on each specific waiver and all such waivers in entering into this Guaranty. The undertakings of each Guarantor hereunder secure the obligations of itself and the other Guarantors. The Administrative Agent and the Lenders, or any of them, may, in their sole discretion, elect to enforce this Guaranty against any Guarantor without any duty or responsibility to pursue any other Guarantor and such an election by the Administrative Agent and the Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Lenders, or any of them, may elect to take against any Guarantor. Each of the Lenders and Administrative Agent hereby reserve all rights against each Guarantor.

18. Receipt of Credit Agreement, Other Loan Documents, Benefits.

(a) Each Guarantor hereby acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents and each Guarantor certifies that the representations and warranties made therein with respect to such Guarantor are true and correct. Further, each Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Agreement and the other Loan Documents.

(b) Each Guarantor hereby acknowledges, represents, and warrants that it receives direct and indirect benefits by virtue of its affiliation with Borrower and the other Guarantors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Guaranty.

19. Miscellaneous.

(a) Generality of Certain Terms. As used in this Guaranty, the terms “hereof”, “herein” and terms of similar import refer to this Guaranty as a whole and not to any particular term or provision; the term “including”, as used herein, is not a term of limitation and means “including without limitation”.

(b) Amendments, Waivers. No amendment to or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Administrative Agent and the Lenders. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure of the Administrative Agent or the Lenders, or any of them, in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Administrative Agent and the Lenders under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by Law, or otherwise.

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(c) Telecommunications. Each Lender and Administrative Agent shall be entitled to rely on the authority of any individual making any telecopy, electronic or telephonic notice, request, or signature without the necessity of receipt of any verification thereof.

(d) Expenses. Each Guarantor unconditionally agrees to pay all costs and expenses, including reasonable attorney’s fees incurred by the Administrative Agent or any of the Lenders in enforcing this Guaranty against any Guarantor and each Guarantor shall pay and indemnify each Lender and Administrative Agent for, and hold it harmless from and against, any and all obligations, liabilities, losses, damages, costs, expenses (including disbursements and reasonable legal fees of counsel to any Lender or Administrative Agent), penalties, judgments, suits, actions, claims, and disbursements imposed on, asserted against, or incurred by any Lender or Administrative Agent:

(i) relating to the preparation, negotiation, execution, administration, or enforcement of or collection under this Guaranty or any document, instrument, or agreement relating to any of the Obligations, including in any bankruptcy, insolvency, or similar proceeding in any jurisdiction or political subdivision thereof;

(ii) relating to any amendment, modification, waiver, or consent hereunder or relating to any telecopy or telephonic transmission purporting to be by any Guarantor or the Borrower; and

(iii) in any way relating to or arising out of this Guaranty, or any document, instrument, or agreement relating to any of the Guarantied Obligations, or any action taken or omitted to be taken by any Lender or Administrative Agent hereunder, and including those arising directly or indirectly from the violation or asserted violation by any Guarantor or the Borrower or Administrative Agent or any Lender of any Law, rule, regulation, judgment, order, or the like of any jurisdiction or political subdivision thereof (including those relating to environmental protection, health, labor, importing, exporting, or safety) and regardless whether asserted by any governmental entity or any other Person;

provided that the foregoing indemnity shall not, as to any Lender or Administrative Agent, be available to the extent that such liabilities, losses, damages, costs, expenses, penalties or claims (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Lender or Administrative Agent or (y) result from a claim brought by the Guarantors or any other Loan Party against a Lender or Administrative Agent for breach in bad faith of such Lender’s or Administrative Agent’s (as the case may be) obligations hereunder or under any other Loan Document, if the Guarantor or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(e) Prior Understandings. This Guaranty and the Credit Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements.

(f) Survival. All representations and warranties of the Guarantors made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of the Administrative Agent and the Lenders, or any of them, any extension of credit, or any other event or circumstance whatsoever.

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20. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the representations, warranties and covenants made or given by each Guarantor pursuant to this Guaranty, the liens and security interests granted to the Administrative Agent pursuant to this Guaranty and the exercise of any right or remedy by the Administrative Agent hereunder, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Guaranty, the terms of the Intercreditor Agreement shall govern and control.

[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE TO CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP]

IN WITNESS WHEREOF, the undersigned parties intending to be legally bound, have executed this Guaranty as of the date first above written with the intention that this Guaranty shall constitute a sealed instrument.

GUARANTORS:

ARMSTRONG COAL COMPANY, INC.

By:
Name:	J. Richard Gist
Title:	Authorized Person

ARMSTRONG ENERGY HOLDINGS, INC.

By:
Name:	J. Richard Gist
Title:	Authorized Person

ARMSTRONG AIR, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

WESTERN LAND COMPANY, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

WESTERN DIAMOND LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

[SIGNATURE PAGE TO CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP]

Acknowledged and consented to:

BORROWER:

ARMSTRONG ENERGY, INC.

By:
Name:	J. Richard Gist
Title:	Senior Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT 1.1(I)(1)

FORM OF

REGULATED SUBSTANCES CERTIFICATE AND INDEMNITY AGREEMENT

THIS REGULATED SUBSTANCES CERTIFICATE AND INDEMNITY AGREEMENT, dated as of the 21st day of December, 2012 (as amended, restated, supplemented or modified from time to time, the “Indemnity”), is given, made and entered into by ARMSTRONG ENERGY, INC., a Delaware corporation (the “Borrower”), EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A GUARANTOR AND EACH OF THE OTHER PERSONS WHICH BECOME GUARANTORS HEREUNDER FROM TIME TO TIME (each a “Guarantor” and collectively, the “Guarantors”) (the Borrower and the Guarantors collectively are referred to herein as the “Loan Parties” and each individually as a “Loan Party”, and PNC BANK, NATIONAL ASSOCIATION, as the administrative agent for itself and the other Lenders under the Credit Agreement described below (the “Administrative Agent”).

RECITALS

A. Reference is made to that certain Credit Agreement, dated as of even date herewith, by and among, inter alia, Administrative Agent, Borrower, the Guarantors party thereto, and the Lenders party thereto, as the same may be supplemented, amended, restated, refinanced, replaced or modified from time to time (the “Credit Agreement”).

B. Pursuant to the Credit Agreement, the Lenders (as defined in the Credit Agreement) have agreed to make certain loans to the Borrower (as defined in the Credit Agreement) (the “Revolving Credit Loans”) and to continue to grant other financial accommodations to the Borrower, which Revolving Credit Loans and other financial accommodations are to be secured by, among other things, various second lien mortgages encumbering certain Real Property of the Loan Parties in favor of the Administrative Agent for the ratable benefit of the Lenders (each of the said various second lien mortgages and other security documents encumbering the Real Property, together with all amendments, modifications, consolidations, increases, supplements and spreaders thereof, being herein collectively called the “Mortgages”).

C. Pursuant to the Credit Agreement, the Loan Parties have agreed to execute and deliver this Indemnity, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, each Loan Party has agreed to enter into this Indemnity in favor of the Administrative Agent for the ratable benefit of the Lenders.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, each Loan Party hereby covenants, warrants, represents and agrees as follows:

1. Definitions.

1.1 All capitalized terms used herein but not otherwise defined herein shall have the meaning given such terms in the Credit Agreement. The following term shall have the following meaning unless the context hereof otherwise clearly requires:

1.2 “Contamination” shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Real Property, which pursuant to Environmental Laws requires notification or reporting to any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.

1.3 “Regulated Substances” shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a “hazardous substance,” “toxic chemical,” “toxic substance,” “toxic waste,” “hazardous waste,” “special handling waste,” “industrial waste,” “residual waste,” “solid waste,” “municipal waste,” “mixed waste,” “infectious waste,” “chemotherapeutic waste,” “medical waste,” “regulated substance” or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.

1.4 “Responsible Officer” means with respect to any Loan Party other than limited partnerships, the Chief Executive Officer, President, Chief Financial Officer, Manager or Controller of such Loan Party, or with respect to any Loan Party that is a limited partnership, the General Partner of such Loan Party (acting through its Authorized Officer if such General Partner is a Loan Party), or such other individuals, designated by written notice to the Administrative Agent from any Loan Party, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder.

2. Representations and Warranties. The Loan Parties, each for themselves respectively, and as applicable to each such Loan Party’s ownership, occupation or leasing of or conducting operations and activities at any Real Property, hereby reaffirm the representations and warranties set forth in Section 6.1.16 of the Credit Agreement.

3. Environmental Covenants.

(a) Each Loan Party, for themselves respectively, and as applicable to each such Loan Party’s ownership, occupation or leasing of or conducting operations and activities at any Real Property, shall keep the Real Property free of Regulated Substances and Contamination and shall remove, or cause their lessees to remove, all Regulated Substances and Contamination which are now or at any time in the future in or on the Real Property, irrespective of the source thereof, except to the extent that such Regulated Substances are present on or stored and/or used substantially in compliance with Environmental Laws. Each Loan Party, for themselves respectively, and as applicable to each such Loan Party’s ownership, occupation or leasing of or conducting operations and activities at any Real Property, shall not suffer or permit

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the Real Property to be used to generate, manufacture, refine, transport, treat, dispose of, transfer, produce or process Regulated Substances in violation of Environmental Laws; provided, that it shall not be deemed to be a violation of this Section 3(a) unless or until any failure to comply with any applicable Environmental Law would result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which, considered either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

(b) Each Loan Party, for themselves respectively, and as applicable to each such Loan Party’s ownership, occupation or leasing of or conducting operations and activities at any Real Property, shall immediately, upon their respective Responsible Officer having knowledge of any of the following, notify the Agent for the benefit of Lenders in writing upon the occurrence of:

(i) the release of any Regulated Substance or Contamination on or about the Real Property in violation of Environmental Laws that could reasonably be expected to result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which, considered either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;

(ii) any violation affecting the Real Property of any Environmental Laws, if such violation is reasonably likely to result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which, considered either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; and

(iii) any liability arising in any manner out of Environmental Laws or any claim or claims made against or the Real Property relating to damage, contribution, cost of recovery, compensation, loss or injury resulting from any Regulated Substance or Contamination affecting the Real Property if such claim or series of claims, when considered either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

(c) Except as otherwise disclosed in written reports delivered to the Administrative Agent prior to the date hereof, the Loan Parties certify that, as of the date of this Indemnity, to their knowledge, no report, analysis, study or other document prepared by or for any Person exists which identifies any Regulated Substances or Contamination as being located upon or as being released or discharged from the Real Property which, considered either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

(d) The Loan Parties, at their sole expense and for themselves respectively, and as applicable to each such Loan Party’s ownership, occupation or leasing of or conducting operations and activities at any Real Property, shall, or shall cause the tenants of the Real Property to, conduct and complete all investigations, studies, sampling and testing and all removal and other actions necessary to clean up and remove all Regulated Substances and Contamination on, under, from or affecting any of the Real Property in accordance with all Environmental Laws; provided, however that it shall not be deemed to be a violation of this

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Section 3(d) unless or until any failure to conduct and complete all investigations, studies, sampling and testing and all removal and other actions is reasonably likely to result in fines, penalties, remediation costs or other similar liabilities which, considered either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4. Indemnity.

(a) The Loan Parties shall indemnify, defend and hold harmless the Administrative Agent, the other Lenders and their employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements or damages of whatever kind or nature and associated reasonable costs or expenses, including reasonable attorneys’ fees, fees of environmental consultants and laboratory fees, known or unknown, contingent or otherwise (collectively, “Indemnified Matters”), arising out of or in any way related to the following matters:

(i) the presence, disposal, release or threatened release of any Regulated Substances or Contamination on, over, under, from or affecting the Real Property or the soil, water, vegetation, buildings, personal Real Property, persons or animals thereon;

(ii) any personal injury (including wrongful death) or Real Property damage (real or personal) arising out of or related to such Regulated Substances or Contamination;

(iii) any lawsuit brought or threatened, settlement reached or governmental order relating to such Regulated Substances or Contamination with respect to the Real Property;

(iv) any violation of Environmental Laws; and/or

(v) the breach of any warranty, representation or covenant of any Loan Party contained in this Indemnity.

(b) The liability covered by this Section 4 shall include, but not be limited to, losses sustained by the Administrative Agent and the other Lenders and/or their successors and assigns for (i) diminution in value of the Real Property resulting from matters covered by this Indemnity, (ii) amounts arising out of personal injury or death claims with respect to the matters covered by this Indemnity, (iii) amounts charged for any environmental or Contamination or Regulated Substances cleanup costs and expenses, liens or other such charges or impositions, (iv) payment for reasonable attorneys’ fees and disbursements, expert witness fees, court costs, environmental tests and design studies in connection with the matters covered by this Indemnity, and (v) any other amounts reasonably expended by the Administrative Agent and the other Lenders and their successors and assigns with respect to matters covered by this Indemnity. Notwithstanding anything to the contrary contained herein, the liability of the Loan Parties under this Section 4, (A) with respect to diminution in value of the Real Property, shall be limited to the diminution in value of the Real Property in its use by the Loan Parties in their mining operations and (B) with respect to environmental or Contamination or Regulated

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Substances cleanup costs and expenses, shall be limited to the costs and expenses for cleanup of the Real Property so that it is suitable for use in mining operations and in compliance with all Environmental Laws (including without limitation, any permanent reclamation or water treatment resulting from the operations of the Loan Parties or their predecessors).

5. Each Loan Party’s Obligation to Deliver Real Property. Each Loan Party agrees for themselves respectively, and as applicable to each such Loan Party’s ownership, occupation or leasing of or conducting operations and activities at any Real Property that, in the event any Mortgage is foreclosed (whether judicially or by power of sale) or any such Loan Party tenders a deed in lieu of foreclosure or any such Loan Party otherwise voluntarily or involuntarily conveys possession of or title to the Real Property, such Loan Party shall deliver the Real Property or any parcel comprising such portion of the Real Property to the Administrative Agent free of any and all Regulated Substances or Contamination which violate any applicable Environmental Laws affecting the Real Property. The obligations of each Loan Party as set forth in this paragraph are strictly for the benefit of the Administrative Agent and the other Lenders and any successors and assigns of the Administrative Agent and the other Lenders as holders of any portion of the Obligations and shall not in any way impair or affect the Administrative Agent’s and/or the other Lenders’ right to foreclose against any parcel comprising a portion of the Real Property.

6. The Administrative Agent’s and/or Lenders’ Rights Under This Indemnity. The rights of the Administrative Agent and the other Lenders under this Indemnity shall be in addition to all rights of the Administrative Agent and/or the other Lenders under the Mortgages, the Credit Agreement, and any other Loan Documents. Any default by any Loan Party under this Indemnity (including without limitation any breach of any representation, warranty or covenant made by any Loan Party in this Indemnity) shall, at the Administrative Agent’s option, constitute an Event of Default under Section 9.1 of the Credit Agreement, subject to the cure right specified in Section 9.1.4 thereof.

7. The Administrative Agent’s and/or the Lenders’ Right to Cure. In addition to the other remedies provided to the Administrative Agent and/or the other Lenders in the Credit Agreement, the Mortgages, and the other Loan Documents, should any Loan Party fail to abide by the terms and covenants of this Indemnity, the Administrative Agent on behalf of the Lenders and/or the Lenders may, should they elect to do so in order to protect their security interest, cause the removal, remediation or cleanup of any Regulated Substances or Contamination located on the Real Property and repair and remedy any damage to the Real Property caused by the Regulated Substances or Contamination or any such removal, remediation or cleanup, as necessary to assure substantial compliance with all applicable Environmental Laws. In such event, all funds expended by the Administrative Agent on behalf of the Lenders and/or the Lenders in connection with the removal of such Regulated Substances or Contamination or the cleanup of such Regulated Substances or Contamination, including but not limited to all reasonable attorneys’ fees, engineering fees, consultant fees and similar charges, shall become a part of the obligation secured by the Mortgages and shall be due and payable by each of the Loan Parties on demand. Each disbursement made by the Administrative Agent and/or the other Lenders pursuant to this provision shall bear interest at the highest rate then applicable following the occurrence of an Event of Default under the terms of the Credit Agreement, until Payment in Full. The Borrower and each of the other Loan Parties shall permit the Administrative Agent, the other Lenders, and their agents and employees access to its respective Real Property (or in the case of the Borrower any and all Properties) for any purpose consistent with this provision.

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8. The Administrative Agent’s Right to Conduct an Investigation. In the event the Lenders shall have reasonable cause to suspect that any Loan Party has failed to comply with the terms of this Indemnity, the Administrative Agent may obtain one or more environmental audits of the Real Property, at any Loan Party’s sole expense. The nature and scope of the environmental audits shall be determined by the Administrative Agent in its judgment. Each Loan Party shall permit the Administrative Agent for the benefit of the Lenders and the Administrative Agent’s agents and employees access to the Real Property for the purpose of conducting the environmental audit and shall otherwise cooperate and provide such additional information as may be requested by the Administrative Agent or the Administrative Agent’s agents and employees. In the event any Loan Party fails to pay in accordance with this Section 8 for the cost of any such environmental audit, the Lenders may pay for same. Each such payment made by the Lenders shall become a part of the indebtedness secured by the Mortgages, shall be due and payable upon demand and shall bear interest at the highest rate then applicable following the occurrence of an Event of Default under the terms of the Credit Agreement, until Payment in Full.

9. Scope of Liability. The liability under this Indemnity shall in no way be limited or impaired by (a) any extension of time for performance required by the Credit Agreement or any of the Loan Documents, (b) any exculpatory provisions in any of the Loan Documents limiting the Administrative Agent’s and/or the Lenders’ recourse, (c) the accuracy or inaccuracy of the representations and warranties made by any Loan Party or any other obligor under the Credit Agreement or any of the Loan Documents, (d) the release of any Loan Party or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, the Administrative Agent’s and/or the Lenders’ voluntary act or otherwise, (e) the release or substitution, in whole or in part, of any security for any Loan Party’s obligations or (f) the Administrative Agent’s failure to record any of the Mortgages or file any UCC financing statements (or the Administrative Agent’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for any Loan Party’s obligations; and, in any such case, whether with or without notice to any Loan Party or other Person and with or without consideration. The indemnity provided in Section 4 above shall survive (i) any sale, assignment or foreclosure of any of the Mortgages or other Loan Documents, the acceptance of a deed in lieu of foreclosure or trustee’s sale, or any sale or transfer of all or part of the possession of or title to the Real Property, or (ii) the discharge of any of the other Loan Documents and/or the reconveyance or release of any of the Mortgages.

10. Preservation of Rights. No delay on the Administrative Agent’s and/or the Lenders’ part in exercising any right, power or privilege under this Indemnity shall operate as a waiver of any such privilege, power or right.

11. Notices. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when sent by registered or certified mail to any Loan Party or the Administrative Agent and/or the Lenders as provided in Section 11.5 [Notices; Effectiveness; Electronic Communications] of the Credit Agreement.

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12. Changes in Writing. No provision of this Indemnity may be changed, waived, discharged or terminated orally, by telephone or by any other means, except by an instrument in writing signed by all parties hereto.

13. Joint and Several Obligations. With respect to the obligations of each Loan Party in connection with this Indemnity, each Borrower and each Guarantor are jointly and severally liable hereunder. Any party liable upon or in respect of this Indemnity or any obligations under any of the other Loan Documents may be released without affecting the liability of any party not so released.

14. Survival. The obligations of each of the Loan Parties under Section 4 of this Indemnity shall survive any judicial foreclosure, foreclosure by power of sale, deed in lieu of foreclosure, transfer of possession of or title to the Real Property by any Loan Party or Lenders and payment of the Obligations in full.

15. Severability. In the event any one or more of the provisions contained in this Indemnity should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions, or any portions thereof, shall not in any way be affected or impaired thereby.

16. Governing Law and Jurisdiction. This Indemnity and the rights and obligations of the parties hereunder shall in all respects be governed by, construed and enforced in accordance with the governing laws as set forth in the Credit Agreement; provided, however, that the applicable federal, state and local Environmental Laws of the jurisdiction in which the Real Property is situated shall govern the Loan Parties’ obligations with respect to compliance with Environmental Laws. Each of the Loan Parties and the Administrative Agent hereby irrevocably submit to the personal jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, over any action or proceeding arising out of or relating to this Indemnity.

17. Construction. Unless the context of this Indemnity otherwise clearly requires, the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Indemnity and are incorporated herein by reference.

18. Counterparts. This Indemnity may be executed in any one or more counterparts, each of which shall be deemed an original document and all of which shall be deemed the same document.

19. WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE BASED UPON OR RELATING TO THIS INDEMNITY,

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THE SUBJECT MATTER OF THIS INDEMNITY, ANY DOCUMENTS EXECUTED IN CONNECTIONS WITH THIS INDEMNITY OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE PARTIES HERETO AND EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT NEITHER THE OTHER PARTIES HERETO NOR ANY PERSON ACTING ON BEHALF OF ANY OF THEM HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH OF THE PARTIES HERETO FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS INDEMNITY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY ITS OWN FREE WILL AND THAT EACH OF THE PARTIES TO THIS INDEMNITY HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. EACH OF THE PARTIES TO THIS INDEMNITY FURTHER ACKNOWLEDGES THAT IT HAS READ AND THAT IT FULLY UNDERSTAND THE MEANING OF THIS PROVISION.

20. The parties agree that in the event of any conflict between the provisions of this Indemnity and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall control. Notwithstanding any provision in this Indemnity to the contrary, the parties and signatories hereto acknowledge and agree that any and all rights, powers, privileges, duties, responsibilities, liabilities and/or obligations (including but not limited to the right to grant or withhold consent and the right to act or refrain from acting), whether discretionary or mandatory, are and shall be exercised by the Administrative Agent solely in accordance with the terms and conditions of the Credit Agreement, and subject further to the rights of the Administrative Agent to require officers’ certificate(s), opinion(s) and advice from counsel, accountants, appraisers and other third parties, advancement of expenses and/or assurances of indemnity satisfactory to the Administrative Agent.

21. Notwithstanding anything herein to the contrary, the representations, warranties and covenants made or given by the Loan Parties pursuant to this Agreement, the liens and security interests (if any) granted to the Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent hereunder, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE 1 OF 3 REGULATED SUBSTANCES CERTIFICATE AND

INDEMNITY AGREEMENT]

WITNESS the due execution hereof as of the day and year first above written with the intent that it constitute a sealed instrument.

BORROWER:

ARMSTRONG ENERGY, INC.

By:
Name:	J. Richard Gist
Title:	Senior Vice President, Finance and Administration and Chief Financial Officer

[SIGNATURE PAGE 2 OF 3 REGULATED SUBSTANCES CERTIFICATE AND

INDEMNITY AGREEMENT]

GUARANTORS:

ARMSTRONG COAL COMPANY, INC.

By:
Name:	J. Richard Gist
Title:	Authorized Person

ARMSTRONG ENERGY HOLDINGS, INC.

By:
Name:
Title:

ARMSTRONG AIR, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

WESTERN LAND COMPANY, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

WESTERN DIAMOND LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

[SIGNATURE PAGE 3 OF 3 REGULATED SUBSTANCES CERTIFICATE AND

INDEMNITY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:	Richard C. Munsick
Title:	Senior Vice President

EXHIBIT 1.1(I)(2)

FORM OF

INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT (this “Agreement”) is dated as of December 21, 2012 and is made by and among ARMSTRONG ENERGY, INC., a Delaware corporation (the “Borrower”), EACH OF THE GUARANTORS AND EACH OF THE OTHER PERSONS WHICH BECOME GUARANTORS HEREUNDER FROM TIME TO TIME, (the Borrower and each Guarantor being individually referred to herein as a “Company” and collectively as the “Companies”), and PNC BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”), for the Lenders (defined below).

WITNESSETH THAT:

WHEREAS, each capitalized term used herein shall, unless otherwise defined herein, have the meaning specified in that certain Credit Agreement by and among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto (the “Lenders”), and the Administrative Agent, dated as of even date hereof (as it may be hereafter amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to the Credit Agreement and the other Loan Documents referred to and defined in the Credit Agreement, the Lenders intend to make Loans to the Borrower; and

WHEREAS, the Companies have or, in the future, may have liabilities, obligations or indebtedness owed to each other (the liabilities, obligations and indebtedness of each of the Companies to any other Company, now existing or hereafter incurred (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof and all other obligations and other amounts payable by any Company to any other Company are hereinafter collectively referred to as the “Intercompany Indebtedness”); and

WHEREAS, the obligations of the Lenders to maintain the Commitments and make Loans to the Borrower from time to time are subject to the condition, among others, that the Companies subordinate the Intercompany Indebtedness to the Obligations of the Borrower or any other Company to the Administrative Agent or the Lenders pursuant to the Credit Agreement, the other Loan Documents, any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product (collectively, the “Senior Debt”) in the manner set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. Intercompany Indebtedness Subordinated to Senior Debt. The recitals set forth above are hereby incorporated by reference. All Intercompany Indebtedness shall be subordinate and subject in right of payment to the prior indefeasible payment in full of all Senior Debt pursuant to the provisions contained herein.

2. Payment Over of Proceeds Upon Dissolution, Etc. Upon any distribution of assets of any Company in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any such Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any such Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any marshalling of assets and liabilities of any such Company (a Company distributing assets as set forth herein being referred to in such capacity as a “Distributing Company”), then and in any such event, the Administrative Agent shall be entitled to receive, for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, indefeasible payment in full of all amounts due or to become due (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) on or in respect of any and all Senior Debt before the holder of any Intercompany Indebtedness owed by the Distributing Company is entitled to receive any payment on account of the principal of or interest on such Intercompany Indebtedness, and to that end, the Administrative Agent shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Indebtedness owed by the Distributing Company in any such case, proceeding, dissolution, liquidation or other winding up event.

3. No Commencement of Any Proceeding. Each Company agrees that, so long as the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Lenders and the Administrative Agent in commencing, any proceeding referred to in the first paragraph of Section 2 against any other Company that owes it any Intercompany Indebtedness.

4. Prior Payment of Senior Debt Upon Acceleration of Intercompany Indebtedness. If any portion of the Intercompany Indebtedness owed by any Company becomes or is declared due and payable before its stated terms of repayment, then and in such event the Administrative Agent and the Lenders shall be entitled to receive indefeasible payment in full of all amounts due and to become due on or in respect of the Senior Debt (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before the holder of any such Intercompany Indebtedness is entitled to receive any payment thereon.

5. No Payment When Senior Debt in Default. If any Event of Default shall have occurred and be continuing, or such an Event of Default or Potential Default would result from or exist after giving effect to a payment with respect to any portion of the Intercompany Indebtedness, unless the Required Lenders shall have consented to or waived the same, so long as any of the Senior Debt shall remain outstanding, no payment shall be made by any Company owing such Intercompany Indebtedness on account of principal or interest on any portion of the Intercompany Indebtedness.

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6. Payment Permitted if No Default. Nothing contained in this Agreement shall prevent any of the Companies, at any time except during the pendency of any of the conditions described in Sections 2, 4 and 5, from making regularly scheduled payments of principal of or interest on any portion of the Intercompany Indebtedness, or the retention thereof by any of the Companies of any money deposited with them for the payment of or on account of the principal of or interest on the Intercompany Indebtedness.

7. Receipt of Prohibited Payments. If, notwithstanding the foregoing provisions of Sections 2, 4, 5 and 6, a Company that is owed Intercompany Indebtedness by a Distributing Company shall have received any payment or distribution of assets from the Distributing Company of any kind or character, whether in cash, property or securities, then and in such event such payment or distribution shall be held in trust for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, shall be segregated from other funds and property held by such Company, and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of noncash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Credit Agreement.

8. Rights of Subrogation. Each Company agrees that no payment or distribution to the Administrative Agent or the Lenders pursuant to the provisions of this Agreement shall entitle it to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been indefeasibly paid in full and the Commitments shall have terminated and the Letters of Credit have expired.

9. Agreement Solely to Define Relative Rights. The purpose of this Agreement is solely to define the relative rights of the Companies, on the one hand, and the Administrative Agent and the Lenders, on the other hand. Nothing contained in this Agreement is intended to or shall impair, as between any of the Companies and their creditors other than the Administrative Agent and the Lenders, the obligation of the Companies to each other to pay the principal of and interest on the Intercompany Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights among the Companies and their creditors other than the Administrative Agent and the Lenders, nor shall anything herein prevent any of the Companies from exercising all remedies otherwise permitted by applicable Law upon default under any agreement pursuant to which the Intercompany Indebtedness is created, subject to the rights, if any, under this Agreement of the Administrative Agent and the Lenders to receive cash, property or securities otherwise payable or deliverable with respect to the Intercompany Indebtedness.

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10. Instruments Evidencing Intercompany Indebtedness. Each Company shall cause each instrument which now or hereafter evidences all or a portion of the Intercompany Indebtedness to be conspicuously marked as follows:

“This instrument is subject to the terms of that certain Intercompany Subordination Agreement dated as of December             , 2012, in favor of PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders referred to therein, which Intercompany Subordination Agreement is incorporated herein by reference. Notwithstanding any contrary statement contained in the within instrument, no payment on account of the principal thereof or interest thereon shall become due or payable except in accordance with the express terms of the Intercompany Subordination Agreement.”

Each Company will further mark its internal records in such a manner as shall be effective to give proper notice to the effect of this Agreement.

11. No Implied Waivers of Subordination. No right of the Administrative Agent or any Lender to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Company or by any act or failure to act by the Administrative Agent or any Lender, or by any non-compliance by any Company with the terms, provisions and covenants of any agreement pursuant to which the Intercompany Indebtedness is created, regardless of any knowledge thereof with which the Administrative Agent or any Lender may have or be otherwise charged. Each Company by its acceptance hereof shall agree that, so long as there is Senior Debt outstanding or Commitments in effect under the Credit Agreement, such Company shall not agree to sell, assign, pledge, encumber or otherwise dispose of, or agree to compromise, the obligations of the other Companies with respect to their Intercompany Indebtedness, other than by means of payment of such Intercompany Indebtedness according to its terms, without the prior written consent of the Administrative Agent.

Without in any way limiting the generality of the foregoing paragraph, the Administrative Agent or any of the Lenders may, at any time and from time to time, without the consent of or notice to the Companies, without incurring responsibility to the Companies and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Companies to the Administrative Agent and the Lenders, do any one or more of the following in accordance with the terms of the Credit Agreement: (i) change the manner, place or terms of payment, or extend the time of payment, renew or alter the Senior Debt or otherwise amend or supplement the Senior Debt or the Loan Documents; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against any of the Companies and any other person.

12. Additional Subsidiaries. The Companies covenant and agree that they shall cause Subsidiaries (other than Unrestricted Subsidiaries) created or acquired after the date of this Agreement, and any other Subsidiaries required to join this Agreement pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] or otherwise under the Credit Agreement, to execute a Guarantor Joinder in substantially the form of Exhibit 1.1(G)(1) to the Credit Agreement, whereby such Subsidiary joins this Agreement and subordinates all Indebtedness owed to any such Subsidiary by any of the Companies or other Subsidiaries hereafter created or acquired to the Senior Debt.

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13. Continuing Force and Effect. This Agreement shall continue in force for so long as any portion of the Senior Debt remains unpaid and any Commitments or Letters of Credit under the Credit Agreement remain outstanding, it being contemplated that this Agreement be of a continuing nature.

14. Modification, Amendments or Waivers. Any and all agreements amending or changing any provision of this Agreement or the rights of the Administrative Agent or the Lenders hereunder, and any and all waivers or consents to Events of Default or other departures from the due performance of the Companies hereunder, shall be made only by written agreement, waiver or consent signed by the Administrative Agent, acting on behalf of all the Lenders, with the written consent of the Required Lenders, any such agreement, waiver or consent made with such written consent being effective to bind all the Lenders.

15. Expenses. The Companies unconditionally and jointly and severally agree upon demand to pay to the Administrative Agent and the Lenders the amount of any and all out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel) for which reimbursement is customarily obtained, which the Administrative Agent or any of the Lenders may incur in connection with (a) the exercise or enforcement of any of the rights of the Administrative Agent or the Lenders hereunder, or (b) the failure by the Companies to perform or observe any of the provisions hereof.

16. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

17. Governing Law. This Agreement shall be a contract under the internal laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York without giving effect to its principles of conflict of laws.

18. Successors and Assigns. This Agreement shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and the obligations of the Companies shall be binding upon their respective successors and permitted assigns, provided, that no company may assign or transfer its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void. The duties and obligations of the Companies may not be delegated or transferred by the Companies without the written consent of the Required Lenders and any such delegation or transfer without such consent shall be null and void. Except to the extent otherwise required by the context of this Agreement, the word “Lenders” when used herein shall include, without limitation, any holder of a Note or an assignment of rights therein originally issued to a Lender under the Credit Agreement, and each such holder of a Note or assignment shall have the benefits of this Agreement to the same extent as if such holder had originally been a Lender under the Credit Agreement.

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19. Joint and Several Obligations. Each of the obligations of each and every Company under this Agreement is joint and several. The Administrative Agent and the Lenders, or any of them, may, in their sole discretion, elect to enforce this Agreement against any Company without any duty or responsibility to pursue any other Company and such an election by the Administrative Agent and the Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Lenders, or any of them, may elect to take against any Company. Each of the Lenders and Administrative Agent hereby reserve all right against each Company.

20. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Company acknowledges and agrees that a telecopy or electronic transmission to the Administrative Agent or any Lender of the signature page hereof purporting to be signed on behalf of such Company shall constitute effective and binding execution and delivery hereof by such Company.

21. Attorneys-in-Fact. Each of the Companies hereby authorizes and empowers the Administrative Agent, at its election and in the name of either itself, for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, or in the name of each such Company as is owed Intercompany Indebtedness, to execute and file proofs and documents and take any other action the Administrative Agent may deem advisable to completely protect the Administrative Agent’s and the Lenders’ interests in the Intercompany Indebtedness and their right of enforcement thereof, and to that end each of the Companies hereby irrevocably makes, constitutes and appoints the Administrative Agent, its officers, employees and agents, or any of them, with full power of substitution, as the true and lawful attorney-in-fact and agent of such Company, and with full power for such Company, and in the name, place and stead of such Company for the purpose of carrying out the provisions of this Agreement, and taking any action and executing, delivering, filing and recording any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which power of attorney, being given for security, is coupled with an interest and is irrevocable. Each Company hereby ratifies and confirms, and agrees to ratify and confirm, all action taken by the Administrative Agent, its officers, employees or agents pursuant to the foregoing power of attorney.

22. Application of Payments. In the event any payments are received by the Administrative Agent under the terms of this Agreement for application to the Senior Debt at any time when the Senior Debt has not been declared due and payable and prior to the date on which it would otherwise become due and payable, such payment shall constitute a voluntary prepayment of the Senior Debt for all purposes under the Credit Agreement.

23. Remedies. In the event of a breach by any of the Companies in the performance of any of the terms of this Agreement, the Administrative Agent, on behalf of the Lenders, may demand specific performance of this Agreement and seek injunctive relief and may exercise any other remedy available at law or in equity, it being recognized that the remedies of the Administrative Agent on behalf of the Lenders at law may not fully compensate the Administrative Agent on behalf of the Lenders for the damages they may suffer in the event of a breach hereof.

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24. Consent to Jurisdiction; Waiver of Jury Trial. Each Company hereby irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Company hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Company hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Company in care of the Process Agent at the Process Agent’s address, and each Company hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Company further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 24. The Process Agent is the Borrower, with an office on the date hereof as set forth in the Credit Agreement. The Process Agent hereby accepts the appointment of Process Agent by the Companies and agrees to act as Process Agent on behalf of the Companies.

25. EXCEPT AS PROHIBITED BY LAW, EACH COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY A JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULLEST EXTENT PERMITTED BY LAW.

26. Notices. All notices, statements, requests and demands and other communications given to or made upon the Companies, the Administrative Agent or the Lenders in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

27. Rules of Construction. The rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement.

28. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the representations, warranties and covenants made or given by each Company pursuant to this Agreement, the liens and security interests (if any) granted to the Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent hereunder, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE 1 OF 3 TO INTERCOMPANY SUBORDINATION AGREEMENT]

WITNESS the due execution hereof as of the day and year first above written with the intent that it constitute a sealed instrument.

BORROWER:

ARMSTRONG ENERGY, INC.

By:	(SEAL)
Name:	J. Richard Gist
Title:	Senior Vice President, Finance and Administration and Chief Financial Officer

[SIGNATURE PAGE 2 OF 3 TO INTERCOMPANY SUBORDINATION AGREEMENT]

GUARANTORS:

ARMSTRONG COAL COMPANY, INC.

By:	(SEAL)
Name:	J. Richard Gist
Title:	Authorized Person

ARMSTRONG ENERGY HOLDINGS, INC.

By:	(SEAL)
Name:	J. Richard Gist
Title:	Authorized Person

ARMSTRONG AIR, LLC

By:	(SEAL)
Name:	J. Richard Gist
Title:	Authorized Person

WESTERN LAND COMPANY, LLC

By:	(SEAL)
Name:	J. Richard Gist
Title:	Authorized Person

WESTERN DIAMOND LLC

By:	(SEAL)
Name:	J. Richard Gist
Title:	Authorized Person

[SIGNATURE PAGE 3 OF 4 TO INTERCOMPANY SUBORDINATION AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:	Richard C. Munsick
Title:	Senior Vice President

EXHIBIT 1.1(I)(3)

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of December 21, 2012, and entered into by and between PNC Bank, National Association, in its capacity as agent under the ABL Credit Agreement, including its successors and assigns from time to time (the “Initial ABL Agent”), and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), not in its individual capacity, but solely in its capacity as trustee and collateral agent under the Indenture including its successors and assigns from time to time (in such capacities, and in any other capacity under the Note Documents, the “Notes Agent”) and is acknowledged by Armstrong Energy, Inc., a Delaware corporation (the “Company” or the “Issuer”) and the subsidiaries of the Company listed on the signature pages hereof (together with any subsidiary that becomes a party hereto after the date hereof, each a “Company Subsidiary”, and, collectively, the “Company Subsidiaries”). Capitalized terms used in this Agreement have the meanings assigned to them in Article 1.

RECITALS

The Issuer, the Company Subsidiaries, the ABL Lenders, and the Initial ABL Agent have entered into that certain senior secured asset based revolving credit facility, dated as of December 21, 2012 (as amended, restated, supplemented, modified, replaced, or refinanced from time to time, the “Initial ABL Credit Agreement”);

The Issuer has issued, or will issue, 11.75% senior secured notes due 2019 in a principal amount of $200,000,000 (the “Initial Notes”) under an indenture, dated as of December 21, 2012 (as amended, restated, supplemented, modified, replaced, or refinanced from time to time, the “Indenture”) among the Issuer, each Company Subsidiary, the Trustee and the Notes Agent;

In order to induce the ABL Agent and the ABL Lenders to consent to the Grantors incurring the Note Obligations and granting the Liens to the Notes Agent and in order to induce the Notes Agent and the Noteholders to consent to the Grantors incurring the ABL Obligations and granting the Liens to the ABL Agent, the ABL Agent, on behalf of the ABL Lenders, and the Notes Agent, pursuant to the terms of the Indenture and at the direction and on behalf of the Noteholders, have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS.

Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABL Agent” means the Initial ABL Agent and any successor or other agent under any ABL Credit Agreement.

“ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including, without limitation, the ABL Lenders and the ABL Agent under the ABL Credit Agreement and the Bank Product Providers.

“ABL Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any ABL Obligations.

“ABL Credit Agreement” means collectively, (a) the Initial ABL Credit Agreement and (b) any other credit agreement or credit agreements, one or more debt facilities, and/or commercial paper facilities, in each case, with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders), letters of credit, bankers’ acceptances, or other borrowings, that have been incurred to increase, replace (whether upon or after termination or otherwise), refinance or refund in whole or in part from time to time the Obligations outstanding under the Initial ABL Credit Agreement or any other agreement or instrument referred to in this clause, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the Initial ABL Credit Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Credit Agreement, or such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to any ABL Credit Agreement then in existence.

“ABL Default” means an “Event of Default” (as defined in the ABL Credit Agreement).

“ABL Lenders” means the “Lenders” under and as defined in the ABL Credit Agreement or any other Person which extends credit under the ABL Credit Agreement.

“ABL Loan Documents” means the ABL Credit Agreement and the “Loan Documents” (as defined in the ABL Credit Agreement), including Bank Products, and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with the ABL Credit Agreement or any Bank Products, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“ABL Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any ABL Obligations or under which rights or remedies with respect to any such Liens are governed.

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“ABL Obligations” means all Obligations outstanding under the ABL Credit Agreement and the other ABL Loan Documents, including any Bank Products. “ABL Obligations” shall include all interest, fees and expenses accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant ABL Loan Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“ABL Priority Collateral” shall mean the following property of the Issuer and the Company Subsidiaries that is now or hereafter owned or leased (other than Excluded Property (as defined in the ABL Credit Agreement)) in which Liens are granted in favor of the ABL Agent for the benefit of the ABL Lenders pursuant to the ABL Loan Documents whether now known or hereafter acquired:

(1) all Accounts, other than Accounts which constitute identifiable Proceeds which arise from the sale, license, assignment or other disposition of Notes Priority Collateral;

(2) all Chattel Paper, other than Chattel Paper which constitutes identifiable Proceeds of Notes Priority Collateral;

(3) all (x) Deposit Accounts and Money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein, and (y) Securities Accounts and Security Entitlements and securities credited thereto, and, in each case, all cash, checks and other property held therein or credited thereto;

(4) all Inventory;

(5) As-Extracted Collateral (including As-Extracted Collateral from present and future operations regardless of whether such interests are presently owned or hereafter acquired);

(6) all Trademarks and Copyrights;

(7) to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (1) through (6), all Documents, General Intangibles (including coal sales agreements), Instruments (including promissory notes) and Commercial Tort Claims;

(8) to the extent relating to any of the items referred to in the preceding clauses (1) through (7), all Supporting Obligations and Letter of Credit Rights;

(9) all books and records relating to the items referred to in the preceding clauses (1) through (8) (including all books, databases, customer lists, and records, whether tangible or electronic), which contain any information relating to any of the items referred to in the preceding clauses (1) through (8); and

(10) all Proceeds of any of the foregoing, including collateral security and guarantees with respect to any of the foregoing and all cash, Money, insurance proceeds, Instruments, Securities, Financial Assets and Deposit Accounts.

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“ABL Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed.

“ABL Standstill Period” has the meaning set forth in Section 3.2(a)(i).

“Access Period” means for each parcel of Mortgaged Premises, the period, after the commencement of an Enforcement Period by the ABL Agent, which begins on the earlier of (a) the day on which the ABL Agent provides the Notes Agent with the written notice of its election to request access pursuant to Section 3.3(b) and (b) the fifth Business Day after the Notes Agent provides the ABL Agent with notice that the Notes Agent (or its agent) has obtained possession or control of such parcel and ends on the earliest of (i) the 270th day after the date (the “Initial Access Date”) on which the ABL Agent, or its designee, initially obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, the ABL Collateral located on such Mortgaged Premises plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Collateral located on such Mortgaged Premises, and (ii) the termination of such Enforcement Period.

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, deposit account control agreement, securities account control agreement, or any similar deposit or securities account agreements among the Notes Agent and/or the ABL Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.

“Accounts” means all present and future “accounts” (as defined in Article 9 of the UCC).

“Additional Notes” has the meaning assigned to that term in the definition of the term “Notes.”

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agents” means the ABL Agent and the Notes Agent.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“As-Extracted Collateral” means as to each Grantor, all of such Grantor’s now owned or hereafter existing or acquired “as-extracted collateral”, as defined in Article 9 of the UCC.

“Bank Product Debt” means Indebtedness and other Obligations relating to Bank Products.

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“Bank Product Provider” shall mean any ABL Lender or Affiliate of an ABL Lender that provides any Bank Products to any Grantor.

“Bank Products” means “Lender Provided Interest Rate Hedge” and “Other Lender Provided Financial Services Product” as each such term is defined in the ABL Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day that is a “Business Day” under both the Indenture and the ABL Credit Agreement.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and all rights, warrants or options exchangeable for or convertible into any of the items described in clauses (a) through (e) above; provided that with respect to the foregoing, Capital Stock shall exclude any debt securities convertible into Capital Stock, whether or not such debt securities include any right of vote or participation with Capital Stock.

“Cash Collateral” has the meaning assigned to that term in Section 6.1.

“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).

“Claimholder” means any Note Claimholder or ABL Claimholder, as applicable.

“Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, which constitute ABL Collateral or Note Collateral.

“Commercial Tort Claims” means all present and future “commercial tort claims” (as defined in Article 9 of the UCC).

“Company” has the meaning assigned to that term in the Preamble to this Agreement.

“Company Subsidiary” has the meaning assigned to that term in the Preamble to this Agreement.

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“Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.

“Copyrights” has the meaning assigned to that term in the definition of the term “Intellectual Property.”

“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).

“DIP Financing” has the meaning assigned to that term in Section 6.2.

“Discharge of ABL Obligations” means:

(a) payment in full in cash of all ABL Obligations (other than contingent obligations or contingent indemnification obligations except as provided in clause (e) below and other than ABL Obligations constituting Bank Product Debt except as provided in clause (d) below);

(b) termination or expiration of all commitments, if any, to extend credit under the ABL Loan Documents;

(c) termination, cash collateralization (in an amount and manner reasonably satisfactory to the ABL Agent, but in no event greater than 105% of the aggregate undrawn face amount, plus commissions, fees, and expenses) or backstop of all letters of credit issued under the ABL Credit Agreement in compliance with the terms of the ABL Credit Agreement;

(d) the provision of credit support (which may include cash collateralization or support by a letter of credit therefor) for any ABL Obligations constituting Bank Product Debt (in an amount and manner and, if other than pursuant to cash collateralization, of a kind reasonably satisfactory to the providers of such Bank Product Debt); and

(e) the provision of credit support (which may include cash collateralization or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of ABL Obligations not yet due and payable but with respect to which a claim has been threatened or asserted under any ABL Loan Documents (in an amount and manner and, if other than pursuant to cash collateralization, of a kind reasonably satisfactory to the ABL Agent).

“Discharge of Note Obligations” means payment in full in cash of all Note Obligations, satisfaction and discharge of the Indenture or legal or covenant defeasance of the Indenture (other than obligations that expressly survive such satisfaction and discharge or legal or covenant defeasance).

“Dispose” or “Disposition” means any sale, lease, exchange, transfer or other disposition of any Collateral.

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“Documents” means all present and future “documents” (as defined in Article 9 of the UCC.

“Enforcement” means, collectively or individually for one or both of the ABL Agent and the Notes Agent, when an ABL Default or Note Default, as applicable, has occurred and is continuing, to enforce or attempt to enforce any right or power to repossess, replevy, attach, garnish, levy upon, collect the Proceeds of, foreclose or realize in any manner whatsoever its Lien upon, sell, liquidate or otherwise dispose of, or otherwise restrict or interfere with the use of, or exercise any remedies with respect to, or conduct any Liquidation Sale with respect to, any material amount of Collateral, whether by judicial enforcement of any of the rights and remedies under the ABL Loan Documents, the Note Documents and/or under any applicable law, by self-help repossession, by non-judicial foreclosure sale, lease, or other disposition, by set-off, by notification to account obligors of any Grantor, by any sale, lease, or other disposition implemented by any Grantor following an ABL Default or a Note Default, as applicable, in connection with which the ABL Agent or the Notes Agent, as applicable, has agreed to release its Liens on the subject property, or otherwise, but in all cases excluding (i) the establishment of borrowing base reserves, collateral ineligibles, or other conditions for advances, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or late fee, (iv) the collection and application of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts, in each case, to the extent constituting ABL Priority Collateral, against the ABL Obligations pursuant to the provisions of the ABL Loan Documents (including, without limitation, the notification of account debtors, depositary institutions or any other Person to deliver proceeds of Collateral to the ABL Agent or any “cash dominion event”, imposition of a “lockbox”, blocked account or mandatory prepayment event under the ABL Loan Documents) irrespective of whether the ABL Agent and the ABL Lenders continue to make advances to the Borrower following any such collection or imposition, (v) the cessation of lending pursuant to the provisions of the ABL Loan Documents, including upon the occurrence of a default on the existence of an over-advance, (vi) the filing of a proof of claim in any Insolvency or Liquidation Proceeding, (vii) the consent by the ABL Agent to disposition by any Grantor of any of the ABL Priority Collateral, and (viii) the acceleration of the Note Obligations or the ABL Obligations.

“Enforcement Notice” means a written notice delivered, at a time when an ABL Default or Note Default has occurred and is continuing, by either the ABL Agent or the Notes Agent to the other announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the ABL Obligations or the Note Obligations, as applicable, and requesting the current balance of the ABL Obligations or Note Obligations, as applicable, owing to the noticed party.

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“Enforcement Period” means the period of time following the receipt by either the ABL Agent or the Notes Agent of an Enforcement Notice from the other until the earliest of (a) in the case of an Enforcement Period commenced by the Notes Agent, the Discharge of Note Obligations, (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, (c) the ABL Agent or the Notes Agent (as applicable) agreeing in writing to terminate the Enforcement Period, or (d) the date on which the ABL Default or the Note Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the ABL Agent or the Notes Agent, as applicable, or waived in writing.

“Equipment” means, as to each Grantor, all of such Grantor’s now owned and hereafter acquired equipment, as defined in Article 9 of the UCC.

“Financial Assets” means all present and future “financial assets” (as defined in Article 9 of the UCC).

“General Intangibles” means all present and future “general intangibles” (as defined in Article 9 of the UCC).

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means the Issuer, each Company Subsidiary and each other Person that has or may from time to time hereafter execute and deliver an ABL Security Document or a Note Security Document as a grantor of a security interest (or the equivalent thereof).

“Indebtedness” means and includes all Obligations that constitute “Debt,” “Indebtedness,” “Obligations,” “Liabilities” or any similar term within the meaning of the ABL Credit Agreement or the Indenture, as applicable.

“Indenture” has the meaning assigned to that term in the Recitals to this Agreement.

“Initial ABL Credit Agreement” has the meaning assigned to that term in the Recitals.

“Initial Access Date” has the meaning assigned to that term in the definition of the term “Access Period.”

“Initial Notes” has the meaning assigned to that term in the Recitals.

“Initial Use Date” has the meaning assigned to that term in the definition of the term “Use Period.”

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“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets, in each case, except as permitted under the ABL Credit Agreement and the Indenture;

(c) any composition of liabilities or similar arrangement relating to any Grantor, whether or not under a court’s jurisdiction or supervision;

(d) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or

(e) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” means, all of the following in any jurisdiction throughout the world: (a) patents, patent applications and inventions, including all renewals, extensions, combinations, divisions, or reissues thereof (“Patents”); (b) trademarks, service marks, trade names, trade dress, logos, internet domain names and other business identifiers, together with the goodwill symbolized by any of the foregoing, and all applications, registrations, renewals and extensions thereof (“Trademarks”); (c) copyrights and all works of authorship including all registrations, applications, renewals, extensions and reversions thereof (“Copyrights”); (d) all computer software, source code, executable code, data, databases and documentation thereof; (e) all trade secret rights in information, including trade secret rights in any formula, pattern, compilation, program, device, method, technique, or process, that (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (f) all other intellectual property or proprietary rights in any discoveries, concepts, ideas, research and development, know-how, formulae, patterns, inventions, compilations, compositions, manufacturing and production processes and techniques, program, device, method, technique, technical data, procedures, designs, recordings, graphs, drawings, reports, analyses, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals and advertising and promotional materials; and (g) all rights to sue at law or in equity for any infringement or other impairment or violation thereof and all products and proceeds of the foregoing.

“Inventory” means as to each Grantor, all of such Grantor’s now owned and hereafter existing or acquired inventory, as defined in Article 9 of the UCC.

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“Investment Property” means all present and future “investment property” (as defined in Article 9 of the UCC), including, without limitation, all Capital Stock held by the Issuer and the Company Subsidiaries.

“Issuer” has the meaning assigned to that term in the Preamble to this Agreement.

“Letter of Credit Rights” means all present and future “letter of credit rights” (as defined in Article 9 of the UCC).

“Lien” means any mortgage, pledge, hypothec, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease (as defined in the ABL Credit Agreement) having substantially the same economic effect as any of the foregoing).

“Liquidation Sale” means, following the occurrence and during the continuance of any ABL Default, any sale or liquidation of the ABL Priority Collateral consented to by the ABL Agent for purposes of permitting the Grantors to obtain funds to permanently repay the ABL Obligations in whole or in part.

“Money” means all present and future “money” (as defined in Article 9 of the UCC).

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Note Mortgage and/or an ABL Mortgage.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are inconsistent with the provisions of this Agreement, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Article II (including the Lien priorities of Section 2.1), the provisions of Article IV, or the provisions of Article VI, unless such Plan of Reorganization has been accepted by the voluntary required vote of each class of ABL Claimholders and Note Claimholders.

“Note Claimholders” means, at any relevant time, the holders of Note Obligations at that time, including the Noteholders and the Notes Agent.

“Note Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Note Obligations.

“Note Default” means an “Event of Default” as defined in the Indenture.

“Note Documents” means the Indenture, the Notes, the Note Security Documents and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with any Note Obligations, including any intercreditor or joinder agreement among holders of Note Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

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“Note Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Note Obligations or under which rights or remedies with respect to any such Liens are governed.

“Note Obligations” means all Obligations outstanding under the Notes and the other Note Documents. “Note Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Note Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Note Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Note Obligations or under which rights or remedies with respect to such Liens are governed.

“Note Standstill Period” has the meaning set forth in Section 3.1(a)(i).

“Noteholders” means the “Holders” as defined in the Indenture.

“Notes” means, collectively, (a) the Initial Notes, (b) additional notes issued pursuant to the Indenture (the “Additional Notes”) and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace, refinance or refund in whole or in part the Obligations outstanding under the Initial Notes, the Additional Notes or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Note, or such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the Notes hereunder shall be deemed a reference to any Notes (including Additional Notes) then in existence.

“Notes Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Notes Priority Collateral” means substantially all of the assets (other than ABL Priority Collateral) that are owned or hereafter acquired by the Issuer and by each of the Company Subsidiaries to the extent pledged or required to be pledged to secure the notes.

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts from time to time owing by any Grantor to any agent or trustee (including either Agent), the ABL Claimholders, the Note Claimholders or any of them or their respective Affiliates, arising from or in connection with the ABL Loan Documents, the Note Documents or Bank Products, whether for principal, interest or payments for early

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termination, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, compensation, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Grantors, including, without limitation, the “Obligations”, as defined in the ABL Credit Agreement, and the “Obligations”, as defined in the Indenture and under the Notes.

“Permitted Refinancing” means any Refinancing the governing documentation of which constitutes Permitted Refinancing Agreements.

“Permitted Refinancing Agreements” means, with respect to either the ABL Credit Agreement or the Notes, as applicable, any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace (whether upon or after termination or otherwise), refinance or refund in whole or in part the Obligations outstanding under the ABL Credit Agreement or the Notes, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the ABL Credit Agreement, the Notes or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Permitted Refinancing Agreement, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Proceeds” means all “proceeds” (as defined in Article 9 of the UCC), including any payment or property received on account of any claim secured by Collateral in any Insolvency or Liquidation Proceeding.

“Records” means all present and future “records” (as defined in Article 9 of the UCC).

“Recovery” has the meaning set forth in Section 6.6.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness, in any case in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Secured Parties” means the ABL Claimholders and the Note Claimholders.

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“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Security” means all present and future “Securities” (as defined in Article 9 of the UCC).

“Security Entitlements” means all present and future “security entitlements” (as defined in Article 9 of the UCC).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Supporting Obligations” means all present and future “supporting obligations” (as defined in Article 9 of the UCC).

“Trademarks” has the meaning assigned to that term in the definition of the term “Intellectual Property.”

“UCC” means the Uniform Commercial Code (or any similar equivalent legislation) as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agents’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Use Period” means, with respect to the Notes Priority Collateral, the period, after the commencement of an Enforcement Period by the ABL Agent, which begins on the earlier of (a) the day on which the ABL Agent provides the Notes Agent with an Enforcement Notice and (b) the fifth Business Day after the Notes Agent provides the ABL Agent with notice that the Notes Agent (or its agent) has obtained possession or control of such Collateral and ends on the earliest of (i) the 270th day after the date (the “Initial Use Date”) on which the ABL Agent, or its designee, initially obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, such Notes Priority Collateral plus such number of days, if any, after the Initial Use Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to such Notes Priority Collateral and (ii) the termination of such Enforcement Period.

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Section 1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections or Articles shall be construed to refer to Sections or Articles of this Agreement;

(e) all uncapitalized terms have the meanings, if any, given to them in the UCC, as now or hereafter enacted in the State of New York (unless otherwise specifically defined herein);

(f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(g) any reference herein to a Person in a particular capacity or capacities excludes such Person in any other capacity or individually;

(h) any reference herein to any law shall be construed to refer to such law as amended, modified, codified, replaced, or re-enacted, in whole or in part, and in effect on the pertinent date; and

(i) in the compilation of periods of time hereunder from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to, but not through or including.”

ARTICLE II

LIEN PRIORITIES.

Section 2.1 Relative Priorities. Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Note Obligations granted on the Collateral or of any Liens securing the ABL Obligations granted on the Collateral (including, in each case, irrespective of whether any such Lien is granted (or secures Obligations relating to the period) before or after the commencement of any Insolvency or Liquidation Proceeding) and notwithstanding any provision of any UCC, or any other applicable law, or the ABL Loan Documents or the Note Documents, the ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent, on behalf of the Note Claimholders, hereby agree that:

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(a) any Lien of the ABL Agent on the ABL Priority Collateral securing the ABL Obligations, whether such Lien is now or hereafter held by or on behalf of the ABL Agent or any other ABL Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any Note Obligations; and

(b) any Lien of the Notes Agent on the Notes Priority Collateral securing the Note Obligations, whether such Lien is now or hereafter held by or on behalf of the Notes Agent, any other Note Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Notes Priority Collateral securing any ABL Obligations.

Section 2.2 Prohibition on Contesting Liens. Each of the Notes Agent, on behalf of each Note Claimholder, and the ABL Agent, on behalf of each ABL Claimholder, consents to the granting of Liens in favor of the other to secure the ABL Obligations and the Note Obligations, as applicable, and agrees that no Claimholder will be entitled to, and it will not (and shall be deemed to have irrevocably, absolutely, and unconditionally waived any right to), contest (directly or indirectly) or support (directly or indirectly) any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding): (a) the attachment, perfection, priority, validity or enforceability of any Lien in the Collateral held by or on behalf of any of the ABL Claimholders to secure the payment of the ABL Obligations or any of the Note Claimholders to secure the payment of the Note Obligations, (b) the priority, validity or enforceability of the ABL Obligations or the Note Obligations, including the allowability or priority of the Note Obligations or the ABL Obligations, as applicable, in any Insolvency or Liquidation Proceeding, or (c) the validity or enforceability of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the ABL Agent, on behalf of the ABL Claimholders, or the Notes Agent, on behalf of the Note Claimholders, to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1, 3.2 and 6.1.

Section 2.3 No New Liens. So long as neither the Discharge of ABL Obligations nor the Discharge of Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Issuer or any other Grantor, the parties hereto agree, subject to Article VI, that the Issuer shall not, and shall not permit any other Grantor to:

(a) grant or permit any additional Liens on any asset or property to secure any Note Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the ABL Obligations; or

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(b) grant or permit any additional Liens on any asset or property to secure any ABL Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Note Obligations.

To the extent any additional Liens are granted on any asset or property (except as contemplated by Section 2.4) pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights or remedies available hereunder, the ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent, on behalf of Note Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

Section 2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the ABL Collateral and the Note Collateral be identical except (a) the Note Collateral shall not include a Lien on securities of the Company Subsidiaries included in the ABL Collateral to the extent a Lien in favor of the Notes Agent thereon would require the filing of financial statements with the Securities and Exchange Commission pursuant to Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended, and (b) as provided in Article VI and as otherwise provided herein. In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the ABL Agent or the Notes Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral and the Note Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the Note Documents.

ARTICLE III

EXERCISE OF REMEDIES; ENFORCEMENT.

Section 3.1 Restrictions on the Notes Agent and the Note Claimholders.

(a) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to the limited extent provided in Article VI, the Notes Agent and the other Note Claimholders:

(i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived for the duration of the Note Standstill Period), any rights, powers, or remedies with respect to any ABL Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Notes Agent or any Note Claimholder is a party, (B) any right to undertake self-help repossession or non-judicial disposition of any ABL Priority Collateral (including any partial or complete strict foreclosure), and/or (C) any right to institute, prosecute, or otherwise maintain any action or proceeding with respect to such rights, powers or remedies (including any action of foreclosure)) provided, however, that the Notes Agent may exercise any or all of such rights, powers, or remedies after a period of at least

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270 days has elapsed since the later of: (i) the date on which the Notes Agent declared the existence of a Note Default, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all Note Obligations, and demanded payment thereof and (ii) the date on which the ABL Agent received the Enforcement Notice from the Notes Agent; provided, further, however, that neither the Notes Agent nor any other Note Claimholder shall exercise any rights or remedies with respect to the ABL Priority Collateral if, notwithstanding the expiration of such 270-day period, the ABL Agent or the other ABL Claimholders (A) shall have commenced, whether before or after the expiration of such 270-day period, and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of such Collateral (prompt written notice of such exercise to be given to the Notes Agent), or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies (the period during which the Notes Agent and the other Note Claimholders may not pursuant to this Section 3.1(a)(i) exercise any rights, powers, or remedies with respect to the ABL Priority Collateral, the “Note Standstill Period”);

(ii) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the ABL Agent or any other ABL Claimholder relating to the ABL Priority Collateral or any other exercise by the ABL Agent or any other ABL Claimholder of any rights, powers and remedies relating to the ABL Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the ABL Priority Collateral, whether under the ABL Loan Documents, applicable law, or otherwise;

(iii) subject to their rights under clause (a)(i) above (and under clause (vi) of Section 3.1(c)), will not object to the forbearance by the ABL Agent or the ABL Claimholders from bringing or pursuing any Enforcement with respect to the ABL Priority Collateral;

(iv) except as may be permitted in Section 3.1(c), irrevocably, absolutely, and unconditionally waive any and all rights the Notes Agent or the Note Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the ABL Agent or the ABL Claimholders (A) enforce or collect (or attempt to collect) the ABL Obligations or (B) realize or seek to realize upon or otherwise enforce the Liens in and to the ABL Priority Collateral securing the ABL Obligations, regardless of whether any action or failure to act by or on behalf of the ABL Agent or ABL Claimholders is adverse to the interest of the Notes Agent or the Note Claimholders. Without limiting the generality of the foregoing, the Note Claimholders shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior or subsequent to any disposition of any of the ABL Priority Collateral, on the ground(s) that any such disposition of ABL Priority Collateral (x) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (y) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and

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(v) subject to Section 3.1(a) and (c), acknowledge and agree that no covenant, agreement or restriction contained in the Note Security Documents or any other Note Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Agent or the ABL Claimholders with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Loan Documents;

provided, however, that, in the case of (i), (ii) and (iii) above, the Liens granted to secure the Note Obligations of the Note Claimholders shall attach to any Proceeds resulting from actions taken by the ABL Agent or any ABL Claimholder with respect to the ABL Priority Collateral in accordance with this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of ABL Obligations.

(b) Until the Discharge of ABL Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the ABL Agent and the other ABL Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of ABL Priority Collateral by the respective Grantors after an ABL Default) make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of the Notes Agent or any Note Claimholder including, for the avoidance of doubt, any Grantor’s use of cash withdrawn from Deposit Accounts (including any blocked accounts or lockbox accounts) for purposes not otherwise prohibited by the ABL Loan Documents; provided, however, that the Lien securing the Note Obligations shall remain on the Proceeds (other than those properly applied to the ABL Obligations in accordance with Section 4.1) of such Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights, powers, and remedies with respect to the ABL Priority Collateral, the ABL Agent and the ABL Claimholders may enforce the provisions of the ABL Loan Documents and exercise rights, powers, and/or remedies thereunder and/or under applicable law or otherwise, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding anything to the contrary contained herein, the Notes Agent and any Note Claimholder may:

(i) file a claim or statement of interest with respect to the Note Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) take any action (not adverse to the priority status of the Liens on the ABL Priority Collateral, or the rights of the ABL Agent or any of the ABL Claimholders to exercise rights, powers, and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the ABL Priority Collateral;

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(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Note Claimholders, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) subject to the limitations set forth in Article VI herein, file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the Notes Priority Collateral;

(v) vote on any Plan of Reorganization, file any proof of claim, serve on a creditors committee, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the ABL Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn;

(vi) exercise any of the rights, powers and/or remedies with respect to any of the ABL Priority Collateral after the termination of the Note Standstill Period to the extent permitted by Section 3.1(a)(i); and

(vii) take any action described in clauses (iii), (vi) and (viii) of the definition of “Enforcement.”

The Notes Agent, on behalf of the Note Claimholders, agrees that no Note Claimholder will take or receive any ABL Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) with respect to ABL Priority Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Sections 3.1(a)(i) and 6.7, the sole right of the Notes Agent and the Note Claimholders with respect to the ABL Priority Collateral is to hold a Lien on such Collateral pursuant to the Note Security Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.

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(d) Except as otherwise specifically set forth in Sections 3.1(a), 3.4 and 3.5 and Article VI, the Notes Agent and the Note Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Notes Priority Collateral, in each case, in accordance with the terms of the Note Documents and applicable law; provided, however, that in the event that the Notes Agent or any Note Claimholder becomes a judgment Lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Note Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) as the other Liens securing the Note Obligations are subject to this Agreement.

(e) Nothing in this Agreement shall prohibit the receipt by the Notes Agent or any other Note Claimholders of the required payments of interest, principal and other amounts owed in respect of the Note Obligations so long as such receipt is not the direct or indirect result of the exercise by the Notes Agent or any Note Claimholders of rights or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Agent or the ABL Claimholders may have against the Grantors under the ABL Loan Documents.

(f) Notwithstanding anything to the contrary set forth in this Agreement, the Notes Agent shall not foreclose upon, or sell or grant the right to use, pursuant to the exercise of rights, powers or remedies or in connection with any Enforcement, any part of any General Intangibles which related to payments owing to any Grantor arising from the sale of Inventory or As-Extracted Collateral under any contract, agreement or other general intangible (including all coal supply contracts) which had come into existence prior to such foreclosure or other Enforcement or which thereafter come in to existing arising from Inventory or As-Extracted Collateral in existence prior to such foreclosure or other Enforcement.

Section 3.2 Restrictions on the ABL Agent and ABL Claimholders.

(a) Until the Discharge of Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to the limited extent provided in Article VI, the ABL Agent and the other ABL Claimholders:

(i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived for the duration of the ABL Standstill Period) any rights, powers, or remedies with respect to any Notes Priority Collateral (including (A) any right of set-off or any right under any Account Agreement (but only to the extent of any Notes Priority Collateral contained therein), landlord waiver or bailee’s letter or similar agreement or arrangement to which the ABL Agent or any ABL Claimholder is a party, (B) any right to undertake self-help repossession or nonjudicial disposition of any Notes Priority Collateral (including any partial or complete strict foreclosure), or (C) any right to institute, prosecute or otherwise maintain any action or proceeding with respect to such rights, powers, or remedies (including any action of foreclosure)); provided, however, that the ABL Agent may exercise any or all of such rights, powers, or remedies after a period of at least 270 days has elapsed since the

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later of: (i) the date on which the ABL Agent declared the existence of an ABL Default, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all ABL Obligations, and demanded payment thereof and (ii) the date on which the Notes Agent received the Enforcement Notice from the ABL Agent; provided, further, however, that neither the ABL Agent nor the other ABL Claimholders shall exercise any rights or remedies with respect to the Notes Priority Collateral if, notwithstanding the expiration of such 270-day period, the Notes Agent or the Note Claimholders (A) shall have commenced, whether before or after the expiration of such 270-day period, and be diligently pursuing the exercise of their rights, powers or remedies with respect to all or any material portion of such Collateral (prompt written notice of such exercise to be given to the ABL Agent) or (B) shall have been stayed by operation of law or by any court order from pursuing any such exercise of remedies (the period during which the ABL Agent and the other ABL Claimholders may not pursuant to this Section 3.2(a)(i) exercise any rights, powers or remedies with respect to the Notes Priority Collateral, the “ABL Standstill Period”); provided, finally, however, that the ABL Agent, independent in all respects of the preceding provisos, may (x) exercise the rights provided for in Section 3.3 (with respect to any Access Period) and Section 3.4 (with respect to any Access Period or Use Period) and (y) seek the appointment of a receiver over any Grantor of the Collateral for the purpose of liquidating the ABL Priority Collateral;

(ii) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the Notes Agent or any other Note Claimholder relating to the Notes Priority Collateral or any other exercise by the Notes Agent or any other Note Claimholder of any rights, powers and remedies relating to the Notes Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the Notes Priority Collateral, whether under the Note Documents, applicable law, or otherwise subject to the Notes Agent’s and the other Note Claimholders’ obligations under Sections 3.3 and 3.4;

(iii) subject to their rights under clause (a)(1) above (and under clause (vi) of Section 3.2(c), will not object to the forbearance by the Notes Agent or the Note Claimholders from bringing or pursuing any Enforcement with respect to the Notes Priority Collateral;

(iv) subject to Sections 3.2(c), 3.3, 3.4, and 3.5, irrevocably, absolutely and unconditionally waive any and all rights the ABL Agent and ABL Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the Notes Agent or the Note Claimholders (a) enforce or collect (or attempt to collect) the Note Obligations or (b) realize or seek to realize upon or otherwise enforce the Liens in and to the Notes Priority Collateral securing the Note Obligations, regardless of whether any action or failure to act by or on behalf of the Notes Agent or Note Claimholders is adverse to the interest of the ABL Claimholders. Without limiting the generality of the foregoing, the ABL Claimholders shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to object (and seek or be awarded any relief of any

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nature whatsoever based on any such objection), at any time prior to or subsequent to any disposition of any Notes Priority Collateral, on the ground(s) that any such disposition of Notes Priority Collateral (a) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (b) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and

(v) subject to Sections 3.2(a) and (c) and Sections 3.3, 3.4, and 3.5, acknowledge and agree that no covenant, agreement or restriction contained in the ABL Security Documents or any other ABL Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Notes Agent or the Note Claimholders with respect to the Notes Priority Collateral as set forth in this Agreement and the Note Documents;

provided, however, that in the case of (i), (ii) and (iii) above, the Liens granted to secure the ABL Obligations of the ABL Claimholders shall attach to any Proceeds resulting from actions taken by the Notes Agent or any Note Claimholder with respect to the Notes Priority Collateral in accordance with this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of Note Obligations.

(b) Until the Discharge of Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Notes Agent and the Note Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make, in connection therewith (including voluntary Dispositions of Notes Priority Collateral by the respective Grantors after a Note Default), determinations regarding the release, disposition, or restrictions with respect to the Notes Priority Collateral without any consultation with or the consent of the ABL Agent or any ABL Claimholder subject to the Notes Agent’s and the Note Claimholders’ obligations under Sections 3.3 and 3.4; provided, however, that the Lien securing the ABL Obligations shall remain on the Proceeds (other than those properly applied to the Note Obligations in accordance with the Note Documents) of such Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights and remedies with respect to the Notes Priority Collateral, the Notes Agent and the Note Claimholders may enforce the provisions of the Note Documents and exercise rights, powers and/or remedies thereunder and/or under applicable law or otherwise, all in such order and in such manner as they may determine in the exercise of their sole discretion subject to the Notes Agent’s and the Note Claimholders’ obligations under Sections 3.3 and 3.4. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Notes Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

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(c) Notwithstanding anything to the contrary contained herein, the ABL Agent and any ABL Claimholder may:

(i) file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) take any action (not adverse to the priority status of the Liens on the Notes Priority Collateral, or the rights of the Notes Agent or any of the Note Claimholders to exercise rights, powers and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but, subject to the provisions of Sections 3.3 and 3.4, not enforce) its Lien on any of the Notes Priority Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the ABL Claimholders, including any claims secured by the Notes Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the ABL Priority Collateral;

(v) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of this Agreement, and the Notes Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn;

(vi) exercise any of its rights, powers, and/or remedies with respect to any of the Notes Priority Collateral to the extent permitted by Sections 3.2(a)(i), 3.3, and 3.4; and

(vii) take any action described in clauses (i) through (viii) of the definition of “Enforcement.”

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The ABL Agent, on behalf of the ABL Claimholders, agrees that no ABL Claimholder will take or receive any Notes Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) with respect to any Notes Priority Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Note Obligations has occurred, except as expressly provided in Sections 3.2(a)(i), 3.3, 3.4 and 3.5 and clause (vi) of this Section 3.2(c), the sole right of the ABL Agent and the ABL Claimholders with respect to the Notes Priority Collateral is to hold a Lien on such Collateral pursuant to the ABL Security Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.

(d) Except as otherwise specifically set forth in Sections 3.2(a) and 3.5 and Article VI, the ABL Agent and the ABL Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the ABL Priority Collateral, in each case, in accordance with the terms of the ABL Loan Documents and applicable law; provided, however, that in the event that any the ABL Agent or ABL Claimholder becomes a judgment Lien creditor in respect of Notes Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Note Obligations) as the other Liens securing the ABL Obligations are subject to this Agreement.

(e) Nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Claimholders of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or any ABL Claimholders of rights or remedies as a secured creditor (including set-off) with respect to Notes Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Notes Agent or the Note Claimholders may have against the Grantors under the Note Documents.

Section 3.3 Collateral Access Rights.

(a) The ABL Agent and the Notes Agent agree not to commence Enforcement or Liquidation Sale until an Enforcement Notice has been given to the other Agent; provided, however, that the ABL Agent shall not be required to provide the Notes Agent with an Enforcement Notice prior to (i) the exercise of any lockbox or cash dominion event or any set-off or other control rights with respect to any Deposit Accounts of a Grantor or (ii) notifying and directing any account debtors of any Grantor to remit payments to the ABL Agent. Subject to the provisions of Sections 3.1 and 3.2, either Agent may join in any judicial proceedings commenced by the other Agent to enforce Liens on the Collateral, provided that neither Agent, nor the other ABL Claimholders or the other Note Claimholders, as applicable, shall interfere with the Enforcement actions of the other with respect to Collateral in which such party has the priority Lien in accordance with Section 2.1 and Section 2.2.

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(b) If the Notes Agent, or any agent or representative of the Notes Agent, or any receiver, shall, after any Note Default, obtain possession or physical control of any of the Mortgaged Premises, the Notes Agent shall promptly notify the ABL Agent in writing of that fact, and the ABL Agent shall, within ten (10) Business Days thereafter, notify the Notes Agent in writing as to whether the ABL Agent desires to exercise access rights under this Agreement. In addition, if the ABL Agent, or any agent or representative or the ABL Agent, or any receiver, shall obtain possession or physical control of any of the Mortgaged Premises or any of the tangible Notes Priority Collateral located on any premises other than a Mortgaged Premises or control over any intangible Notes Priority Collateral, following the delivery to the Notes Agent of an Enforcement Notice, then the ABL Agent shall promptly notify the Notes Agent in writing that the ABL Agent is exercising its access rights under this Agreement and its rights under Section 3.4 under either circumstance. Upon delivery of such notice by the ABL Agent to the Notes Agent, the parties shall confer in good faith to coordinate with respect to the ABL Agent’s exercise of such access rights. Consistent with the definition of “Access Period,” access rights will apply to differing parcels of Mortgaged Premises at differing times, in which case, a differing Access Period will apply to each such property.

(c) During any pertinent Access Period, the ABL Agent and the Issuer and its Subsidiaries, with the consent of the ABL Agent in connection with a Liquidation Sale, and their agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the Notes Priority Collateral for the purpose of (i) arranging for and effecting the sale or disposition of ABL Priority Collateral located on such parcel, including the production, completion, packaging, shipping and other preparation of such ABL Priority Collateral for sale or disposition, (ii) selling (by public auction, private sale, Liquidation Sale or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any Grantor’s business), (iii) storing or otherwise dealing with the ABL Priority Collateral, in each case without notice to, the involvement of or interference by the Notes Agent or any Note Claimholder or liability to the Notes Agent or any Note Claimholder. During any such Access Period, the ABL Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the ABL Priority Collateral, as well as to engage in bulk sales of ABL Priority Collateral. The ABL Agent shall take proper and reasonable care under the circumstances of any Notes Priority Collateral that is used by the ABL Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Agent or its agents, representatives or designees and the ABL Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy of the Notes Priority Collateral. The ABL Agent and the ABL Claimholders shall reimburse the Notes Agent and the Note Claimholders for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under its control; provided, however, that the ABL Agent and the ABL Claimholders will not be liable for any diminution in the value of the Mortgaged Premises caused by the absence of the ABL Priority Collateral therefrom. In no event shall the ABL Claimholders or the ABL Agent have any liability to the Note Claimholders and/or to the Notes Agent hereunder as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Notes Priority Collateral existing prior to the date of the exercise by the ABL Agent) of its rights under this Agreement. The ABL Agent and the Notes Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Notes Agent to show the Notes Priority Collateral to prospective purchasers and to ready the Notes Priority Collateral for sale.

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(d) Consistent with the definition of the term “Access Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Agent from exercising any of its rights hereunder, then the Access Period granted to the ABL Agent under this Section 3.3 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining in the applicable Access Period or Use Period, as the case may be. The Notes Agent shall not foreclose or otherwise sell or dispose of any of the Notes Priority Collateral during the Access Period or Use Period, as applicable, unless the buyer agrees in writing to acquire the Notes Priority Collateral subject to the terms of Section 3.3 and Section 3.4 of this Agreement and agrees therein to comply with the terms of this Section 3.3. The rights of ABL Agent and the ABL Claimholders under this Section 3.3 and Section 3.4 during the Access Period or Use Period shall continue notwithstanding such foreclosure, sale or other disposition by the Notes Agent.

(e) The ABL Agent and the ABL Claimholders shall have the right to bring an action to enforce their rights under this Section 3.3 and Section 3.4, including, without limitation, an action seeking possession of the applicable Collateral and/or specific performance of this Section 3.3 and Section 3.4.

Section 3.4 Notes Priority Collateral Rights/Access to Information. For the purposes of enabling the ABL Agent to exercise rights and remedies under this Agreement during the Enforcement Period, the Notes Agent and each Grantor hereby grants (to the full extent of their respective rights and interests) the ABL Agent and its agents, representatives and designees an irrevocable, non-exclusive, royalty-free, rent-free license and lease (which will be binding on any successor or assignee of any Notes Priority Collateral) to use all of the Notes Priority Collateral to collect all Accounts included in ABL Priority Collateral, to copy, use, or preserve any and all information relating to any of the ABL Priority Collateral, and to complete the manufacture, packaging, advertising for sale and sale of (i) work-in-process, (ii) raw materials and (iii) complete inventory; provided, however, the royalty-free, rent-free license and lease with respect to the applicable Notes Priority Collateral, shall immediately expire upon the end of (1) the Access Period applicable to such Notes Priority Collateral located on any Mortgaged Premises and (2) the applicable Use Period with respect to any Notes Priority Collateral not located on any Mortgaged Premises; provided, further, that such expiration shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with applicable law.

Section 3.5 Set-Off and Tracing of and Priorities in Proceeds. The Notes Agent, on behalf of the Note Claimholders, acknowledges and agrees that, to the extent the Notes Agent or any Note Claimholder exercises its rights of set-off against any ABL Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1. The ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that, to the extent the ABL Agent or any ABL Claimholder exercises its rights of set-off against any Notes Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1. The ABL Agent, for itself and on behalf of the ABL Claimholders, and the Notes Agent, for itself and on behalf of the Note Claimholders, further agree that prior to an issuance of an Enforcement

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Notice or the commencement of any Insolvency or Liquidation Proceeding, any Proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents, the ABL Claimholders and the Note Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.

ARTICLE IV

PAYMENTS.

Section 4.1 Application of Proceeds.

(a) So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all ABL Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL Priority Collateral as a result of the exercise of remedies or other Enforcement or Liquidation Sale by either Agent or any ABL Claimholders or Note Claimholders, shall be delivered to the ABL Agent and shall be applied or further distributed by the ABL Agent to or on account of the ABL Obligations in such order, if any, as specified in the relevant ABL Loan Documents or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Notes Agent any Collateral and Proceeds of Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements, to be applied by the Notes Agent to the Note Obligations in such order as specified in the Note Security Documents or as a court of competent jurisdiction may otherwise direct.

(b) So long as the Discharge of Note Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Notes Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Notes Priority Collateral as a result of the exercise of remedies or other Enforcement by either Agent or any Note Claimholders or ABL Claimholders, shall be delivered to the Notes Agent and shall be applied by the Notes Agent to the Note Obligations in such order as specified in the relevant Note Documents or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Note Obligations, the Notes Agent shall deliver to the ABL Agent any Collateral and Proceeds of Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements to be applied by the ABL Agent to the ABL Obligations in such order as specified in the ABL Security Documents or as a court of competent jurisdiction may otherwise direct.

Section 4.2 Payments Over in Violation of Agreement. So long as neither the Discharge of ABL Obligations nor the Discharge of Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by either Agent or any Note Claimholders or ABL Claimholders in connection with the exercise of any right, power, or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the appropriate Agent for the benefit of the Note Claimholders or the ABL Claimholders, as applicable, in the same form as received, with any necessary endorsements or

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as a court of competent jurisdiction may otherwise direct. Each Agent is hereby authorized by the other Agent to make any such endorsements as agent for the other Agent or any Note Claimholders or ABL Claimholders, as applicable. This authorization is coupled with an interest and is irrevocable until the Discharge of ABL Obligations and Discharge of Note Obligations.

Section 4.3 Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the ABL Agent or the ABL Claimholders may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Loan Documents and (b) the Notes Agent or the Note Claimholders may be applied, reversed and reapplied, in whole or in part, to the Note Obligations to the extent provided for in the Note Documents.

Section 4.4 Revolving Nature of ABL Obligations. The Notes Agent, on behalf of the Note Claimholders, acknowledges and agrees that the ABL Credit Agreement includes a revolving commitment and that the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.

ARTICLE V

OTHER AGREEMENTS.

Section 5.1 Releases.

(a) (i) If, in connection with (A) any exercise of remedies or Enforcement (including as provided for in Section 3.1(b) or Section 6.3(a)) or any Liquidation Sale, or (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral, so long as such sale, transfer or other disposition is then not prohibited by the ABL Documents (or consented to by the requisite ABL Lenders) or by the Note Documents (or consented to by the requisite Noteholders), irrespective of whether an ABL Default has occurred and is continuing, the ABL Agent, on behalf of any of the ABL Claimholders, releases any of its Liens on any part of the ABL Priority Collateral, then the Liens, if any, of the Notes Agent, for the benefit of the Note Claimholders, on the Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that, to the extent the Proceeds of such ABL Priority Collateral are not applied to reduce ABL Obligations, the Notes Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The Notes Agent, on behalf of the Note Claimholders, promptly shall execute and deliver to the ABL Agent or such Grantor such termination statements, releases and other documents as the ABL Agent or such Grantor may request in writing to effectively confirm such release.

(ii) If, in connection with (A) any exercise of remedies or Enforcement (including as provided for in Sections 3.2(b) or Section 6.3(b)), or (B) any sale, transfer or other disposition of all or any portion of the Notes Priority Collateral (other than in connection with a refinancing as described in Section 5.5), so long as such sale, transfer or other disposition is then not prohibited by the Note Documents (or consented to by the requisite Noteholders) or by the ABL Documents (or consented to by the requisite ABL Lenders), irrespective of whether a Note Default has occurred and is continuing, the Notes Agent, on behalf of any of the Note Claimholders, releases any of its Liens on any

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part of the Notes Priority Collateral, then the Liens, if any, of the ABL Agent, for the benefit of the ABL Claimholders, on the Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that the provisions of Section 3.3 and 3.4 shall continue, to the extent such Sections are applicable at the time of such sale, transfer or other disposition; provided, further that, to the extent the Proceeds of such Notes Priority Collateral are not applied to reduce Note Obligations, the ABL Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The ABL Agent, on behalf of the ABL Claimholders, promptly shall execute and deliver to the Notes Agent or such Grantor such termination statements, releases and other documents as the Notes Agent or such Grantor may request to effectively confirm such release.

(b) Until the Discharge of ABL Obligations and Discharge of Note Obligations shall occur, the ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent, on behalf of the Note Claimholders, as applicable, hereby irrevocably constitutes and appoints the other Agent and any officer or agent of the other Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the other Agent or such holder or in the Agent’s own name, from time to time in such Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(c) Until the Discharge of ABL Obligations and Discharge of Note Obligations shall occur, to the extent that the Agents or the ABL Claimholders or the Note Claimholders (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new Liens from any Grantor, then, in accordance with Section 2.3, the Grantors shall grant a Lien on any such Collateral, subject to the Lien priority provisions of this Agreement, to the other Agent, for the benefit of the ABL Claimholders or Note Claimholders, as applicable.

Section 5.2 Insurance.

(a) Unless and until the Discharge of ABL Obligations and subject to the terms of, and the rights of the Grantors under, the ABL Loan Documents, the ABL Agent, on behalf of the ABL Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral. Until the Discharge of ABL Obligations has occurred, (i) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL Priority Collateral and to the extent required by the ABL Loan Documents shall be paid to the ABL Agent for the benefit of the ABL Claimholders pursuant to the terms of the ABL Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, if the Discharge of ABL Obligations has occurred, and subject to the rights of the Grantors under the Note Security Documents, to the Notes Agent for the benefit of the Note Claimholders to the extent required under the Note Security Documents and then, to the extent no Note Obligations are outstanding,

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to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (ii) if the Notes Agent or any Note Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to ABL Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the ABL Agent in accordance with the terms of Section 4.2.

(b) Unless and until the Discharge of Note Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Note Documents, (i) the Notes Agent, on behalf of the Note Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Notes Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Notes Priority Collateral and to the extent required by the Note Documents shall be paid to the Notes Agent for the benefit of the Note Claimholders pursuant to the terms of the Note Documents and thereafter, if the Discharge of Note Obligations has occurred, and subject to the rights of the Grantors under the ABL Loan Documents, to the ABL Agent for the benefit of the ABL Claimholders to the extent required under the ABL Security Documents and then, to the extent no ABL Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the ABL Agent or any ABL Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to Notes Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Notes Agent in accordance with the terms of Section 4.2.

(c) To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to any policies which insure Collateral hereunder.

Section 5.3 Amendments to ABL Loan Documents and Note Documents; Refinancing.

(a) The ABL Loan Documents and Note Documents may be amended, supplemented or otherwise modified in accordance with their terms, all without affecting the Lien priority or other provisions of this Agreement, including, without limitation, (i) establishing additional reserves, releasing reserves, determining eligibility, reducing/modifying advance rates or making overadvances and (ii) increasing the amount of the reserves so that the amount of borrowing availability may be reduced, and/or releasing or eliminating such additional reserves to restore or increase the amount of borrowing availability that previously existed. The ABL Obligations may be Refinanced without notice to, or the consent of, the Notes Agent or the Note Claimholders and without affecting the Lien priority or other provisions of this Agreement, and the Note Obligations may be Refinanced without notice to, or consent of, the ABL Agent or the ABL Claimholders and without affecting the Lien priority and other provisions of this Agreement so long as such Refinancing is on terms and conditions that would not violate the Note Documents or the ABL Loan Documents, each as in effect on the date hereof (or, if less

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restrictive to the Issuer, as in effect on the date of such amendment or Refinancing); provided, however, that, in each case, the lenders or holders of such Refinancing debt bind themselves in a writing addressed to the Notes Agent and the Note Claimholders or the ABL Agent and the ABL Claimholders, as applicable, to the terms of this Agreement; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of ABL Obligations and Note Obligations.

(b) The ABL Agent and the Notes Agent shall each use good faith efforts to notify the other party of any written amendment or modification to the ABL Documents and Note Documents, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.

(c) [Intentionally Omitted].

(d) [Intentionally Omitted].

(e) So long as the Discharge of ABL Obligations has not occurred, the Notes Agent agrees that each applicable Note Security Document that grants a Lien on any material Collateral shall include the following language (or similar language acceptable to the ABL Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to Wells Fargo Bank, National Association, as Trustee, pursuant to this Agreement and the exercise of any right or remedy by Wells Fargo Bank, National Association, as Trustee hereunder, are subject to the provisions of the Intercreditor Agreement dated as of December 21, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among PNC Bank, National Association , as the ABL Agent, Wells Fargo Bank, National Association, as Trustee and as Notes Agent and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(f) So long as the Discharge of Note Obligations has not occurred, the ABL Agent agrees that each applicable ABL Security Document executed on or after the date hereof that grants a Lien on any material Collateral shall include the following language (or similar language acceptable to the Notes Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of December 21, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Administrative Agent, as ABL Agent, Wells Fargo Bank, National Association, as Trustee and as Notes Agent and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

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Section 5.4 Bailees for Perfection.

(a) Each Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon (such Collateral, which shall include, without limitation, Deposit Accounts, Securities Accounts and Capital Stock, being the “Pledged Collateral”) as (i) in the case of the ABL Agent, the collateral agent for the ABL Claimholders under the ABL Loan Documents or, in the case of the Notes Agent, the collateral agent for the Note Claimholders under the Note Documents and (ii) gratuitous bailee for the benefit of the other Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the ABL Loan Documents and the Note Documents, respectively, subject to the terms and conditions of this Section 5.4. The Notes Agent and the Note Claimholders hereby appoint the ABL Agent as their agent for the purposes of perfecting their security interest in all Deposit Accounts and Securities Accounts of the Issuer and the Company Subsidiaries. The ABL Agent hereby accepts such appointment and acknowledges and agrees that it shall act for the benefit of the Notes Agent and the other Note Claimholders under each Account Agreement and that any Proceeds received by the ABL Agent under any Account Agreement shall be applied in accordance with Article IV. In furtherance of the foregoing, each Grantor hereby grants (x) a security interest in the Pledged Collateral to the Notes Agent for the benefit of the ABL Claimholders and (y) a security interest in the Pledged Collateral (other than securities of the Company Subsidiaries to the extent such security interest would require the filing of financial statements with the Securities and Exchange Commission pursuant to Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended) to the ABL Agent for the benefit of the Note Claimholders.

(b) Neither Agent shall have any obligation whatsoever to the other Agent, to any other ABL Claimholder, or to any other Note Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the respective Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral or Proceeds thereof upon a Discharge of ABL Obligations or Discharge of Note Obligations, as applicable, as provided in paragraph (d) below.

(c) Neither Agent acting pursuant to this Section 5.4 shall have by reason of the ABL Loan Documents, the Note Documents, this Agreement or any other document a fiduciary relationship in respect of the other Agent, any other ABL Claimholder or any other Note Claimholder. Neither the ABL Collateral Agent nor any holder of any ABL Obligations will have any duties or other obligations to any holder of Note Obligations with respect to the ABL Priority Collateral, other than to transfer to the Notes Agent any Proceeds of any such ABL Priority Collateral after any sale, transfer or other disposition of such ABL Priority Collateral (in each case, unless the Noteholders’ Lien on all such ABL Priority Collateral is terminated and released prior to or concurrently with such sale, transfer, disposition, payment or satisfaction in accordance with this Agreement), the Discharge of the ABL Obligations, or, if the ABL Collateral Agent is in possession of all or any part of such ABL Priority Collateral after such discharge, such ABL Priority Collateral or any part thereof remaining, in each case without representation or warranty on the part of, or recourse to, the ABL Collateral Agent or any holder of ABL Obligations as provided in Section 5.4(d) below.

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(d) Upon the Discharge of ABL Obligations or the Discharge of Note Obligations, as applicable, the Agent under the ABL Credit Agreement or Note Agreement, as applicable, that has been discharged shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the other Agent to the extent the other Obligations remain outstanding, and second, to the applicable Grantor to the extent the Discharge of ABL Obligations and the Discharge of Note Obligations have occurred (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral) or as otherwise required by law. Each Agent further agrees to take all other action reasonably requested by the other Agent in connection with the other Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct. Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Agent, which has been discharged, to make any delivery to the other Agent under this Section 5.4(d) is subject to (i) the order of any court of competent jurisdiction, or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding.

(e) Subject to the terms of this Agreement, (i) so long as the Discharge of ABL Obligations has not occurred, the ABL Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other ABL Loan Documents, but only to the extent that such Collateral constitutes ABL Priority Collateral (including, for the avoidance of doubt, the Company’s use of cash and monies held in Deposit Accounts, including, without limitation, blocked accounts or lockbox accounts, for purposes not otherwise prohibited by the ABL Loan Documents), as if the Liens of the Notes Agent on behalf of the Note Claimholders did not exist, and (ii) so long as the Discharge of Note Obligations has not occurred, the Notes Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Note Documents, but only to the extent that such Collateral constitutes Notes Priority Collateral, as if the Liens of the ABL Agent on behalf of the ABL Claimholders did not exist.

Section 5.5. When Discharge of ABL Obligations and Discharge of Notes Obligations to Not have Occurred. If at any time after the Discharge of ABL Obligations or a Discharge of Notes Obligations, the Company shall enter into any Permitted Refinancing of any ABL Obligation or Notes Obligation, as applicable, then such Discharge of ABL Obligations or Discharge of Notes Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of ABL Obligations or the Discharge of Note Obligations in order to effectuate such discharge among (i) the agent(s) and other claimholders under the facility to be discharged, (ii) the agents and other claimholders under the new facility, and (iii) the Company and the Company Subsidiaries), and from and after date on which the New Debt Notice is delivered to the appropriate Agent in accordance with the next sentence, the obligations under such Permitted Refinancing shall automatically be treated as ABL Obligations or Notes Obligations for all purposes under this Agreement, as applicable, including for all purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the ABL Agent or the Notes Agent, as applicable, under such new ABL Loan Documents or Notes Documents, as applicable, shall be the ABL Agent or the Notes Agent, as applicable, for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that the Company has entered into new ABL Loan Documents or new Notes Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new documents and

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agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the then terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtained control of such Pledged Collateral). In accordance with Section 5.3(a), the New Agent shall agree in a writing addressed to the other Agent and the ABL Claimholders or the Notes Claimholders, as applicable, to be bound by the terms of this Agreement.

ARTICLE VI

INSOLVENCY OR LIQUIDATION PROCEEDINGS.

Section 6.1 Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding and all converted or succeeding cases in respect thereof. The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency or Liquidation Proceeding. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

Section 6.2 Financing. If any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Agent consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code; herein, “Cash Collateral”), which is ABL Priority Collateral or to permit or provide any Grantor to obtain financing under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law or any other person with the consent of the ABL Agent (such financing, a “DIP Financing”), then the Notes Agent agrees that it will (i) consent to such Cash Collateral use, (ii) raise no objection to such DIP Financing (including objecting on the basis that the Notes Agent or Note Claimholder lack adequate protection), (iii) will not seek adequate protection in connection with such DIP Financing and (iv) will subordinate its Liens in the ABL Priority Collateral to the Liens securing such DIP Financing; provided that (a) with respect to any DIP Financing extended by the ABL Lenders, the principal amount of any such DIP Financing plus the outstanding principal amount of other ABL Obligations does not exceed the $60.0 million (the “ABL Cap”) (provided any such objection shall be limited to such provision), (b) any such Cash Collateral use or DIP Financing does not compel any Grantor to seek confirmation of a specific Plan of Reorganization for which all or substantially all of the material terms are set forth in the Cash Collateral order or DIP Financing documentation (provided that any such objection shall be limited to such provision), (c) any Cash Collateral order or DIP Financing documentation does not expressly require any liquidation of the Notes Priority Collateral prior to a default under the Cash Collateral order or DIP Financing documentation (provided any such objection shall be limited to such provision), and (d) any such DIP Financing is otherwise subject to the terms of this Agreement. The Notes Agent agrees that neither it nor any Note Claimholder shall, directly or indirectly, provide, offer to provide, or support any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the ABL Obligations on the ABL Priority Collateral. If, in connection with any Cash Collateral use or DIP Financing, any Liens on the ABL Priority Collateral held by ABL Claimholders are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve out,” or fees owed to the Trustee, then the Liens on the ABL Priority Collateral of Note Claimholders shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the ABL Priority Collateral of ABL Claimholders consistent with this Agreement.

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Section 6.3 Sales.

(a) The Notes Agent agrees that it will consent, and will not object or oppose a motion (including a motion for sale procedures) to Dispose of any ABL Priority Collateral free and clear of the Liens or other claims in favor of the Notes Agent under Section 363 of the Bankruptcy Code if the requisite ABL Claimholders under the ABL Credit Agreement have consented to such Disposition of such assets, the ABL Agent agrees not to object to the rights of the Note Claimholders under Section 363(k) of the Bankruptcy Code (so long as the right of the Note Claimholders to offset their claim against the purchase price allocable to ABL Collateral is only after the ABL Priority Obligations have been paid in full in cash).

(b) The ABL Agent agrees that it will consent, and will not object or oppose a motion (including a motion for sale procedures) to Dispose of any Notes Priority Collateral free and clear of the Liens or other claims in favor of Notes Agent under Section 363 of the Bankruptcy Code if the requisite Note Claimholders under the Note Documents have consented to such Disposition of such assets, the Notes Agent agrees not to object to the rights of ABL Claimholders under Section 363(k) of the Bankruptcy Code (so long as the right of the ABL Claimholders to offset their claim against the purchase price is only after the Note Obligations have been paid in full in cash).

Section 6.4 Relief from the Automatic Stay.

(a) Until the Discharge of ABL Obligations, the Notes Agent agrees not to (a) seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral, without the prior written consent of ABL Agent, unless and to the extent the ABL Agent obtains relief from the automatic stay in respect of ABL Priority Collateral, or (b) oppose any request by the ABL Agent or any ABL Claimholder to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral.

(b) Until the Discharge of Note Obligations, the ABL Agent agrees not to (a) seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Notes Priority Collateral, without the prior written consent of the Notes Agent, unless and to the extent the Notes Agent obtains relief from the automatic stay in respect of Notes Priority Collateral, or (b) oppose any request by the Notes Agent or any Note Claimholder to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Notes Priority Collateral.

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Section 6.5 Adequate Protection.

(a) In any Insolvency or Liquidation Proceeding involving a Grantor:

(i) the Notes Agent agrees that no Note Claimholder will, except as expressly described herein, seek adequate protection on account of its Lien on the ABL Priority Collateral other than in the form of junior priority Liens; and

(ii) the ABL Agent agrees that no ABL Claimholder will, except as expressly described herein, seek adequate protection on account of its Lien on the Notes Priority Collateral other than in the form of junior priority Liens.

(b) In any Insolvency or Liquidation Proceeding involving a Grantor:

(i) if any one or more ABL Claimholders are granted adequate protection in the form of a replacement Lien (on existing or future assets of Grantors), then the ABL Agent agrees that the Notes Agent shall also be entitled to seek, without objection from ABL Claimholders, adequate protection in the form of a replacement Lien (on such existing or future assets of Grantors), which replacement Lien, if obtained, shall (x) if such assets consist of ABL Priority Collateral, be subordinate to the Liens on such ABL Priority Collateral securing the ABL Obligations (including those under a DIP Financing) on the same basis as other Liens on ABL Priority Collateral securing Note Obligations are subordinate to Liens on ABL Priority Collateral securing ABL Obligations under this Agreement and (y) if such assets consist of Notes Priority Collateral, be senior to the Liens on such Notes Priority Collateral securing the ABL Obligations on the same basis as other Liens on Notes Priority Collateral securing the Note Obligations are senior to the Liens on Notes Priority Collateral securing ABL Priority Obligations under this Agreement;

(ii) if any one or more Note Claimholders are granted adequate protection in the form of a replacement Lien (on existing or future assets of Grantors), then the Notes Agent agrees that the ABL Agent shall also be entitled to seek, without objection from the Note Claimholders, adequate protection in the form of a replacement Lien (on such existing or future assets of Grantors), which replacement Lien, if obtained, will (x) if such assets consist of Notes Priority Collateral, be subordinate to Liens on such Notes Priority Collateral securing Note Obligations on the same basis as other Liens on Notes Priority Collateral securing ABL Obligations are subordinate to Liens on Notes Priority Collateral securing the Note Obligations under this Agreement and (y) if such assets consist of ABL Priority Collateral, be senior to the Liens on such ABL Priority Collateral securing the Note Obligations on the same basis as the other Liens on ABL Priority Collateral securing ABL Obligations are senior to Liens on ABL Priority Collateral securing Note Obligations under this Agreement;

(iii) if and to the extent additional or replacement Liens are insufficient to provide adequate protection of the interests of the Note Claimholders in the ABL Priority Collateral, then the Note Claimholders may assert a claim under Section 507(b) of the U.S. Bankruptcy Code in the amount of any such insufficiency; provided, however, that, any such claim under Section 507(b) shall be subordinate in right of payment of any claim under Section 507(b) of the ABL Claimholders, if the Discharge of ABL Priority Obligations does not occur upon the effective date of the plan of reorganization for, or conclusion of, the Insolvency or Liquidation Proceeding, then the Note Claimholders

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agree that any such claim they hold under Section 507(b) arising from any lack of adequate protection of their interests in ABL Priority Collateral may be satisfied under a Plan of Reorganization in any combination of payment or property having a value as of the effective date of such plan equal to the allowed amount of such claim under Section 507(b) arising from any lack of adequate protection of their interests in ABL Priority Collateral;

(iv) if and to the extent such additional or replacement Liens are insufficient to provide adequate protection of the interests of the ABL Claimholders in the Notes Priority Collateral, then the ABL Claimholders may assert a claim under Section 507(b) of the U.S. Bankruptcy Code in the amount of any such insufficiency; provided, however, that, any such claim under Section 507(b) shall be subordinate in right of payment of any claim under Section 507(b) of Note Claimholders arising from any lack of adequate protection of their interests in Notes Priority Collateral and, if the Discharge of Note Obligations does not occur upon the effective date of the Plan of Reorganization for, or conclusion of, the Insolvency or Liquidation Proceeding, then the ABL Claimholders agree that any such claim they hold under Section 507(b) may be satisfied under a plan of reorganization in any combination of payment or property having a value as of the effective date of such plan equal to the allowed amount of such claim under Section 507(b) arising from any lack of adequate protection of their interests in Notes Priority Collateral;

(v) if any one or more ABL Claimholders are granted adequate protection in the form of an expense of administration claim in connection with any DIP Financing or use of Cash Collateral with respect to their interest in the ABL Priority Collateral, then the ABL Agent agrees that the Notes Agent shall also be entitled to seek, without objection from the ABL Claimholders, adequate protection in the form of an expense of administration claim, which administration claim, if obtained, shall be subordinate in right of payment to such administration claim of the ABL Claimholders; and

(vi) if any one or more Note Claimholders are granted adequate protection in the form of an expense of administration claim in connection with any DIP Financing or use of Cash Collateral with respect to their interest in the Notes Priority Collateral, then the Notes Agent agrees that ABL Agent shall also be entitled to seek, without objection from Note Claimholders, adequate protection in the form of an expense of administration claim, which administration claim, if obtained, shall be senior in right of payment to such administration claim of the Note Claimholders.

(c) Neither the Notes Agent nor any other Note Claimholder shall object to, oppose, or challenge any claim by the ABL Agent or any ABL Claimholder for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, fees, or expenses.

(d) Neither the ABL Agent nor any other ABL Claimholder shall object to, oppose, or challenge any claim by the Notes Agent or any Note Claimholder for allowance in any Insolvency or Liquidation Proceeding of Note Obligations consisting of post-petition interest, fees, or expenses.

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Section 6.6 Avoidance Issues. If any ABL Claimholder or Note Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Grantor any amount paid in respect of ABL Obligations or Note Obligations, respectively (a “Recovery”), then such ABL Claimholders or Note Claimholders shall be entitled to a reinstatement of ABL Obligations or Note Obligations, as the case may be, with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement.

Section 6.7 Plan of Reorganization.

(a) If, in any Insolvency or Liquidation Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of ABL Obligations and on account of Note Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Note Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) Neither the ABL Claimholders nor the Note Claimholders shall not vote to accept, propose or support any plan of reorganization (including without limitation the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension) that is in contravention of the Lien priorities and other rights expressly set forth in other provisions of this Agreement.

Section 6.7 Separate Grants of Security and Separate Classification. The Notes Agent, on behalf of the Note Claimholders, and the ABL Agent on behalf of the ABL Claimholders, acknowledge and intend that: the grants of Liens pursuant to the ABL Security Documents and the Note Security Documents constitute two separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Note Obligations are fundamentally different from the ABL Obligations and must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders and the Note Claimholders in respect of the Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the ABL Claimholders and the Note Claimholders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligations and Note Obligations against the Grantors (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Notes Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties for whom such Collateral is non-priority in accordance with Section 2.1 and Section 2.2), the ABL

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Claimholders or the Note Claimholders, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from each pool of priority Collateral for each of the ABL Claimholders and the Note Claimholders, respectively, before any distribution is made in respect of the claims held by the other Secured Parties for whom such Collateral is non-priority, with such other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.8 Reorganization Securities. Subject to the ability of the ABL Claimholders and the Note Claimholders, as applicable, to support or oppose confirmation or approval of any Conforming Plan of Reorganization or to oppose confirmation or approval of any Non-Conforming Plan of Reorganization, as provided herein, if, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization, both on account of ABL Obligations and on account of Note Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Note Obligations are secured by Liens on the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of Proceeds thereof.

ARTICLE VII

RELIANCE; WAIVERS; ETC.

Section 7.1 Reliance. Other than any reliance on the terms of this Agreement, the ABL Agent, on behalf of the ABL Claimholders, acknowledges that it and the other ABL Claimholders have, independently and without reliance on the Notes Agent or any Note Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into ABL Loan Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the ABL Loan Documents or this Agreement. The Notes Agent, on behalf of the Note Claimholders, acknowledges that it and the other Note Claimholders have, independently and without reliance on the ABL Agent or any other ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the other Note Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the Note Documents or this Agreement.

Section 7.2 No Warranties or Liability. The ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that each of the Notes Agent and the Note Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other Note Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Notes Agent and the Note Claimholders will be entitled to manage and supervise their respective loans and extensions of

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credit under the Note Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Notes Agent, on behalf the Note Claimholders, acknowledges and agrees that the ABL Agent and the other ABL Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other ABL Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the ABL Agent and the other ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, including, without limitation, matters relating to cash, cash management, reserves, blocked accounts, lockbox accounts and management of the borrowing base. The Notes Agent and the Note Claimholders shall have no duty to the ABL Agent or any of the ABL Claimholders, and the ABL Agent and the other ABL Claimholders shall have no duty to the Notes Agent or any of the other Note Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the ABL Loan Documents and the Note Documents), regardless of any knowledge thereof which they may have or be charged with.

Section 7.3 No Waiver of Lien Priorities.

(a) No right of the Agents, the other ABL Claimholders or the other Note Claimholders to enforce any provision of this Agreement or any ABL Loan Document or Note Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Agents, ABL Claimholders or Note Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents or any of the Note Documents, regardless of any knowledge thereof which the Agents or the ABL Claimholders or Note Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the ABL Loan Documents and Note Documents and subject to the provisions of Sections 5.3(a), the Agents, the other ABL Claimholders and the other Note Claimholders may, at any time and from time to time in accordance with the ABL Loan Documents and Note Documents and/or applicable law, without the consent of, or notice to, the other Agent or the ABL Claimholder or the Note Claimholders (as applicable), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Agents or any rights or remedies under any of the ABL Loan Documents or the Note Documents;

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(ii) sell, exchange, release (subject to the terms of this Agreement), surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

Section 7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Claimholders and the Note Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Loan Documents or any Note Documents;

(b) except, in each case, as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Note Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any Note Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Note Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the ABL Agent, the ABL Obligations, any ABL Claimholder, the Notes Agent, the Note Obligations or any Note Claimholder in respect of this Agreement.

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ARTICLE VIII

MISCELLANEOUS.

Section 8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or any Note Document, the provisions of this Agreement shall govern and control.

Section 8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of Lien subordination (as opposed to an agreement of debt or claim subordination), and the ABL Claimholders and Note Claimholders may continue, at any time and without notice to the other Agent, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Agents, on behalf the ABL Claimholders or the Note Claimholders, as applicable, hereby irrevocably, absolutely, and unconditionally waives any right any Claimholder may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Consistent with, but not in limitation of, the preceding sentence, each of the Agents, on behalf of the ABL Claimholders and the Note Claimholders, as applicable, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as applicable) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to the ABL Agent, the ABL Claimholders and the ABL Obligations, the date of the Discharge of ABL Obligations, subject to the rights of the ABL Claimholders under Section 6.6; and

(b) with respect to the Notes Agent, the Note Claimholders and the Note Obligations, the date of the Discharge of Note Obligations, subject to the rights of the Note Claimholders under Section 6.6.

Section 8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Notes Agent or the ABL Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected.

Section 8.4 Information Concerning Financial Condition of the Issuer and Its Subsidiaries. The ABL Agent and the ABL Claimholders, on the one hand, and the Notes Agent and the Note Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Issuer and the Company Subsidiaries and all endorsers and/or guarantors and other Grantors of the ABL Obligations or the Note Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Note Obligations. Neither the ABL Claimholders, on the one hand, nor the Note Claimholders, on the other hand, shall have any duty to advise the other of information known to

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it or them regarding such condition or any such circumstances or otherwise. In the event that either the ABL Agent or any of the other ABL Claimholders, on the one hand, or the Notes Agent or any of the other Note Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation, (i) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation, or (iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 8.5 Subrogation.

(a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Note Claimholders actually pays over to the ABL Agent or the ABL Claimholders under the terms of this Agreement, the Note Claimholders shall be subrogated to the rights of the ABL Claimholders; provided, however, that the Notes Agent, on behalf of the Note Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Note Claimholders that are paid over to the ABL Claimholders pursuant to this Agreement shall not reduce any of the Note Obligations. Notwithstanding the foregoing provisions of this Section 8.5(a), none of the Note Claimholders shall have any claim against any of the ABL Claimholders for any impairment of any subrogation rights herein granted to the Note Claimholders.

(b) With respect to the value of any payments or distributions in cash, property or other assets that any of the ABL Claimholders actually pays over to the Note Claimholders under the terms of this Agreement, the ABL Claimholders shall be subrogated to the rights of the Note Claimholders; provided, however, that the ABL Agent, on behalf of the ABL Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Note Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the ABL Claimholders that are paid over to the Note Claimholders pursuant to this Agreement shall not reduce any of the ABL Obligations. Notwithstanding the foregoing provisions of this Section 8.5(b), none of the ABL Claimholders shall have any claim against any of the Note Claimholders for any impairment of any subrogation rights herein granted to the ABL Claimholders.

Section 8.6 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PERSON ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND ON BEHALF OF THE NOTE CLAIMHOLDERS (IN THE CASE OF THE NOTES AGENT) AND THE ABL CLAIMHOLDERS (IN THE CASE OF THE ABL AGENT), IRREVOCABLY:

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(1) AGREES THAT THE ONLY NECESSARY PARTIES TO ANY AND ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE THE PARTIES HERETO, EXCEPT WHERE IN ANY SUCH JUDICIAL PROCEEDING RELIEF (INCLUDING INJUNCTIVE RELIEF OR THE RECOVERY OF MONEY) IS BEING SOUGHT DIRECTLY AGAINST OR FROM A PERSON THAT IS NOT A PARTY AND EXCEPT THAT, IN ANY SUCH JUDICIAL PROCEEDINGS BETWEEN THE NOTES AGENT AND THE ABL AGENT THAT DOES NOT SEEK ANY RELIEF AGAINST OR FROM THE ISSUER OR ANY OF THE COMPANY SUBSIDIARIES, THE ISSUER AND THE COMPANY SUBSIDIARIES SHALL NOT BE NECESSARY PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND CONSISTENT WITH THE PROVISIONS OF SECTIONS 8.14 AND 8.17, NONE OF THE ABL CLAIMHOLDERS (OTHER THAN THE ABL AGENT) OR THE NOTE CLAIMHOLDERS (OTHER THAN THE NOTES AGENT) SHALL BE NECESSARY OR OTHERWISE APPROPRIATE PARTIES TO ANY SUCH JUDICIAL PROCEEDINGS, UNLESS IN SUCH JUDICIAL PROCEEDING SUMS ARE BEING SOUGHT TO BE RECOVERED DIRECTLY FROM SUCH PERSONS, INCLUDING PURSUANT TO SECTION 4.2.

(2) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(3) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(4) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PERSON (AND IN THE CASE OF A PARTY, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7); AND

(5) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE ABL LOAN DOCUMENTS OR ANY OF THE NOTE DOCUMENTS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

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REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE ABL LOAN DOCUMENTS AND THE NOTE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

Section 8.7 Notices. All notices permitted or required under this Agreement need be sent only to the Notes Agent and the ABL Agent, as applicable, in order to be effective and otherwise binding on any applicable Claimholder. If any notice is sent for whatever reason to the other Note Claimholders or the ABL Claimholders, such notice shall also be sent to the applicable Agent. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by overnight courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex during normal business hours, or three Business Days after depositing it in the United States certified mails (return receipt requested) with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Section 8.8 Further Assurances. The ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent, on behalf of the Note Claimholders, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Agent or the Notes Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

Section 8.9 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.10 Specific Performance. Each of the ABL Agent and the Notes Agent may demand specific performance of this Agreement. The ABL Agent, on behalf of itself and the ABL Claimholders, and the Notes Agent, on behalf of itself and the Note Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Agent or the other ABL Claimholders or the Notes Agent or the other Note Claimholders, as applicable. Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency or Liquidation Proceeding, an Agent may seek such relief as if it were the “holder” of the claims of the other Agent’s Claimholders under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the other Agent’s Claimholders.

Section 8.11 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

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Section 8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

Section 8.13 Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the individual signing this Agreement on its behalf is duly authorized to execute this Agreement. The Notes Agent hereby represents that, pursuant to the terms and the requirements of the Indenture, it is authorized to, and by its signature hereon does, bind the other Note Claimholders to the terms of this Agreement as provided in the Indenture. The ABL Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other ABL Claimholders to the terms of this Agreement.

Section 8.14 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of (and shall be binding upon) each of the Agents, the other ABL Claimholders and the other Note Claimholders and their respective successors and assigns. Without limiting the generality of the foregoing, each of the Indenture, and the other Note Documents, and ABL Credit Agreement and the ABL Loan Documents shall expressly refer to this Agreement and acknowledge that its provisions shall be binding on the Notes Agent, and the other Note Claimholders (and their respective successors and assigns) and on the ABL Agent and the other ABL Claimholders (and their respective successors and assigns), as applicable, and, in any event, this Agreement shall be binding on the Agents, the other ABL Claimholders, and the other Note Claimholders and their respective successors and assigns as if its provisions were set forth in their entirety in the ABL Credit Agreement and the Indenture.

Section 8.15 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Claimholders on the one hand and the Note Claimholders on the other hand. No Grantor or any other creditor thereof shall have any rights hereunder, and no Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair as between the Grantors and the ABL Agent and the other ABL Claimholders, or as between the Grantors and the Notes Agent and the other Note Claimholders, the obligations of any Grantor, which are absolute and unconditional, to pay principal, interest, fees and other amounts as provided in the other ABL Loan Documents and the other Note Documents, respectively, including as and when the same shall become due and payable in accordance with their terms.

Section 8.16 Marshalling of Assets. The Notes Agent, on behalf of the Note Claimholders, hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers any Note Claimholder may have at any time under applicable law or otherwise to have the ABL Priority Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the ABL Agent’s Liens. The ABL Agent, on behalf of the ABL Claimholders, hereby waives irrevocably, absolutely, and unconditionally any and all rights any ABL Claimholder may have at any time under applicable law or otherwise to have the Notes Priority Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the Notes Agent’s Liens.

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Section 8.17 Exclusive Means of Exercising Rights under this Agreement. The Note Claimholders shall be deemed to have irrevocably appointed the Notes Agent, and the ABL Claimholders shall be deemed to have irrevocably appointed the ABL Agent, as their respective and exclusive agents hereunder. Consistent with such appointment, the Note Claimholders and the ABL Claimholders further shall be deemed to have agreed that only their respective Agent (and not any individual Claimholder or group of Claimholders) shall have the exclusive right to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement) or the Collateral; provided, that (i) ABL Claimholders holding obligations in respect to Bank Products or Obligations in respect of Hedging Agreements may exercise customary netting rights with respect thereto, (ii) cash collateral may be held pursuant to the terms of the ABL Loan Documents (including any relating to Bank Products or Hedging Agreements) and any such individual ABL Claimholder may act against such Collateral, and (iii) ABL Claimholders may exercise customary rights of setoff against depository or other accounts maintained with them. Specifically, but without limiting the generality of the foregoing, each Noteholder or group of Noteholders, and each ABL Lender or group of ABL Lenders, shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement) or otherwise in relation to the Collateral, except solely as provided in the proviso in the preceding sentence.

Section 8.18 Interpretation. This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, the Notes Agent, the ABL Agent, the Issuer, and the Company Subsidiaries and is the product of those Persons on behalf of themselves and the Note Claimholders (in the case of the Notes Agent) and the ABL Claimholders (in the case of the ABL Claimholders). Accordingly, this Agreement’s provisions shall not be construed against, or in favor of, any party or other Person merely by virtue of that party or other Person’s involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provisions.

Section 8.19 Capacity of Notes Agent. Wells Fargo Bank, National Association is entering into this Agreement solely in its capacity as Trustee and Collateral Agent under the Indenture and the rights, powers, privileges and protections afforded to the Trustee and Collateral Agent under the Indenture shall also apply Wells Fargo Bank, National Association as the Notes Agent hereunder. The Note Claimholders have expressly authorized and instructed the Notes Agent to execute and deliver this Agreement.

Section 8.20 Termination. This Agreement shall terminate and be of no further force and effect upon the Discharge of the ABL Obligations or upon the Discharge of the Note Obligations, subject to the rights of the ABL Lenders and the Noteholders, as applicable, under Section 6.6.

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[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

ABL Agent:

PNC BANK, National Association, as ABL Agent

By:
Name:
Title:

Notice Address:

[ ]
[ ]
[ ]
[ ]
Attn: [ ]

INTERCREDITOR AGREEMENT

Notes Agent:

WELLS FARGO BANK, National Association,not in its individual capacity, but solely in its capacity as Trustee and Collateral Agent under the Indenture and Collateral Agent under the Note Documents, as Notes Agent

By:
Name: Gregory S. Clarke
Title: Vice President

Notice Address:

Wells Fargo Bank, National Association
230 West Monroe Street, Suite 2900
Chicago, IL 60606
Attn: Corporate Trust Services, Mr. Clarke

INTERCREDITOR AGREEMENT

Acknowledged and Agreed to by:

Issuer:

ARMSTRONG ENERGY, INC.

By:
Name:
Title:

Notice Address:

[ ]
[ ]
[ ]
[ ]
Attn: [ ]

INTERCREDITOR AGREEMENT

Company Subsidiaries:

ARMSTRONG AIR LLC

By:
Name:
Title:

ARMSTRONG COAL COMPANY, INC.

By:
Name:
Title:

ARMSTRONG ENERGY HOLDINGS, INC.

By:
Name:
Title:

WESTERN DIAMOND LLC

By:
Name:
Title:

WESTERN LAND COMPANY LLC

By:
Name:
Title:

INTERCREDITOR AGREEMENT

[Insert Name of Property]

EXHIBIT 1.1(M)

FORM OF MORTGAGE

[Insert name of County], KY

LINE OF CREDIT MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND LEASES, FINANCING STATEMENT,

FIXTURE FILING AND AS-EXTRACTED COLLATERAL FILING (KENTUCKY)

(THIS MORTGAGE SECURES FUTURE ADVANCES)

by and from

[WESTERN DIAMOND LLC, WESTERN LAND COMPANY, LLC, and ARMSTRONG COAL COMPANY, INC.]

([collectively,] the “Mortgagor”),

to

PNC BANK, NATIONAL ASSOCIATION,

a national banking association, not in its individual capacity, but solely as Administrative Agent, pursuant to that certain Credit Agreement, effective as of December 21, 2012, as amended, for the benefit of the Lenders under the Credit Agreement (as all such terms are hereinafter defined),

“Mortgagee”

Dated December 20, 2012; effective as of December 21, 2012

County:	[Insert name of county]
State:	Kentucky

THE ADDRESS OF MORTGAGEE IS:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent 249 Fifth Avenue Pittsburgh, Allegheny County, Pennsylvania 15222-2707 Attention: Richard Munsick, Senior Vice President

NOTE TO RECORDER: THIS MORTGAGE CONSTITUTES A FIXTURE FILING AND COVERS AS-EXTRACTED COLLATERAL UNDER THE UCC (AS DEFINED HEREIN) AND IS TO BE CROSS-REFERENCED IN THE RECORDS RELATING TO FIXTURE FILINGS AND AS-EXTRACTED COLLATERAL FILINGS.

MORTGAGEE, AS SECURED PARTY, DESIRES THIS FIXTURE FILING AND FINANCING STATEMENT COVERING AS-EXTRACTED COLLATERAL TO BE INDEXED AGAINST THE RECORD OWNERS OF THE INTEREST IN THE REAL ESTATE DESCRIBED HEREIN.

PREPARED BY, RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

Robert L. Burns, Jr., Esquire

Buchanan Ingersoll & Rooney PC

301 Grant Street, 20th Floor

One Oxford Centre

Pittsburgh, PA 15219-1410

REVIEWED FOR COMPLIANCE WITH APPLICABLE KENTUCKY LAW BY:

Andrew Fleischman, Esquire

Miller Wells PLLC

710 West Main Street, 4th Floor

Louisville, KY 40202

[Insert Name of Property]

EXHIBIT 1.1(M)

FORM OF MORTGAGE

LINE OF CREDIT MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND LEASES, FINANCING STATEMENT,

FIXTURE FILING AND AS-EXTRACTED COLLATERAL FILING (KENTUCKY)

(THIS MORTGAGE SECURES FUTURE ADVANCES)

THIS LINE OF CREDIT MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES, FINANCING STATEMENT, FIXTURE FILING AND AS-EXTRACTED COLLATERAL FILING (this “Mortgage”) is made and executed the 20th day of December, 2012, to be effective as of December 21, 2012, and is made and delivered by [WESTERN DIAMOND LLC, a Nevada limited liability company having an address at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105 (“Western Diamond”), WESTERN LAND COMPANY, LLC, a Kentucky limited liability company having an address at 407 Brown Road, Madisonville, Kentucky 42431 (“Western Land”) and ARMSTRONG COAL COMPANY, INC., a Delaware corporation having an address at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105] ([”Armstrong”, and individually and collectively with Western Diamond and Western Land, as the context may require,] “Mortgagor”), to and in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association with an address at 249 Fifth Avenue, Pittsburgh, Allegheny County, Pennsylvania 15222-2707, as Administrative Agent (“Administrative Agent”) for the Lenders under the Credit Agreement (as defined below) (Administrative Agent, together with its successors and assigns, “Mortgagee”).

The maximum amount of indebtedness (exclusive of interest thereon) which may be outstanding hereunder at any time is One Hundred Million and 00/100 Dollars ($100,000,000.00), as further described in the Credit Agreement dated as of December 21, 2012 (as hereinafter defined) with a maturity date of December 21, 2017, together with any additional sums advanced by or on behalf of Mortgagee pursuant to the provisions of this Mortgage or any Security Document, including but not limited to any payments by Mortgagee of impositions, expenses of maintenance, repair or preservation of the Mortgaged Property, costs of insurance incurred by Mortgagee, reasonable legal, management and consulting fees, and any other expenses and advances of Mortgagee whatsoever, the reimbursement of which by Mortgagor is provided for herein or in any Security Document, whether such sums are advanced before or after the entry of any judgment hereunder or under any other Security Document. Such indebtedness of Mortgagor to Mortgagee is evidenced by (i) those certain Notes dated as of the effective date hereof in the aggregate face principal amount of $50,000,000.00, with interest thereon at the rate provided therein, payable to the order of the Mortgagor before December 21, 2017, which is the final maturity date thereof, as defined in the Credit Agreement, and (ii) that certain Swing Loan Note dated as of the effective date hereof in the face principal amount of $5,000,000.00, with interest thereon at the rate provided therein, payable to the order of the Mortgagor before December 21, 2017.

Notices pursuant to this Mortgage shall be delivered to:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent 249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

Attention: Richard Munsick, Senior Vice President

ARTICLE 1

DEFINITIONS

Section 1.1 Use of Capitalized Terms; Rules of Construction. All capitalized terms used herein without definition, unless otherwise indicated, shall have the respective meanings ascribed to them in the Credit Agreement. The rules of construction set forth in Section 1.2 of the Credit Agreement shall apply to this Mortgage.

Section 1.2 Definitions. The following terms used in this Mortgage shall have the meanings set forth:

(a) “Administrative Agent”: shall mean PNC Bank, National Association, in its capacity as Administrative Agent for the Lenders under the Credit Agreement, and any successor entity acting in such capacity.

(b) “Bankruptcy Code”: shall have the meaning set forth in Section 4.5(a).

(c) “Borrower”: shall mean Armstrong Energy, Inc., a Delaware corporation.

(d) “Credit Agreement”: shall mean that certain Credit Agreement, dated as of December 21, 2012, by and among Borrower, the Lenders, each Guarantor (including Mortgagors), and PNC Bank, National Association, in its capacity as Administrative Agent for the Lenders, as amended and as the same may be supplemented, amended, amended and restated, refinanced, replaced, or otherwise modified from time to time.

(e) “Event of Default”: shall mean an Event of Default as defined in Section 9.1 of the Credit Agreement.

(f) “Guarantied Obligations”: shall have the meaning set forth in the Guaranty Agreement.

(g) “Guarantor”: shall have the meaning set forth in the Credit Agreement.

(h) “Guaranty Agreement”: shall mean that certain Continuing Agreement of Guaranty and Suretyship, dated as of December 21, 2012, delivered by the Guarantors to the Administrative Agent, as the same may be supplemented, amended, restated, replaced, or otherwise modified from time to time.

(i) “Intercreditor Agreement”: shall mean that certain Intercreditor Agreement, dated as of even date hereof, by and among Mortgagee, as Administrative Agent under the Credit Agreement, and Wells Fargo Bank, National Association, as trustee and collateral agent under the Indenture of even date herewith, as acknowledged by Borrower and certain subsidiaries of Borrower named therein, as amended, modified, restated, supplemented or replaced from time to time.

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(j) “Lenders”: shall mean those financial institutions from time to time identified as “Lenders”, as defined in and pursuant to the Credit Agreement, and any of their respective successors and assigns.

(k) “Loan Documents”: shall have the meaning set forth in the Credit Agreement, and “Loan Document” shall mean any of the Loan Documents.

(l) “Loan Parties”: shall mean Borrowers and the Guarantors, including Mortgagor, and “Loan Party” shall mean any of the Loan Parties.

(m) “Loans”: shall mean collectively, and “Loan” shall mean separately, all Loans or any Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to the Credit Agreement.

(n) “Material Adverse Effect”: shall have the same meaning as “Material Adverse Change” set forth in the Credit Agreement.

(o) “Mortgaged Property”: shall mean all of Mortgagor’s right, title and interest now owned or hereafter acquired, installed, maintained or in force, in and to all of the following:

(1) the fee interests owned by Mortgagor [Western             ], as indicated on Schedule A, in the real property indicated on Schedule A, together with any greater estate therein as may now exist or hereafter may be acquired by any Mortgagor (the “Owned Property”);

(2) the leasehold interests of Mortgagor [Western             ], as indicated on Schedule B, in the real property indicated on Schedule B (the “Leased Property”), demised pursuant to the agreements identified on Schedule B (as such agreements may be supplemented, amended, restated, replaced, or modified from time to time, each such agreement a “Mortgaged Lease”, and collectively the “Mortgaged Leases”), together with any greater estate therein as may now exist or hereafter may be acquired by any Mortgagor;

(3) [Intentionally Omitted] or [the leasehold interest of Armstrong in the Owned Property and the Leased Property set forth on Schedule A and Schedule B, demised pursuant to the agreements identified on Schedule C (each of which agreements, as they may be supplemented, amended, restated, replaced, or modified from time to time, shall be also defined herein as a “Mortgaged Lease”, and included collectively in the definition of “Mortgaged Leases”), together with any greater estate therein as may now exist or hereafter may be acquired by any Mortgagor];

(4) all fee and leasehold real estate interests now owned or hereafter acquired by Mortgagor in the County in which this Mortgage is recorded (the “Other Current or After-Acquired Property”);

(the Owned Property, the Leased Property, and the Other Current or After-Acquired Property are sometimes referred to herein collectively as the “Property”);

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(5) all coal and other minerals (including, without limitation, coal, oil, gas and other solid, liquid and gaseous hydrocarbons as well as limestone) owned by Mortgagor or leased to Mortgagor (whether pursuant to the Mortgaged Leases or otherwise), located upon, under or in the Property, included within the Property in place and as produced and extracted (as produced and extracted, and including, but not limited to, “as-extracted collateral” as defined in the UCC, the “as-extracted collateral”), and all rights, privileges, titles and interests appurtenant and relating thereto and in connection therewith (including, without limitation, rights, privileges, titles and interests for the development, production, extraction, processing, treatment, storage, transportation and sale and other disposition of minerals and all contracts and other agreements relating to such activities as well as all accounts, accounts receivable, contract rights, other rights to the payments of monies, chattel paper and general intangibles arising from or relating to such activities) (the “Mineral Interests”);

(6) except to the extent excluded from the lien of this Mortgage, all buildings, structures and improvements of Mortgagor, now or at any time situated, placed or constructed upon or under the Property (the “Improvements”; the Property and Improvements are collectively referred to as the “Premises”);

(7) all materials, supplies, equipment (including, but not limited to, “equipment” as defined in the UCC), apparatus, standing timber and other goods attached to or installed in any of the Improvements or the Property, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities and fixtures (including, but not limited to, “fixtures” as defined in the UCC) placed or constructed upon the Property whether or not situated in easements (the “Fixtures”);

(8) all goods, inventory, cut timber, accounts, general intangibles, instruments, documents, contract rights, chattel paper, equipment, and all other personal property of any kind or character (including, but not limited to, “goods”, “inventory”, “accounts”, “general intangibles”, “instruments”, “documents”, “contract rights”, “chattel paper” and “equipment” as defined in the UCC) as now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”);

(9) all reserves, escrows or impounds required under the Loan Documents and all deposit accounts (including, but not limited to, “deposit accounts” as defined in the UCC) maintained by Mortgagor with respect to the Mortgaged Property (the “Deposit Accounts”);

(10) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or hereafter in effect), including, without limitation, contract mining agreements, which grant to any Person, other than Mortgagor, a possessory interest in, or the right to use, all or any part of the Property, together with all related security and other deposits (as any of the foregoing may be supplemented, amended, restated, replaced, or modified from time to time, each a “Lease”, and collectively the “Leases”);

(11) all of the rents, revenues, royalties, income, proceeds, profits, accounts receivable, security and other types of deposits, and other benefits paid or payable to Mortgagor by parties to the Leases or otherwise, for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying all or any part of the Property (the “Rents”);

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(12) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, all permits (subject to any required regulatory approval), licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of all or any part of the Property (as any of the foregoing may be supplemented, amended, restated, renewed, replaced, or modified from time to time, each a “Permit”, and collectively the “Permits”);

(13) all property tax refunds payable with respect to all or any part of the Property (the “Tax Refunds”);

(14) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the foregoing described in clauses (1) through and including (13) (the “Insurance”);

(15) all awards, damages, remunerations, reimbursements, settlements or compensation made or hereafter to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any part of the Premises, Fixtures, Personalty and any other property (the “Condemnation Awards”);

(16) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to all or any part of the Premises, Mineral Interests, Fixtures, Personalty and Leases; and

(17) all accessions to, products of, and replacements and substitutions for any of the foregoing described in clauses (1) through and including (16) and all proceeds thereof (including, but not limited to, “proceeds” and “accessions” as defined in the UCC) (the “Proceeds”).

(p) “Notes”: shall mean, collectively, and “Note” shall mean separately, all of the Notes of the Borrowers in the form set forth in the Credit Agreement evidencing the Loans, together with all amendments, extensions, modifications, restatements, renewals, replacements, refinancings or refundings thereof, in whole or in part.

(q) “Obligation(s)”: shall mean any obligation or liability of any of the Loan Parties to the Administrative Agent (as administrative agent on behalf of the Lenders) or any of the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with the Credit Agreement, the Notes, the Letters of Credit (including, without limitation, the Reimbursement Obligations thereunder), the Agent’s Letter, this Mortgage or any other Loan Document. Obligations shall include the liabilities to any Lender, or any Affiliate or Subsidiary thereof, under any Lender Provided Interest Rate Hedge and Other Lender Provided Financial Services Obligations. The Obligations secured hereby include, without limitation, all interest and expenses accruing after the commencement by or against the Borrower, any Guarantor or Mortgagor, or any of their respective affiliates of a proceeding under the Bankruptcy Code or any similar law for the relief of debtors. This Mortgage secures all advances under the Loan Documents.

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(r) “Permitted Liens”: shall have the meaning given to such term in the Credit Agreement, including all matters listed as “exceptions” in the Schedules and Exhibits thereto and hereto.

(s) “Permitted Releases”: shall have the meaning set forth in Section 2.6.

(t) “Person”: shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

(u) “Secured Debt”: shall mean: (1) the Obligations; (2) all Guarantied Obligations of any Guarantor under the Guaranty Agreement; (3) all filing, registration and recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage and all intangible, documentary, stamp or similar taxes due upon recording this Mortgage or any amendment or modification of this Mortgage, together with any penalties, interest, charges and other amounts imposed upon or due in connection with such intangible, documentary, stamp or similar taxes, and all duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Notes; (4) all amounts expended by Mortgagee after declaration of an Event of Default pursuant to Article 5, to maintain the lien of this Mortgage, or to protect the property secured by this Mortgage, including, without limitation, amounts in respect of insurance premiums, real estate taxes, litigation expenses to prosecute or defend the rights, remedies and lien of this Mortgage or title to the property secured hereby, and any costs, charges or amounts to which Mortgagee becomes subrogated upon payment, whether under recognized principles of law or equity or under express statutory authority, together with interest on all the foregoing amounts at the highest rate at which interest is then computed on any portion of the Secured Debt; and (5) all obligations from time to time of any Loan Party under or in connection with any Other Lender Provided Financial Services Obligations or a Lender Provided Interest Rate Hedge, as the same may be amended, modified or supplemented from time to time in accordance with the terms therewith. The Secured Debt shall include all Loans, all Participation Advances, all Reimbursement Obligations of Borrowers, Mortgagor, and any other Loan Party with respect to any Letter of Credit, each made or issued in accordance with the terms of the Credit Agreement, and all Letter of Credit Borrowings.

(v) “Security Agreement”: shall mean that certain Security Agreement dated as of December 21, 2012, to which the Mortgagor and Mortgagee (among others) are parties, as the same may be supplemented, amended, restated, replaced, or modified from time to time.

(w) “Security Documents”: shall mean all security agreements, pledge agreements, mortgages, deeds of trust and all other documents, instruments, and agreements sufficient to provide the Administrative Agent for the benefit of the Lenders with a perfected Lien, subject only to Permitted Liens, on any property of the Mortgagor.

(x) “UCC”: shall mean the Uniform Commercial Code of the Commonwealth of Kentucky or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the Commonwealth of Kentucky, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

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ARTICLE 2

GRANT

Section 2.1 Grant. To secure the full and timely payment and performance of the Secured Debt, including without limitation the Guarantied Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Mortgagee, as Administrative Agent for the Lenders, the Mortgaged Property, subject, however, only to Permitted Liens and Permitted Releases, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, as Administrative Agent for the Lenders and for other Persons from time to time holders of the Secured Debt. Mortgagor does hereby bind itself, its respective successors and assigns to WARRANT AND FOREVER DEFEND the title to its respective interests in and to the Mortgaged Property, subject only to the Permitted Liens and Permitted Releases.

Provided further, subject to the terms hereof and of the Credit Agreement, the Loan Documents and the other Security Documents, until an Event of Default shall occur, Mortgagor shall have and possess the full right and privilege to own, lease, operate, manage and control its interests in and to the Mortgaged Property in all respects, to extract the Mineral Interests therefrom, and to do all other matters and things that Mortgagor deems necessary, desirable or appropriate thereon and therewith, subject only to Permitted Liens and Permitted Releases.

Section 2.2 Maximum Secured Amount. Pursuant to Kentucky Revised Statutes (“KRS”) 382.520, this Mortgage shall secure the payment of the Secured Debt in the original amount of $50,000,000, plus an additional amount up to $50,000,000, plus accrued interest and costs and fees. Mortgagor hereby irrevocably waives any and all rights to require Mortgagee to release the lien of this Mortgage as to any amount as provided in Section 382.520(2) of KRS.

Section 2.3 Revolving Credit Plan; Line of Credit. To the extent that the Secured Debt is deemed to be a “revolving credit plan” or “line of credit” pursuant to KRS 382.385, $100,000,000 is the maximum principal amount of credit that may be extended under the line of credit or the maximum credit limit of the revolving credit plan which, in each case, may be outstanding at any time or times under the line of credit or revolving credit plan, and which is to be secured by this Mortgage. It shall be an Event of Default under this Mortgage if Mortgagor requests a reduction or release, in the manner provided by KRS 382.385 or KRS 382.520, of any portion of the Secured Debt prior to the date that all of the Obligations have been indefeasibly paid in full in cash, the Letters of Credit have expired or terminate, and the Commitments terminated, and this Mortgage has been terminated in writing, and Mortgagor hereby waives any and all right to request such a reduction or release to the maximum extent permitted by Law.

Section 2.4 Maturity of the Secured Debt. The final maturity date of the Secured Debt is December 21, 2017, as such date may be extended by agreement of the parties from time to time.

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Section 2.5 Priority of Lien. Notwithstanding anything herein to the contrary, the representations, warranties and covenants made or given by each Mortgagor pursuant to this Mortgage, the liens and security interests granted to the Administrative Agent pursuant to this Mortgage and the exercise of any rights or remedies by Administrative Agent are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the provisions of this Mortgage and the provisions of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall govern and control.

Section 2.6 Permitted Releases. Upon a sale, transfer or disposition by Mortgagor of all or any portion of the Mortgaged Property (other than any sale or transfer to Borrower or any Guarantor) that is permitted by the terms of the Credit Agreement or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Mortgaged Property pursuant to the terms of the Credit Agreement, the lien of this Mortgage shall be automatically released from the applicable portion of the Mortgaged Property (such automatic releases being hereinafter referred to as “Permitted Releases”). Mortgagor shall give Mortgagee reasonable written notice of any sale, transfer or disposition of the Mortgaged Property within a reasonable period of time following the closing of such sale, transfer or disposition.

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Mortgagor hereby warrants and represents to, and covenants with, Mortgagee as follows:

Section 3.1 Title to Mortgaged Property and Lien of this Instrument. Mortgagor owns the interests it holds as noted in the Exhibits hereof in the Mortgaged Property free and clear of any liens, claims or interests, except for the Permitted Liens and subject to any Permitted Releases. This Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property, subject to Section 8.22, Permitted Liens and Permitted Releases.

Section 3.2 First Lien Status. Subject to Section 8.22, except for the Permitted Liens and subject to any Permitted Releases, Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage against the Mortgaged Property. If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall as promptly as practical, and at its expense, take such reasonable action so as to cause it to be released or contest the same (as determined by Mortgagor) in compliance with the requirements of the Credit Agreement, the Loan Documents and the other Security Documents.

Section 3.3 Payment and Performance. Mortgagor shall pay and perform the Secured Debt in a timely manner, when required, and in compliance with all terms, covenants and conditions set forth in the Credit Agreement.

Section 3.4 Inspection. Mortgagor shall permit Mortgagee, and its agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and all books and records of each Mortgagor related thereto, as provided in the Credit Agreement, and to conduct such environmental and engineering studies as Mortgagee may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

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Section 3.5 Insurance; Condemnation Awards and Insurance Proceeds.

(a) Insurance. Mortgagor shall maintain or cause to be maintained, with respect to its Mortgaged Property, insurance against loss or damage as and to the extent required pursuant to the terms of the Credit Agreement. Other than those buildings, structures and improvements specified on Schedule [C] [D], which buildings, structures and improvements expressly do not constitute Mortgaged Property subject to the terms of this Mortgage, if any portion of an enclosed structure now or hereafter located on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any amendment or successor act thereto), then Mortgagor shall maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.

(b) Condemnation Awards. Subject to the terms of the Credit Agreement applicable to proceeds payable as the result of any condemnation proceeding, Mortgagor assigns all Condemnation Awards to Mortgagee and authorizes Mortgagee to collect and receive such Condemnation Awards and to give proper receipts and acquittances therefor.

(c) Insurance Proceeds. Subject to the terms of the Credit Agreement applicable to proceeds payable as the result of an insured loss or casualty or other event, Mortgagor assigns to Mortgagee all proceeds of any Insurance policies insuring against loss or damage or other event with respect to the Mortgaged Property. Subject to the terms of the Credit Agreement, Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such Insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.

Section 3.6 Impositions. Subject to Section 8.1.2 of the Credit Agreement, before the date when any fine, late charge or other penalty for late payment may be imposed, Mortgagor shall pay and discharge or cause to be paid or discharged all taxes of every kind and nature (including real and personal property taxes on the Mortgaged Property and income, franchise, withholding, profits and gross receipts taxes if such taxes are required to be paid in lieu of real or personal property taxes, any tax imposed directly or indirectly on Mortgagee with respect to the Mortgaged Property or this Mortgage, the value of the equity of Mortgagor therein or the indebtedness evidenced by the Notes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments (including, without limitation, any condominium or planned unit development assessments, if any), levies, permits, inspection and license fees, all mortgages and other liens which may be permitted by Mortgagee, all water and sewer rents and charges and all other charges and liens, even if unforeseen or extraordinary, imposed upon or assessed against Mortgagor or any of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof.

Section 3.7 Other Covenants. All of the covenants in the Credit Agreement are incorporated herein by reference and, together with the covenants in this Article 3, shall be covenants running with the Land.

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ARTICLE 4

LEASEHOLD MORTGAGE PROVISIONS

Mortgagor hereby represents and warrants to, and covenants with, Mortgagee as follows:

Section 4.1 Generally.

(a) Except in any case where the following could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as set forth in Schedule B [and Schedule C] hereof, each Mortgaged Lease is unmodified and in full force and effect, (2) all rent and other charges therein have been paid to the extent they are required to be paid to the date hereof, (3) Mortgagor enjoys the quiet and peaceful possession of the Leased Property, (4) to the best of its knowledge, Mortgagor is not in default under any of the material terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, (5) to the best of Mortgagor’s knowledge, the lessor thereunder is not in default under any of the material terms or provisions thereof on the part of the lessor to be observed or performed, and (6) Mortgagor has not previously subordinated its interest in such Leased Property to the lien or interests of any mortgagee of the lessor’s fee interest in such Leased Property;

(b) Mortgagor shall promptly pay, when due and payable, the royalty, rent and other charges payable pursuant to each Mortgaged Lease, taking into account any applicable grace or cure periods, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Mortgagor as lessee under such Mortgaged Lease, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect;

(c) As and to the extent required by the Indenture, Mortgagor shall notify Mortgagee in writing of any default by Mortgagor in the performance or observance of any terms, covenants or conditions on the part of Mortgagor to be performed or observed under any Mortgaged Lease;

(d) As and to the extent required by the Indenture, Mortgagor shall, promptly upon receipt thereof, deliver a copy of each material notice given to Mortgagor by the lessor pursuant to each Mortgaged Lease and promptly notify Mortgagee in writing of any default by the lessor in the performance or observance of any of the terms, covenants or conditions on the part of the lessor to be performed or observed thereunder;

(e) As and to the extent prohibited by the Credit Agreement, unless required under the terms of such Mortgaged Lease, Mortgagor shall not terminate, modify or surrender any Mortgaged Lease, or any part or portion thereof, without the prior written consent of Mortgagee (which, in the case of any proposed termination or surrender, may be granted or withheld in Mortgagee’s sole and absolute discretion and, in the case of any other modification, may be granted or withheld in Mortgagee’s reasonable discretion), and any such attempted termination, modification or surrender without Mortgagee’s written consent shall be void; and

(f) Except as permitted by and pursuant to the terms of the Indenture or as may be required by the terms of any Mortgaged Lease, Mortgagor shall not at any time subordinate its interest in the Leased Property or any portion thereof to the lien or interests of any mortgagee of the lessor’s fee interest in such Leased Property.

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Section 4.2 Estoppel Certificates. Mortgagors shall, within thirty (30) days after written request from Mortgagee, use its reasonable efforts to obtain from each lessor and deliver to Mortgagee a certificate setting forth the name of the tenant under each Mortgaged Lease and stating that such Mortgaged Lease is in full force and effect, is unmodified or, if such Mortgaged Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereof has been served on Mortgagor, stating that no default or event which with notice or lapse of time (or both) would become a default is existing under such Mortgaged Lease (or if any such default or event is existing, specifying the nature of such default or event), stating the date to which rent has been paid, and containing such other statements and representations as may be reasonably requested by Mortgagee.

Section 4.3 No Merger. So long as any of the Secured Debt remains unpaid or unperformed, the fee title to, and the leasehold estate in, the Leased Property subject to any Mortgaged Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or in Mortgagor, or in a third party, by purchase or otherwise. If Mortgagor acquires the fee title or any other estate, title or interest in the Leased Property, or any part thereof, the lien of this Mortgage shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein. Mortgagor agrees to execute all instruments and documents that Mortgagee may reasonably require to ratify, confirm and further evidence the lien of this Mortgage on the acquired estate, title or interest. Furthermore, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact to execute and deliver, following an Event of Default, all such instruments and documents in the name and on behalf of Mortgagor. This power, being coupled with an interest, shall be irrevocable until all of the Obligations are indefeasibly paid in full in cash, the Letters of Credit have expired or are terminated, and the Commitments terminated.

Section 4.4 No Duties Imposed on Mortgagee. Notwithstanding anything to the contrary contained herein, Mortgagee shall have no liability or obligation under any Mortgaged Lease by reason of its acceptance of this Mortgage, except as set forth in the following sentence. Mortgagee shall be liable for the obligations of the tenant arising out of any Mortgaged Lease for only that period of time for which Mortgagee is in possession of the Premises or has acquired, by foreclosure or otherwise, and is holding all of Mortgagor’s right, title and interest therein, subject, however, in any case to the obligations and requirements of Mortgagor and the Loan Parties to indemnify Mortgagee as provided in the Credit Agreement and any of the other Loan Documents.

Section 4.5 Bankruptcy Provisions Relating to Mortgaged Leases.

(a) Election under Section 365(h) of Bankruptcy Code. If any lessor under any Mortgaged Lease rejects or disaffirms, or seeks or purports to reject or disaffirm, any such Mortgaged Lease pursuant to any proceeding under Title 11 of the United States Code (the “Bankruptcy Code”), then Mortgagor shall not exercise an election under Section 365(h) of the Bankruptcy Code (a “365(h) Election”) except as otherwise provided in this paragraph. To the extent permitted by Law, Mortgagor shall not suffer or permit the termination of a Mortgaged Lease by exercise of the 365(h) Election or otherwise without Mortgagee’s consent. Mortgagor acknowledges that because the Mortgaged Leases are a primary element of Mortgagee’s security for the Secured Debt, it is not anticipated that Mortgagee would consent to termination of any Mortgaged Lease. If Mortgagor makes any 365(h) Election in violation of this Mortgage, then such 365(h) Election shall be void and of no force or effect.

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(b) Assignment to Mortgagee. Mortgagor hereby assigns to Mortgagee the 365(h) Election with respect to each Mortgaged Lease until the Obligations have been indefeasibly paid in full in cash, the Letters of Credit have expired or are terminated, and the Commitments terminated. Mortgagor acknowledges and agrees that the foregoing assignment of the 365(h) Election and related rights is one of the rights that Mortgagee may use at any time to protect and preserve Mortgagee’s other rights and interests under this Mortgage. Mortgagor further acknowledges that exercise of the 365(h) Election in favor of terminating any Mortgaged Lease would constitute waste prohibited by this Mortgage.

(c) Occupancy Rights. Mortgagor acknowledges that if the 365(h) Election is exercised in favor of such Mortgagor remaining in possession under a Mortgaged Lease, then Mortgagor’s resulting occupancy rights, as adjusted by the effect of Section 365 of the Bankruptcy Code, shall then be part of the Mortgaged Property and shall be subject to the lien of this Mortgage.

(d) Rejection of Mortgaged Lease by Lessor. If a lessor under any Mortgaged Lease rejects or disaffirms any such Mortgaged Lease or purports or seeks to disaffirm any such Mortgaged Lease pursuant to any proceeding under the Bankruptcy Code, then (1) Mortgagor shall remain in possession of the Property demised under any such Mortgaged Lease so rejected or disaffirmed and shall perform all acts reasonably necessary for Mortgagor to remain in such possession for the unexpired term of any such Mortgaged Lease, whether the then existing terms and provisions of such Mortgaged Lease require such acts or otherwise; and (2) all of the terms and provisions of this Mortgage and the lien created by this Mortgage shall remain in full force and effect and shall extend automatically to all of Mortgagor’s rights and remedies arising at any time under, or pursuant to, Section 365(h) of the Bankruptcy Code, including all of its rights to remain in possession of the Property.

(e) Assignment of Claims to Mortgagee. Mortgagor, as promptly as practical after learning that a lessor under any Mortgaged Lease has failed to perform the terms and provisions thereunder (including by reason of a rejection or disaffirmance or purported rejection or disaffirmance of any such Mortgaged Lease pursuant to any proceeding under the Bankruptcy Code), shall notify Mortgagee of any such failure to perform. Mortgagor unconditionally assigns, transfers, and sets over to Mortgagee any and all damage claims thereunder. This assignment constitutes a present, irrevocable, and unconditional assignment of all damage claims under the Mortgaged Leases, and shall continue in effect until the Obligations have been indefeasibly paid in full in cash, the Letters of Credit have expired or are terminated, and the Commitments terminated. Notwithstanding the foregoing, Mortgagee grants to Mortgagor a revocable license to exercise any such Mortgaged Lease damage claims, which license may only be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default.

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(f) New Lease Issued to Mortgagee. If any Mortgaged Lease is for any reason whatsoever terminated before the expiration of its term and, pursuant to any provision thereof, Mortgagee or its designee shall acquire from the lessor thereunder a new lease of the same leased premises, then Mortgagor shall not have any right, title or interest in or to such new leases or the estates created thereby, or renewal privileges therein contained.

ARTICLE 5

DEFAULT AND FORECLOSURE

Section 5.1 Remedies. Upon the occurrence and during the continuance of an Event of Default, any one or more of the following rights, remedies and recourses may be exercised:

(a) Acceleration. Subject to the terms of the Credit Agreement, any of the Obligations or any portion thereof may become immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor). Upon the occurrence of an Event of Default under Section 9.1.11 of the Credit Agreement, all Obligations shall automatically and immediately become due and payable without notice or any other act on the part of Administrative Agent or any other holder of any portion of the Obligations.

(b) Entry on Mortgaged Property. Subject to applicable Law, Mortgagee may enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property following the occurrence and during the continuance of an Event of Default, without Mortgagee’s prior written consent, subject to applicable Law, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

(c) Operation of Mortgaged Property. Subject to applicable Law, Mortgagee may hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (including making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary, also including the mining and sale of Mineral Interests on the Mortgaged Property), and apply all Rents, Proceeds and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 9.2.4 of the Credit Agreement.

(d) Foreclosure and Sale. Mortgagee may (i) institute and maintain an action of mortgage foreclosure against the Mortgaged Property and the interests of Mortgagor therein, (ii) institute and maintain an action on any instruments evidencing the Secured Debt or any portion thereof, and (iii) take such other action at law or in equity for the enforcement of the Credit Agreement, the Loan Documents or any of the other Security Documents as the law may allow, and in each such action Mortgagee shall be entitled to all costs of suit and attorneys’ fees. Mortgagee may institute proceedings for the complete foreclosure of this Mortgage by judicial action, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest

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extent permitted by Law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or Administrative Agent (if different than Mortgagee) may be a purchaser at such sale. If Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Secured Debt in accordance with the Credit Agreement. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

(e) Receiver. Mortgagee may make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Secured Debt, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by such court, and in a manner consistent with the terms of any applicable Mortgaged Lease, and shall apply such Rents, Proceeds and other amounts collected by Mortgagee in accordance with the provisions of Section 9.2.4 of the Credit Agreement.

(f) Other Remedies. Subject to applicable Law, Mortgagee may exercise all other rights, remedies and recourses granted to Mortgagee with respect to all or any portion of the Mortgaged Property pursuant to the terms of the Credit Agreement, the Loan Documents or the Security Documents, or otherwise available at law or in equity.

Section 5.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such other manner and order as Mortgagee in its sole discretion may elect. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 5.3 Remedies, Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses with respect to the enforcement against all or any portion of the Mortgaged Property granted pursuant to this Mortgage, under the Credit Agreement or any of the Loan Documents or the other Security Documents, and available at law or equity (including the UCC), which rights, (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated for the payment or performance of the Secured Debt or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses relating to all or any portion of the Mortgaged Property, or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 5.4 Release of and Resort to Collateral. Subject to Section 8.22 and the terms of the Credit Agreement, Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged

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Property, all or any portion of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by this Mortgage or its status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Secured Debt, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

Section 5.5 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by Law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to any Mortgagor by virtue of any present or future statute of limitations or Law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) except as otherwise expressly set forth herein or in the Credit Agreement, all notices of any Event of Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under each Loan Document, including this Mortgage, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 5.6 Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Agreement, this Mortgage or any other Loan Document or Security Document, and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their respective former positions with respect to the Secured Debt, the Loan Documents, the other Security Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist, or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Credit Agreement, this Mortgage, the Loan Documents or any Security Document for such Event of Default.

Section 5.7 No Liability of Mortgagee in Collecting. Mortgagee is hereby absolved from all liability for failure to enforce collection of any Proceeds assigned by this Mortgage (and no such failure shall be deemed to be waiver of any right of Mortgagee under this Article 5) and from all other responsibility in connection therewith, except the responsibility to account to Mortgagor for funds actually received, it being understood and agreed that Mortgagee’s ledger and other relevant records shall, in the absence of manifest error, be conclusive as the statement of funds so received.

Section 5.8 Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1 will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable Law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, such Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

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Section 5.9 Additional Advances and Disbursements; Costs of Enforcement.

(a) Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 5.9, or otherwise under this Mortgage, the Credit Agreement, the other Loan Documents or any of the other Security Documents, or applicable Law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the highest rate at which interest is then computed on any portion of the Secured Debt, and all such sums, together with interest thereon, shall be secured by this Mortgage.

(b) Mortgagor shall pay all reasonable expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage, or the enforcement, compromise or settlement of the Secured Debt or any claim under this Mortgage and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

Section 5.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Mortgagee hereunder or under the Credit Agreement or under any other Loan Document, or at law or in equity, shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases, Mortgaged Leases, or otherwise.

Section 5.11 Effect of Sale. Any sale or sales of any portion of the Mortgaged Property, whether by virtue of foreclosure proceedings or otherwise, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of Mortgagor of, in and to its interests in the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, and its successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor or its successors or assigns. Nevertheless, Mortgagor, if requested by Mortgagee so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

Section 5.12 Obligations Survive Judgment.

(a) All of the Secured Debt then outstanding shall survive the entry of any judgment for foreclosure of this Mortgage, and shall also survive the entry of any judgment on the Credit Agreement, the Notes, or any of the other Loan Documents or Security Documents, or with respect to any of the Secured Debt then outstanding. Without limiting the generality of the foregoing, despite the entry of any such judgment, Mortgagor shall continue to be bound by all of its covenants and promises contained in the Credit Agreement, the Loan Documents and the other Security Documents.

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(b) It is the intention of Mortgagor and Mortgagee that none of the Secured Debt then outstanding shall merge into or be extinguished by any judgment referred to in the above subsection (a), but that all of such Secured Debt shall continue in full force and effect notwithstanding the entry of any such judgment, and that all of such Secured Debt shall continue to be secured by this Mortgage.

(c) Notwithstanding the entry of any judgment referred to in the above subsection (a), interest shall continue to accrue after the entry of any such judgment on all of the Secured Debt then outstanding at the rate or rates provided for in the Credit Agreement or the applicable Lender Provided Interest Rate Hedge or Other Lender Provided Financial Services Product (including any applicable default rate or post maturity rate) until paid despite any statutory provision with respect to interest rates on judgments, and all such interest shall continue to be secured by this Mortgage.

ARTICLE 6

ASSIGNMENT OF RENTS AND LEASES

Section 6.1 Assignment. In furtherance of and in addition to the grant and assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its respective right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its respective right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Secured Debt or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice to Mortgagor by Mortgagee (any such notice being hereby expressly waived by Mortgagor to the extent permitted by applicable Law).

Section 6.2 Indebtedness Secured. This Assignment is made for the purposes of securing:

(a) The payment of the Secured Debt; and

(b) the performance and discharge of each and every obligation, covenant and agreement of Mortgagor contained herein and in the Credit Agreement and the other Loan Documents.

Section 6.3 Perfection Upon Recordation. Subject to Section 8.22, each Mortgagor represents to Mortgagee that Mortgagor has taken all actions necessary to obtain and record, and that upon recordation of this Mortgage by Mortgagor, Mortgagee shall have, to the extent permitted under applicable Law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor represents to

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Mortgagee that upon recordation of this Mortgage, Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and to the extent permitted under applicable Law, all third parties, including any subsequently appointed trustee in any case under the Bankruptcy Code, without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 6.4 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor agrees that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case under the Bankruptcy Code and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case under the Bankruptcy Code.

Section 6.5 Application of Rents. All Rents received by Mortgagee pursuant to this Article 6 shall be applied and disposed of as provided in the Credit Agreement, specifically in Section 9.2.4 of the Credit Agreement.

Section 6.6 No Liability of Mortgagee in Collecting. Mortgagee is hereby absolved from all liability for failure to enforce collection of any Rents so assigned (and no such failure shall be deemed to be waiver of any right of Mortgagee under this Article 6) and from all other responsibility in connection therewith, except the responsibility to account to Mortgagor for funds actually received.

Section 6.7 Assignment Not a Restriction on Mortgagee’s Rights. Nothing herein contained shall detract from or limit the absolute obligation of Mortgagor to make payment of the Secured Debt regardless of whether the Rents assigned by this Article 6 are sufficient to pay the same, and the rights under this Article 6 shall be in addition to all other security now or hereafter existing to secure the payment and performance of the Secured Debt.

ARTICLE 7

SECURITY AGREEMENT AND FIXTURE FILING

Section 7.1 Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable Law with respect to all existing or hereafter acquired “as-extracted collateral”, “Mineral Interests”, “Improvements”, “Premises”, “Fixtures”, “Leases”, “Rents”, “Personalty”, “Permits”, “Proceeds”, “Deposit Accounts”, “Tax Refunds”, “Insurance” and “Condemnation Awards”, each as defined herein. To this end, subject Section 8.22, Mortgagor grants to Mortgagee a first and prior security interest in all existing or hereafter acquired “as-extracted collateral”, “Mineral Interests”, “Improvements”, “Premises”, “Fixtures”, “Leases”, “Rents”, “Personalty”, “Permits”, “Proceeds”, “Deposit Accounts”, “Tax Refunds”, “Insurance” and “Condemnation Awards”, to secure the payment and performance of the Secured Debt, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to all existing or hereafter acquired “as-extracted collateral”, “Mineral Interests”, “Improvements”, “Premises”, “Fixtures”,

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“Leases”, “Rents”, “Personalty”, “Permits”, “Proceeds”, “Deposit Accounts”, “Tax Refunds”, “Insurance” and “Condemnation Awards” or other Mortgaged Property, sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

Section 7.2 Financing Statements. Each Mortgagor hereby irrevocably authorizes Mortgagee to cause financing statements (and amendments thereto and continuations thereof), naming itself, individually, and/or as Administrative Agent for the Lenders, as secured party, and such Mortgagor as debtor with respect to any of its Mortgaged Property, together with any further such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by Law to so create, perfect and preserve such security interest. Each Mortgagor specifically also authorizes Mortgagee to file any such financing statements (and amendments thereto and continuations thereof) without such Mortgagor’s execution of any such financing statements. Mortgagor represents and warrants to Mortgagee that (a) Mortgagor has an interest of record in the Mortgaged Property, (b) Mortgagor’s jurisdiction of organization as set forth in Schedule 1 is correct, and (c) Mortgagor’s organizational identification number as set forth below the signature of Mortgagor on the signature page hereto is correct. After the date of this Mortgage, Mortgagor shall not change its name, type of organization, organizational identification number (if any), jurisdiction of organization or location (within the meaning of the UCC) without giving at least ten (10) days’ prior written notice to Mortgagee.

Section 7.3 Fixture and “as-extracted collateral” Filing. This Mortgage shall also constitute a “fixture filing” and an “as-extracted collateral” filing for the purposes of the UCC against all of the Mortgaged Property which is or is to become “fixtures” or “as-extracted collateral” related to the Premises. Mortgagor is a “Debtor” and its exact legal name and mailing address are set forth in the preamble of this Mortgage immediately preceding Article 1. Mortgagee is the “Secured Party” and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Mortgage immediately preceding Article 1. A statement describing the portion of the Mortgaged Property comprising the Fixtures, and “as-extracted collateral”, hereby secured is set forth in Section 1.2(o) of this Mortgage. Mortgagor represents and warrants to Mortgagee that (a) Mortgagor has an interest of record in the Mortgaged Property, (b) Mortgagor’s jurisdiction of organization as set forth in Schedule 1 is correct, and (c) Mortgagor’s organizational identification number as set forth below the signature of Mortgagor on the signature page hereto is correct. With respect to Fixtures and “as-extracted collateral” located on Mortgaged Property in which Mortgagor has an unrecorded leasehold interest, Schedule B sets forth the name and address of the record owner of such Mortgaged Property. The information provided in this Section 7.3 is provided so that this Mortgage shall comply with the requirements of the UCC for a mortgage instrument to be filed as a financing statement.

Section 7.4 Mortgage Also a Security Agreement. This Mortgage shall also constitute a “security agreement” under the UCC. In the event of any irreconcilable conflict with respect to the “Collateral” (as such term is defined in any Security Agreement), between the provisions of this Mortgage and the provisions of the Security Agreement, the provisions of the Security Agreement shall control.

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ARTICLE 8

MISCELLANEOUS

Section 8.1 Notices. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 11.5 of the Credit Agreement.

Section 8.2 Effect of Guaranty Agreement. If this Mortgage secures an obligation of guaranty or suretyship or if this Mortgage is securing the obligation of another person or entity, then Mortgagor further agrees that:

(a) Mortgagee may do any of the following without notice to Mortgagor or to any other party obligated to Mortgagee with respect to any of the Secured Debt, and without adversely affecting the validity or enforceability of this Mortgage or any of the Secured Debt: (i) release, surrender, exchange, compromise or settle the Secured Debt or any part thereof; (ii) change, renew or waive the terms of the Secured Debt, or any part thereof; (iii) change, renew or waive the terms of any Loan Document or any other note, instrument or agreement relating to the Secured Debt, such rights in Mortgagee to include without limitation the right to change the rate of interest charged with respect to the Secured Debt or any part thereof (in which event the obligations of Mortgagor shall be deemed also to include all interest at such changed rate); (iv) grant any extension or indulgence with respect to the payment or performance of the Secured Debt or any part thereof; (v) enter into any agreement of forbearance with respect to the Secured Debt, or any part thereof; (vi) release, surrender, exchange or compromise any security held by Mortgagee for any of the Secured Debt; (vii) release any other person who is a guarantor or surety or other obligor of, or who has agreed to purchase, the Secured Debt or any part thereof; and (viii) release, surrender, exchange or compromise any security or lien held by Mortgagee for the Secured Debt or any part thereof. Mortgagor agrees that Mortgagee may do any of the above as Mortgagee deems necessary or advisable, in Mortgagee’s sole discretion, without giving any notice to Mortgagor, and that Mortgagor will remain liable for full payment and performance of the Secured Debt.

(b) Mortgagor waives and agrees not to enforce any of the rights of Mortgagee against any guarantor or other obligor of any of the Secured Debt, or obligor of any obligations which the Secured Debt secure, unless and until all Secured Debt shall have been paid in full to Mortgagee including, but not limited to: (i) any right of Mortgagor to be subrogated in whole or in part to any right or claim with respect to any of the Secured Debt or any portion thereof; and (ii) any right of Mortgagor to require the marshalling of assets which might otherwise arise from partial payment or performance by Mortgagor to Mortgagee on account of the Secured Debt or any portion thereof.

Section 8.3 Covenants Running with the Land. All obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the land. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of this Mortgage; provided, however, that no such party shall be entitled to any rights hereunder without the prior written consent of Mortgagee.

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Section 8.4 Mortgagee’s Right to Protect Security. Mortgagee is hereby authorized, but shall not be so obligated, to do any one or more of the following, irrespective of whether an Event of Default has occurred: (a) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee hereunder; and (b) take such action as Mortgagee may determine to pay, perform or comply with any insurance or other legal requirements, to cure any Event of Default and to protect its security in the Mortgaged Property.

Section 8.5 Attorney-in-Fact. Upon the occurrence of an Event of Default that has not been cured or waived, Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, with full authority in the place and stead of Mortgagor and in the name of Mortgagor or otherwise, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the “Mineral Interests”, “as-extracted collateral”, “Improvements”, “Premises”, “Fixtures”, “Leases”, “Rents”, “Personalty”, “Permits”, “Proceeds”, “Deposit Accounts”, “Tax Refunds”, “Insurance” and “Condemnation Awards” or other Mortgaged Property in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute, and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Mortgagor hereunder, provided, however, that (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor, (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Secured Debt and shall bear interest at the highest rate at which interest is then computed on any portion of the Secured Debt, (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee, and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.5.

Section 8.6 Mortgagee’s Costs and Expenses. If, as the result of an occurrence of an Event of Default, or the exercise by Mortgagee of any of its rights under this Mortgage, Mortgagee shall become a party, either as plaintiff or defendant or otherwise, to any suit or legal proceeding affecting any of the Mortgaged Property or the Secured Debt, or if review and approval of any document, or any other matter related to any of the Secured Debt, is required by, or requested of, Mortgagee, Mortgagor shall pay to Mortgagee on demand its reasonable fees, costs, expenses and attorneys’ fees incurred in connection therewith. If such amounts are not paid, they shall be added to the principal secured hereby, shall be included as part of the Secured Debt and shall bear interest at the highest rate at which interest is then computed on any portion of the Secured Debt from the date of demand.

Section 8.7 Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and each Mortgagor and their respective successors and assigns. Each Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder. Each Mortgagor agrees, (i) that nothing herein shall be deemed

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to prohibit the assignment or negotiation, with or without recourse, of the Notes or any future advances, amendments, restatements, supplements, modifications, extensions, renewals, replacements, substitutions, refinancings, refundings or waivers thereof, or of the Credit Agreement or any of the other Loan Documents or Security Documents, or any interest of Mortgagee, the Administrative Agent, or the Lenders therein, or the assignment of this Mortgage, provided any such assignment or negotiation is permitted under and in compliance with the Credit Agreement, and (ii) within thirty (30) days after request by Mortgagee, Mortgagor shall certify to the assignee of this Mortgage, to Mortgagee and to such other persons as Mortgagee may reasonably request, that this Mortgage is in full force and effect, and the amount or amounts of the principal balance of the Loans, and amounts due under any Letters of Credit, the terms of the Notes, and all such other matters relating to the status of this Mortgage and the Notes, and in such form as Mortgagee or such assignee may reasonably require.

Section 8.8 No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Credit Agreement or this Mortgage, or of any other Loan Document, shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions thereof.

Section 8.9 Mortgagor as Administrative Agent; Successor Administrative Agents.

(a) Administrative Agent has been appointed to act as Administrative Agent hereunder pursuant to the Credit Agreement. Administrative Agent shall be entitled to all rights, privileges, immunities and protections set forth in the Credit Agreement with respect to any matter arising under this Mortgage as though fully set forth herein. Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Loan Note Documents and this Mortgage. Mortgagor and all other Persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Administrative Agent, without inquiry into the existence of required consents or approvals of the Lenders therefor.

(b) Mortgagee shall at all times be the same Person that is Administrative Agent under the Loan Documents. Written notice of resignation by Administrative Agent pursuant to the Loan Documents shall also constitute notice of resignation as Administrative Agent under this Mortgage. Removal of Administrative Agent pursuant to any provision of the Loan Documents shall also constitute removal as Administrative Agent under this Mortgage. Appointment of a successor Administrative Agent pursuant to the Loan Documents shall also constitute appointment of a successor Administrative Agent under this Mortgage. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent under the Loan Documents, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent as Mortgagee under this Mortgage, and the retiring or removed Administrative Agent shall promptly (i) assign and transfer to such successor Administrative Agent all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor Administrative Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the liens and security interests created hereunder, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Mortgage. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Mortgage and the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Administrative Agent hereunder.

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Section 8.10 Conflicts Between Documents. In the event of any irreconcilable conflict between the provisions of this Mortgage and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall control.

Section 8.11 Release or Reconveyance. Notwithstanding anything to the contrary contained in this Mortgage, upon indefeasible payment in full in cash of the Obligations, termination of the Commitments, expiration or termination of all Letters of Credit, and payment and performance of all Obligations, or upon a sale or other disposition of the Mortgaged Property permitted by the Credit Agreement, all obligations of Mortgagor under this Mortgage shall terminate, and Mortgagee, at Mortgagor’s request and expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.

Section 8.12 Waiver of Stay, Moratorium and Similar Rights. Each Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium Law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or any other Loan Document or the Credit Agreement, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

Section 8.13 Applicable Law. The provisions of this Mortgage shall be governed by, and construed in accordance with, the Laws of the State where the Property is located.

Section 8.14 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 8.15 Further Assurances. Mortgagor agrees to execute such further assurances, documents and instruments as may be reasonably requested by Mortgagee for the purposes of further evidencing, carrying out and/or confirming this Mortgage and for all other purposes intended by this Mortgage.

Section 8.16 Severability. If any provision of this Mortgage shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason, such provision shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Mortgage.

Section 8.17 Subrogation. If any or all of the proceeds of the Obligations are used directly or indirectly to pay off, discharge, satisfy, extinguish, extend or renew, any indebtedness, lien or encumbrance heretofore existing against the Mortgaged Property, then, to the extent of the funds so used, Mortgagee and the Lenders shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Mortgaged Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Mortgagee and the Lenders and are merged with the lien and security interest created herein as cumulative security for the repayment of the Secured Debt and the performance of the Obligations.

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Section 8.18 Time of Essence. Time is of the essence as to all of Mortgagor’s obligations hereunder and under the Credit Agreement, the Loan Documents and the other Security Documents and under any and all other documents relating in any manner to any of the Secured Debt.

Section 8.19 Status of Parties. It is understood and agreed that nothing contained in this Mortgage, the Credit Agreement, the Loan Documents or the other Security Documents shall be construed to constitute a partnership, joint venture or co-tenancy between or among Borrower, any Guarantor, Mortgagor and any of their respective Affiliates, and Mortgagee, the Administrative Agent and/or any of the Lenders.

Section 8.20 Entire Agreement. This Mortgage, the Credit Agreement, the Loan Documents and the other Security Documents embody the entire agreement and understanding between Mortgagee and Mortgagor relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, such documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 8.21 Joint and Several Obligations. If there is more than one party identified in this Mortgage as a “Mortgagor”, then each such party so identified shall be liable, jointly and severally, for all obligations of any Mortgagor hereunder. As used herein, “Mortgagor” and “Mortgagors” shall also refer to any subsequent owners or lessees of all or any portion of the Mortgaged Property.

Section 8.22 Subordination. The liens and security interests created by this Mortgage solely in respect of Notes Priority Collateral (as defined in the Intercreditor Agreement) shall be, until such time as all Note Obligations (as defined in the Intercreditor Agreement) have been satisfied in full, a second priority lien (subject to Permitted Liens), subordinate in all respects (including the exercise of remedies with respect to such Notes Priority Collateral covered hereby) to the prior lien of the applicable mortgage encumbering such Notes Priority Collateral and subject to the terms and conditions set forth in the Intercreditor Agreement.

Section 8.23 Inclusive Purposes of Mortgage. This Mortgage shall secure all advances pursuant to the Credit Agreement, the proceeds of which may be used by Mortgagor for any purposes, including but not limited to, erecting, improving or adding to a building.

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Section 8.24 WAIVER OF TRIAL BY JURY.

MORTGAGOR AND MORTGAGEE EACH WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON OR RELATED TO THE SUBJECT MATTER OF THIS MORTGAGE OR THE CREDIT AGREEMENT, OR ANY OF THE OTHER LOAN DOCUMENTS OR SECURITY DOCUMENTS TO WHICH MORTGAGOR IS A PARTY, OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE SECURED DEBT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY MORTGAGOR AND MORTGAGEE, AND MORTGAGOR AND MORTGAGEE EACH ACKNOWLEDGE THAT NO ONE OF THE OTHER NOR ANY PERSON ACTING ON BEHALF OF THE OTHER HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. MORTGAGOR AND MORTGAGEE EACH FURTHER ACKNOWLEDGE THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS MORTGAGE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

[Initials of Mortgagor:             ]

[Initials of Western Diamond:             ]

[Initials of Western Land:             ]

[Initials of Armstrong:             ]

Section 8.25 Exempted Transactions. MORTGAGOR AND MORTGAGEE EACH AGREE THAT THE SECURED DEBT REPRESENTS EXEMPTED TRANSACTIONS UNDER THE TRUTH-IN-LENDING ACT, 15 U.S.C. SECTION 1601, ET SEQ.

[Remainder of Page intentionally left blank]

25

[Insert Name of Property]

[SIGNATURE PAGE TO MORTGAGE -                  COUNTY, KY]

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:

[ARMSTRONG COAL COMPANY, INC., a Delaware corporation

By:
Name: J. Richard Gist
Title: Authorized Person
Organizational Identification No. 4254343]

[WESTERN DIAMOND LLC, a Nevada limited liability company

By:
Name: J. Richard Gist
Title: Authorized Person
Organizational Identification No. E05802920064]

[WESTERN LAND COMPANY, LLC, a Kentucky limited liability company

By:
Name: J. Richard Gist
Title: Authorized Person
Organizational Identification No. 0648177]

[Section 8.24 must be initialed]

[Insert name of Property]

[NOTARY PAGE [1 of 2] TO MORTGAGE-              COUNTY, KY]

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On the             day of December in the year 2012, before me, the undersigned, a notary public in and for said state, personally appeared J. Richard Gist as Authorized Person of Western Diamond LLC, a Nevada limited liability company, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

My Commission Expires:

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On the             day of December in the year 2012, before me, the undersigned, a notary public in and for said state, personally appeared J. Richard Gist as Authorized Person of Western Land Company, LLC, a Kentucky limited liability company, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

My Commission Expires:

[Insert name of Property]

[NOTARY PAGE [2 of 2] TO MORTGAGE-              COUNTY, KY]

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On the             day of December in the year 2012, before me, the undersigned, a notary public in and for said state, personally appeared J. Richard Gist as Authorized Person of Armstrong Coal Company, Inc., a Delaware corporation, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

My Commission Expires:

[Insert Name of Property]

SCHEDULE A

OWNED PROPERTY

[Insert Name of Property]

SCHEDULE B

LEASED PROPERTY

[Insert Name of Property]

[SCHEDULE C

ARMSTRONG LEASE

[SCHEDULE [C] [D]

CERTAIN BUILDINGS, STRUCTURES AND IMPROVEMENTS

[Insert Name of Property]

SCHEDULE 1

Name of Mortgagor	Jurisdiction of Organization
[Armstrong Coal Company, Inc.]	[Delaware]
[Western Diamond LLC]	[Nevada]
[Western Land Company, LLC]	[Kentucky]

EXHIBIT 1.1(N)(1)

FORM OF

REVOLVING CREDIT NOTE

$	Pittsburgh, Pennsylvania
December , 2012

FOR VALUE RECEIVED, the undersigned, ARMSTRONG ENERGY, INC., a Delaware corporation, (the “Borrower”), hereby unconditionally promises to pay to the order of                          (the “Lender”), the lesser of (i) the principal sum of                          Dollars (US$             ), or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Lender to the Borrower pursuant to Section 2.6.4 [Repayment of Revolving Credit Loans] of the Credit Agreement, dated as of December 21, 2012, among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto and PNC Bank, National Association, as administrative agent, (hereinafter referred to in such capacity as the “Administrative Agent”) (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), together with all outstanding interest thereon on the Expiration Date.

The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement. Subject to the provisions of the Credit Agreement, interest on this Revolving Credit Note will be payable pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219 unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds.

This Revolving Credit Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests and Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note and the Credit Agreement.

This Revolving Credit Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Revolver Lender and its successors and assigns. All references herein to the “Borrower” and the “Lender” shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Revolving Credit Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed, by and construed and enforced in accordance with, the internal laws of the State of New York without giving effect to its conflicts of law principles.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Revolving Credit Note.

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE TO REVOLVING CREDIT NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Revolving Credit Note by its duly authorized officer with the intention that it constitute a sealed instrument.

ARMSTRONG ENERGY, INC.

By:	(SEAL)
Name: J. Richard Gist
Title: Senior Vice President, Finance and Administration and Chief Finance Officer

EXHIBIT 1.1(N)(2)

FORM OF

SWING LOAN NOTE

$	Pittsburgh, Pennsylvania
December , 2012

FOR VALUE RECEIVED, the undersigned, ARMSTRONG ENERGY, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Swing Loan Lender”), the lesser of (i) the principal sum of                          Dollars (US$            ), or (ii) the aggregate unpaid principal balance of all Swing Loans made by the Swing Loan Lender to the Borrower pursuant to the Credit Agreement, dated as of December 21, 2012, among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and the Swing Loan Lender, as administrative agent (hereinafter referred to in such capacity as the “Administrative Agent”) (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), payable with respect to each Swing Loan evidenced hereby on the earlier of (i) demand by the Swing Loan Lender or (ii) on the Expiration Date.

The Borrower shall pay interest on the unpaid principal balance of each Swing Loan from time to time outstanding from the date hereof at the rate per annum and on the date(s) provided in the Credit Agreement. Subject to the provisions of the Credit Agreement, interest on this Swing Loan Note will be payable pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Swing Loan Note at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.

This Swing Loan Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests and Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Swing Loan Note and the Credit Agreement.

The Borrower acknowledges and agrees that the Swing Loan Lender may at any time and in its sole discretion demand payment of all amounts outstanding under this Swing Loan Note without prior notice to the Borrower.

This Swing Loan Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Swing Loan Lender and its successors and assigns. All references herein to the “Borrower” and the “Swing Loan Lender” shall be deemed to apply to the Borrower and the Swing Loan Lenders, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Swing Loan Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed, by and construed and enforced in accordance with, the internal laws of the State of New York without giving effect to its conflicts of law principles.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Swing Loan Note.

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE 1 OF 1 TO SWING LOAN NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Swing Loan Note by its duly authorized officers with the intention that it constitute a sealed instrument.

ARMSTRONG ENERGY, INC.

By:	(SEAL)
Name: J. Richard Gist
Title: Senior Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT 1.1(P)(1)

FORM OF

PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT

This Patent, Trademark and Copyright Security Agreement, dated as of December 21, 2012 (as amended, restated, supplemented or modified from time to time, the “Agreement”), is entered into by and among ARMSTRONG ENERGY, INC., EACH OF THE OTHER PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A PLEDGOR AND EACH OF THE OTHER PERSONS WHICH BECOME PLEDGORS HEREUNDER FROM TIME TO TIME (each a “Pledgor” and collectively, the “Pledgors”), and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders referred to below (the “Administrative Agent”).

WHEREAS, pursuant to that certain Credit Agreement (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) of even date herewith by and among Armstrong Energy, Inc. (the “Borrower”), the Guarantors a party thereto (the “Guarantors”), the Lenders a party thereto (the “Lenders”) and the Administrative Agent, the Administrative Agent and the Lenders have agreed to provide certain loans to the Borrower, and the Pledgors have agreed, among other things, to grant a security interest to the Administrative Agent in certain patents, trademarks, copyrights and other property as security for such loans and other obligations as more fully described herein.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1. Defined Terms.

(a) Except as otherwise expressly provided herein, (i) capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreement and (ii) the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the “Code”).

(b) “Patents, Trademarks and Copyrights” shall mean and include all of each Pledgor’s present and future right, title and interest in and to the following: all trade names, patent applications, patents, trademark applications, trademarks and copyrights, whether now owned or hereafter acquired by each Pledgor, including, without limitation, those listed on Schedule A hereto, including all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and the goodwill of the business to which any of the patents, trademarks and copyrights relate.

(c) “Secured Obligations” shall mean and include the following: (i) all now existing and hereafter arising Indebtedness and Obligations of each and every Pledgor to the Administrative Agent, the Lenders, or any provider of any Lender Provided Interest Rate Hedge or any provider of any Other Lender Provided Financial Service Product under the Credit Agreement or any of the other Loan Documents, including all obligations, liabilities, and indebtedness, whether for principal, interest, fees, expenses or otherwise, of each and every of the Pledgors to the Administrative Agent, the Lenders, or any provider of any Lender Provided Interest Rate Hedge or any provider of any Other Lender Provided Financial Service Product, now existing or hereafter incurred under the Credit Agreement or the Notes or the Guaranty Agreement or any of the other Loan Documents as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied); (ii) all reimbursement obligations of each and every Pledgor with respect to any one or more Letters of Credit issued by Administrative Agent or any Lender; (iii) all indebtedness, loans, obligations, expenses and liabilities of each and every of the Pledgors to the Administrative Agent or any of the Lenders of any obligations incurred in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product provided by the Administrative Agent or such Lenders pursuant to the Credit Agreement; and (iv) any sums advanced by the Administrative Agent or the Lenders or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, this Agreement, or any other Loan Documents or pursuant to any other document or instrument at any time delivered to the Administrative Agent in connection therewith, including commitment, letter of credit, agent or other fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Loan Document or with respect to any default under any of the Debt.

2. Grant of Security Interests. To secure the full payment and performance of all Secured Obligations, each Pledgor hereby grants and conveys a prior security interest to the Administrative Agent, for itself and the benefit of the Lenders and their respective affiliates, in the entire right, title and interest of such Pledgor in and to all of its Patents, Trademarks and Copyrights, subject only to Permitted Liens.

3. Each Pledgor jointly and severally represents and warrants, and covenants that:

(a) the Patents, Trademarks and Copyrights are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

(b) to the best of such Pledgor’s knowledge, each of the Patents, Trademarks and Copyrights is valid and enforceable;

(c) such Pledgor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, Trademarks and Copyrights, free and clear of any liens, charges and encumbrances, except for Permitted Liens, including pledges, assignments, licenses, shop rights and covenants by such Pledgor not to sue third persons;

(d) such Pledgor has the corporate, limited liability company or partnership power and authority, as applicable, to enter into this Agreement and perform its terms;

(e) no claim has been made to such Pledgor or, to the knowledge of such Pledgor, any other person that the use of any of the Patents, Trademarks and Copyrights does or may violate the rights of any third party;

(f) such Pledgor has used, and will continue to use for the duration of this Agreement, consistent standards of quality in its manufacture of products sold under the Patents, Trademarks and Copyrights;

(g) such Pledgor has used, and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of the Patents, Trademarks and Copyrights set forth on Schedule A, attached hereto, except for those Patents, Trademarks and Copyrights that are hereafter allowed to lapse in accordance with Paragraph 11 hereof;

(h) such Pledgor will not change its state of incorporation, formation or organization, as applicable without providing thirty (30) days prior written notice to the Administrative Agent;

(i) such Pledgor will not change its name without providing thirty (30) days prior written notice to the Administrative Agent; and

(j) such Pledgor shall, except as permitted by Section 8.2.6 or Section 8.2.7 of the Credit Agreement, preserve its existence as a corporation, partnership or a limited liability company, as applicable, and except as permitted by the Credit Agreement, shall not (1) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not such Pledgor, or (2) sell all or substantially all of its assets.

4. Each of the obligations and additional liabilities of each and every Pledgor under this Agreement are joint and several with the obligations of the other Pledgors, and each Pledgor hereby waives to the fullest extent permitted by Law any defense it may otherwise have to the payment and performance of the Obligations that its liability hereunder is limited and not joint and several. Each Pledgor acknowledges and agrees that the foregoing waiver serves as a material inducement to the agreement of the Administrative Agent and the Lenders to make the

Loans, and that the Administrative Agent and the Lenders are relying on such waiver in entering into this Agreement. The undertakings of each Pledgor hereunder secure the obligations of the Borrower, itself and the other Pledgors. The Administrative Agent and the Lenders, or any of them, may, in their sole discretion, elect to enforce this Agreement against any Pledgor without any duty or responsibility to pursue any other Pledgor and such an election by the Administrative Agent and the Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Lenders, or any of them, may elect to take against any Pledgor. Each of the Lenders and the Administrative Agent hereby reserves all rights against each Pledgor.

5. Each Pledgor agrees that, until all of the Secured Obligations shall have been indefeasibly paid in full, all Commitments have been terminated and all Letters of Credit and Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products have expired or been terminated, it will not enter into any agreement (for example, a license agreement) which is inconsistent with such Pledgor’s obligations under this Agreement, without the Administrative Agent’s prior written consent which shall not be unreasonably withheld except such Pledgor may license technology in the ordinary course of business without the Administrative Agent’s consent to suppliers and customers to facilitate the manufacture and use of such Pledgor’s products.

6. If, before the Secured Obligations shall have been Paid in Full and all Commitments have been terminated and all Letters of Credit and Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products have expired or been terminated, any Pledgor shall own any new trademarks or any new copyrightable or patentable inventions, or any patent application or patent for any reissue, division, continuation, renewal, extension, or continuation in part of any Patent, Trademark or Copyright or any improvement on any Patent, Trademark or Copyright, the provisions of this Agreement shall automatically apply thereto and such Pledgor shall give to the Administrative Agent prompt notice thereof in writing. Each Pledgor and the Administrative Agent agree to modify this Agreement by amending Schedule A to include any future patents, patent applications, trademark applications, trademarks, copyrights or copyright applications and the provisions of this Agreement shall apply thereto.

7. Administrative Agent shall have, in addition to all other rights and remedies given it by this Agreement and those rights and remedies set forth in the Credit Agreement, those allowed by applicable Law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents, Trademarks and Copyrights may be located and, without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, Administrative Agent may immediately, without demand of performance and without other notice (except as set forth below) or demand whatsoever to Pledgors, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in a city that the Administrative Agent shall designate by notice to the Pledgors, in Pittsburgh, Pennsylvania or elsewhere, the whole or from time to time any part of the Patents, Trademarks and Copyrights, or any interest which any Pledgor may have therein and, after deducting from the proceeds of sale or other disposition of the Patents, Trademarks and Copyrights all expenses (including fees and expenses for brokers and attorneys), shall apply the remainder of such proceeds in the manner set forth in Section 9.2.4 [Application of Proceeds] of the Credit Agreement. Notice of any sale or other disposition of the Patents, Trademarks and Copyrights shall be given to Pledgors at least ten (10) days before the time of any intended public or private sale or other disposition of the Patents, Trademarks and Copyrights is to be made, which each Pledgor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, Administrative Agent may, to the extent permissible under applicable Law, purchase the whole or any part of the Patents, Trademarks and Copyrights sold, free from any right of redemption on the part of Pledgor, which right is hereby waived and released.

8. If any Event of Default shall have occurred and be continuing, each Pledgor hereby authorizes and empowers the Administrative Agent to make, constitute and appoint any officer or agent of the Administrative Agent, as the Administrative Agent may select in its exclusive discretion, as such Pledgor’s true and lawful attorney-in-fact, with the power to endorse such Pledgor’s name on all applications, documents, papers and instruments necessary for the Administrative Agent to use the Patents, Trademarks and Copyrights, or to grant or issue, on commercially reasonable terms, any exclusive or nonexclusive license under the Patents, Trademarks and Copyrights to any third person, or necessary for the Administrative Agent to assign, pledge, convey or otherwise transfer title in or dispose, on commercially reasonable terms, of the Patents, Trademarks and Copyrights to any third Person. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

9. At such time as all of the Secured Obligations shall have been Paid in Full and all Commitments shall have been terminated and all Letters of Credit and Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products have expired or been terminated, this Agreement shall terminate and the Administrative Agent shall execute and deliver to the Pledgors all deeds, assignments and other instruments as may be necessary or proper to re-vest in the Pledgors full title to the Patents, Trademarks and Copyrights, subject to any disposition thereof which may have been made by the Administrative Agent pursuant hereto.

10. Any and all fees, costs and expenses, of whatever kind or nature, including reasonable attorneys’ fees and expenses incurred by Administrative Agent in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances, the protection, maintenance or preservation of the Patents, Trademarks and Copyrights, or the defense or prosecution of any actions or proceedings arising out of or related to the Patents, Trademarks and Copyrights, shall be borne and paid by the Pledgors within fifteen (15) days of demand by Administrative Agent, and if not paid within such time, shall be added to the principal amount of the Secured Obligations and shall bear interest at the highest rate prescribed in the Credit Agreement.

11. Each Pledgor shall have the duty, through counsel reasonably acceptable to the Administrative Agent, to prosecute diligently any patent applications of the Patents, Trademarks and Copyrights pending as of the date of this Agreement if commercially reasonable or thereafter until the Secured Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, and the Letters of Credit and Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products have expired or been terminated, to make application on unpatented but patentable inventions (whenever it is commercially reasonable in the reasonable judgment of such Pledgor to do so) and to preserve and maintain all rights in patent applications and patents of the Patents, including the payment of all maintenance fees. Any expenses incurred in connection with such an application shall be borne by the Pledgors. No Pledgor shall abandon any Patent, Trademark or Copyright without the consent of the Administrative Agent, which shall not be unreasonably withheld.

12. Each Pledgor shall have the right, with the consent of the Administrative Agent, which shall not be unreasonably withheld, to bring suit, action or other proceeding in its own name, and to join the Administrative Agent, if necessary, as a party to such suit so long as the Administrative Agent is satisfied that such joinder will not subject it to any risk of liability, to enforce the Patents, Trademarks and Copyrights and any licenses thereunder. Each Pledgor shall promptly, upon demand, reimburse and indemnify the Administrative Agent for all damages, costs and expenses, including reasonable legal fees, incurred by the Administrative Agent as a result of such suit or joinder by such Pledgor.

13. No course of dealing between any Pledgor and the Administrative Agent, nor any failure to exercise nor any delay in exercising, on the part of the Administrative Agent, any right, remedy, power or privilege of the Administrative Agent hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default.

14. All of the Administrative Agent’s rights and remedies with respect to the Patents, Trademarks and Copyrights, whether established hereby or by the Credit Agreement or by any other agreements or by Law, shall be cumulative and not exclusive of any rights or remedies which it may otherwise have under the other Loan Documents, under the Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products or by Law, and the Administrative Agent may enforce any one or more remedies hereunder successively or concurrently at its option.

15. (a) It is the intention of the parties that this Agreement be enforceable to the fullest extent permissible under applicable Law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction without invalidating the remaining provisions hereof.

(b) Without limitation of the preceding Subsection (a), to the extent that applicable Law (including applicable Laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of any Pledgor’s obligations hereunder invalid, voidable, or unenforceable on account of the amount of a Pledgor’s aggregate liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the aggregate amount of such liability shall, without any further action by the Administrative Agent or any of the Lenders or such Pledgor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:

(i) the fair consideration actually received by such Pledgor under the terms and as a result of the Loan Documents and the Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products and the value of the benefits described in Paragraph 24 hereof, including (and to the extent not inconsistent with applicable federal and state laws affecting the enforceability of guaranties) distributions, commitments, and advances made to or for the benefit of such Pledgor with the proceeds of any credit extended under the Loan Documents or the Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Products, or

(ii) the excess of (1) the amount of the fair value of the assets of such Pledgor as of the date of this Agreement as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (2) the amount of all liabilities of such Pledgor as of the date of this Agreement, also as determined on the basis of applicable federal and state laws governing the insolvency of debtors as in effect on the date hereof.

(c) Notwithstanding anything to the contrary in this Section or elsewhere in this Agreement, this Agreement shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Agreement to enforceability to the fullest extent permitted by Law) were not a part of this Agreement, and in any related litigation, the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Pledgor’s obligations hereunder as to each element of such assertion.

16. This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to a grant of a security interest in the Patents, Trademarks and Copyrights by any Pledgor. This Agreement is subject to waiver, modification, supplement or amendment only by a writing signed by the parties, except as provided in Paragraph 6 and Paragraph 25 hereof with respect to additions and supplements to Schedule A hereto.

17. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, provided, however, that no Pledgor may assign or transfer any of its rights or obligations hereunder or any interest herein, and any such purported assignment or transfer shall be null and void.

18. This Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of New York, without regard to its conflict of laws principles, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Patents, Trademarks or Copyrights are governed by the law of a jurisdiction other than the State of New York.

19. Each Pledgor hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County, in any action or proceeding arising out of or relating to this Agreement, and each Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Pledgor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Pledgor hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Pledgor in care of the Process Agent at the Process Agent’s address, and each Pledgor hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Pledgor further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 19. The Process Agent is the Borrower, with an office on the date hereof as set forth in the Credit Agreement. The Process Agent hereby accepts the appointment of Process Agent by the Pledgors and agrees to act as Process Agent on behalf of the Pledgors.

20. This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be deemed an original, and all such counterparts shall together constitute one and the same instrument. Each Pledgor acknowledges and agrees that a telecopy or electronic transmission to the Administrative Agent or any Lender of the signature page hereof purporting to be signed on behalf of such Pledgor shall constitute effective and binding execution and delivery hereof by such Pledgor.

21. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE PATENTS, TRADEMARKS AND COPYRIGHTS TO THE FULLEST EXTENT PERMITTED BY LAW.

22. All notices, statements, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be given to the applicable party hereto at the address set forth on a Schedule 1.1(B) to, or in a Guarantor Joinder given under, the Credit Agreement and in the manner provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement. The Administrative Agent and the Lenders may rely on any notice (whether or not made in the manner contemplated by this Agreement) purportedly made by or on behalf of any Pledgor, and the Administrative Agent and the Lenders shall have no duty to verify the identity or authority of the Person giving such notice.

23. Each Pledgor acknowledges and agrees that, in addition to the other rights of the Administrative Agent hereunder and under the other Loan Documents, because the Administrative Agent’s remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Administrative Agent’s rights (i) to inspect the books and records related to the Patents, Trademarks and Copyrights, (ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Patents, Trademarks and Copyrights, (iv) to enforce the provisions hereof pursuant to which such Pledgor has appointed the Administrative Agent its attorney-in-fact, and (v) to enforce the Administrative Agent’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.

24. Each Pledgor hereby acknowledges, represents, and warrants that it receives synergistic benefits by virtue of its affiliation with the Borrower and/or the other Pledgors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Agreement.

25. At any time after the initial execution and delivery of this Agreement to the Administrative Agent and the Lenders, additional Persons may become parties to this Agreement and thereby acquire the duties and rights of being Pledgors hereunder by executing and delivering to the Administrative Agent and the Lenders a Guarantor Joinder pursuant to the Credit Agreement and, in addition, a new Schedule A hereto shall be provided to the Administrative Agent with respect to such new Pledgor. No notice of the addition of any Pledgor shall be required to be given to any pre-existing Pledgor and each Pledgor hereby consents thereto.

26. Notwithstanding anything herein to the contrary, the representations, warranties and covenants made or given by each Pledgor pursuant to this Agreement, the liens and security interests granted to the Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent hereunder, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 3 TO PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written with the intent that it constitutes a sealed instrument.

PLEDGORS:

ARMSTRONG ENERGY, INC.

By:
Name: J. Richard Gist
Title: Senior Vice President, Finance and Administration and Chief Financial Officer

ARMSTRONG COAL COMPANY, INC.

By:
Name: J. Richard Gist
Title: Authorized Person

ARMSTRONG ENERGY HOLDINGS, INC.

By:
Name: J. Richard Gist
Title: Authorized Person

ARMSTRONG AIR, LLC

By:
Name: J. Richard Gist
Title: Authorized Person

[SIGNATURE PAGE 2 OF 3 TO PATENT, TRADEMARK AND COPYRIGHT SECURITY

AGREEMENT]

WESTERN LAND COMPANY, LLC

By:
Name: J. Richard Gist
Title: Authorized Person

WESTERN DIAMOND LLC

By:
Name: J. Richard Gist
Title: Authorized Person

[SIGNATURE PAGE 3 OF 3 TO PATENT, TRADEMARK AND COPYRIGHT SECURITY

AGREEMENT]

ADMINISTRATIVE AGENT:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name: Richard C. Munsick
Title: Senior Vice President

SCHEDULE A

TO

PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT

LIST OF REGISTERED PATENTS, TRADEMARKS,

TRADE NAMES AND COPYRIGHTS

1.	Registered Patents: None

2.	Trademarks: None

3.	Trade Names: None

4,	Copyrights: None

EXHIBIT 1.1(P)(2)

FORM OF

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of December 21, 2012 (as amended, restated, supplemented or modified from time to time, the “Agreement”), is given, made and entered into by ARMSTRONG ENERGY, INC. (the “Borrower”), EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A PLEDGOR AND EACH OF THE OTHER PERSONS WHICH BECOME PLEDGORS HEREUNDER FROM TIME TO TIME (each a “Pledgor” and collectively, the “Pledgors”), each a Pledgor of the corporations, limited liability companies, partnerships or other entities as set forth on Schedule A hereto (each a “Company” and collectively the “Companies”), and PNC BANK, NATIONAL ASSOCIATION, as the administrative agent for itself and the other Lenders under the Credit Agreement described below (the “Administrative Agent”).

WHEREAS, pursuant to that certain Credit Agreement (amended, restated, supplemented or modified from time to time, the “Credit Agreement”) dated as of December 21, 2012, by and among the Borrower, each of the Guarantors party thereto, the Lenders party thereto, and the Administrative Agent, the Administrative Agent and the Lenders have agreed to provide certain loans and other financial accommodations to the Borrower; and

WHEREAS, pursuant to and in consideration of the Credit Agreement, certain of the issued and outstanding capital stock, shares, securities, member interests, partnership interests and other ownership interests of each of the Companies is to be pledged to the Administrative Agent, for the benefit of the Secured Parties (as defined below) in accordance herewith; and

WHEREAS, each Pledgor owns the outstanding capital stock, shares, securities, member interests, partnership interests and other ownership interests of the Companies as set forth on Schedule A hereto.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Defined Terms.

(a) Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the “Code”).

(b) “Company” and “Companies” shall mean one or more of the entities issuing any of the Collateral which is or should be (in accordance with Section 5(d) hereto) described on Schedule A hereto.

(c) “Foreign Company” shall mean one or more of the entities issuing any of the Pledged Collateral which is not organized under the laws of any state of the United States of America, which is, or should be, described on Schedule A.

(d) “Pledged Collateral” shall mean and include all of each Pledgor’s present and future right, title and interest in and to the following: (i) all investment property, capital stock, shares, securities, member interests, partnership interests, warrants, options, put rights, call rights, similar rights, and all other ownership or participation interests in any entity or business or in the revenue, income, or profits thereof, (ii) all property of each Pledgor in the Administrative Agent’s possession or in transit to or from, under the custody or control of, or on deposit with, the Administrative Agent or any Affiliate thereof, including deposit and other accounts, (iii) cash and cash equivalents (collectively referred to herein as “Investments”), including all Investments listed on Schedule A attached hereto and made a part hereof, and all rights and privileges pertaining thereto, including, without limitation, all present and future Investments receivable in respect of or in exchange for any Investments, and all rights under shareholder, member, partnership, agreements and other similar agreements relating to any Investments, all rights to subscribe for Investments, whether or not incidental to or arising from ownership of any Investments, (iv) all Investments hereafter pledged by any Pledgor to Administrative Agent to secure the Secured Obligations, (v) together with all cash, interest, stock and other dividends or distributions paid or payable on any of the foregoing, and all books and records (whether paper, electronic or any other medium) pertaining to the foregoing, including, without limitation, all stock record and transfer books, and together with whatever is received when any of the foregoing is sold, exchanged, replaced or otherwise disposed of, including all proceeds, as such term is defined in the Code, and all other investment property and similar assets of any Pledgor; and (v) all cash and non-cash proceeds (including, without limitation, insurance proceeds) of any of the foregoing property, all products thereof, and all additions and accessions thereto, substitutions therefor and replacements thereof. Notwithstanding anything to the contrary in this Agreement, the provisions of this Agreement shall not extend to, and the term “Pledged Collateral” shall not include Excluded Property.

(e) “Secured Obligations” shall mean and include the following: (i) all now existing and hereafter arising Obligations of each and every Pledgor to the Administrative Agent, the Lenders, or any obligations in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product under the Credit Agreement or any of the other Loan Documents, now existing or hereafter incurred under the Credit Agreement or the Notes or the Guaranty Agreement or any of the other Loan Documents as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied); (ii) all reimbursement obligations of each and every Pledgor with respect to any one or more Letters of Credit issued by Administrative Agent or any Lender; (iii) all indebtedness, loans, obligations, expenses and liabilities of each and every of the Pledgors to the Administrative Agent or any of the Lenders or any obligations incurred in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product; and (iv) any sums advanced by the Administrative Agent or the Lenders or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, this Agreement, or any other Loan Documents or pursuant to any other document or instrument at any time delivered to the Administrative Agent in connection therewith, including commitment, letter of credit, agent or other fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Loan Document or with respect to any default under any of the Secured Obligations

(f) “Secured Party” or “Secured Parties” shall mean the Administrative Agent and each and every Lender under the Credit Agreement or under any of the other Loan Documents, or providers of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, and shall include, without limitation, all former Lenders to the extent any of the Secured Obligations owing to such Persons were incurred while such Persons were Lenders and such Secured Obligations have not bee paid or satisfied in full.

2. Grant of Security Interests.

(a) To secure on a first priority perfected basis the payment and performance of all Secured Obligations in full, each Pledgor hereby grants to the Administrative Agent a first priority continuing security interest under the Code in and hereby pledges to Administrative Agent, in each case for the benefit of each of the Secured Parties, all of such Pledgor’s now existing and hereafter acquired or arising right, title and interest in, to, and under the Pledged Collateral whether now or hereafter existing and wherever located subject only in the case of the Pledged Collateral that constitutes Senior Secured Notes Priority Collateral, the Permitted Liens.

(b) Upon the execution and delivery of this Agreement, each Pledgor shall deliver to and deposit with the Administrative Agent in pledge, all of such Pledgor’s certificates, instruments or other documents comprising or evidencing the Pledged Collateral, together with undated stock powers, instruments or other documents signed in blank by such Pledgor. In the event that any Pledgor should ever acquire or receive certificates, securities, instruments or other documents evidencing the Pledged Collateral, such Pledgor shall deliver to and deposit with the Administrative Agent in pledge, all such certificates, securities, instruments or other documents which evidence the Pledged Collateral.

3. Additional Actions and Further Assurances.

Prior to or concurrently with the execution of this Agreement, and thereafter from time to time without any request or notice by the Administrative Agent, Pledgor, at its sole cost and expense, shall execute and deliver to the Administrative Agent all filings, notices, registrations for the corporate records, and all such other financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the “Security Documents”), and shall take such other action, as may be necessary or advisable to obtain, preserve, protect, and maintain the Administrative Agent’s security interest, for the benefit of the Secured Parties, continuing first priority perfected security interest in the portion of the Pledged Collateral that relates to capital stock (or other equity interests) in any Company.

4. Representations and Warranties.

Each Pledgor hereby jointly and severally represents and warrants to the Administrative Agent as follows:

(a) Such Pledgor, has and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time such Pledgor acquires rights in such Pledged Collateral, will have and will continue to have), title to its Pledged Collateral, free and clear of all Liens other than Permitted Liens;

(b) The capital stock shares, securities, member interests, partnership interests and other ownership interests constituting the Pledged Collateral have been duly authorized and validly issued to such Pledgor (as set forth on Schedule A hereto), are fully paid and nonassessable and the percentage of the issued and outstanding capital stock, member interest, partnership interests of each of the Companies is reflected on Schedule A attached hereto;

(c) No consent of any other party (including, without limitation, any creditor of Pledgor) and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by Administrative Agent of the voting or other rights provided for in this Agreement or the remedies in respect of any of the Pledged Collateral pledged by Pledgor pursuant to this Agreement (except (1) as may be required in connection with such disposition by Laws affecting the offering and sale of securities generally, (2) as set forth in such the applicable Company’s organizational documents as in effect on the date hereof (or, in the case of any Pledged Collateral that is pledged after the date hereof, as set forth in such organizational documents as in effect as of such date) or (3) as may result from contractual obligations of Adminstrative Agent or regulations binding on Adminstrative Agent);

(d) Such Pledgor has all necessary power to execute, deliver and perform this Agreement;

(e) There are no actions, suits, or proceedings pending or, to such Pledgor’s best knowledge after due inquiry, threatened against or affecting such Pledgor with respect to the Pledged Collateral, at law or in equity or before or by any Official Body, and such Pledgor is not in default with respect to any judgment, writ, injunction, decree, rule or regulation which could adversely affect such Pledgor’s performance hereunder;

(f) This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of such Pledgor, enforceable in accordance with its terms, except to the extent that enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance;

(g) Neither the execution and delivery by such Pledgor of this Agreement, nor the compliance with the terms and provisions hereof, will violate any provision of any Law or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any Official Body to which such Pledgor is subject or any provision of any agreement, understanding or arrangement to which Pledgor is a party or by which such Pledgor is bound;

(h) Such Pledgor’s exact legal name is as set forth on the signature page hereto;

(i) The state of incorporation, formation or organization as applicable, of such Pledgor is as set forth on Schedule A to the Security Agreement;

(j) Such Pledgor’s chief executive office is as set forth on Schedule A to the Security Agreement; and

(k) Except as provided on Schedule B attached hereto, all rights of such Pledgor in connection with its ownership of each of the Companies are evidenced and governed solely by the stock certificates, instruments or other documents evidencing ownership and organizational documents of each of the Companies and no shareholder or other similar agreements are applicable to any of the Pledged Collateral, and no such certificate, instrument or other document provides that any member interest, or partnership interest or other intangible ownership interest (not including such ownership interests in any Companies which exist as a corporation), constituting Pledged Collateral, is a “Security” within the meaning of and subject to Article 8 of the Code; and, the organizational documents of each Company contain no restrictions on the rights of shareholders, members or partners other than those that normally would apply to a company organized under the laws of the jurisdiction of organization of each of the Companies.

5. General Covenants.

Each Pledgor hereby covenants and agrees as follows:

(a) Such Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; such Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by such Pledgor, unless such loss is the result of the gross negligence or willful misconduct of the Administrative Agent.

(b) Such Pledgor shall pay any and all taxes, duties, fees or imposts of any nature imposed by any Official Body on any of the Pledged Collateral, except to the extent contested in good faith by appropriate proceedings, and such Pledgor shall be bound by Section 5.9 [Taxes] of the Credit Agreement;

(c) Such Pledgor shall permit the Administrative Agent, its officers, employees and agents at reasonable times to inspect all books and records related to the Pledged Collateral (provided that the Adminstrative Agent shall have no duty to conduct any such inspections);

(d) Pledgor will, within a reasonable amount of time (and in any event within fifteen (15) Business Days after the purchase or acquisition thereof) upon the purchase or acquisition of any additional equity interests of any Company, deliver to the Collateral Agent the certificates, if any, evidencing such equity interests as required by Section 2(b) above, together with a pledge amendment, duly executed by Pledgor, in substantially the form of Exhibit A hereto (a “Pledge Amendment”), in respect of the additional shares which are to be pledged pursuant to this Agreement. Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all shares listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder be considered Pledged Collateral;

(e) Except as permitted by the Credit Agreement during the term of this Agreement, such Pledgor shall not sell, assign, replace, retire, transfer or otherwise dispose of its Pledged Collateral; and

(f) During the term of this Agreement, such Pledgor shall not permit any Company to treat any uncertificated ownership interests as securities which are subject to Article 8 of the Code.

6. Other Rights With Respect to Pledged Collateral.

(a) In addition to the other rights with respect to the Pledged Collateral granted to the Administrative Agent hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Administrative Agent, at its option and at the expense of the Pledgors, may (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral; (b) take control of and manage all or any of the Pledged Collateral; (c) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Administrative Agent or provider of Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, on deposit or otherwise, belonging to any Pledgor, as the Administrative Agent in its sole discretion shall determine; and (d) do anything which any Pledgor is required but fails to do hereunder.

(b) If any Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself (but shall have no obligation to) perform, or cause performance of, such agreement, and the documented out-of-pocket expenses of the Administrative Agent incurred in connection therewith shall be payable by such Pledgor under Section 11.3 [Expenses; Indemnity; Damage Waiver] of the Credit Agreement, and be a part of the Secured Obligations.

7. Additional Remedies Upon Event of Default.

Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Administrative Agent shall have, in addition to all rights and remedies of a secured party under the Code or other applicable Law, and in addition to its rights under Section 6 above and under the other Loan Documents, the following rights and remedies:

(a) The Administrative Agent may, after ten (10) days’ advance notice to the Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of such Pledgor’s Pledged Collateral or any part thereof at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Pledgor agrees that ten (10) days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor recognizes that the Administrative Agent may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities, shares, capital stock, member interests, partnership interests or ownership interests for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner. Neither the Administrative Agent (for itself or on behalf of any Secured Party), nor any Secured Party, shall be under any obligation to delay sale of any of the Pledged Collateral for the period of time necessary to permit Pledgor (or issuer) to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable securities laws, even if Pledgor (or issuer) would agree to do so; and

(b) The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Administrative Agent has made all deductions of expenses, including but not limited to attorneys’ fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Administrative Agent’s rights with respect to the Pledged Collateral, including in any insolvency, bankruptcy or reorganization proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable in the manner set forth in Section 9.2.4 [Application of Proceeds] of the Credit Agreement.

(c) Each Pledgor hereby irrevocably appoints the Administrative Agent as Pledgor’s attorney-in-fact effective upon the occurrence and during the continuance of an Event of Default, with full authority in the place and stead of Pledgor and in the name of Pledgor, the Administrative Agent or otherwise, from time to time in the Administrative Agent’s discretion to take any action (including completion and presentation of any proxy) and to execute any instrument that Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to (i) receive, indorse and collect all instruments made payable to Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof; (ii) exercise the voting and other consensual rights pertaining to the Pledged Collateral; and (iii) subject to and in accordance with the provisions of this Section, sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though the Administrative Agent was the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and Pledgor’s expense, at any time or from time to time, all acts and things that Collateral Agent deems necessary to protect, preserve or realize upon the Pledged Collateral. Each Pledgor hereby ratifies and approves all acts the Administrative Agent may take in accordance with the terms of this Agreement. Except as specifically set forth in Section 8 hereof, neither the Administrative Agent nor any Person designated by the Collateral Agent shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than those resulting from the Administrative Agent’s gross negligence, bad faith or willful misconduct. This power of attorney, being coupled with an interest, shall be irrevocable until all Secured Obligations have been Paid in Full and the Commitments have terminated.

8. Administrative Agent’s Duties.

The powers conferred on the Administrative Agent hereunder are solely to protect its interest in all of the Pledged Collateral and shall not impose any duty on it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, the Administrative Agent shall have no duty with respect to any Pledged Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment that is substantially equivalent to that which the Administrative Agent accords its own property, it being expressly agreed that the Administrative Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral, but the Administrative Agent may do so and all expenses incurred in connection therewith shall be payable by and for the sole account of the Pledgor. For the avoidance of doubt, the rights, privileges, protection, immunities and indemnifies in favor of the Administrative Agent in the Security Agreement and the Credit Agreement shall be applicable to the Administrative Agent in connection with this Agreement which shall be cumulative and in addition to those contained in this Agreement.

9. Additional Pledgors.

Upon any Subsidiary of the Borrower or any Guarantor becoming a Guarantor in accordance with Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] of the Credit Agreement, such new Guarantor will become a Pledgor hereunder and will be bound hereby simply by executing and delivering to Administrative Agent a Guarantor Joinder in the form of Exhibit 1.1(G)(1) to the Credit Agreement. In addition, a new Schedule A hereto shall be provided to Administrative Agent showing the pledge of the ownership interest in such new Pledgor and any ownership interests that such new Pledgor owns in any other Person.

10. No Waiver; Cumulative Remedies.

No failure to exercise, and no delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Loan Documents or by Law. Each Pledgor waives any right to require the Administrative Agent to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Administrative Agent’s power.

11. No Discharge Until Indefeasible Payment of the Secured Obligations.

The pledge, security interests, and other Liens and the obligations of each Pledgor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by Administrative Agent, or any other obligor on any of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Pledgor or which would otherwise operate as a discharge of such Pledgor as a matter of law or equity. Without limiting the generality of the foregoing, each Pledgor hereby consents to, and the pledge, security interests, and other Liens given by such Pledgor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:

(a) Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document, any obligations in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product or any of the Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Secured Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or any other Person with respect thereto;

(b) Any increase, decrease, or change in the amount, nature, type or purpose of any of or any release, surrender, exchange, compromise or settlement of any of the Secured Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document, any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product or any of the Secured Obligations;

(c) Any failure to assert any breach of or default under any Loan Document, any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents or any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-

exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against such Pledgor or any other Person under or in connection with any Loan Document or any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Pledgor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Secured Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;

(d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Administrative Agent or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Pledged Collateral). As used in this Agreement, “direct or indirect security” for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;

(e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, any Pledgor or the Company or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Pledgor or the Company or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Administrative Agent or any Pledgor or the Company or by any other Person in connection with any such proceeding;

(f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Pledgor or any other Person with respect to any Loan Document or any of the Secured Obligations; or any discharge by operation of law or release of any Pledgor or the Company or any other Person from the performance or observance of any Loan Document or any of the Secured Obligations;

(g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including any Pledgor, excepting only full, strict, and indefeasible payment and performance of the Secured Obligations in full.

Upon payment and performance in full of all Secured Obligations and termination of the Indenture, the security interests shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon such termination of the security interests or release of any Pledged Collateral, the Collateral Agent will promptly, at the expense of Pledgor, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence the termination of the security interests or the release of such Pledged Collateral which has not yet theretofore been sold or otherwise applied or released, and shall return to Pledgor all equity interest certificates, assignments separate from certificate and proxies relating to or evidencing any of the Pledged Collateral. Such release shall be without recourse or warranty to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Pledged Collateral.

12. Waivers.

Each Pledgor hereby waives any and all defenses which any Pledgor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and each Pledgor hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding section hereof. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Pledgor hereby further waives each of the following:

(a) All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against such Pledgor, including the following: any notice of any event or circumstance described in the immediately preceding section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product or any of the Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of such Pledgor or any Company or any other Person to comply with any Loan Document or Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Company or any other Person;

(b) Any right to any marshalling of assets, to the filing of any claim against such Pledgor or any Company or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Pledgor or the Company, or any other Person of any other right or remedy under or in connection with any Loan Document, any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that any Pledgor receive notice of any such acceptance;

(c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws, or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Secured Obligations), which results in denial or impairment of the right of the Administrative Agent to seek a deficiency against the Borrower or any other Person or which otherwise discharges or impairs any of the Secured Obligations.

13. Setoff.

Each Pledgor hereby waives and releases, and shall not assert, any and all rights of setoff and any similar claims or actions whatsoever now and hereafter it may have at any time against the Administrative Agent or any Secured Party, any of the Administrative Agent’s or any Secured Party’s Affiliates, and any of the respective successors, assigns, and participants of the Administrative Agent or any Secured Party or any Affiliate of the Administrative Agent or any Secured Party.

14. Assignment.

All rights of the Administrative Agent under this Agreement shall inure to the benefit of its successors and assigns. All obligations of each Pledgor shall bind its successors and assigns; provided, however, no Pledgor may assign or transfer any of its rights and obligations hereunder or any interest herein, and any such purported assignment or transfer shall be null and void.

15. Severability.

Any provision of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof.

16. Governing Law.

This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York without regard to its conflicts of law principles, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

17. Notices.

All notices, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be as set forth in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

18. Specific Performance.

Each Pledgor acknowledges and agrees that, in addition to the other rights of the Administrative Agent hereunder and under the other Loan Documents, because the Administrative Agent’s remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Administrative Agent’s rights (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which the such Pledgor has appointed the Administrative Agent its attorney-in-fact, and (v) to enforce the Administrative Agent’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.

19. Voting Rights in Respect of the Pledged Collateral.

So long as no Event of Default shall occur and be continuing under the Credit Agreement, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that such Pledgor will not exercise or will refrain from exercising any such voting and other consensual right pertaining to the Pledged Collateral, as the case may be, if such action would have a material adverse effect on the value of the Collateral, taken as a whole. Without limiting the generality of the foregoing and in addition thereto, the Pledgors shall not vote to enable, or take any other action to permit, any of the Companies to issue any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature or to issue any other securities, shares, capital stock, member interests, partnership interests or other ownership interests convertible into or granting the right to purchase or exchange for any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature of any such Company or to enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Administrative Agent to sell, assign or transfer any of the Pledged Collateral.

20. Consent to Jurisdiction.

Each Pledgor hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County, in any action or proceeding arising out of or relating to this Agreement, and each Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Pledgor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Pledgor hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Pledgor in care of the Process Agent at the Process Agent’s address, and each Pledgor hereby authorizes and directs the

Process Agent to receive such service on its behalf. Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Pledgor further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 20. The Process Agent is Armstrong Energy, Inc., with an office on the date hereof as set forth in the Credit Agreement. The Process Agent hereby accepts the appointment of Process Agent by the Pledgors and agrees to act as Process Agent on behalf of the Pledgors.

21. Waiver of Jury Trial.

EXCEPT AS PROHIBITED BY LAW, EACH PLEDGOR AND EACH OF THE COMPANIES HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

22. Entire Agreement; Amendments.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by any Pledgor. This Agreement may not be amended or supplemented except by a writing signed by the Administrative Agent and the Pledgors.

23. Counterparts; Telecopy Signatures.

This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Pledgor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Secured Party of the signature pages hereof purporting to be signed on behalf of any Pledgor shall constitute effective and binding execution and delivery hereof by such Pledgor.

24. Construction.

The rules of construction contained in Section 1.2 of the Credit Agreement apply to this Agreement.

25. Intercreditor Agreement.

(a) Notwithstanding anything herein to the contrary, in the event of any conflict between any provision in this Agreement and any provision in the Intercreditor Agreement, such provision in the Intercreditor Agreement shall control.

(b) Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, prior to the Discharge of the Notes Obligations (as defined in the Intercreditor Agreement), any obligation of Pledgor hereunder with respect to the legending, delivery or control of any Pledged Collateral that constitutes Notes Priority Collateral (as defined in the Intercreditor Agreement), assignments or arranging for transferees of any Pledged Collateral that constitutes Notes Priority Collateral required or requested in connection with the perfection of Administrative Agent’s Liens, and with respect to any requirements to hold amounts paid with respect to Notes Priority Collateral in trust shall be deemed to be satisfied if Pledgor legends, assigns, arranges for transferees, delivers, or provides control of such Notes Priority Collateral to the Notes Agent (as defined in the Intercreditor Agreement, who shall possess or control such Collateral for the benefit of the Noteholders in accordance with the Intercreditor Agreement), or pays such amounts to the Notes Agent to be held in trust, in each case, in accordance with the requirements of the corresponding provision of the applicable documents governing the Notes Obligations. Pledgor shall not be required to take any action that conflicts with or is prohibited by any provision of the Intercreditor Agreement.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 3 TO PLEDGE AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written with the intent that it constitute a sealed instrument.

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:	Richard C. Munsick
Title:	Senior Vice President

[SIGNATURE PAGE 2 OF 2 TO PLEDGE AGREEMENT]

PLEDGORS:

ARMSTRONG ENERGY, INC.

By:
Name:	J. Richard Gist
Title:	Senior Vice President, Finance and Administration and Chief Financial Officer

ARMSTRONG ENERGY HOLDINGS, INC.

By:
Name:	J. Richard Gist
Title:	Authorized Person

[TO BE EXECUTED BY EACH COMPANY THAT IS A LLC]

AGREEMENT AND ACKNOWLEDGMENT (LLC)

THE UNDERSIGNED, jointly and severally, hereby agree, acknowledge and consent to the execution and delivery to PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Secured Parties (together with its successors, assigns, and designees for the purposes hereof, “Administrative Agent”), of the Pledge Agreement to which this Agreement and Acknowledgment is attached (the “Pledge Agreement”) made by each of the pledgors party thereto (each a “Pledgor” and collectively, “Pledgors”), as collateral security for the payment and performance of the Secured Obligations described therein, and the assignment and pledge thereby to Administrative Agent by each Pledgor of all of such Pledgor’s right, title and interest to the Pledged Collateral and other collateral described therein. All capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Pledge Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, jointly and severally, hereby represent, warrant, covenant and agree for the benefit of Administrative Agent and the Secured Parties as follows:

1. Representations and Warranties. The undersigned, jointly and severally, represent and warrant that (a) the execution and delivery of the Pledge Agreement does not violate any of the undersigned’s Limited Liability Company Agreements, as amended (collectively, the “Operating Agreement”) or any other agreement to which such undersigned is a party or by which any of the property of such undersigned is bound, (b) as of the date hereof, there are no existing and outstanding control agreements perfecting a security interest in any of the Pledged Collateral in favor of any other party, other than in favor of (i) the Administrative Agent for the benefit of the Secured Parties and (ii) Wells Fargo Bank, National Association, as collateral agent, for the benefit of the Noteholders, (c) the Pledged Collateral is not subject to any security interest or lien in favor of any Person other than in favor of the Administrative Agent (for the benefit of the Secured Parties) and has not been pledged, transferred or assigned to, and is not otherwise in the control of, any Person other than the Administrative Agent (for the benefit of the Secured Parties), in each case, other than the Liens encumbering the Senior Secured Notes Priority Collateral, (d) the undersigned has no present claim, right of offset, or counterclaim against any Pledgor under or with respect to the Pledged Collateral or otherwise under the undersigned’s Operating Agreement, (e) no Pledgor is in default to the undersigned or otherwise under or in respect of any of its obligations under undersigneds’ Operating Agreement, and (f) all of the representations and warranties of each Pledgor made in the Pledge Agreement are true, accurate and complete in all material respects.

2. Covenants and Agreements.

2.1 UCC Matters. The undersigned confirms, agrees and acknowledges that (i) the Pledgors own all of the issued and outstanding limited liability company interests of the undersigned, (ii) notwithstanding any provisions in the Operating Agreement, each Pledgor is hereby authorized and permitted to pledge, assign and grant a security interest in the Pledged Collateral in favor of Administrative Agent pursuant to the Pledge Agreement, and (iii) this Agreement and Acknowledgment is intended to, and shall, provide Administrative Agent with “control” over the Pledged Collateral within the meaning of Articles 8 and 9 of the UCC.

2.2 The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.3 The terms of Section 3 of the Pledge Agreement shall apply to the undersigned, mutatis mutandis, with respect to all actions that may facilitate, in the reasonable judgment of Administrative Agent, the carrying out of Section 3 of the Pledge Agreement.

3. Enforcement Event; Sales of Collateral. The undersigned hereby agrees that during the continuance of an Event of Default, (a) all distributions permitted under the Loan Documents will be made directly to Administrative Agent, (b) Administrative Agent shall have the sole and exclusive right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral, (c) Administrative Agent may take any reasonable action which Administrative Agent may deem necessary for the maintenance, preservation and protection of any of the Pledged Collateral or Administrative Agent’s security interests therein, including, without limitation, the right to declare any or all of the Secured Obligations to be immediately due and payable without demand or notice and the right to transfer any of the Pledged Collateral into Administrative Agent’s name or the name of any designee or nominee of Administrative Agent, (d) Administrative Agent may dispose of the Pledged Collateral in accordance with Articles 8 and 9 of the Code and the provisions of the Pledge Agreement, in which case, notwithstanding anything to the contrary in the Operating Agreement, (i) Administrative Agent, or its designee or assign, shall automatically be admitted as a member of the undersigned and shall be entitled to receive all benefits and exercise all rights in connection therewith pursuant to the Operating Agreement, and (ii) the undersigned shall recognize Administrative Agent (or its designee or assign) as the successor in interest to Pledgor.

4. No Liability. Notwithstanding the security interests of Administrative Agent in the Pledged Collateral or any of its rights hereunder, (a) Administrative Agent shall have no obligation or liability whatsoever for matters in connection with the Pledged Collateral arising or occurring, directly or indirectly, prior to Administrative Agent’s (or its designee’s, successor’s or assign’s) becoming a member of the undersigned, and Pledgor shall have no liability for matters in connection with the Pledged Collateral first occurring or arising after Administrative Agent’s (or its designee’s, successor’s or assign’s) acquisition through foreclosure of the Pledged Collateral, and (b) Administrative Agent shall not be obligated to perform any of the obligations or duties of any Pledgor under the undersigned’s Operating Agreement, or to take any action to collect or enforce any claim for payment due Pledgor arising thereunder.

5. Transfers. The undersigned acknowledges that, subject to the terms and conditions set forth in the undersigned’s Operating Agreement, the security interest of Administrative Agent in the Pledged Collateral and all of Administrative Agent’s rights and remedies under the Pledge Agreement may be freely transferred or assigned by Administrative Agent. In the event of any such transfer or assignment, all of the provisions of this Agreement and Acknowledgment shall inure to the benefit of the transferees, successors, and/or assigns of Administrative Agent. The provisions of this Agreement and Acknowledgment shall likewise be binding upon any and all permitted transferees, successors and assigns of the undersigned.

6. Further Assurances. The undersigned shall, from time to time, promptly execute and deliver such further instruments, documents and agreements, and perform such further acts as may be reasonably necessary or proper to carry out and effect the terms of the Pledge Agreement and this Agreement and Acknowledgment.

7. Reliance. This Agreement and Acknowledgment is being given to induce Administrative Agent to accept the Pledge Agreement and with the understanding that Administrative Agent will rely hereon.

8. Counterparts. This Agreement and Acknowledgment may be executed in counterparts.

[The remainder of this page is intentionally left blank.]

[SIGNATURE PAGE TO AGREEMENT AND ACKNOWLEDGMENT (LLC)]

ARMSTRONG AIR, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

Address for Notices:

Fax:

WESTERN DIAMOND LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

Address for Notices:

Fax:

WESTERN LAND COMPANY, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

Address for Notices:

Fax:

[TO BE EXECUTED BY EACH COMPANY THAT IS A CORPORATION OR PARTNERSHIP]

AGREEMENT AND ACKNOWLEDGMENT (CORPORATIONS AND PARTNERSHIPS)

THE UNDERSIGNED, jointly and severally, hereby agree, acknowledge and consent to the execution and delivery to PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Secured Parties (together with its successors, assigns, and designees for the purposes hereof, “Administrative Agent”), of the Pledge Agreement to which this Agreement and Acknowledgment is attached (the “Pledge Agreement”) made by each of the pledgors party thereto (each a “Pledgor” and collectively, “Pledgors”), as collateral security for the payment and performance of the Secured Obligations described therein, and the assignment and pledge thereby to Administrative Agent by each Pledgor of all of such Pledgor’s right, title and interest to the Pledged Collateral and other collateral described therein. All capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Pledge Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, jointly and severally hereby represent, warrant, covenant and agree for the benefit of Administrative Agent and the Secured Parties as follows:

1. Representations and Warranties. The undersigned, jointly and severally, represents and warrants that (a) the execution and delivery of the Pledge Agreement does not violate the undersigned’s charter, by-laws, certificate of partnership, partnership agreement or other organizational documents (the “Organizational Documents”) or any other agreement to which such undersigned is a party or by which any of the property of such undersigned is bound, (b) as of the date hereof, there are no existing and outstanding control agreements perfecting a security interest in any of the Pledged Collateral in favor of (i) the Administrative Agent for the benefit of the Secured Parties and (ii) Wells Fargo Bank, National Association, as collateral agent, for the benefit of the Noteholders, (c) the Pledged Collateral is not subject to any security interest or lien in favor of any Person other than in favor of the Administrative Agent (for the benefit of the Secured Parties) and has not been pledged, transferred or assigned to, and is not otherwise in the control of, any Person other than the Administrative Agent (for the benefit of the Secured Parties), in each case, other than the Liens encumbering the Senior Secured Notes Priority Collateral, (d) the undersigned has no present claim, right of offset, or counterclaim against any Pledgor under or with respect to the Pledged Collateral or otherwise under the undersigned’s Organizational Documents, (e) no Pledgor is in default to the undersigned or otherwise under or in respect of any of its obligations under undersigneds’ Organizational Documents, and (f) all of the representations and warranties of each Pledgor made in the Pledge Agreement are true, accurate and complete in all material respects.

2. Covenants and Agreements.

2.1 UCC Matters. The undersigned confirms, agrees and acknowledges that (i) the Pledgors own all of the issued and outstanding shares of the undersigned, (ii) notwithstanding any provisions in the Organizational Documents, each Pledgor is hereby authorized and permitted to pledge, assign and grant a security interest in the Pledged Collateral in favor of Administrative Agent pursuant to the Pledge Agreement, and (iii) this Agreement and Acknowledgment is intended to, and shall, provide Administrative Agent with “control” over the Pledged Collateral within the meaning of Articles 8 and 9 of the UCC.

2.2 The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.3 The terms of Section 3 of the Pledge Agreement shall apply to the undersigned, mutatis mutandis, with respect to all actions that may facilitate, in the reasonable judgment of the Administrative Agent, the carrying out of Section 3 of the Pledge Agreement.

3. Enforcement Event; Sales of Collateral. The undersigned hereby agrees that during the continuance of an Event of Default, (a) all distributions permitted under the Loan Documents will be made directly to the Administrative Agent, (b) the Administrative Agent shall have the sole and exclusive right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral, (c) Administrative Agent may take any reasonable action which Administrative Agent may deem necessary for the maintenance, preservation and protection of any of the Pledged Collateral or Administrative Agent’s security interests therein, including, without limitation, the right to declare any or all of the Secured Obligations to be immediately due and payable without demand or notice and the right to transfer any of the Pledged Collateral into Administrative Agent’s name or the name of any designee or nominee of Administrative Agent, (d) Administrative Agent may dispose of the Pledged Collateral in accordance with Articles 8 and 9 of the Code and the provisions of the Pledge Agreement, in which case, notwithstanding anything to the contrary in the Organizational Documents, (i) Administrative Agent, or its designee or assign, shall be entitled to receive all benefits and exercise all rights in connection therewith pursuant to the Organizational Documents, and (ii) the undersigned shall recognize Administrative Agent (or its designee or assign) as the successor in interest to Pledgor.

4. No Liability. Notwithstanding the security interests of Administrative Agent in the Pledged Collateral or any of its rights hereunder, (a) Administrative Agent shall have no obligation or liability whatsoever for matters in connection with the Pledged Collateral arising or occurring, directly or indirectly, prior to Administrative Agent’s (or its designee’s, successor’s or assign’s) becoming a shareholder of the undersigned, and Pledgor shall have no liability for matters in connection with the Pledged Collateral first occurring or arising after Administrative Agent’s (or its designee’s, successor’s or assign’s) acquisition through foreclosure of the Pledged Collateral, and (b) Administrative Agent shall not be obligated to perform any of the obligations or duties of any Pledgor under the undersigned’s Organizational Documents, or to take any action to collect or enforce any claim for payment due Pledgor arising thereunder.

5. Transfers. The undersigned acknowledges that, subject to the terms and conditions set forth in the undersigned’s Organizational Documents, the security interest of Administrative Agent in the Pledged Collateral and all of Administrative Agent’s rights and remedies under the Pledge Agreement may be freely transferred or assigned by Administrative Agent. In the event of any such transfer or assignment, all of the provisions of this Agreement and Acknowledgment shall inure to the benefit of the transferees, successors, and/or assigns of Administrative Agent. The provisions of this Agreement and Acknowledgment shall likewise be binding upon any and all permitted transferees, successors and assigns of the undersigned.

6. Further Assurances. The undersigned shall, from time to time, promptly execute and deliver such further instruments, documents and agreements, and perform such further acts as may be reasonably necessary or proper to carry out and effect the terms of the Pledge Agreement and this Agreement and Acknowledgment.

7. Reliance. This Agreement and Acknowledgment is being given to induce Administrative Agent to accept the Pledge Agreement and with the understanding that Administrative Agent will rely hereon.

8. Counterparts. This Agreement and Acknowledgment may be executed in counterparts.

[The remainder of this page is intentionally left blank.]

[SIGNATURE PAGE TO AGREEMENT AND ACKNOWLEDGMENT (CORPORATIONS AND PARTNERSHIPS)]

ARMSTRONG ENERGY HOLDINGS, INC.

By:
Name:	J. Richard Gist
Title:	President

Address for Notices:

Fax:

ARMSTRONG COAL COMPANY, INC.

By:
Name:	J. Richard Gist
Title:	Authorized Person

Address for Notices:

Fax:

SCHEDULE A

TO

PLEDGE AGREEMENT

Description of Pledged Collateral

A. Corporations

Pledgor and Pledgor’s jurisdiction of formation	Pledged Shares	Type and Amount of Ownership
Armstrong Energy, Inc., DE	Armstrong Energy Holdings, Inc.	1,397,480 shares of Common Stock
Armstrong Energy Holdings, Inc., DE	Armstrong Coal Company, Inc.	25,000 shares of Common Stock

B. Limited Liability Companies

Pledgor and Pledgor’s jurisdiction of formation	Pledged limited liability company interests	Type and Amount of Ownership
Armstrong Energy Holdings, Inc., DE	Armstrong Air, LLC	100% of the Membership Interests
Armstrong Energy Holdings, Inc., DE	Western Diamond, LLC	100% of the Membership Interests
Armstrong Energy Holdings, Inc., DE	Western Land Company, LLC	100% of the Membership Interests

C. Partnerships

Pledgor and Pledgor’s jurisdiction of formation	Pledged Partnership Interests	Type and Amount of Ownership

SCHEDULE B

TO

PLEDGE AGREEMENT

Restrictions Related to Pledged Collateral

1. Voting and Stockholders’ Agreement of Armstrong Energy, Inc. (now known as Armstrong Energy Holdings, Inc.), dated December 6, 2006 and the rights and restrictions set forth therein, which contains certain covenants regarding voting and management in Section 1 and rights and restrictions affecting transfer in Section 2.

Exhibit A

Pledge Amendment

This Pledge Amendment dated                     ,     , 20     is delivered pursuant to Section 5(d) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated as of December 21, 2012, between Armstrong Energy Inc., the other Pledgors party thereto and PNC Bank, National Association, as the Administrative Agent (the “Pledge Agreement”; capitalized terms defined therein being used herein as therein defined), and that the shares listed on this Pledge Amendment shall be deemed to be part of the Pledged Collateral and shall secure all Secured Obligations.

Date:

[Pledgor]

By
Title

Description of Pledged Collateral

A. Corporations

Pledgor and Pledgor’s jurisdiction of formation	Pledged Shares	Type and Amount of Ownership

B. Limited Liability Companies

Pledgor and Pledgor’s jurisdiction of formation	Pledged limited liability company interests	Type and Amount of Ownership

C. Partnerships

Pledgor and Pledgor’s jurisdiction of formation	Pledged Partnership Interests	Type and Amount of Ownership

EXHIBIT 1.1(S)

FORM OF

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of December 21, 2012 (as amended, restated, supplemented or modified from time to time, the “Agreement”), is entered into by and among ARMSTRONG ENERGY, INC., EACH OF THE OTHER PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A DEBTOR AND EACH OF THE OTHER PERSONS WHICH BECOME DEBTORS HEREUNDER FROM TIME TO TIME (each a “Debtor” and collectively, the “Debtors”) and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement, defined below);

WITNESSETH THAT:

WHEREAS, the Debtors are (or will be with respect to after-acquired property) the legal and beneficial owner and the holder of the Collateral (as defined in Section 1 hereof); and

WHEREAS, pursuant to that certain Credit Agreement (as it may hereafter from time to time be restated, amended, modified or supplemented, the “Credit Agreement”) of even date herewith by and among Armstrong Energy, Inc. (the “Borrower”), the Administrative Agent, the Lenders now or hereafter party thereto (the “Lenders”) and the Guarantors now or hereafter party thereto (the “Guarantors”), the Administrative Agent and the Lenders have agreed to make certain loans to the Borrower; and

WHEREAS, the obligation of the Administrative Agent and the Lenders to make loans under the Credit Agreement is subject to the condition, among others, that the Loan Parties secure the Obligations to the Administrative Agent and the Lenders under the Credit Agreement, the other Loan Documents and otherwise as more fully described herein in the manner set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Rules of Construction; Defined Terms.

(a) The rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement. Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the “Code”):

(b) “Collateral” means all of each Debtor’s right, title and interest in, to and under the following described property of such Debtor (each capitalized term used in this Section 1(b) shall have in this Agreement the meaning given to it by the Code):

(i) all now existing and hereafter acquired or arising Accounts, Goods, Health Care Insurance Receivables, General Intangibles, Payment Intangibles, Deposit Accounts, Chattel Paper (including, without limitation, Electronic Chattel Paper), Documents, Instruments, Software, Investment Property, Letters of Credit, Letter of Credit Rights, advices of credit, money, Commercial Tort Claims as listed on Schedule B hereto (as such Schedule is amended or supplemented from time to time), Equipment, As-Extracted Collateral (including As-Extracted Collateral from the Debtor’s present and future operations regardless of whether such interests are presently owned or hereafter acquired by the Debtor), Inventory, Fixtures, and Supporting Obligations, together with all products of and Accessions to any of the foregoing and all Proceeds of any of the foregoing (including, without limitation, all insurance policies and proceeds thereof);

(ii) to the extent, if any, not included in clause (i) above, the Debtor’s present and future contracts, agreements, arrangements, or understandings (A) for the sale, supply, transportation, provision or disposition of any coal or other minerals by the Debtor, or any one or more of its agents, representatives, successors, or assigns, to any purchaser or acquirer thereof, and all products, replacements, and proceeds thereof (including without limitation all coal sales contracts) and (B) relating to the mining, drilling or recovery of any mineral reserves for the benefit of or on behalf of the Debtor or any of its agents, representatives, successors, or assigns (including without limitation all contract mining, drilling or recovery agreements and arrangements), and all products and Proceeds thereof and payments thereunder, together with all products and Proceeds (including all insurance proceeds) of and any Accessions to any of the foregoing;

(iii) to the extent, if any, not included in clauses (i) and (ii) above, all coal and other minerals severed or extracted from the ground (specifically including all As-Extracted Collateral of the Debtor and all severed or extracted coal purchased, acquired or obtained from other parties), and all Accounts, General Intangibles and products and Proceeds thereof or related thereto, regardless of whether any such coal or other minerals are in raw form or processed for sale and regardless whether or not the Debtor had an interest in the coal or other minerals before extraction or severance;

(iv) to the extent, if any, not included in clause (i) above, each and every other item of personal property and fixtures, whether now existing or hereafter arising or acquired, including, without limitation, all licenses, contracts and agreements, and all collateral for the payment or performance of any contract or agreement, together with all products and Proceeds (including all insurance policies and proceeds) of any Accessions to any of the foregoing; and

(v) all present and future business records and information, including computer tapes and other storage media containing the same and computer programs and software (including, without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information; provided that the “Collateral” shall not include any Excluded Property.

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(c) “Receivables” means all of the Collateral, except Equipment, Inventory and Fixtures.

(d) “Secured Obligations” shall mean and include the following: (i) all now existing and hereafter arising Obligations of the Debtors to the Administrative Agent, the Lenders, or any provider of any Lender Provided Interest Rate Hedge or any provider of any Other Lender Provided Financial Services Product under the Credit Agreement or any of the other Loan Documents, including all obligations, liabilities, and indebtedness, whether for principal, interest, fees, expenses or otherwise, of the Debtors to the Administrative Agent, the Lenders, or any obligation in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, now existing or hereafter incurred under the Credit Agreement, the Notes, the Guaranty Agreement or any of the other Loan Documents as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Debtors or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied); (ii) all reimbursement obligations of the Debtors with respect to any one or more Letters of Credit issued by Administrative Agent; (iii) all indebtedness, loans, obligations, expenses and liabilities of the Debtors to the Administrative Agent or any of the Lenders, or any obligations incurred in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product; and (iv) any sums advanced by the Administrative Agent or the Lenders or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, this Agreement, or any other Loan Documents or pursuant to any other document or instrument at any time delivered to the Administrative Agent in connection therewith, including commitment, letter of credit, agent or other fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Loan Document or with respect to any default under any of the Secured Obligations.

2. As security for the due and punctual payment and performance of the Secured Obligations in full each Debtor hereby agrees that the Administrative Agent and the Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product shall have, and each Debtor hereby grants to and creates in favor of the Administrative Agent for the benefit of itself, the Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, a continuing prior lien on and security interest under the Code in and to the Collateral subject only

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to Permitted Liens. Without limiting the generality of Section 4 below, each Debtor further agrees that with respect to each item of the Collateral as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the Code, or (ii) the perfection of a valid and enforceable priority security interest therein under the Code cannot be accomplished either by the Administrative Agent taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements executed by such Debtor, such Debtor will at its expense execute and deliver to the Administrative Agent and hereby does authorize the Administrative Agent to execute and file such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Administrative Agent from time to time for the purpose of creating a valid and perfected priority Lien on such item, subject only to Permitted Liens, enforceable against such Debtor and all third parties to secure the Secured Obligations.

3. Each Debtor represents and warrants to the Administrative Agent and the Lenders that (a) the Debtors have good and marketable title to the Collateral, except where the failure to do so would not have a material adverse effect on the Debtors (b) except for the security interest granted to and created (i) in favor of the Administrative Agent for the benefit of itself and the Lenders hereunder, and (ii) under the Permitted Liens, all the Collateral is free and clear of any Lien, (c) the Debtors will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, (d) each Account is genuine and enforceable in accordance with its terms and the Debtors will defend the same against all claims, demands, recoupment, setoffs, and counterclaims at any time asserted, (e) at the time any Account becomes subject to this Agreement, each such Account will be a good and valid Account representing a bona fide sale of goods or services by the Debtors and such goods will have been shipped to the respective account Debtors or the services will have been performed for the respective account Debtors (or for those on behalf of whom the account Debtors are obligated on the Accounts), and no such Account will at such time be subject to any claim for credit, allowance, setoff, recoupment, defense, counterclaim or adjustment by any account Debtor or otherwise, except such items arising in the ordinary course of business that do not result in a Material Adverse Change, (f) the exact legal name of each Debtor is as set forth on the signature page hereto, and (g) the state of incorporation, formation or organization as applicable, of each Debtor is as set forth on Schedule A hereto, (h) the address (including county and state) of each mining operation of such Debtor is set forth on Schedule A hereto. Each Debtor also represents and warrants that it has provided the Administrative Agent with a real estate description sufficient to enable the Administrative Agent to record a financing statement in the county records sufficient to perfect a security interest in all As-Extracted Collateral arising from such Debtor’s mining activities. Further, such Debtor represents and warrants that (i) this Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of itself, the Lenders hereunder and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, in the Collateral, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity and (ii) the security interests granted hereunder in favor of the Administrative Agent, for the benefit of itself, the Lenders hereunder and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, will constitute a prior security interest (subject only to Permitted Liens) as to the Collateral, and will be perfected, to the extent such liens and security interests can be perfected under the Code by filing financing statements (A) with respect to the

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Collateral (other than As-Extracted Collateral) of such Debtor, upon the proper filing of the financing statements in the jurisdiction of the state of formation of such Debtor as indicated on Schedule A hereto, and (B) with respect to the As-Extracted Collateral of such Debtor, upon the proper filing of the financing statements in the county’s real estate records in the county identified on Schedule A hereto as the location of “Locations of Real Property” with respect to such Debtor.

4. (a) Each Debtor will faithfully preserve and protect the Administrative Agent’s security interest in the Collateral as a prior perfected security interest under the Code, superior and prior to the rights of all third Persons, except for holders of Permitted Liens; and (b) will do all such other acts and things and will, upon request therefor by the Administrative Agent, execute, deliver, file and record, and each Debtor hereby authorizes the Administrative Agent to so file, all such other documents and instruments, including, without limitation, financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Administrative Agent in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect, and protect said security interest (including the filing at any time or times after the date hereof of financing statements under, and in the locations advisable pursuant to, the Code); and, upon the occurrence of an Event of Default that has not been waived, each Debtor hereby irrevocably appoints the Administrative Agent, its officers, employees and agents, or any of them, as attorneys-in-fact for each Debtor to execute, deliver, file and record such items for such Debtor and in the Debtor’s name, place and stead to preserve, continue, perfect and protect said security interest. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

5. Except as each Debtor may be permitted under the Credit Agreement, including, without limitation, actions taken by such Debtor with respect to a Permitted Joint Venture, each Debtor covenants and agrees that:

(a) it will defend the Administrative Agent’s and the Lenders’ right, title and lien on and security interest in and to the Collateral and the Proceeds thereof against the claims and demands of all Persons whomsoever, other than any Person claiming a right in the Collateral pursuant to an agreement between such Person and the Administrative Agent, or pursuant to a Permitted Lien;

(b) it will not suffer or permit to exist on any Collateral any Lien except for Permitted Liens;

(c) [Reserved];

(d) it will not sell, assign or otherwise dispose of any portion of the Collateral except as permitted in Section 8.2.7 [Disposition of Assets or Subsidiaries] of the Credit Agreement;

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(e) it will (i) except for such Collateral delivered to the Administrative Agent pursuant to this Section or otherwise now or hereafter under the control of the Administrative Agent, obtain and maintain sole and exclusive possession of the Collateral, except Collateral in transit or that is temporarily stored or located off-site in the ordinary course of business, (ii) maintain its chief executive office and keep the Collateral and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached as Schedule A hereto, unless it shall have given the Administrative Agent prior notice and taken any action necessary to maintain its security interest therein, (iii) notify the Administrative Agent if an Account becomes evidenced or secured by an Instrument or Chattel Paper and deliver to the Administrative Agent upon the Administrative Agent’s request therefor all Collateral consisting of Instruments and Chattel Paper immediately upon the Debtor’s receipt of a request therefor, (iv) deliver to the Administrative Agent possession of all Collateral the possession of which is required to perfect the Administrative Agent’s Lien thereon or security interest therein or the possession of which grants priority over a Person filing a financing statement with respect thereto, (v) execute control agreements and cause other Persons to execute acknowledgments evidencing the Administrative Agent’s control with respect to all Collateral the control or acknowledgment of which perfects the Administrative Agent’s security interest therein, including Letters of Credit, Letter of Credit Rights, Electronic Chattel Paper, Deposit Accounts and Investment Property, and (vi) keep materially accurate and complete books and records concerning the Collateral;

(f) it will promptly furnish to the Administrative Agent such information and documents relating to the Collateral as the Administrative Agent may reasonably request, including, without limitation, all invoices, Documents, contracts, Chattel Paper, Instruments and other writings pertaining to such Debtor’s contracts or the performance thereof, all of the foregoing to be certified upon request of the Administrative Agent by an authorized officer of such Debtor;

(g) it will not change its state of incorporation, formation or organization, as applicable without providing thirty (30) days prior written notice to the Administrative Agent;

(h) it will not change its name without providing thirty (30) days prior written notice to the Administrative Agent;

(i) it shall, except as permitted by Section 8.2.6 or Section 8.2.7 of the Credit Agreement, preserve its current existence as a corporation, partnership or a limited liability company, as applicable, and shall not (i) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not a Debtor, or (ii) sell all or substantially all of its assets;

(j) if such Debtor shall at any time acquire a commercial tort claim with a value in excess of $250,000, as defined in the Code, the Debtor shall immediately notify the Administrative Agent in a writing signed by such Debtor of the details thereof and grant to the Administrative Agent for the benefit of itself, the Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product in such writing a security interest therein and in the Proceeds thereof, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent and such writing shall constitute a supplement to Schedule B hereto;

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(k) it hereby authorizes the Administrative Agent to, at any time and from time to time, file in any one or more jurisdictions financing statements that describe the Collateral, together with continuation statements thereof and amendments thereto, without the signature of such Debtor and which contain any information required by the Code or any other applicable statute applicable to such jurisdiction for the sufficiency or filing office acceptance of any financing statements, continuation statements, or amendments. Each Debtor agrees to furnish any such information to the Administrative Agent promptly upon request. Any such financing statements, continuation statements, or amendments may be signed by Administrative Agent on behalf of such Debtor if the Administrative Agent so elects and may be filed at any time in any jurisdiction; and

(l) it shall at any time and from time to time take such steps as are necessary to ensure the continued perfection of the Administrative Agent’s and the Lenders’ security interest in the Collateral with the same priority required hereby and the preservation of its rights therein.

6. Each Debtor assumes full responsibility for taking any and all necessary steps to preserve the Administrative Agent’s and the Lenders’ rights with respect to the Collateral against all Persons other than anyone asserting rights in respect of a Permitted Lien.

7. (a) The Administrative Agent hereby disclaims any representation or warranty to the other Lenders concerning the perfection of the liens and security interests granted hereunder or in the value of any of the Collateral.

(b) The Administrative Agent shall apply the net proceeds of any action taken by it, after deducting all reasonable costs and expenses of every kind incurred in connection with or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Administrative or the rights of the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in the order set forth in the Indenture, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Debtor.

8. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither any Lender nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Debtor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Debtor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct nor shall it be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, except for their own gross negligence or willful misconduct.

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9. Notwithstanding anything to the contrary herein, the following provisions shall govern the Administrative Agent’s rights, powers, obligations and duties under this Agreement:

(a) Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement or such other Loan Documents, and no implied covenants, functions or responsibilities shall be read into this Agreement or otherwise exist against Administrative Agent.

(b) Notwithstanding anything herein to the contrary, in no event shall the Administrative Agent have any obligation to inquire or investigate as to the correctness, veracity, or content of any instruction received from any other Loan Documents. In no event shall the Administrative Agent have any liability in respect of any such instruction received by it and relied on with respect to any action or omission taken pursuant thereto.

(c) With respect to the Administrative Agent’s duties under this Agreement or any of the Loan Documents, the Administrative Agent may act through its attorneys, accountants, experts and such other professionals as the Administrative Agent deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

(d) Neither the Administrative Agent nor any of its experts, officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any of the Loan Documents (except for its gross negligence or willful misconduct), or (ii) responsible in any manner for any recitals, statements, representations or warranties (other than its own recitals, statements, representations or warranties) made in this Agreement or any of the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any of the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the Loan Documents or for any failure of the Debtors or any other Person to perform their obligations hereunder and thereunder. The Administrative Agent shall not be under any obligation to any Person to ascertain or to inquire as to (i) the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Loan Documents or to inspect the properties, books or records of the Debtors, (ii) whether or not any representation or warranty made by any Person in connection with this Agreement or any Loan Documents is true, (iii) the performance by any Person of its obligations under this Agreement or any of the Loan Documents or (iv) the breach of or default by any Person of its obligations under this Agreement or any of the Loan Documents.

(e) The Administrative Agent shall not be bound to (i) account to any Person for any sum or the profit element of any sum received for its own account; (ii) disclose to any other Person any information relating to the Person if such disclosure would, or might, constitute a breach of any law or regulation or be otherwise actionable at the suit of any Person;

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(iii) be under any fiduciary duties or obligations other than those for which express provision is made in this Agreement or in any of the other Loan Documents to which it is a party; or (iv) be required to take any action that it believes, based on advice of counsel, is in conflict with any applicable law, this Agreement or any of the other Loan Documents, or any order of any court or administrative agency.

10. The pledge, security interests and other Liens and the Obligation of each Debtor hereunder shall not be discharged until Payment in Full of the Secured Obligations, or as otherwise occurring upon the sale of inventory in the ordinary course of business. The pledge, security interests, and other Liens and the Obligations of each Debtor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by Administrative Agent, or any other obligor on any of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Debtor or which would otherwise operate as a discharge of the Debtor as a matter of law or equity. Without limiting the generality of the foregoing, each Debtor hereby consents to, and the pledge, security interests, and other Liens given by such Debtor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:

(a) Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Secured Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or any other Person with respect thereto;

(b) Any increase, decrease, or change in the amount, nature, type or purpose of any of the Secured Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Secured Obligations;

(c) Any failure to assert any breach of or default under any Loan Document or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against any Debtor or any other Person under or in connection with any Loan Document or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Debtor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Secured Obligations) to other Obligations, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;

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(d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Administrative Agent or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Collateral). As used in this Agreement, “direct or indirect security” for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;

(e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the existing structure or existence of, any Debtor or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Debtor or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Administrative Agent or the Debtor or by any other Person in connection with any such proceeding;

(f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Debtor or any other Person with respect to any Loan Document or any of the Secured Obligations; or any discharge by operation of law or release of any Debtor or any other Person from the performance or observance of any Loan Document or any of the Secured Obligations; or

(g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including each Debtor, excepting only full, strict, and indefeasible payment and performance of the Secured Obligations in full.

11. Each Debtor hereby waives any and all defenses which such Debtor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and each Debtor hereby waives any defense to or limitation on its Obligations under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding section hereof. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Debtor hereby further waives each of the following:

(a) All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against such Debtor, including the following: any notice of any event or circumstance described in the immediately preceding section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of the Debtors or any other

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Person to comply with any Loan Document or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Debtors or any other Person;

(b) Any right to any marshalling of assets, to the filing of any claim against such Debtor or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Debtor or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that such Debtor receive notice of any such acceptance; and

(c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of the Collateral for any of the Secured Obligations), which results in denial or impairment of the right of the Administrative Agent to seek a deficiency against such Debtor or any other Person or which otherwise discharges or impairs any of the Secured Obligations.

12. (a) At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of any Debtor, the Administrative Agent may at its option take such actions as the Administrative Agent deems appropriate (i) to attach, perfect, continue, preserve and protect the Administrative Agent’s and the Lenders’ security interest in or Lien on the Collateral, (ii) to inspect, audit and verify the Collateral, including reviewing all of each Debtor’s books and records and copying and making excerpts therefrom; provided that prior to an Event of Default or a Potential Default, the same is done with advance notice during normal business hours to the extent access to such Debtor’s premises is required, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the Administrative Agent for the benefit of the Administrative Agent and the Lenders within ten (10) days after demand;

(b) At any time and from time to time after an Event of Default exists and is continuing and without prior notice to or consent of any Debtor, the Administrative Agent may at its option take such action as the Administrative Agent deems appropriate (i) to maintain, repair, protect and insure the Collateral, (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of the Debtors hereunder, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the Administrative Agent for the benefit of the Administrative Agent and the Lenders within ten (10) days after demand.

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13. After there exists any Event of Default under the Credit Agreement:

(a) The Administrative Agent shall have and may exercise all the rights and remedies available to a secured party under the Code in effect at the time, and such other rights and remedies as may be provided at Law and as set forth below, including, without limitation, to take over and collect all of any Debtor’s Receivables and all other Collateral, and to this end each Debtors hereby appoints the Administrative Agent, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require any Debtor to assemble the Collateral and deliver it to the Administrative Agent or to any place designated by the Administrative Agent at the Debtors’ expense, (iii) receive, open and dispose of all mail addressed to any Debtor and notify postal authorities to change the address for delivery thereof to such address as the Administrative Agent may designate, (iv) demand payment of the Receivables, (v) enforce payment of the Receivables by legal proceedings or otherwise, (vi) exercise all of any Debtor’s rights and remedies with respect to the collection of the Receivables, (vii) settle, adjust, compromise, extend or renew the Receivables, (viii) settle, adjust or compromise any legal proceedings brought to collect the Receivables, (ix) to the extent permitted by applicable Law, sell or assign the Receivables upon such terms, for such amounts and at such time or times as the Administrative Agent deems advisable, (x) discharge and release the Receivables, (xi) take control, in any manner, of any item of payment or Proceeds from any account debtor, (xii) prepare, file and sign any Debtor’s name on any proof of claim in Relief Proceeding or similar document against any account debtor, (xiii) prepare, file and sign any Debtor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) do all acts and things necessary, in the Administrative Agent’s sole discretion, to fulfill each Debtor’s obligations to the Administrative Agent or the Lenders under the Credit Agreement, Loan Documents or otherwise, (xv) endorse the name of any Debtor upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Receivables or Inventory, (xvi) use any Debtor’s stationery and sign such Debtor’s name to verifications of the Receivables and notices thereof to account debtors, (xvii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Receivables, Inventory, or other Collateral or proceeds thereof to which any Debtor has access, (xviii) demand, sue for, collect, compromise and give acquittances for any and all Collateral, (xix) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (xx) take such other action as the Administrative Agent may deem appropriate, including extending or modifying the terms of payment of any Debtor’s debtors. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement. To the extent permitted by Law, each Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Administrative Agent pursuant to this Agreement, except claims for physical damage to the Collateral arising from gross negligence or willful misconduct by the Administrative Agent.

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(b) The Administrative Agent shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by Law (it being agreed by the Debtors that, in the absence of any contrary requirement of Law, ten (10) days’ prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Administrative Agent, in its sole discretion, may deem advisable. Such sales may be adjourned from time to time with or without notice. The Administrative Agent shall have the right to conduct such sales on any Debtor’s premises or elsewhere and shall have the right to use any Debtor’s premises without charge for such sales for such time or times as the Administrative Agent may see fit. The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.

(c) Each Debtor, at its cost and expense (including the cost and expense of any of the following referenced consents, approvals, etc.), will promptly execute and deliver or cause the execution and delivery of all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, accreditation, or authorization of any other Official Body or other Person necessary or appropriate for the effective exercise of any rights hereunder or under the other Loan Documents. Without limiting the generality of the foregoing, each Debtor agrees that in the event the Administrative Agent on behalf of itself and/or the Lenders shall exercise its rights hereunder or pursuant to the other Loan Documents, to sell, transfer, or otherwise dispose of, or vote, consent, operate, or take any other action in connection with any of the Collateral, each Debtor shall execute and deliver (or cause to be executed and delivered) all applications, certificates, assignments and other documents that the Administrative Agent requests to facilitate such actions and shall otherwise promptly, fully, and diligently cooperate with the Administrative Agent and any other Persons in making any application for the prior consent or approval of any Official Body or any other Person to the exercise by the Administrative Agent on behalf of itself and/or the Lenders or any such rights relating to all or any of the Collateral. Furthermore, because each Debtor agrees that the remedies at law, of the Administrative Agent on behalf of itself and/or the Lenders, for failure of such Debtor to comply with this subsection (c) would be inadequate, and that any such failure would not be adequately compensable in damages, each Debtor agrees that this Subsection (c) may be specifically enforced.

(d) The Administrative Agent may request, without limiting the rights and remedies of the Administrative Agent on behalf of itself and the Lenders otherwise provided hereunder and under the other Loan Documents, that each Debtor do any of the following: (i) give the Administrative Agent on behalf of itself and the Lenders specific assignments of the accounts receivable of the Debtors after such accounts receivable come into existence, and schedules of such accounts receivable, the form and content of such assignment and schedules to be reasonably satisfactory to Administrative Agent, and (ii) in order to better secure the Administrative Agent on behalf of itself and the Lenders, to the extent permitted by Law, enter into such lockbox agreements and establish such lockbox accounts as the Administrative Agent may require, all at the sole expense of the Debtors and shall direct all payments from all payors due to each Debtor, to such lockbox accounts.

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14. The Lien on and security interest in the Collateral granted to and created in favor of the Administrative Agent by this Agreement shall be for the benefit of the Administrative Agent and the Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product. Each of the rights, privileges, and remedies provided to the Administrative Agent hereunder or otherwise by Law with respect to the Collateral shall be exercised by the Administrative Agent only for its own benefit and the benefit of the Lenders and for the benefit of any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, and any of the Collateral or Proceeds thereof held or realized upon at any time by the Administrative Agent shall be applied as set forth in Section 9.2.4 [Application of Proceeds] of the Credit Agreement. Each Debtor shall remain liable to the Administrative Agent and the Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product for and shall pay to the Administrative Agent for the benefit of itself and the Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product any deficiency which may remain after such sale or collection.

15. If the Administrative Agent repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof because of the occurrence of an Event of Default, then to the extent it is commercially reasonable for the Administrative Agent to store any Collateral on any premises of any Debtor, such Debtor hereby agrees to lease to the Administrative Agent on a month-to-month tenancy for a period not to exceed ninety (90) days at the Administrative Agent’s election, at a rental rate equal to One Dollar ($1.00) per month (if such Debtor owns the premises), and at the current rental rate per month (if such Debtor leases the premises), the premises on which the Collateral is located; provided it is located on premises owned or leased by such Debtor.

16. Upon Payment in Full of the Secured Obligations, the expiration of all Commitments and Letters of Credit, and termination of the Credit Agreement, this Agreement shall terminate and be of no further force and effect, and the Administrative Agent shall thereupon promptly return to such Debtor such of the Collateral and such other documents delivered by the Debtor or obtained by the Administrative Agent hereunder as may then be in the Administrative Agent’s possession, subject to the rights of third parties. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

17. No failure or delay on the part of the Administrative Agent in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Administrative Agent hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. All waivers under this Agreement must be in writing. The rights and remedies of the Administrative Agent under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Administrative Agent may enforce any one or more remedies hereunder successively or concurrently at its option.

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18. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

19. Each Debtor agrees that as of the date hereof, all information contained on the Security Interest Data Summary attached hereto as Schedule A is accurate and complete and contains no material omission or misrepresentation. Each Debtor shall promptly notify the Administrative Agent of any changes in the information set forth thereon.

20. Each Debtor acknowledges that the provisions hereof giving the Administrative Agent rights of access to books, records and information concerning the Collateral and such Debtor’s operations and providing the Administrative Agent access to such Debtor’s premises are intended to afford the Administrative Agent with immediate access to current information concerning the Debtor and its activities, including without limitation, the value, nature and location of the Collateral so that the Administrative Agent can, among other things, make an appropriate determination after the occurrence of an Event of Default, whether and when to exercise its other remedies hereunder and at Law, including, without limitation, instituting a replevin action should the Debtor refuse to turn over any Collateral to the Administrative Agent. Each Debtor further acknowledges that should such Debtor at any time fail to promptly provide such information and access to the Administrative Agent, such Debtor acknowledges that the Administrative Agent would have no adequate remedy at Law to promptly obtain the same. Each Debtor agrees that the provisions hereof may be specifically enforced by the Administrative Agent and waives any claim or defense in any such action or proceeding that the Administrative Agent has an adequate remedy at Law.

21. This Agreement shall be binding upon, and inure to the benefit of, the Administrative Agent, the Lenders and their respective successors and assigns, and the Debtor and each of its respective successors and assigns, except that the Debtors may not assign or transfer its obligations hereunder or any interest herein.

22. This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State excluding its rules relating to conflicts of law.

23. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

24. Each Debtor hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County, in any action or proceeding arising out of or relating to this Agreement, and each Debtor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Debtor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Debtor hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and

15

complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Debtor in care of the Process Agent at the Process Agent’s address, and each Debtor hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Debtor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Debtor further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 21. The Process Agent is the Borrower, with an office on the date hereof as set forth in the Credit Agreement. The Process Agent hereby accepts the appointment of Process Agent by the Debtors and agrees to act as Process Agent on behalf of the Debtors.

25. EXCEPT AS PROHIBITED BY LAW, EACH DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

26. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Debtor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of the signature pages hereof purporting to be signed on behalf of the Debtor shall constitute effective and binding execution and delivery hereof by such Debtor.

27. Intercreditor Agreement.

(a) Notwithstanding anything herein to the contrary, the representations, warranties and covenants made or given by each Debtor pursuant to this Agreement, the liens and security interests granted to the Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent hereunder, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

(b) Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, prior to the Discharge of the Notes Obligations (as defined in the Intercreditor Agreement), any obligation of any Debtor hereunder with respect to the legending, delivery or control of any Collateral that constitutes Notes Priority Collateral (as defined in the Intercreditor Agreement), assignments or arranging for transferees of any Collateral that constitutes Notes Priority Collateral required or requested in connection with the perfection of Administrative Agent’s Liens, and with respect to any requirements to hold amounts paid with respect to Notes Priority Collateral in trust shall be deemed to be satisfied if such Debtor legends, assigns, arranges for transferees, delivers, or provides control of such Notes Priority Collateral to the Notes Agent (as defined in the Intercreditor Agreement, who shall possess or control such Collateral for the benefit of the Noteholders in accordance with the Intercreditor Agreement), or pays such amounts to the Notes Agent to be held in trust, in each case, in

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accordance with the requirements of the corresponding provision of the applicable documents governing the Notes Obligations. Debtor shall not be required to take any action that conflicts with or is prohibited by any provision of the Intercreditor Agreement.

[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE 1 OF 3 TO SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth with the intention that this Agreement constitutes a sealed instrument.

DEBTORS:

ARMSTRONG ENERGY, INC.

By:
Name:	J. Richard Gist
Title:	Senior Vice President, Finance and Administration and Chief Financial Officer

ARMSTRONG COAL COMPANY, INC.

By:
Name:	J. Richard Gist
Title:	Authorized Person

ARMSTRONG ENERGY HOLDINGS, INC.

By:
Name:	J. Richard Gist
Title:	Authorized Person

ARMSTRONG AIR, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

[SIGNATURE PAGE 2 OF 3 TO SECURITY AGREEMENT]

WESTERN LAND COMPANY, LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

WESTERN DIAMOND LLC

By:
Name:	J. Richard Gist
Title:	Authorized Person

[SIGNATURE PAGE 3 OF 3 TO SECURITY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:	Richard S. Munsick
Title:	Senior Vice President

SCHEDULE A

to

SECURITY AGREEMENT

Security Interest Data Summary

1. The chief executive office of Armstrong Energy, Inc. (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.

2. The Debtor’s true and full name is as follows: Armstrong Energy, Inc. The Debtor uses no trade names or fictitious names.

3. The Debtor’s form of organization is as follows: corporation.

4. The Debtor’s state of organization is as follows: Delaware.

5. The Debtor’s organization ID # (if any exists) is as follows: 4222070.

6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.

7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.

8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A

to

SECURITY AGREEMENT

Security Interest Data Summary

1. The chief executive office of Armstrong Coal Company, Inc. (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.

2. The Debtor’s true and full name is as follows: Armstrong Coal Company, Inc. The Debtor uses no trade names or fictitious names.

3. The Debtor’s form of organization is as follows: corporation.

4. The Debtor’s state of organization is as follows: Delaware.

5. The Debtor’s organization ID # (if any exists) is as follows: 4254343.

6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.

7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.

8. All of the Debtor’s real property is located in the following counties:

Muhlenberg County, Kentucky

Ohio County, Kentucky

Union County, Kentucky

Webster County, Kentucky

SCHEDULE A

to

SECURITY AGREEMENT

Security Interest Data Summary

1. The chief executive office of Armstrong Energy Holdings, Inc. (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.

2. The Debtor’s true and full name is as follows: Armstrong Energy Holdings, Inc. The Debtor uses no trade names or fictitious names.

3. The Debtor’s form of organization is as follows: corporation.

4. The Debtor’s state of organization is as follows: Delaware.

5. The Debtor’s organization ID # (if any exists) is as follows: 4259165.

6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.

7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.

8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A

to

SECURITY AGREEMENT

Security Interest Data Summary

1. The chief executive office of Armstrong Air, LLC (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.

2. The Debtor’s true and full name is as follows: Armstrong Air, LLC. The Debtor uses no trade names or fictitious names.

3. The Debtor’s form of organization is as follows: limited liability company.

4. The Debtor’s state of organization is as follows: Delaware.

5. The Debtor’s organization ID # (if any exists) is as follows: 5017358

6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Property that is known as the 2005 Cessna Citation XLS, serial number 560-5596, to be located at a designated hanger within the Spirit of St. Louis Airport, Chesterfield, Missouri.

7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below: N/A.

8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A

to

SECURITY AGREEMENT

Security Interest Data Summary

1. The chief executive office of Western Land Company, LLC (the “Debtor”) is located at: 407 Brown Road, Madisonville, Kentucky 42431.

2. The Debtor’s true and full name is as follows: Western Land Company, LLC. The Debtor uses no trade names or fictitious names.

3. The Debtor’s form of organization is as follows: limited liability company.

4. The Debtor’s state of organization is as follows: Kentucky.

5. The Debtor’s organization ID # (if any exists) is as follows: 0648177.

6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the corporate office located at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.

7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Books and records that are located at the corporate office located at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.

8. All of the Debtor’s real property is located in the following counties:

Muhlenberg County, Kentucky

Ohio County, Kentucky

SCHEDULE A

to

SECURITY AGREEMENT

Security Interest Data Summary

1. The chief executive office of Western Diamond LLC (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.

2. The Debtor’s true and full name is as follows: Western Diamond LLC. The Debtor uses no trade names or fictitious names.

3. The Debtor’s form of organization is as follows: limited liability company.

4. The Debtor’s state of organization is as follows: Nevada.

5. The Debtor’s organization ID # (if any exists) is as follows: E0580292006-4.

6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.

7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.

8. All of the Debtor’s real property is located in the following counties:

Muhlenberg County, Kentucky

Ohio County, Kentucky

SCHEDULE B

TO

SECURITY AGREEMENT)

Commercial Tort Claims

Armstrong Coal Co., Inc. & Armstrong Fabricators, Inc. v. Reuben Shemwell (Case No. 12-CI-00397). Claim for wrongful use of civil proceedings against Reuben Shemwell for filing false claims with MSHA.

EXHIBIT 2.5.1

FORM OF

LOAN REQUEST

TO:	PNC Bank, National Association, as Administrative Agent
PNC Firstside Center - 4th Floor
500 First Avenue
P7-PFSC-04-I
Pittsburgh, PA 15219
Telephone No.: (412) 762 - 6442
Telecopier No.: (412) 762 – 8672
Attn: Agency Services

FROM:	Armstrong Energy, Inc., a Delaware corporation (the “Borrower”).

RE:	Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”), dated as of December 21, 2012, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”).

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

A.	Pursuant to Section 2.5.1 [Revolving Credit Loan Requests] of the Credit Agreement, the Borrower irrevocably requests [check one line under 1.(a) below, as applicable, and fill in blank space next to the line as appropriate]

1(a)	______	A new Revolving Credit Loan, OR

	______	Renewal of the LIBOR Rate Option applicable to an outstanding Revolving Credit Loan originally made on , 20 , OR

	______	Conversion of the Base Rate Option applicable to an outstanding Revolving Credit Loan originally made on , 20 to a Loan to which the LIBOR Rate Option applies, OR

	______	Conversion of the LIBOR Rate Option applicable to an outstanding Revolving Credit Loan originally made on , 20 to a Loan to which the Base Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:

[Check one line under 1.(b) below and fill in blank spaces in line next to line]:

1(b)(i)	______	Under the Base Rate Option. Such Loan shall have a Borrowing Date of , 20 (which date shall be the same Business Day of receipt by the Administrative Agent by 11:00 a.m. eastern time of this Loan Request for making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Interest Period if a Loan to which the LIBOR Rate Option applies is being converted to a Loan to which the Base Rate Option applies).

OR

(ii)	______	Under the LIBOR Rate Option. Such Loan shall have a Borrowing Date of , 20 (which date shall be (i) three (3) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 11:00 a.m. eastern time of this Loan Request for making a new Revolving Credit Loan to which the LIBOR Rate Option applies, renewing a Loan to which the LIBOR Rate Option applies, or converting a Loan to which the Base Rate Option applies to a Loan to which the LIBOR Rate Option applies).

2	Such Loan is in the principal amount of U.S. $ or the principal amount to be renewed or converted is U.S. $

[for Loans under Section 2.5.1 not to be less than $1,000,000 and in increments of $500,000 for each Borrowing Tranche under the LIBOR Rate Option and not to be less than the lesser of $100,000 or the maximum amount available for each Borrowing Tranche under the Base Rate Option.]

3	[Complete blank below if the Borrower is selecting the LIBOR Rate Option]:

Such Loan shall have an Interest Period of one, two, three, or six Month(s) or so long as available from each of the Lenders, nine Month(s):

B

As of the date hereof and the date of making the above-requested Loan (and after giving effect thereto): the Loan Parties and the other Guarantors have performed and complied with all covenants and conditions of such Persons under the Credit Agreement and the other Loan Documents; all of the representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty is true and correct in all respects), except for representations and warranties made as of a specified date (which were true and correct in

2

all material respects, as applicable, as of such date); no Event of Default or Potential Default has occurred and is continuing or exists; the making of such Loan shall not contravene any Law applicable to the Borrower, any other Loan Party, any Subsidiary of the Borrower or of any other Loan Party or any other Guarantor, or any Lender; the making of such Loan shall not cause the Revolving Facility Usage to exceed the Revolving Credit Commitments.

C	Each of the undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:

1	______	Funds to be deposited into a PNC Bank bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $ .

2	______	Funds to be wired per the following wire instructions:
U.S. $ Amount of Wire Transfer
Bank Name:
ABA:
Account Number:
Account Name:
Reference:

3	______	Funds to be wired per the attached Funds Flow (multiple wire transfers).

[SIGNATURE PAGE FOLLOWS]

3

[SIGNATURE PAGE 1 OF 1 TO LOAN REQUEST]

The Borrower certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on             , 20    .

BORROWER:

ARMSTRONG ENERGY, INC.

By:
Name:
Title:

EXHIBIT 2.5.2

FORM OF

SWING LOAN REQUEST

TO:	PNC Bank, National Association, as Administrative Agent
PNC Firstside Center - 4th Floor
500 First Avenue
P7-PFSC-04-I
Pittsburgh, PA 15219
Telephone No.: (412) 762 - 6442
Telecopier No.: (412) 762 – 8672
Attn: Agency Services

FROM:	Armstrong Energy, Inc., a Delaware corporation (the “Borrower”)

RE:	Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”), dated as December 21, 2012, by and among Borrower, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders, (the “Administrative Agent”).

Capitalized terms not otherwise defined herein shall have the respective meanings given to them by the Agreement.

Pursuant to Section 2.5.2 of the Agreement, the Borrower hereby makes the following Swing Loan Request:

1.	Aggregate principal amount of such Swing Loan (may not be less than $(100,000 or the maximum amount available))	U.S. $

2.

Proposed Borrowing Date

(which date shall be on or after the date on which the Administrative Agent receives this Swing Loan Request, with such Swing Loan Request to be received no later than 12:00 noon eastern time on the Borrowing Date)

, 20

3.	As of the date hereof and the date of making the above-requested Swing Loan (and after giving effect thereto): the Loan Parties and the other Guarantors have performed and complied with all covenants and conditions of such Persons under the Credit Agreement and the other Loan Documents; all of the representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty is true and correct in all respects), except for representations and warranties made as of a specified date (which were true and correct in all material respects, as applicable, as of such date); no Event of Default or Potential Default has occurred and is continuing or exists; the making of such Loan shall not contravene any Law applicable to the Borrower, any other Loan Party, any Subsidiary of the Borrower or of any other Loan Party or any other Guarantor, or any Lender; the making of such Loan shall not exceed the Swing Loan Commitment or cause the Revolving Facility Usage to exceed the Revolving Credit Commitments.

4.	Each of the undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:

A	______	Funds to be deposited into a PNC Bank bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $ .

B	______	Funds to be wired per the following wire instructions: U.S. $ Amount of Wire Transfer Bank Name: ABA: Account Number: Account Name: Reference:

C	______	Funds to be wired per the attached Funds Flow (multiple wire transfers).

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE TO SWING LOAN REQUEST]

The Borrower certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on             , 20    .

BORROWER:

ARMSTRONG ENERGY, INC.

By:
Name:
Title:

EXHIBIT 5.9.7(A)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [                    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT 5.9.7(A) - 1

EXHIBIT 5.9.7(B)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [                    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code].

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT 5.9.7(B) - 1

EXHIBIT 5.9.7(C)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [                    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT 5.9.7(C) - 1

EXHIBIT 5.9.7(D)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [                    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT 5.9.7(D) - 1

EXHIBIT 8.3.3

COMPLIANCE CERTIFICATE

This certificate is delivered pursuant to Section 8.3.3 of that certain Credit Agreement dated as of December 21, 2012, as amended (the “Credit Agreement”) by and among ARMSTRONG ENERGY, INC., a Delaware corporation (the “Borrower”), the Lenders party thereto (the “Lenders”), the Guarantors party thereto (the “Guarantors”, and together with the Borrower each individually a “Loan Party”, and collectively, the “Loan Parties”) and PNC Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned officer,                     , the             [Chief Executive Officer, President, Chief Financial Officer, Manager or Controller] of the Borrower, in such capacity does hereby certify on behalf of the Borrower as of the month/quarter/year ended                         , 20            (the “Report Date”), as follows:

(1)	Minimum Fixed Charge Coverage Ratio (Section 8.2.14).[1] As of the Report Date, the Minimum Fixed Charge Coverage Ratio of the Loan Parties and their Subsidiaries is [(insert ratio from Item (1)(C) below)], which ratio is not less than 1.0 to 1.00.

The Fixed Charge Coverage Ratio shall be computed as follows:

(A)   Consolidated EBITDA to Fixed Charges of the Loan Parties and their Subsidiaries, as of the Report Date for the four fiscal quarters then ended, calculated and consolidated in accordance with GAAP as follows:

(i) Consolidated EBITDA, calculated as follows:

(a) net income	$

(b) depreciation	$

(c) depletion	$

(d) amortization	$

[1]	Upon the occurrence of a Liquidity Event, if any Loans are then outstanding or have been outstanding at any time during the preceding twelve (12) months then ended, or if any Loans become outstanding during a Liquidity Event, and continuing until no Liquidity Event exists for thirty (30) consecutive days, the requirements of Section 8.2.14 [Minimum Fixed Charge Coverage Ratio] of the Credit Agreement shall apply.

PNC Bank, National Association, Agent

(e) minority interest	$

(f)     other non-recurring, non-cash charges to net income (including, without limitation, FASB ASC 360-10 writedowns, but excluding any non-cash charge which requires an accrual of, or a cash reserve for, anticipated cash charges for any future period)

$

(g) interest expense	$

(h) non-cash loss on derivative items (SFAS No. 133 and its successors)	$

(i) income tax expense	$

(j) the sum of Items (1)(A)(i)(a) through (1)(A)(i)(i)	$

(k) non-cash gains on derivative items (SFAS No. 133 and its successors)	$

(l) non-recurring, non-cash credits to net income (including, without limitation, the accretion of sales or purchase contracts)	$

(m) the sum of Items (1)(A)(i)(k) and (1)(A)(i)(l)	$

(n) transaction fees and expenses actually paid in on or before March 31, 2013 in connection with the closing of this Loan and the Senior Secured Notes, in an aggregate amount not to exceed $9,000,000

(o) non-cash compensation expenses related to the common stock and other equity securities issued to employees, directors or consultants	$

(p) all cash payments actually made by the Loan Parties relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period	$

(q)    non-cash payments made under any Royalty Agreement to an Affiliate of a Loan Party, solely to the extent such non-cash payments were reductions in net income and not otherwise included in determining Consolidated EBITDA

$

PNC Bank, National Association, Agent

(r)     Consolidated EBITDA related to Permitted Acquisitions calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if the Permitted Acquisitions had been consummated at the beginning of such period

$

(s)    Consolidated EBITDA for any business or assets conveyed or disposed of by the Loan Parties pursuant to Section 8.2.7 of the Credit Agreement, calculated as if such conveyance or disposition had been consummated at the beginning of such period

$

(t) pro-forma Consolidated EBITDA related to Permitted Joint Ventures	$

(u) cash dividends paid by any Permitted Joint Venture to any Loan Party	$

(v)    the sum of Items (1)(A)(i)(j), (1)(A)(i)(n), (1)(A)(i)(o), (1)(A)(i)(q), (1)(A)(i)(r) and (1)(A)(i)(u) minus Items (1)(A)(i)(m), (1)(A)(i)(p), (1)(A)(i)(s) and (1)(A)(i)(t) equals Consolidated EBITDA

$

(B) Fixed Charges of the Loan Parties, as of the Report Date calculated and consolidated in accordance with GAAP as follows:

(i) Maintenance Capex

(a) The product of (1) $2.00 and (2) the total clean tons of Coal produced	$

(b) Total Capital Expenditures	$

(c) Maintenance Capex equals the lesser of Items (1)(B)(i)(a) or (1)(B)(i)(b)	$

(ii) scheduled principal installments on Indebtedness (as adjusted for prepayments)	$

(iii) cash interest payments	$

PNC Bank, National Association, Agent

(iv) dividends	$

(v) cash taxes	$

(vi) Unfinanced Growth Capex, calculated as follows:

(a) Capital Expenditures	$

(b) Maintenance Capex	$

(c) new capital leases	$

(d) Available Cash	$

(e) Item (1)(B)(vi)(a) minus the sum of Items (1)(B)(vi)(b) through (1)(B)(vi)(d) equals Unfinanced Growth Capex	$

(vii) Fixed Charges equals the sum of items (1)(B)(i)(c), Items (1)(B)(ii) through (1)(B)(v) and (1)(B)(vi)(e) (only to the extent such value in Item (1)(B)(vi)(e) is positive)	$

(C) Item (1)(A)(r) divided by Item (1)(B)(vii) equals the Fixed Charge Coverage Ratio for the twelve (12) months then ended.	to 1.00

(2)	Representations, Warranties and Covenants. The representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct on and as of the date of this certificate with the same effect as though such representations and warranties had been made on the date hereof (except representations and warranties which expressly relate solely to an earlier date or time), and the Loan Parties have performed and complied with all covenants and conditions of the Credit Agreement.

(3)	Event of Default or Potential Default. Based on examination sufficient to permit an informed statement, no Event of Default or Potential Default exists as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO COMPLIANCE CERTIFICATE]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this             day of                     , 20            .

ARMSTRONG ENERGY, INC.

By:
Name:
Title: